                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                                 HEMASURE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           The Consideration to be paid to the Company in connection with the Asset Sale described herein is as follows:

                   $10,000,000 in cash at the time of closing;

                   approximately $4,000,000 in cash within 125 days after closing; and

                   up to $12,000,000 in royalty payments during the term of a certain Royalty Agreement described herein.
--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

           Up to $26,000,000
--------------------------------------------------------------------------------

     (5)  Total fee paid:

           $5,200
--------------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials:
     $5,200
    ----------------------------------------------------------------------------

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
           $5,200
--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
           Preliminary Proxy Statement on Schedule 14A and Amendment No. 1 thereto.
--------------------------------------------------------------------------------

     (3)  Filing Party:
          HemaSure Inc.
--------------------------------------------------------------------------------

     (4)  Dates Filed:
          February 23, 2001 and April 10, 2001
--------------------------------------------------------------------------------

      DEFINITIVE PROXY MATERIALS FILED BY HEMASURE INC. ON APRIL 27, 2001


                                 HEMASURE INC.
                                140 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752
                                 (508) 490-9500
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 21, 2001


To: The Stockholders of HemaSure Inc.


     NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of HemaSure Inc., a Delaware corporation, which we refer to as the "COMPANY", will be held on Monday, May 21, 2001 at 10:00 a.m., local time, at Swissotel, One Avenue de Lafayette, Boston, Massachusetts 02111, to consider and act upon the following matters:


     1. To consider and vote upon a proposal to sell substantially all of the Company's non-cash assets (the "ASSET SALE") to Whatman Bioscience Inc., a Massachusetts corporation and a subsidiary of Whatman plc, an English corporation, pursuant to the terms and conditions of an Asset Purchase Agreement, dated as of February 3, 2001 and amended on April 2, 2001 (the "PURCHASE AGREEMENT"), entered into by the foregoing parties. A copy of the Purchase Agreement, as amended, is attached as ANNEX A to the Proxy Statement enclosed herewith.

     2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to change the Company's name to HMSR Inc., (the "CHARTER AMENDMENT"), pursuant to a Certificate of Amendment of the Certificate of Incorporation (the "CERTIFICATE OF AMENDMENT"). Under the terms of the Purchase Agreement, the approval of the Charter Amendment by the Stockholders and the filing by the Company of the Certificate of Amendment with the Secretary of State of the State of Delaware is a condition to the consummation of the Asset Sale. A copy of the Certificate of Amendment is attached as ANNEX B to the Proxy Statement enclosed herewith.

     3. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Additional information relating to these matters is set forth in the accompanying Proxy Statement which should be read carefully and in its entirety.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY HAS DETERMINED THAT EACH OF THE ASSET SALE AND THE CHARTER AMENDMENT IS FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ASSET SALE AND THE PURCHASE AGREEMENT AND "FOR" APPROVAL OF THE CHARTER AMENDMENT AND THE CERTIFICATE OF AMENDMENT.

     The Board of Directors of the Company has fixed the close of business on Thursday, April 5, 2001 as the record date for determining the Stockholders entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. The stock transfer books of the Company will remain open for the purchase and sale of the Company's common stock, par value $0.01 per share.


     The enclosed Proxy Statement is first being sent to the Company's Stockholders on or about April 27, 2001.


     All Stockholders are cordially invited to attend the Special Meeting.

                                      By Order of the Board of Directors,

                                      James B. Murphy
                                      Secretary

Marlborough, Massachusetts

April 27, 2001


     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE REPRESENTATION OF YOUR SHARES AND THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE SPECIAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT ENCLOSED HEREWITH.

      DEFINITIVE PROXY MATERIALS FILED BY HEMASURE INC. ON APRIL 27, 2001


                                 HEMASURE INC.
                                140 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752
                                 (508) 490-9500
                            ------------------------

            PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 21, 2001

                            ------------------------

                                  INTRODUCTION


     This Proxy Statement is being furnished to the stockholders of HemaSure Inc., a Delaware corporation, which we refer to as the "COMPANY," in connection with the solicitation of proxies by the Company's Board of Directors from the holders (the "STOCKHOLDERS") of shares of the common stock, par value $.01 per share (the "SHARES"), of the Company, for use in voting at a Special Meeting of the Stockholders of the Company to be held on Monday, May 21, 2001 at 10:00 a.m., local time, at Swissotel, One Avenue de Lafayette, Boston, Massachusetts 02111, and at any adjournments or postponements thereof. The Shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Special Meeting. You may revoke your proxy and change your vote at any time prior to the commencement of voting at the Special Meeting by delivering to the Company (to the attention of James B. Murphy, the Secretary of the Company) a written notice of revocation or by attending the Special Meeting and voting in person.


     Completion of the Asset Sale and the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware are each conditioned upon, among other things, approval by the affirmative vote of the holders of a majority of the issued and outstanding Shares entitled to vote thereon and the receipt of certain other approvals and consents. The Special Meeting may be postponed or adjourned from time to time until such conditions are satisfied. There can be no assurance that the conditions to the Asset Sale will be satisfied or, where permissible, waived, or that the Asset Sale will be completed. See "THE PURCHASE AGREEMENT -- Conditions to Consummation of the Asset Sale" and "THE SPECIAL MEETING -- Record Date, Voting Rights and Vote Required."

     If the Asset Sale is completed, the Company will sell substantially all of its non-cash assets to Buyer for the CONSIDERATION (as defined in "THE PURCHASE AGREEMENT -- Consideration"). THE STOCKHOLDERS WILL NOT KNOW, AT THE TIME OF THE SPECIAL MEETING, THE TOTAL VALUE OF THE CONSIDERATION. HOWEVER, IF THE ASSET SALE IS CONSUMMATED, IN NO EVENT WILL THE TOTAL VALUE OF THE CONSIDERATION BE LESS THAN $13 MILLION.

NEITHER THE ASSET SALE NOR THE CHARTER AMENDMENT HAS BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


     This Proxy Statement is first being sent to the Company's Stockholders on or about April 27, 2001.

                               SUMMARY TERM SHEET


     The following is a summary of the material terms of the asset sale and the purchase agreement, as amended on April 2, 2001 (which is attached to this proxy statement as ANNEX A), that are described in more detail elsewhere in this proxy statement, and it may not contain all the information that is important to you. To understand the transactions fully, you should read this document in its entirety, as well as the documents that are attached to this proxy statement as ANNEXES A-G. We have included page references in parentheses to direct you to a more complete description of the asset sale and the purchase agreement elsewhere in this proxy statement.



     - PARTIES. (See page 1) The parties to the asset sale and the purchase agreement are HemaSure Inc., Whatman plc, and Whatman BioScience Inc., a wholly-owned subsidiary of Whatman plc.



     - THE ASSET SALE. (See page 12) You are being asked to approve the sale of substantially all of HemaSure's non-cash assets to Whatman BioScience pursuant to the terms of the purchase agreement.



     - CLOSING. (See page 29) The closing of the asset sale is expected to occur if, and as soon after as practicable, the approval and adoption of the purchase agreement by HemaSure's stockholders and the satisfaction or waiver of all of the other conditions to closing set forth in the purchase agreement. Therefore, HemaSure cannot be certain if or when the asset sale will be completed.



     - CONSIDERATION. (See page 29) The consideration to be received by HemaSure for the asset sale will consist of a minimum of $13 million as follows:


       - $10 million in cash to be paid to HemaSure at the closing; and

       - a cash reimbursement payment to HemaSure for its net operating expenses from November 1, 2000 through the closing date; this reimbursement payment will be at least $3 million and HemaSure expects that it will be approximately $4 million; HemaSure also expects this amount to be paid to HemaSure in the second or third quarter of 2001;


     - CONTINGENT ROYALTY PAYMENT. (See pages 29 and 37) In addition to the consideration described above, under the terms of the royalty agreement that is attached to this proxy statement as ANNEX D, HemaSure may receive a royalty of 4% on sales by Whatman BioScience or Whatman plc or their affiliates of filtration products using HemaSure's technology. The maximum aggregate amount of this potential royalty payment will be $12 million, subject to the right of Whatman BioScience to reduce this amount for any of the following:



       - any damages assessed against and paid by Whatman BioScience related to the patent infringement litigations brought by Pall Corporation in which HemaSure is a defendant;



       - any monies paid by Whatman BioScience to Pall Corporation as part of any settlement of these litigations, but only if the settlement has been consented to by HemaSure; and



       - any loss, liability, damage or expense of Whatman BioScience or Whatman plc for which HemaSure has a duty to indemnify Whatman BioScience or Whatman plc under Article 10 of the purchase agreement.



     - TERM OF THE ROYALTY AGREEMENT. (See pages 30 and 37) The term of the royalty agreement will end upon the earlier of (i) the date on which all royalty payments paid or payable under the royalty agreement equal $12 million and (ii) twenty years from the date of the royalty agreement.



     - ESCROW. (See pages 30 and 38) In order to secure Whatman BioScience's right to indemnification under the purchase agreement, all royalty payments that would otherwise be paid to HemaSure will be paid by Whatman BioScience into an escrow account established for the benefit of

       HemaSure, pursuant to an escrow agreement that is substantially in the form of Exhibit 1 to the royalty agreement (see page D-15), until the Pall litigations have been resolved.


     - ASSETS TO BE SOLD. (See page 30) HemaSure will sell or transfer to Whatman BioScience substantially all of the non-cash assets owned, leased or operated by HemaSure on the closing date, except for those assets set forth on ANNEX G-3.



     - LIABILITIES OF HEMASURE TO BE ASSUMED BY WHATMAN BIOSCIENCE. (See pages 30-31) Upon the completion of the asset sale, Whatman BioScience will assume and be liable for outstanding known commitments of HemaSure of approximately $933,000. Whatman BioScience also will assume all unknown or contingent liabilities of HemaSure existing on the closing date (other than the retained liabilities described below) which cannot be quantified or estimated with any reasonable certainty.



     - LIABILITIES TO BE RETAINED BY HEMASURE.  (See pages 24 and
       31-32) Following the completion of the asset sale, HemaSure will retain outstanding known liabilities of approximately $3.3 million. HemaSure also will retain certain unknown or contingent liabilities which cannot be quantified or estimated with any reasonable certainty.



     - CONDITIONS TO CONSUMMATION OF THE ASSET SALE. (See pages 32-33) The obligations of the parties to complete the Asset Sale are subject to a number of conditions, including, among others, the approval by HemaSure's stockholders of the asset sale and the amendment of HemaSure's certificate of incorporation.



     - INDEMNIFICATION. (See page 35) If the asset sale is completed, HemaSure will indemnify Whatman BioScience and Whatman plc, and Whatman BioScience and Whatman plc will each separately indemnify HemaSure, for damages that might arise in connection with the asset sale. Generally, no party will be liable for indemnification until the total of all indemnified losses exceeds $125,000 and then only for the amount in excess of $125,000, up to a maximum liability of $4,000,000.



     - RIGHTS TO TERMINATE THE PURCHASE AGREEMENT AND BREAK-UP FEE. (See pages 35-36) HemaSure may have the right to terminate the purchase agreement under various circumstances, including if its board of directors determines that its failure to terminate the purchase agreement could be expected to be a breach of its fiduciary duties under applicable law. However, if HemaSure terminates the purchase agreement for this reason, HemaSure would be required to pay Whatman BioScience a fee of $500,000. Also, either party may terminate the purchase agreement if the asset sale has not been completed by May 31, 2001.



     - GUARANTEE OF WHATMAN PLC. (See page 36) Whatman plc will unconditionally guarantee the prompt and complete payment of all consideration to be paid by Whatman BioScience to HemaSure in connection with the asset sale.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, commonly known as the EXCHANGE ACT, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission, commonly known as the COMMISSION, or the SEC. Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Any interested party may obtain copies of such material at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Company files information electronically with the Commission, and the Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO THE COMPANY HAS BEEN SUPPLIED BY THE COMPANY, AND ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO BUYER AND PARENT HAS BEEN SUPPLIED BY PARENT. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY, BUYER OR PARENT SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Any information contained in the enclosed Proxy Statement not concerning historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. These statements include, but are not limited to, those relating to the completion of the Asset Sale, the total Consideration to be received by the Company therefrom, estimates of retained and assumed liabilities and the prospects for the Company following completion of the Asset Sale. The cautionary statements set forth in this Proxy Statement identify important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Certain statements under the captions "SUMMARY TERM SHEET" and "SUMMARY," and elsewhere in this Proxy Statement constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks and uncertainties which may cause the actual results, performance and achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

     Information on the potential factors that could affect the Company's actual results of operations are included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
SUMMARY TERM SHEET..........................................      i
AVAILABLE INFORMATION.......................................    iii
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS...........    iii
SUMMARY.....................................................      1
  The Company...............................................      1
  Buyer and Parent..........................................      1
  Certain Effects of the Asset Sale.........................      1
  Federal Income Tax Consequences...........................      1
  Failure to Consummate the Asset Sale......................      1
  Recommendation of the Board...............................      2
  Opinion of Company's Financial Advisor....................      2
  Non-Competition Agreement.................................      2
  The Special Meeting.......................................      2
     Date, Time and Place...................................      2
     Purpose................................................      2
     Record Date; Stockholders Entitled to Vote.............      3
     Quorum; Vote Required..................................      3
     Proxies................................................      3
  The Charter Amendment.....................................      3
     General................................................      3
     Recommendation of the Board............................      3
  Interests of Certain Persons in the Asset Sale; Potential
     Conflicts of Interest..................................      4
     Stock Options..........................................      4
     Employment by Buyer of Former Company Employees........      4
     Gambro Distribution Agreement..........................      4
  Stockholders' Rights of Appraisal.........................      5
  Selected Consolidated Financial Data of the Company.......      5
  Pro Forma Financial Information...........................      6

THE SPECIAL MEETING.........................................     10
  Date, Time and Place; Purpose of the Meeting..............     10
  Record Date, Voting Rights and Vote Required..............     10
  Proxies...................................................     10
  Stockholders' Rights of Appraisal.........................     11

THE ASSET SALE..............................................     12
  Background of the Asset Sale..............................     12
     The Company's Business.................................     12
     American Red Cross and Gambro BCT......................     12
     The Board's Review of Strategic Alternatives...........     13
  Recommendation of the Board; Fairness of the Asset Sale...     16
  Opinion of the Company's Financial Advisor................     18
     Analysis of Selected Public Companies..................     20
     Analysis of Selected Precedent Transactions............     22
     Discounted Cash Flow Analysis..........................     23
     Other Factors..........................................     23
     Miscellaneous..........................................     23

                                                              PAGE
                                                              -----
  Certain Effects of the Asset Sale.........................     23
  Federal Income Tax Consequences...........................     25
  Interests of Certain Persons in the Asset Sale; Potential
     Conflicts of Interest..................................     25
     Stock Options..........................................     26
     Employment by Buyer of Former Company Employees........     27
     Gambro Distribution Agreement..........................     28

THE PURCHASE AGREEMENT......................................     29
  Closing...................................................     29
  Consideration.............................................     29
  Assets to be Sold.........................................     30
  Excluded Assets...........................................     30
  Liabilities of the Company to be Assumed by Buyer.........     30
  Liabilities Being Retained by the Company.................     31
  Certain Representations and Warranties....................     32
  Conditions to Consummation of the Asset Sale..............     32
  Certain Covenants.........................................     34
  Certain Other Covenants...................................     34
  Indemnification...........................................     35
  Termination...............................................     35
  Parent Guarantee..........................................     36

RELATED AGREEMENTS..........................................     37

THE ROYALTY AGREEMENT.......................................     37
  General...................................................     37
  Royalty Payments..........................................     37
  Right of Offset...........................................     37
  Escrow....................................................     38
  Parent Guarantee..........................................     38

THE NON-COMPETITION AGREEMENT...............................     38
  General...................................................     38
  Restrictions and Restricted Period........................     38

REGULATORY MATTERS..........................................     39
  HSR Act...................................................     39
  Other Foreign Regulatory Matters..........................     39

CERTAIN INFORMATION CONCERNING THE COMPANY..................     39
  The Company...............................................     39
  Directors and Executive Officers..........................     39
  Certain Relationships and Related Transactions with
     Directors and Officers.................................     41

CERTAIN INFORMATION CONCERNING BUYER AND PARENT.............     43
  Parent....................................................     43
  Buyer.....................................................     43

FEES AND EXPENSES...........................................     44

MARKET PRICES AND DIVIDENDS.................................     44
  Market for the Company's Common Equity....................     44
  Dividends.................................................     44

                                                              PAGE
                                                              -----
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................     45

OTHER BUSINESS..............................................     46

INDEPENDENT ACCOUNTANTS.....................................     46

LIST OF ANNEXES
ANNEX A Asset Purchase Agreement............................    A-1
ANNEX B Certificate of Amendment............................    B-1
ANNEX C Opinion of UBS Warburg LLC..........................    C-1
ANNEX D Royalty Agreement...................................    D-1
ANNEX E Non-Competition Agreement...........................    E-1
ANNEX F December 31, 2000 Form 10-K.........................    F-1
ANNEX F/A December 31, 2000 Form 10-K/A.....................  F/A-1
ANNEX G Certain Purchase Agreement Schedules................    G-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement and is presented herein solely to furnish certain additional introductory information regarding the proposed Asset Sale and the proposed Charter Amendment not contained in the Summary Term Sheet. This Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained, or incorporated by reference, in this Proxy Statement and the Annexes hereto, to which reference is made for a complete statement of the matters discussed below. Stockholders are urged to read this Proxy Statement, including the Annexes hereto, in their entirety and to consider them with care. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in the Proxy Statement.

THE COMPANY

     HemaSure Inc. develops and supplies blood filtration technologies designed to reduce virus-carrying white blood cells (leukocytes) in donated blood to nominal levels in a process known as "leukoreduction". See "CERTAIN INFORMATION CONCERNING THE COMPANY."

BUYER AND PARENT

     Parent is engaged in separations technology, focusing its business on specific segments of the analytical and healthcare markets, and has over 20 business locations in ten countries and employs in excess of 1,000 people worldwide. Parent's common stock is listed and publicly traded on the London Stock Exchange under the symbol "WHM.L." Buyer, a subsidiary of Parent, was created to commercialize Parent's technologies for the isolation, storage and purification of DNA. See "CERTAIN INFORMATION CONCERNING BUYER AND PARENT."

CERTAIN EFFECTS OF THE ASSET SALE

     Upon completion of the Asset Sale, the Company is expected to have approximately $17.0 million in a combination of cash, cash equivalents and marketable securities. This estimation is based upon the amount of the Company's current cash and marketable securities, the Closing Cash Payment to be paid to the Company under the Purchase Agreement, the amount of the Reimbursement Payment estimated to be paid to the Company following the Closing, the Company's expected cash "burn rate" through the Closing Date, and the amount of outstanding liabilities to be retained by the Company after the Closing. The Company's Board of Directors is in the preliminary stages of considering various strategic business combinations and other alternative transactions for the Company following the consummation of the Asset Sale with a view toward further enhancing Stockholder value, which may include, among other alternatives, the merger of the Company with a private or public company or the liquidation or dissolution of the Company. Upon the consummation of the Asset Sale, the Stockholders of the Company will continue their equity interest in the Company as an ongoing concern and therefore will not receive any distribution of the proceeds from the Asset Sale. See "THE ASSET SALE -- Certain Effects of the Asset Sale."

FEDERAL INCOME TAX CONSEQUENCES

     Although the Company expects to recognize taxable gain of approximately $3.5 million as a result of the Asset Sale, the Company does not expect to incur a tax liability, as it believes it has sufficient net operating loss carryforwards and tax credits to offset such expected gain. See "THE ASSET
SALE -- Federal Income Tax Consequences."

FAILURE TO CONSUMMATE THE ASSET SALE

     In the event that the Asset Sale does not occur, the Company will consider other business alternatives, including but not limited to a liquidation of the Company's assets. Given that any proceeds from such liquidation and any other cash on hand would be first used to pay the Company's creditors and outstanding payables, and given the legal requirement imposed under sec.278 of the Delaware General Corporation Law that the Company continue as a corporate body for the purposes of prosecuting and defending lawsuits and of settling and closing its business and otherwise winding up its affairs for a term of three years or such longer period as the Delaware Court of Chancery may in its discretion direct, there is no assurance as to when, if ever, any proceeds from a liquidation would be distributed to the Company's Stockholders. In certain instances, if the Purchase Agreement is terminated, the Company would be required to pay certain fees to Buyer. See "THE PURCHASE AGREEMENT -- Termination."

RECOMMENDATION OF THE BOARD


     The Board of Directors believes that the Asset Sale and the Purchase Agreement are fair to the Company and its stockholders. (For a description of the factors considered by the Board of Directors in arriving at this determination, see pages 16-18.) The Board unanimously recommends that the stockholders vote "FOR" approval of the Asset Sale and adoption of the Purchase Agreement.


OPINION OF COMPANY'S FINANCIAL ADVISOR

     The Company engaged UBS Warburg LLC ("UBS WARBURG") as its exclusive financial advisor in connection with the potential sale, transfer or other disposition of all or a significant portion of the Company's assets, business or securities. At the February 3, 2001 meeting of the Board of Directors held to evaluate the Asset Sale, UBS Warburg delivered to the Board of Directors an oral opinion (which opinion was confirmed by delivery of a written opinion dated the same date) as to the fairness, from a financial point of view, to the Company of the Consideration to be received by the Company in connection with the Asset Sale. The full text of UBS Warburg's written opinion dated February 3, 2001 is attached as ANNEX C to this Proxy Statement. We encourage you to read this opinion, and the summary of such opinion under the caption "THE ASSET
SALE -- Opinion of the Company's Financial Advisor," carefully in their entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. UBS WARBURG'S OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE ASSET SALE.

NON-COMPETITION AGREEMENT

     As an inducement to Buyer and Parent to enter into the Purchase Agreement, each of the Company and Sepracor Inc., a Delaware corporation and a principal stockholder of the Company, have agreed to enter into a Non-Competition Agreement with Buyer and Parent on the Closing Date, substantially in the form of ANNEX E to this Proxy Statement. Under the terms of the Non-Competition Agreement, each of the Company and Sepracor will, for a period of five years from the date of the Non-Competition Agreement, agree not to engage in, or assist, solicit or encourage any other person in, any activity anywhere in the world which involves the sale of products for the reduction of leukocytes in blood, nor to solicit, encourage or induce any employee of Buyer or Parent to leave his or her employment or hire or engage any person for a six-month period following the conclusion of such person's employment by Buyer or Parent. Notwithstanding the foregoing, the Company and Sepracor are not prohibited from, and will not be deemed to have breached the Non-Competition Agreement as a result of, owning, as a passive investment, less than five percent of the outstanding shares of capital stock of any publicly-traded corporation. See "THE NON-COMPETITION AGREEMENT."

THE SPECIAL MEETING


     Date, Time and Place. The Special Meeting of Stockholders of the Company will be held on Monday, May 21, 2001 at 10:00 a.m., local time, at Swissotel, One Avenue de Lafayette, Boston, Massachusetts 02111, and at any adjournments or postponements thereof.


     Purpose. At the Special Meeting, the Company's Stockholders will be asked to consider and vote upon (i) a proposal to approve the Asset Sale and the Purchase Agreement, pursuant to which, among other things, the Company will sell substantially all of its non-cash assets to Buyer and Buyer will assume the liabilities of the Company, with certain exceptions as defined in the Purchase Agreement; (ii) a proposal to approve the Charter Amendment, pursuant to which the name of the Company will be changed to HMSR Inc., and to approve and authorize the Board of Directors to file the Certificate of

Amendment with the Secretary of State of the State of Delaware; and (iii) any such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. See "THE SPECIAL MEETING -- Date, Time and Place; Purpose of the Special Meeting."

     Record Date; Stockholders Entitled to Vote. Only holders of record of Shares issued and outstanding at the close of business on April 5, 2001, which we refer to as the "RECORD DATE", are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, 18,891,897 Shares were issued and outstanding and were held by approximately 150 holders of record, which Shares constituted the only issued and outstanding class of voting securities of the Company. See "THE SPECIAL MEETING -- Record Date, Voting Rights and Vote Required."

     Quorum; Vote Required. The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the Shares entitled to vote on the Asset Sale, or 9,445,949 Shares, will constitute a quorum at the Special Meeting. Approval of each proposal to be voted on at the Special Meeting requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon, or 9,445,949 Shares. See "THE SPECIAL
MEETING -- Record Date, Voting Rights and Vote Required."

     Proxies. The enclosed proxy provides that, with respect to each proposal to be voted on at the Special Meeting, each Stockholder of the Company may specify that his or her Shares be voted "for" or "against" approval of such proposal or that the proxy holder be directed to "abstain" from voting with respect thereto. If properly executed and returned in time for the Special Meeting, the enclosed proxy will be voted in accordance with the choice specified. If a properly executed proxy is returned, but no choice is specified with respect to any proposal, the Shares will be voted "FOR" approval of such proposal. Votes cast against the approval of any proposal will not be voted in favor of any adjournment(s) of the Special Meeting for the purpose of additional solicitation of approval of such proposal. Any Stockholder who executes and returns a proxy may revoke it at any time before it is voted at the Special Meeting by (i) delivering to James B. Murphy, the Secretary of the Company, at the Company's principal offices before the Special Meeting an instrument of revocation bearing a later date or time than the date or time of the proxy being revoked; (ii) submitting to James B. Murphy, the Secretary of the Company, a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Special Meeting. A Stockholder's attendance at the Special Meeting will not by itself revoke a proxy previously given by such Stockholder. See "THE SPECIAL MEETING -- Proxies."


     To date, no stockholder of the Company has indicated how he, she or it intends to vote on the proposals to be voted on at the Special Meeting. On March 5, 2001, Gambro Inc. granted to the Company an irrevocable proxy to vote its 5,165,343 Shares at the Special Meeting. See page 46. There is no assurance whether or not any or all of the proposals will be approved.


THE CHARTER AMENDMENT

     General. As part of the assets of the Company being sold to Buyer under the Asset Sale, Buyer is acquiring all of the Company's right, title and interest in and to the name "HemaSure." A condition to the consummation of the Asset Sale, among others, is the approval by the Stockholders of the amendment of the Company's Certificate of Incorporation to change the Company's name to HMSR Inc. (the "CHARTER AMENDMENT") pursuant to a Certificate of Amendment of the Certificate of Incorporation (the "CERTIFICATE OF AMENDMENT") and the filing by the Company of the Certificate of Amendment with the Secretary of State of the State of Delaware. A copy of the Certificate of Amendment is attached as ANNEX B to this Proxy Statement.

     Recommendation of the Board. The Board of Directors, by a unanimous written consent dated February 3, 2001, authorized and approved, subject to Stockholder approval, among other things, the Charter Amendment and the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, determined that each of the Charter Amendment and the Certificate of Amendment is fair to and in the best interests of the Company and its Stockholders, and determined to recommend to the Stockholders that they vote for approval of the Charter Amendment and the Certificate of Amendment. See "THE ASSET
SALE -- Recommendation of the Board; Fairness of the Asset Sale."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE CHARTER AMENDMENT AND THE CERTIFICATE OF AMENDMENT.

INTERESTS OF CERTAIN PERSONS IN THE ASSET SALE; POTENTIAL CONFLICTS OF INTEREST

     Certain members of the Company's management and Board of Directors and certain other insiders of the Company may be deemed to have certain interests in the Asset Sale that are in addition to their interests as Stockholders of the Company generally. The Board of Directors was aware of these interests when it considered and approved the Asset Sale and the Purchase Agreement. For a more detailed description of all benefits to be received by the directors, executive officers and insiders of the Company, see "THE ASSET SALE -- Interests of Certain Persons in the Asset Sale; Potential Conflicts of Interest."

     Stock Options. All issued but unvested options under the Company's 1994 Stock Option Plan, which we refer to as the "STOCK OPTION PLAN", and the Company's 1994 Director Option Plan, which we refer to as the "DIRECTOR OPTION PLAN", will vest immediately upon the consummation of the Asset Sale, and will terminate unless exercised within 90 days after the holder of any such options ceases to be a director, employee, advisor or consultant of the Company. In addition, on February 5, 2001, Justin C. Doheny, a member of the Company's Board of Directors, and Edward C. Wood, a former member of the Board of Directors, each received 75,000 stock options under the Stock Option Plan at the fair market value of the Company's common stock on the date of the grant in connection with extraordinary services provided to the Company in connection with the Asset Sale and the Company's strategic plans thereafter. For a description of the outstanding options held by the executive officers, directors and insiders of the Company that will vest as a result of or in connection with the Asset Sale, and for a description of the options issued to, and the services provided by, Messrs. Doheny and Wood, see "THE ASSET SALE -- Interests of Certain Persons in the Asset Sale; Potential Conflicts of Interest -- Stock Options."

     Employment by Buyer of Former Company Employees. As part of the Asset Sale, Buyer will retain substantially all of the Company's personnel associated with the Company's business. In particular, following the consummation of the Asset Sale, (1) John F. McGuire, III, the Company's President and Chief Executive Officer, will become Head of Buyer; (2) James B. Murphy, the Company's Senior Vice President and Chief Financial Officer, will become Chief Financial Officer of Buyer; and (3) Peter C. Sutcliffe, the Company's Vice President and Chief Operating Officer, will become Chief Operating Officer of Buyer. Each of Messrs. McGuire, Murphy and Sutcliffe will continue to provide part-time services to the Company following the consummation of the Asset Sale for a specified period of time to assist with the transition of the Company's business, and will be paid certain lump sum and salary payments by the Company during that time. See "THE ASSET SALE -- Interests of Certain Persons in the Asset Sale; Potential Conflicts of Interest -- Employment by Buyer of Former Company Employees."

     Gambro Distribution Agreement. Gambro Inc. ("GAMBRO") beneficially owned approximately 27% of the issued and outstanding Shares as of the Record Date. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Additionally, the Company and Gambro are parties to a certain Amended and Restated Exclusive Distribution Agreement (the "GAMBRO DISTRIBUTION AGREEMENT") dated as of May 3, 1999. In November 2000, the Company was notified by Gambro of its purported termination of the Gambro Distribution Agreement. On March 5, 2001, the Company and Gambro entered into a Termination and Release Agreement, pursuant to which (i) the Gambro Distribution Agreement was deemed terminated effective November 21, 2000, (ii) the parties mutually released each other from all further obligations and liabilities, except with respect to confidentiality and indemnities related to product liability and patent infringement, and (iii) Gambro returned 1,011,692 Shares of the Company's common stock with a then fair market value of approximately $332,000 as consideration for the Company's inventory of products bearing Gambro's company name. See "THE ASSET
SALE -- Interests of Certain Persons in the Asset Sale; Potential Conflicts of Interest -- Gambro Distribution Agreement."

STOCKHOLDERS' RIGHTS OF APPRAISAL

     Under the Delaware General Corporation Law, the Stockholders of the Company are not entitled to any appraisal rights or dissenters' rights in connection with the Asset Sale or any other matter to be acted upon at the Special Meeting.

SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY


     The following table sets forth selected consolidated financial data of the Company for each of the five years ended December 31, 2000, 1999, 1998, 1997 and 1996. The year-end data have been derived from, should be read in conjunction with, and are qualified in their entirety by, the audited consolidated financial statements of the Company, including the notes thereto, for such periods, as contained in the Company's Form 10-Ks for the periods ended December 31, 2000, 1999, 1998, 1997 and 1996. The Company's December 31, 2000 Form 10-K and Form 10-K/A are attached to this Proxy Statement as ANNEX F and ANNEX F/A, respectively.


                                                                YEAR ENDED DECEMBER 31,
                                                --------------------------------------------------------
                                                  1996        1997        1998        1999        2000
                                                --------    --------    --------    --------    --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues......................................  $    779    $  2,357    $     25    $    805    $  3,219
Costs and expenses:
  Cost of products sold.......................     3,785       4,158         657       2,408       9,095
  Cost of collaborative research and
    development...............................        41          --          --          --          --
  Research and development....................     6,128       3,577       3,794       2,681       4,450
  Legal expense related to patents............       744         506       3,340       1,361       1,134
  Selling, general and administrative.........     7,325       4,458       4,201       3,728       4,191
  Other operating.............................        --          --          --          --         425
  Restructuring charge........................        --       1,215          --          --          --
                                                --------    --------    --------    --------    --------
  Total costs and expenses....................    18,023      13,914      11,992      10,178      19,295
                                                --------    --------    --------    --------    --------
Loss from operations..........................   (17,244)    (11,557)    (11,967)     (9,373)    (16,076)
Other (expense) income........................     1,394       1,673        (203)     (1,292)       (147)
                                                --------    --------    --------    --------    --------
Net loss from continuing operations...........   (15,850)     (9,884)    (12,170)    (10,665)    (16,223)
                                                --------    --------    --------    --------    --------
Discontinued operations:
  Loss from operations of discontinued
    business..................................    (9,550)         --          --          --          --
  Loss on disposal of discontinued business...   (15,198)         --          --          --          --
                                                --------    --------    --------    --------    --------
Net loss......................................  $(40,598)   $ (9,884)   $(12,170)   $(10,665)   $(16,223)
                                                ========    ========    ========    ========    ========
Net loss per share of common stock-basic and
  diluted:
  Net loss from continuing operations.........  $  (1.97)   $  (1.22)   $  (1.35)   $  (0.77)   $  (0.85)
  Loss from operations of discontinued
    business..................................     (1.18)         --          --          --          --
  Loss on disposal of discontinued business...     (1.88)         --          --          --          --
                                                --------    --------    --------    --------    --------
  Net loss....................................  $  (5.03)   $  (1.22)   $  (1.35)   $  (0.77)   $  (0.85)
                                                ========    ========    ========    ========    ========
Weighted average number of shares of common
  stock outstanding -- basic and diluted......     8,069       8,127       9,025      13,766      19,046

                                                                       AT DECEMBER 31,
                                                     ---------------------------------------------------
                                                      1996       1997       1998       1999       2000
                                                     -------    -------    -------    -------    -------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Cash and marketable securities.....................  $16,724    $ 8,156    $ 1,827    $ 5,243    $ 8,678
Working capital....................................   14,844      6,071         37       (327)    (9,234)
Total assets.......................................   20,560     10,607      5,655      9,090     13,158
Capital lease obligations long-term................      525        289         68         --         --
Notes payable long-term............................       --         72      5,073         43          9
Convertible subordinated note payable long-term....    8,687      8,687         --         --         --
Stockholders' equity (deficit).....................    7,929     (1,467)    (2,832)     1,227     11,115

PRO FORMA FINANCIAL INFORMATION

     In February 2001, the Company entered into the Purchase Agreement with Buyer, pursuant to which the Buyer agreed to purchase substantially all of the Company's assets, except for cash, cash equivalents and marketable securities, and to assume the liabilities of the Company, with certain exceptions as defined in the Purchase Agreement.

     The Consideration consists of the $10 million Closing Cash Payment, plus the cash Reimbursement Payment which effectively covers the net change in cash from the ongoing operations of the Company's business from November 1, 2000 through the Closing Date, which Reimbursement Payment currently is expected to be approximately $4 million, of which $2.2 million had been incurred by the Company as of December 31, 2000. Also, in addition to the Consideration described above, the Company may receive a contingent Royalty Payment on sales of filtration products utilizing the Company's technology being acquired by Buyer, up to a maximum aggregate royalty of $12 million.

     Set forth below is the Pro Forma Balance Sheet of the Company as of December 31, 2000, which was prepared as if the Asset Sale had been consummated as of that date. A Pro Forma Statement of Operations has not been prepared. However, the effect on operations of the Company for the year ended December 31, 2000 if the Asset Sale had been effective January 1, 2000 has been described in
Note 2 below.

     The Pro Forma Financial Information should be read in conjunction with the Company's historical Consolidated Financial Statements and notes thereto appearing at ANNEX F to this Proxy Statement. The Pro Forma Financial Information set forth below is presented for informational purposes only and is not necessarily indicative of the results that would have actually occurred had the Asset Sale been consummated as of the dates presented or the results that may occur in the future.

                                 HEMASURE INC.
                           PRO FORMA BALANCE SHEET(1)

                       (DOLLARS IN THOUSANDS, UNAUDITED)

                                                                AS OF        PROFORMA      PROFORMA
                                                              12/31/2000    ADJUSTMENTS    RESULTS
                                                              ----------    -----------    --------
ASSETS
Current assets:
  Cash and cash equivalents.................................      3,215       12,200        15,415
  Marketable securities.....................................      5,463           --         5,463
  Accounts receivable.......................................        121           --           121
  Inventories...............................................      2,285       (2,285)           --
  Deferred financing costs..................................         --           --            --
  Prepaid expenses and other current assets.................        184          (37)          147
  Total current assets......................................     11,268        9,878        21,146
Property and equipment, net.................................      1,850       (1,850)           --
Other assets................................................         40          (40)           --
    Total assets............................................     13,158        7,988        21,146
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................        611           --           611
  Accrued expenses..........................................      1,389        2,331         3,720
  Current portion of notes payable..........................         34          (34)           --
  Current portion of capital lease obligations..............         --           --            --
  Total current liabilities.................................      2,034        2,297         4,331
Notes payable...............................................          9           (9)           --
  Total liabilities.........................................      2,043        2,288         4,331
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued or outstanding
  Common stock, $0.01 par value, 35,000 shares authorized,
    19,904 and 15,823 shares issued and outstanding at
    December 31, 2000 and December 31, 1999 respectively....        199           --           199
  Additional paid-in capital................................    112,311           --       112,311
  Accumulated deficit.......................................   (101,395)       5,700       (95,695)
  Total stockholders' equity................................     11,115        5,700        16,815
    Total liabilities and stockholders' equity..............     13,158        7,988        21,146

 The accompanying notes to the Pro Forma Financial Information are an integral part of these statements.

     Notes to the Pro Forma Balance Sheet:

     (1) Reflected in the Pro Forma Balance Sheet is the following:

        - Cash and cash equivalents -- Includes the $10 million Closing Cash Payment to be paid at the Closing of the Asset Sale plus an estimated $2.2 million cash Reimbursement Payment which effectively covers the net change in cash from the ongoing operations of the Company's business from November 1, 2000 through December 31, 2000 (the assumed Closing Date of the Asset Sale for the purpose of the above Pro Forma Balance Sheet), consistent with the terms of the Purchase Agreement.

        - Accounts receivable -- This amount will be part of the Reimbursement Payment, consistent with the terms of the Purchase Agreement. The Company will collect this amount within 125 days after consummation of the Asset Sale.

        - Inventories -- The Buyer will purchase all of the Company's inventories.

        - Prepaid expenses and other current assets -- The Buyer will purchase $37,000 representing prepaid medical insurance costs.

        - Property and equipment, net -- Property and equipment, net will be purchased by the Buyer.

        - Other assets -- The Buyer will purchase certain deposits to the landlord of the Company's leased facility.

        - Accounts payable -- This amount will be part of the Reimbursement Payment, consistent with the terms of the Purchase Agreement. The Company will pay this amount after consummation of the Asset Sale.

        - Accrued expenses -- The adjustment amount represents an estimate for costs and expenses required to complete the Asset Sale but not yet incurred or accrued as of December 31, 2000. This includes $750,000 for financial advisory services, $680,000 in one-time retention settlement charges and $870,000 for legal, accounting and other costs.

        - Current portion of notes payable -- The Buyer will assume the current portion of notes payable.

        - Note Payable -- The Buyer will assume the notes payable.

        - Accumulated deficit -- Reflected in Accumulated deficit as adjusted is an estimated gain from the Asset Sale of $3.5 million plus the Reimbursement Payment of $2.2 million, which effectively covers the net change in cash from the ongoing operations of the Company's business from November 1, 2000 through December 31, 2000 (the assumed Closing Date of the Asset Sale for the purpose of the above Pro Form Balance Sheet), consistent with the terms of the Purchase Agreement.

     (2) The Asset Sale involves the sale of substantially all of the Company's non-cash assets to Buyer. The resulting Company will effectively be a shell company with only cash, cash equivalents and marketable securities, and will have no intangible assets or ongoing business operations. The Company will incur only costs and expenses associated with maintaining the public company shell and efforts to complete a reverse merger transaction or other strategic alliance with a potential business partner. These costs and expenses are difficult to estimate at this time as they are dependent on the quality of the potential business partners identified and the time required to negotiate and complete a final agreement.

         The unaudited pro forma narrative income statement for the year ended December 31, 2000, as if the Asset Sale was effective January 1, 2000, would reflect all of the revenue and expenses associated with the Company's only business operation being eliminated. The only remaining costs on a pro forma basis relate to maintaining an ongoing publicly held shell company of approximately $300,000 and costs expended to identify potential business partner candidates of $350,000, including approximately $170,000 in salaries for existing Company management expected to assist in the completion of a merger with a potential business partner. The costs associated with identifying potential business partner candidates will continue until such time as an agreement with such a partner is completed or the Company decides to abandon such efforts. These costs are offset by net other income of approximately $450,000 after giving effect to interest income from the investment of the Consideration received from the Asset Sale resulting in a net loss on a pro forma basis of approximately $200,000 or $0.01 loss per share on 19,046,000 weighted average shares outstanding -- basic and diluted, which has not changed as a result of this transaction.

     Upon the closing of the Asset Sale, the Company will retain known liabilities of approximately $1,000,000, consisting of (i) approximately $675,000 payable to employees in connection with their employment with the Company (see "Interests of Certain Persons in the Asset Sale; Potential Conflicts of Interest -- Employment by Buyer of Former Company Employees") and
(ii) approximately $350,000 payable to the Company's financial advisor for services provided. In addition, the Company will retain estimated liabilities of approximately $900,000, consisting of (i) an estimated $600,000 in connection with the Company's efforts to complete a termination and release agreement with the American Red Cross (see "THE PURCHASE AGREEMENT -- Liabilities Being Retained by the Company"); (ii) approximately $125,000 payable for consulting services in connection with potential business transactions involving the Company following the consummation of the Asset Sale; (iii) approximately $100,000 payable to the Company's outside attorneys for services rendered related to the Asset Sale; (iv) approximately $15,000 payable to Edward C. Wood for consulting services provided to the Company in connection with the Asset Sale, (iv) approximately $10,000 payable to the Company's accountants for accounting services provided to the Company in connection with the Asset Sale;
(v) approximately $47,000 for other ongoing services provided to the Company in connection with the completion of the Asset Sale; and (vi) approximately $3,000 in connection with a workers' compensation claim against the Company. The Company will also retain certain contingent or unknown liabilities that cannot be quantified or estimated with any reasonable certainty.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE; PURPOSE OF THE MEETING


     This Proxy Statement is being furnished to the holders of Shares as of the Record Date in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting to be held on Monday, May 21, 2001 at 10:00 a.m., local time, at Swissotel, One Avenue de Lafayette, Boston, Massachusetts 02111, and at any adjournments or postponements thereof. At the Special Meeting, holders of Shares as of the Record Date will be asked to consider and vote upon (1) a proposal to approve the Asset Sale and the Purchase Agreement, pursuant to which, among other things, the Company will sell substantially all of its non-cash assets to Buyer and will receive from Buyer the Consideration (see "THE ASSET SALE" and "THE PURCHASE AGREEMENT"), (2) a proposal to approve the Charter Amendment and the Certificate of Amendment, pursuant to which the name of the Company will be changed to HMSR Inc. (see "SUMMARY -- The Charter Amendment"), and (3) such other matters as may properly come before the Special Meeting.


     THE BOARD OF DIRECTORS UNANIMOUSLY HAS DETERMINED THAT EACH OF (1) THE ASSET SALE AND THE PURCHASE AGREEMENT AND (2) THE CHARTER AMENDMENT AND THE CERTIFICATE OF AMENDMENT IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF EACH OF THE FOREGOING PROPOSALS.

RECORD DATE, VOTING RIGHTS AND VOTE REQUIRED

     The Board of Directors has fixed the close of business on April 5, 2001 as the Record Date for the determination of holders of Shares entitled to notice of, and to vote at, the Special Meeting. Only holders of record of Shares at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, 18,891,897 Shares were issued and outstanding and were held by approximately 150 holders of record. The Shares are the only outstanding class of voting securities of the Company, and each Share is entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting. Votes may be cast at the Special Meeting in person or by properly executed proxy. See "THE SPECIAL MEETING -- Proxies."

     The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the Shares entitled to vote on any matter is necessary to constitute a quorum with respect to such matter at the Special Meeting. Abstentions of Shares that are present at the Special Meeting and broker non-votes (i.e., Shares held by brokers in street name that are not entitled to a vote at the Special Meeting due to the absence of specific instructions from the beneficial owners of such Shares) are counted for the purpose of determining the presence of a quorum for the transaction of business. If a quorum is not present at the Special Meeting, the Stockholders who are present and entitled to vote at the Special Meeting may, by majority vote, adjourn the Special Meeting from time to time without notice or other announcement until a quorum is present.

     Approval of any matter which properly may come before the Special Meeting requires, pursuant to applicable Delaware law, the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon. In determining whether any such matter has received the requisite number of votes under applicable Delaware law, abstentions and broker non-votes will be counted and will have the same effect as a vote AGAINST approval of such matter.

     THE BOARD OF DIRECTORS ENCOURAGES YOU TO VOTE "FOR" THE APPROVAL OF EACH OF THE PROPOSALS TO BE VOTED UPON AT THE SPECIAL MEETING, INCLUDING BUT NOT LIMITED TO THE ASSET SALE AND THE CHARTER AMENDMENT, BY SIGNING AND RETURNING THE ENCLOSED PROXY OR BY ATTENDING THE SPECIAL MEETING.

PROXIES

     This Proxy Statement is being furnished to holders of Shares as of the Record Date in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting. If a Stockholder does not return a properly executed proxy, and does not attend the Special Meeting, such Stockholder's Shares will not be voted, which will have the same effect as a vote against approval of any matter which may properly come before the Special Meeting, including but not limited to the Asset Sale and the Charter Amendment. If properly signed and returned, the proxy will authorize the persons named as proxy to vote on the matters referred to therein. Shares represented by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. It is not expected that any matter other than those referred to herein will be brought before the Special Meeting; however, if other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters. EXECUTED PROXIES THAT CONTAIN NO INSTRUCTIONS TO THE CONTRARY WILL BE VOTED "FOR" APPROVAL OF ANY MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING. STOCKHOLDERS ARE URGED TO MARK THE RELEVANT BOXES ON THE PROXY TO INDICATE HOW THEIR SHARES ARE TO BE VOTED.

     Any Stockholder who executes and returns a proxy may revoke it at any time before it is voted at the Special Meeting by (i) delivering to James B. Murphy, the Secretary of the Company, at the Company's principal offices before the Special Meeting, an instrument of revocation bearing a later date or time than the date or time of the proxy being revoked; (ii) submitting to James B. Murphy, the Secretary of the Company, a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Special Meeting. A Stockholder's attendance at the Special Meeting will not by itself revoke a proxy previously given by such Stockholder.

     The Special Meeting may be adjourned or postponed by the Company for any reason. If a quorum is not obtained, or if fewer Shares are likely to be voted in favor of approval of any matter properly before the Special Meeting than the number required for approval of such matter, the Special Meeting may be adjourned for the purpose of obtaining additional proxies or votes. The Special Meeting may also be adjourned or postponed in order to obtain necessary regulatory approvals. Votes cast against the approval of any matter will not be voted in favor of any adjournment of the Special Meeting for the purpose of additional solicitation of approval of such matter. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which theretofore have been effectively revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     This solicitation of proxies is being made by the Board of Directors acting on behalf of the Company, and is being paid for by the Company. Besides this solicitation by mail, our directors, officers and other employees may solicit proxies. Such persons will not receive any additional compensation for assisting in the solicitation. We also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material. We may also retain the services of a proxy solicitation agent, an information agent and/or a mailing service to distribute proxy materials, for which the Company would not pay more than $10,000.

     To date, no stockholder of the Company has indicated how he, she or it intends to vote on the proposals to be voted on at the Special Meeting. On March 5, 2001, Gambro Inc. granted to the Company an irrevocable proxy to vote its 5,165,343 Shares at the Special Meeting. There is no assurance whether or not any or all of the proposals will be approved.

STOCKHOLDERS' RIGHTS OF APPRAISAL

     Under the Delaware General Corporation Law, the Stockholders of the Company are not entitled to any appraisal rights or dissenters' rights in connection with the Asset Sale or any other matter to be acted upon at the Special Meeting.

                                 THE ASSET SALE

BACKGROUND OF THE ASSET SALE

     At a special meeting of the Board of Directors held on February 3, 2001, the Board of Directors unanimously determined that each of the Asset Sale and the Purchase Agreement is fair to and in the best interests of the Company and its Stockholders, approved the Purchase Agreement and the transactions contemplated thereby, and determined to recommend to the Stockholders of the Company that they vote "FOR" approval of the Asset Sale and the Purchase Agreement. See "-- Recommendation of the Board; Fairness of the Asset Sale," "-- Interests of Certain Persons in the Asset Sale; Potential Conflicts of Interest" and "CERTAIN INFORMATION CONCERNING BUYER AND PARENT." The following discussion sets forth certain information relating to the background of the Asset Sale.

  The Company's Business

     The Company has been marketing a blood filtration device, the r\LS(R) Red Blood Cell Filtration System, which we refer to as the "r\LS SYSTEM", since May 1999. The Company's blood filtration technologies are designed to reduce virus-carrying white blood cells (leukocytes) in donated blood to nominal levels (a process known as "leukoreduction"). It is the Company's understanding that Buyer and Parent believe there to exist synergies between their business and the business of the Company, and that the acquisition of the Company's business is consistent with their strategic planning. For example, because Parent manufactures filter media used in leukoreduction - a critical component that the Company buys from third parties - Buyer and Parent believe they may realize significant cost savings. Moreover, because of Parent's financial condition as compared to the Company's, Buyer and Parent may be in a better financial position than the Company to address and resolve the problems experienced by the Company's product described below.

  American Red Cross and Gambro BCT

     In April 2000, the Company was notified, and issued a press release stating, that the American Red Cross, the Company's largest customer, was suspending use of the Company's r\LS System pending the outcome of an investigation of approximately 25 non-critical adverse reactions reported to the Company from about 14 patients out of approximately 150,000 units of blood transfused utilizing the r\LS System. The patients involved with these reactions were primarily hematology or oncology patients who had received multiple transfusions. The reaction rate was less than .02 percent, and generally involved pain in the back, head or neck area. In September 2000, the Company was notified, and issued a press release stating, that the American Red Cross had terminated the supply contract for the r\LS System after completion of its investigation of the adverse patient reactions. An extensive epidemiological study conducted by the American Red Cross in close coordination with the Company did not point out a specific problem with the r\LS filter that caused the reactions, but also failed to exonerate the filter. The extended period of time taken to prove that product changes would resolve the problem was cited by the American Red Cross as the reason for the termination of the contract.

     The Company has not sold any of its filters to the American Red Cross since it suspended the use of the r\LS System product in April 2000, and the Company does not anticipate selling any filters to the American Red Cross in the near future. Unless the Company is able to determine the cause of the reactions, effect improvements to the r\LS filter that would eliminate them and achieve commercial acceptance of the r\LS System with the American Red Cross and other customers, it is questionable whether any such sales will be made in the future.

     The Company has effected certain product modifications related to the filter media, a membrane based part of the blood filter device. Currently the Company is in the process of conducting verification and validation procedures of the production process improvements. The Company expects to conduct these verification and validation procedures over the next 6 to 8 weeks. Should the procedures prove successful, the Company would then begin manufacturing product for sale. Should the procedure not be successful, the Company would evaluate alternative production process improvements, which could take several months to complete. There can be no assurance that the verification and validation procedures currently being conducted will be successful or that the Company would be able to identify successful alternatives. Further, certain companies have asked the Company to provide them with price quotes for a basic filtration device to use in their own applications. None of these price requests have resulted in a contract to supply such product or an order for the product. At this time, the Company is unable to determine when or if such requests will result in such an order or supply contract. To date, less than $200,000 of the approximate $7 million in blood related filter product revenues from the inception of the Company has resulted from OEM requests.

     In November 2000, the Company was notified by Gambro BCT of its purported termination of its agreement with the Company to be the exclusive distributor of the r\LS System. This distribution agreement provides that Gambro BCT will distribute the r\LS System on a worldwide basis, that the Company will develop additional products for use in Gambro BCT's automated blood component equipment and that Gambro BCT will pay the costs and expenses associated with the defense of intellectual property claims made against the Company and Gambro BCT by Pall Corporation. Gambro BCT cited the American Red Cross's termination of its supply contract with the Company and the Company's limited sales, high cash burn rate and limited access to additional financing sources as the general rationale for its purported termination. On March 5, 2001, the Company and Gambro entered into a Termination and Release Agreement, pursuant to which (i) the Distribution Agreement was deemed terminated effective November 21, 2000, (ii) the parties mutually released each other from all further obligations and liabilities, except with respect to confidentiality and indemnities related to product liability and patent infringement, and (iii) Gambro returned 1,011,692 Shares of the Company's common stock with a then fair market value of approximately $332,000 as consideration for the Company's inventory of products bearing Gambro's company name.

     The Company depended on the American Red Cross and Gambro BCT for a substantial portion of its product sales. The American Red Cross and Gambro BCT represented 90% and 10%, 66% and 33%, and 53% and 0%, respectively, of its total revenues during the first quarter of 2000, and fiscal years 1999 and 1998, respectively. Substantially all of the Company's revenues to date have been derived from sales of its leukoreduction systems to such customer and distributor. The total revenues for the second and third quarters of 2000 aggregated $931,000, all of which was attributable to sales to Gambro BCT, which has ceased distributing the Company's product. The Company does not expect to effect any material sales of the r\LS System in the near future and may not effect any material sales at all in the future.

     These developments have materially and adversely affected the Company's ability to generate revenue in the near term because the Company has no performing supply contracts or distribution agreements to sell its product and it will need to re-establish sales and distribution channels through the Company's own sales force and/or new distributors. In addition, the Company believes its current product, as currently constituted, is less likely to be accepted in the marketplace because of these adverse developments. The Company believes that its existing cash and marketable securities reserves will be sufficient to fund the Company's operations only into the third quarter of 2001. In the future, the Company may be forced to raise additional capital by pursuing strategic partnerships, public or private equity and/or debt financing. The Company can give no assurance that it will be able to obtain these types of financing on terms favorable to the Company, if at all. If the Company fails to generate cash flow or obtain such financing or if other unforeseen circumstances occur, the Company may be unable to complete its efforts to test and improve the r\LS System and continue the Company's current operations as presently conducted, if at all, beyond the third quarter of 2001.

  The Board's Review of Strategic Alternatives

     Beginning in June 2000, the Board of Directors commenced a review of the Company's strategic alternatives in light of the developments described above, its operations, financial condition and future business prospects, and asked Edward C. Wood, then a member of the Board of Directors, to present a summary of these strategic alternatives for presentation to the Board of Directors. These alternatives included (i) seeking financing to complete the Company's product improvements and related testing with a view toward again commencing sales and marketing of the r\LS filter, (ii) pursuing joint venture or other strategic alliances, (iii) seeking to develop or acquire new lines of business and related alternate opportunities, and (iv) the disposition of the Company's business.

     Mr. Wood presented his report at an August 25, 2000 meeting of the Board of Directors. The Board of Directors asked for further updates on points raised in the report and authorized parallel paths of seeking financing and pursuing joint venture and/or strategic alliances. An updated report was presented by Mr. Wood and reviewed by the Board at an October 20, 2000 meeting of the Board of Directors. At this meeting the Board formed a committee of outside directors (directors who are not employees of the Company), consisting of Messrs. Barberich, Doheny and Wood, for the purpose of considering the Company's strategic alternatives and reporting to the Board thereon.

     During this time, several potential strategic partners were approached by the Company, but the Company received little or no favorable response. The Company also explored the feasibility of obtaining additional financing, but without success.

     In September 2000, the Company approached its two principal investors, Sepracor and Gambro, to inquire about additional financing. Both investors stated that they were not interested in making any further investment in the Company. It was the Company's understanding that (i) Sepracor chose not to make such a further investment because its interest in the Company was not of a strategic nature, but rather merely as a stockholder, and (ii) Gambro chose not to make such a further investment because it determined that such an investment would not enhance the value of its strategic interest as the exclusive distributor of the Company's product. Following discussions with its financial advisor, the Company concluded that, without a further investment commitment from the Company's principal investors, obtaining additional financing for the Company on acceptable terms would be difficult. The Company also concluded that the most likely candidates to acquire the Company were companies with which the Company had existing relationships.

     Following these September discussions with the Company's principal investors and its financial advisor, the Company's CEO, John F. McGuire, approached three potential strategic partners, including Parent, to discuss a possible strategic investment in, or acquisition of, the Company. Two of the companies approached by Mr. McGuire were either equivocal or expressed no interest. However, Parent's Chairman, David Smith, expressed an interest to Mr. McGuire in acquiring the Company's business.

     Mr. McGuire approached Parent because the Company and Parent had engaged in prior discussions concerning potential supply arrangements and other potential strategic relationships dating back to 1998. From November 1998 to February 1999, the Company discussed with Parent possible financing or a possible equity investment by Parent, none of which discussions led to fruition. In the Spring of 2000, Parent's Chairman, David Smith, approached the Company to discuss a possible distribution relationship between the parties. In June 2000, a distribution agreement was reached pursuant to which the Company agreed to distribute certain of Parent's genetic sampling products.

     Following Mr. Smith's expression of interest in September 2000 in acquiring the Company's business, a meeting was arranged in early October between Mr. Smith of Parent, Mr. McGuire of the Company, and Timothy J. Barberich, the Company's Chairman of the Board. The meeting took place at Mr. Barberich's office in Marlborough, Massachusetts. During that meeting, the parties discussed generally the basic framework for an acquisition of the Company's non-cash assets involving a cash payment of between $10-12 million, a royalty stream of between $10-15 million, and the payment or reimbursement by Parent of the Company's operating costs beginning on November 1, 2000. In addition, the Company proposed alternative structures for a transaction, including an exchange of the Company's common stock for securities of Parent (e.g., a "stock swap") or for cash. Parent rejected each of these alternatives. In sum, at the conclusion of that early October 2000 meeting, the parties had reached agreement on the basic framework for an acquisition of the Company's non-cash assets, and most of the material terms of such an acquisition. The parties further agreed that the final terms of any transaction would be subject to completion of legal and financial due diligence.

     During the remainder of October 2000, the Company and Parent had further discussions, during which it was agreed that the potential royalty stream payable to the Company would be capped at $12 million, and that Parent or its U.S. subsidiary would assume all liability in connection with the ongoing patent infringement litigation being prosecuted by the Pall Corporation against the Company.

     On November 10, 2000, following further discussions and negotiations regarding the details of the proposed transaction, the Company and Parent executed a non-binding Letter of Intent outlining the material terms of a potential sale of substantially all of the Company's non-cash assets to a U.S. subsidiary of Parent and the assumption by Buyer of the Company's liabilities, with certain exceptions. Among other material terms, the Letter of Intent stated that the consideration to be paid by Parent or its U.S. subsidiary would consist of $10 million in cash. In addition, Parent agreed to pay or reimburse the Company for all of its net operating costs beginning on November 1, 2000, and to pay to the Company a potential royalty stream of up to $12 million based on sales of the Company's technology being acquired in the Asset Sale.

     At a November 11, 2000 meeting of the Board of Directors, the Board, the Company's management, UBS Warburg and the Company's legal counsel reviewed, among other things, possible strategic alternatives available to the Company, including the proposed sale of the Company's non-cash assets to a U.S. subsidiary of Parent pursuant to the terms in the Letter of Intent. Negotiations regarding more detailed terms and conditions of the proposed transaction continued between the Company and Parent throughout November and December 2000.

     On December 1, 2000, the Company and Parent entered into an exclusivity agreement pursuant to which the Company agreed, during the period beginning on December 1, 2000 and ending on December 31, 2000, not to solicit offers or initiate negotiations regarding a possible sale or merger of all or any material part of the Company's business; provided, however, that such exclusivity agreement did not prohibit the Board of Directors from furnishing information, or entering into negotiations, in response to an unsolicited proposal for such a transaction if the Board of Directors determined, upon written opinion of counsel, that the failure to do so could be expected to be a breach of, or be inconsistent with, the Board of Directors' fiduciary duties to the Company or its Stockholders under applicable law.

     In January 2001, the Company was approached by a competitor which expressed general interest in a possible transaction involving the acquisition of the Company. The Company agreed to meet with the competitor to discuss a possible transaction. Following that meeting, the competitor made a preliminary offer to purchase all of the outstanding stock of the Company for approximately
$7 million in cash, following which the Company's business would be discontinued. The Board of Directors determined that the competitor's offer was substantially less favorable to the Company and its Stockholders than the terms being negotiated with Parent given that the competitor's cash offer was $3 million less than Parent's cash offer, without any potential for the Company to realize a future royalty stream from the sale of its technology. Moreover, because the competitor's offer would not maintain the Corporation's public corporate existence, there would be no opportunity for the Company to seek to capitalize on its substantial, but currently unrealizable tax-related assets (primarily net operating losses), currently estimated to total approximately $85 million. After the Company notified the competitor that its offer would need to be enhanced, the competitor did not respond and no further discussions ensued.

     Meanwhile, negotiations continued between the Company and Parent throughout January 2001 and substantial agreement was reached on all of the material terms of the Asset Sale by early February 2001.

     On February 3, 2001, the Board of Directors held a special meeting at which the Company's management, financial advisor and legal counsel were present. At that meeting, UBS Warburg rendered to the Board of Directors an oral opinion (which opinion was confirmed by delivery of a written opinion dated the same date), to the effect that, as of the date of the opinion, and based on and subject to certain assumptions, matters considered and limitations described in the written opinion, the Consideration to be received by the Company from the Asset Sale was fair, from a financial point of view, to the Company. At the conclusion of this meeting, the Board of Directors unanimously (i) determined that the sale of substantially all of the Company's non-cash assets to Buyer pursuant to the terms of the Purchase

Agreement is fair to and in the best interests of the Company and its Stockholders and (ii) approved the Asset Sale and the Purchase Agreement and determined to submit a proposal to the Stockholders to approve the Asset Sale and the Purchase Agreement.

     The Company has retained a consultant to assist the Company in the process of evaluating strategic alternatives following consummation of the Asset Sale. During the approximate two months since the Purchase Agreement was signed, the Company and its consultant have been selectively evaluating and approaching prospective target companies in connection with a potential business combination or other strategic alliance that would take place if and after the Asset Sale is completed. To date, the Company has had preliminary discussions with six companies in the therapeutic and medical device fields. Discussions have been discontinued with three of the companies and are in various preliminary stages of progress with the remaining three, which include the exchange of preliminary due diligence, transaction structuring and pricing valuation information. Two of the companies are developing therapeutics and the other company is developing a drug formulation and manufacturing technology. The Company and its consultant also have identified several other potential candidates for a transaction should discussions with the current candidates prove unsuccessful.


     These discussions are in the preliminary stages, as detailed terms have not been discussed and the due diligence process has yet to start. There is no assurance that the Company will be able to reach agreement on a transaction with any of these potential target companies or what the final terms of such a transaction would consist of. In all events, given due diligence and legal requirements, the Company does not expect to enter into any definitive agreements or letters of intent prior to the Special Meeting, and it is likely that any transaction would not be consummated for at least four months or more following completion of the Asset Sale. However, if the Company determines to enter into any such definitive agreement or letter of intent with any third party prior to the Special Meeting, the Board of Directors will evaluate the materiality of such agreement or letter of intent, as well as any legal requirements to resolicit proxies and the impact that a resolicitation might have on the Company's ability to close the Asset Sale or Buyer's ability to terminate the same.



     Any such business combination or strategic alliance would be subject to the approval of the Company's Stockholders. A vote by any Stockholder in favor of the Asset Sale will not affect such Stockholder's right to vote for or against any such business combination or strategic alliance that might be proposed by the Company in the future.


RECOMMENDATION OF THE BOARD; FAIRNESS OF THE ASSET SALE

     In reaching its determination that each of the Asset Sale and the Purchase Agreement is fair to and in the best interests of the Company and its Stockholders, the Board of Directors consulted with the Company's management and legal counsel and with UBS Warburg. Set forth below are factors that the Board of Directors considered to be most important in reaching this determination and which support the Board or Directors' finding that each of the Asset Sale and the Purchase Agreement is (i) fair to and (ii) in the best interests of the Company and its Stockholders:

          (i) each of the Asset Sale and the Purchase Agreement was agreed to by the Board of Directors only after a thorough review of strategic alternatives and contact with four potential purchasers of the Company's assets or securities, each of which potential strategic alternatives or potential purchasers was rejected or unsuccessful, for the reasons described above (see "-- Background of the Asset Sale -- The Board's Review of Strategic Alternatives");

          (ii) a review of the possible alternatives to a sale of the Company's assets, including the prospects of selling the Company's securities, entering into a merger or strategic alliance, a financial restructuring of the Company, continuing to operate the Company pursuant to management's business plan, the prospects of the Company if it remained independent, the value to the Company's Stockholders of such alternatives and the timing and likelihood of achieving additional value from these alternatives, and the possibility that these alternatives might not lead to a higher present value to the Company or its Stockholders than the Consideration to be received by the Company from the Asset Sale (see "-- Background of the Asset
     Sale -- The Board's Review of Strategic Alternatives");

          (iii) the Company's lack of suppliers or distributors for its r\LS System product (see "-- Background of the Asset Sale -- American Red Cross and Gambro BCT");

          (iv) the limited ability of the Company to obtain additional financing; as discussed above, the Company concluded that, without a further investment commitment from its principal investors, obtaining additional financing on acceptable terms would be difficult (see
     "-- Background of the Asset Sale -- The Board's Review of Strategic Alternatives");

          (v) the Board of Directors' belief that the preservation of the Company's cash and public corporate existence provides the best opportunity to maximize the potential return for the Company's Stockholders; this belief is based on the facts that (i) following the consummation of the proposed Asset Sale, the Company would have cash and marketable securities of approximately $17.0 million which might make the Company's public corporate status an asset, which could potentially result in enhanced future value to the Stockholders, and (ii) a liquidation of the Company would not result in a substantial return of investment to the Stockholders, as a winding up of the Company's affairs would cost approximately $5 million, together with the fact that, under Delaware corporate law, the Company would have to be continued for a period of at least three years for the purpose of, among other things, defending against suits and discharging liabilities;

          (vi) the Board of Directors' review and analysis of the Company's business, operations, financial condition, earnings and prospects, as well as the economic and competitive environments facing the Company, all of which, as a whole, the Board of Directors believed supported its decision to pursue and approve the Asset Sale; this belief was based on the facts that, as discussed above, (i) the Company had lost its primary customer, the American Red Cross, (ii) the Company had lost its exclusive distributor, Gambro, (iii) the Company's only product had been involved in approximately 25 non-critical adverse patient reactions that made it difficult to market, (iv) the Company's cash burn rate and limited financial alternatives meant that the Company would likely eventually run out of money, and (v) the Company was facing larger and better financed competitors, including Baxter Healthcare and Pall Corporation
     (see "-- Background of the Asset Sale");

          (vii) the fact that the nature of the production process improvements being worked on by the Company center around the filter media, a membrane based part of the blood filter device; since its inception, the Company has outsourced this part, and thus the Company is reliant on outside manufacturers for a critical part of the blood filter device;

          (vii) the financial presentation of UBS Warburg, including its opinion as to the fairness, from a financial point of view, to the Company of the Consideration to be received by the Company from the Asset Sale (see
     "-- Opinion of the Company's Financial Advisor");

          (viii) the financial and other terms of the Asset Sale, including the assumption by Buyer of the Company's liabilities (with certain exceptions as described in the Purchase Agreement), including any liabilities associated with the Company's litigation with Pall Corporation (see "THE PURCHASE AGREEMENT -- Liabilities of the Company to be Assumed by Buyer");

          (ix) the Board of Directors' belief that (i) the probability that Buyer will be able to successfully utilize the assets being sold in a manner which will generate revenues sufficient to entitle the Company to receive royalty payments under the terms of the Royalty Agreement during the next five years is greater than (ii) the probability that the Company, if it retained those assets, would be able to utilize them in a manner which would generate an equal or greater amount of income to the Company during the same time period;

          (x) the Board of Directors' belief that the Asset Sale was the best transaction to which Parent and Buyer would agree; this belief was based on the fact that Parent rejected each of the Company's proposals to structure the transaction as either (i) an exchange of securities of Parent for the securities of the Company (e.g., a 'stock swap') due to the fact that Parent had no securities registered for sale in the United States, or (ii) an all cash acquisition by Parent of the securities of the Company (see
     "-- Background of the Transaction -- the Board's Review of Strategic Alternatives");

          (xi) the Purchase Agreement permits the Company to consider proposals from other parties (if required in the exercise of the Board of Directors' fiduciary duties to the Company or its Stockholders based upon the advice of outside legal counsel) to acquire all or a part of the Company's assets or securities and permits the Company to furnish information to and enter into discussions and negotiations with such parties and to terminate the Purchase Agreement, subject to certain conditions, including the payment of certain fees to Buyer (see "THE PURCHASE AGREEMENT -- Termination"); and

          (xii) each of the Asset Sale and the Purchase Agreement was approved unanimously by the Board of Directors.

     Set forth below are certain other material factors that the Board considered in reaching this determination which weighed against the Board of Directors' support of the Asset Sale:

          (i) the possibility that if the Asset Sale were announced but not consummated, the price of the Company's Shares could decline significantly below the current trading price (which reflects, in part, the expectation that a sale of the assets or securities of the Company will be consummated);

          (ii) the terms of the Purchase Agreement that set forth the restrictions on the conduct of the Company's business pending Closing, conditions to Closing and the fees that would become payable by the Company in the event of a termination of the Purchase Agreement under certain circumstances (see "THE PURCHASE AGREEMENT -- Termination");

          (iii) a certain portion of the Consideration to be paid to the Company, specifically the royalties to be paid under the Royalty Agreement, is contingent on various circumstances, including the successful commercialization by Buyer of the products and technology being sold by the Company to Buyer following the Asset Sale, the fact that all royalties payable to the Company will be deposited into escrow pending the conclusion of the Pall Litigation, and the possibility that certain royalties otherwise payable to the Company might be set off against indemnification obligations of the Company to Buyer under the Purchase Agreement (see "THE PURCHASE AGREEMENT -- Consideration"; "THE PURCHASE
     AGREEMENT -- Indemnification"; "THE ROYALTY AGREEMENT"); and

          (iv) under the terms of the Purchase Agreement, the Company retains certain liabilities, as described in the Purchase Agreement, that could materially and adversely affect the Company and its future prospects (see "THE PURCHASE AGREEMENT -- Liabilities Being Retained by the Company").

     The foregoing discussion of the information and factors considered by the Board of Directors sets forth a list of the material factors considered by the Board of Directors, but is not intended to be exhaustive of all factors considered by the Board of Directors. After a careful review of the above factors, and after discussions with the Company's management and its legal and financial advisors, the Board of Directors determined that the above factors, on balance and considered in their entirety, supported the Asset Sale.

     Approval of the Asset Sale and the Purchase Agreement requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon.

     THE BOARD OF DIRECTORS UNANIMOUSLY HAS DETERMINED THAT EACH OF THE ASSET SALE AND THE PURCHASE AGREEMENT IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ASSET SALE AND THE PURCHASE AGREEMENT.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

     UBS Warburg has been the Company's exclusive financial advisor since September 1999 and was requested, in connection with the Asset Sale, to evaluate the fairness, from a financial point of view, to the Company of the Consideration to be received from the Asset Sale.

     On February 3, 2001, at a meeting of the Board of Directors held to evaluate the terms of the Purchase Agreement and the proposed Asset Sale, UBS Warburg delivered to the Board of Directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date, and based on and subject to various assumptions, matters considered and limitations described in the opinion, the Consideration to be received by the Company from the Asset Sale was fair, from a financial point of view, to the Company.

     UBS WARBURG'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE COMPANY OF THE CONSIDERATION TO BE RECEIVED BY THE COMPANY FROM THE ASSET SALE AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE ASSET SALE OR ANY RELATED TRANSACTION. THE OPINION DOES NOT ADDRESS THE COMPANY'S UNDERLYING BUSINESS DECISION TO EFFECT THE ASSET SALE OR CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW TO VOTE WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED ASSET SALE. HOLDERS OF SHARES ARE ENCOURAGED TO READ THIS OPINION, WHICH IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT, CAREFULLY IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY UBS WARBURG.

     In arriving at its opinion, UBS Warburg:

     - reviewed publicly available business and historical financial information relating to the Company's business;

     - reviewed internal financial information and other data relating to the Company's business and its financial prospects, including estimates and financial forecasts prepared by the Company's management, that were provided to or discussed with UBS Warburg by the Company and were not publicly available;

     - conducted discussions with members of the Company's senior management with respect to the Company's business and its financial prospects;

     - reviewed publicly available financial and stock market data with respect to other companies in lines of business that UBS Warburg believed to be generally comparable to the Company's business;

     - compared the financial terms of the transaction with the publicly available financial terms of other transactions which UBS Warburg believed to be generally relevant;

     - reviewed the Purchase Agreement; and

     - conducted other financial studies, analyses and investigations, and considered other information, as UBS Warburg deemed necessary or appropriate.

     In connection with its review, at the Company's direction, UBS Warburg did not assume any responsibility for independent verification of any of the information that UBS Warburg was provided or reviewed for the purpose of its opinion and, with the Company's consent, UBS Warburg relied on that information being complete and accurate in all material respects. In addition, at the Company's direction, UBS Warburg did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of the Company's business, and was not furnished with any evaluation or appraisal. With respect to the financial forecasts and estimates that it reviewed, UBS Warburg assumed, at the Company's direction, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company's business.

     In connection with its engagement, UBS Warburg was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or a part of the Company, and UBS Warburg was not requested to, and did not, participate in the negotiation or structuring of the Asset Sale. UBS Warburg's opinion is necessarily based on economic, monetary, market and other conditions existing, and information available to UBS Warburg, on the date of its opinion. At the Company's direction, UBS Warburg was not asked to, and did not, offer any opinion as to the material terms or obligations of the Purchase Agreement or any related documents, or the form of the Asset Sale. In rendering its opinion, UBS Warburg assumed, at the Company's direction, that each of the Company, Buyer and Parent would comply with all material covenants and agreements set forth in, and other material terms of, the Purchase Agreement and related documents and that the Asset Sale would be validly consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement. Except as described above, the Company imposed no other instructions or limitations on UBS Warburg with respect to the investigations made or the procedures followed by UBS Warburg in rendering its opinion.

     In connection with rendering its opinion to the Company's Board of Directors, UBS Warburg performed a variety of financial analyses which are summarized below. The following summary is not a complete description of all of the analyses performed and factors considered by UBS Warburg in connection with its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the analysis of selected publicly traded companies and the analysis of selected transactions summarized below, no company or transaction used as a comparison is either identical or directly comparable to the Company or the Asset Sale. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

     UBS Warburg believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS Warburg's analyses and opinion. None of the analyses performed by UBS Warburg was assigned greater significance by UBS Warburg than any other. UBS Warburg arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believed that the totality of the factors considered and analyses performed by UBS Warburg in connection with its opinion operated collectively to support UBS Warburg's determination as to the fairness of the Consideration from a financial point of view. UBS Warburg did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

     The estimates of the future performance of the Company's business provided by the Company's management in or underlying UBS Warburg's analyses are not necessarily indicative of future results of values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS Warburg considered industry performance, general business and economic conditions and other matters, many of which are beyond the Company's control. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies actually may be sold.

     The Consideration payable to the Company in the Asset Sale was determined through negotiation between the Company, Buyer and Parent and the decision to enter into the Asset Sale was solely that of the Company's Board of Directors. UBS Warburg's opinion and financial analyses were only one of many factors considered by the Company's Board of Directors in its evaluation of the transaction and should not be viewed as determinative of the views of the Company's Board of Directors or management with respect to the Asset Sale or the Consideration to be received by the Company in the Asset Sale.

     The following is a brief summary of the material financial analyses performed by UBS Warburg and reviewed with the Company's Board of Directors in connection with its opinion dated February 3, 2001. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND UBS WARBURG'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL

ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF UBS WARBURG'S FINANCIAL ANALYSES.

  Analysis of Selected Public Companies

     UBS Warburg compared selected financial information and operating statistics for the Company with corresponding financial information and operating statistics of selected publicly held companies in the biomedical industry with a primary business focus on blood and/or biomaterial product lines and technologies. Based on these characteristics, UBS Warburg selected the following 11 publicly held companies, including companies with a market capitalization of more than $100 million, referred to as mid cap companies, and companies with a market capitalization of less than $100 million, referred to as small cap companies:

     Mid Cap Companies

     - Closure Medical Corporation
     - Haemonetics Corporation
     - Organogenesis Inc.
     - Pall Corporation

     Small Cap Companies

     - Cohesion Technologies, Inc.
     - Cypress Bioscience, Inc.
     - Focal, Inc.
     - Fusion Medical Technologies,Inc.
     - Integra, Inc.
     - LifeCell Corporation
     - ThermoGenesis Corp.

     UBS Warburg reviewed enterprise values, calculated as fully diluted market value, plus debt, plus minority interest, less cash and cash equivalents as multiples of latest 12 months and estimated calendar year 2001 revenue, earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA, and earnings before interest and taxes, commonly known as EBIT. UBS Warburg then compared the multiples derived from the selected companies with corresponding multiples for the Company's business. Multiples for the selected companies were based on closing stock prices on February 2, 2001. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for the business were based on internal estimates of the Company's management. Financial statistics that were not meaningful due to operating losses have been reflected as "nm." This analysis indicated the following implied high, average, median and low enterprise value multiples for the selected companies, as compared to the multiples implied for the Company's business based on the minimum Consideration payable in the Asset Sale of $10 million in cash:

                                                  IMPLIED MULTIPLES OF            IMPLIED MULTIPLES
                                              SELECTED COMPANIES IN BLOOD         FOR THE BUSINESS
                                               AND BIOMATERIAL INDUSTRIES             BASED ON
          ENTERPRISE VALUES               ------------------------------------         MINIMUM
           AS MULTIPLES OF:                HIGH     AVERAGE    MEDIAN     LOW       CONSIDERATION
          -----------------               ------    -------    ------    -----    -----------------
Mid Cap Companies
Revenue
  Latest 12 months....................    48.85x    19.64x     13.53x    2.66x          2.92x
  Estimated calendar year 2001........    18.13x     8.75x      7.21x    2.44x          2.95x
EBITDA
  Latest 12 months....................     13.5x     13.4x      13.4x    13.2x             nm
  Estimated calendar year 2001........     34.2x     19.6x      12.6x    11.9x             nm
EBIT
  Latest 12 months....................     21.6x     19.4x      19.4x    17.1x             nm
  Estimated calendar year 2001........     47.6x     27.5x      19.4x    15.6x             nm
Small Cap Companies
Revenue
  Latest 12 months....................    20.75x    11.63x     14.25x    0.39x          2.92x
  Estimated calendar year 2001........     7.27x     4.23x      4.07x    0.15x          2.95x
EBITDA
  Latest 12 months....................     12.0x     12.0x      12.0x    12.0x             nm
  Estimated calendar year 2001........     20.2x     10.7x      10.7x     1.2x             nm
EBIT
  Latest 12 months....................        nm        nm         nm       nm             nm
  Estimated calendar year 2001........     27.3x     14.6x      14.6x     1.8x             nm

Analysis of Selected Precedent Transactions

     UBS Warburg reviewed the implied enterprise values in selected transactions in the biomedical industry involving companies with a primary business focus on blood and/or biomaterial product lines and technologies and having transaction values of less than $250 million. Based on these characteristics, UBS Warburg selected the following 10 transactions:

                ACQUIROR                                            TARGET
                --------                                            ------
- Perkins Papers Ltd.                          - Wyant Corporation
- dj Orthopaedics, LLC                         - DePuy Orthopaedic Technology, Inc.
- Cosmair Inc. (L'Oreal SA)                    - Carson, Inc.
- Angeion Corp.                                - Medical Graphics Corp.
- Catalytica, Inc.                             - Wyckoff Chemical Co.
- Perbio Science AB (Perstorp AB)              - Endogen, Inc.
- Industrial Rubber Products, Inc.             - Illinois Tool Works - Irathene System Division
- Plexus Corp.                                 - SeaMED Corporation
- Medtronic, Inc.                              - Avecor Cardiovascular Inc.
- Pall Corporation                             - Gelman Sciences, Inc.

     UBS Warburg reviewed enterprise values as multiples of latest 12 months revenue, EBITDA and EBIT. UBS Warburg then compared the implied multiples derived from the selected transactions with corresponding multiples for the Company's business. All multiples were based on publicly available information at the time of announcement of the proposed Asset Sale. Financial statistics that were not meaningful due to operating losses have been reflected as "nm." This analysis indicated the following implied high, average, median and low enterprise value multiples for the selected transactions, as compared to the multiples implied for the Company's business based on the minimum Consideration payable in the Asset Sale of $10 million in cash:

                                        IMPLIED MULTIPLES OF SELECTED
                                          TRANSACTIONS IN BLOOD AND
                                            BIOMATERIAL INDUSTRIES        IMPLIED MULTIPLES OF THE
          ENTERPRISE VALUES            --------------------------------      BUSINESS BASED ON
          AS MULTIPLES OF:             HIGH    AVERAGE   MEDIAN    LOW     MINIMUM CONSIDERATION
          -----------------            -----   -------   ------   -----   ------------------------
Latest 12 months
  Revenue............................  2.20x    1.30x    1.27x    0.28x            2.92x
Latest 12 months
  EBITDA.............................  22.5x    13.1x    10.9x     4.1x               nm
Latest 12 months
  EBIT...............................  69.7x    25.7x    17.4x     4.6x               nm

Discounted Cash Flow Analysis

     UBS Warburg performed an analysis of the present value of the unlevered, after-tax free cash flows that the Company's business could generate over estimated calendar years 2001 through 2005 based on internal estimates of the Company's management. UBS Warburg applied terminal value multiples ranging from 6.0x to 10.0x to the estimated calendar year 2005 EBITDA of the Company's business using discount rates ranging from 25% to 40%. This analysis indicated an implied enterprise reference range for the Company's business of approximately $0.5 million to $11.7 million, as compared to the minimum Consideration payable in the Asset Sale of $10 million in cash.

Other Factors

     In rendering its opinion, UBS Warburg also reviewed and considered other factors for informational purposes, including the historical price performance for the Company common stock and the relationship between movements in the Company common stock, movements in the common stock of selected companies in the blood and biomaterial industries and movements in the NASDAQ.

Miscellaneous

     The Company has agreed to pay UBS Warburg for its financial advisory services upon completion of the Asset Sale an aggregate fee of $750,000. In addition, the Company has agreed to reimburse UBS Warburg for its reasonable expenses, including the fees and disbursements of its counsel, and to indemnify UBS Warburg and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. Since September 1999, UBS Warburg has been the Company's exclusive financial advisor and assisted the Company with its private placement financing which was completed in March 2000, for which services UBS Warburg received customary compensation.

     The Company selected UBS Warburg as its exclusive financial advisor in connection with the Asset Sale because UBS Warburg is an internationally recognized investment banking firm with substantial experience in similar transactions and because of UBS Warburg's knowledge of and experience with the Company and its business. UBS Warburg is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

     In the ordinary course of business, UBS Warburg, its successors and affiliates may actively trade the securities of the Company and Parent for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in these securities.

CERTAIN EFFECTS OF THE ASSET SALE

     At the Closing, (i) Buyer will acquire substantially all of the non-cash assets of the Company; (ii) the Company will receive $10 million in cash; (iii) Buyer will assume the liabilities of the Company, with certain exceptions as described in the Purchase Agreement; and (iv) Buyer will retain all of the Company's personnel associated with the Company's business. At or prior to the Closing, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware, whereby the name of the

Company will be changed to HMSR Inc. All other provisions of the Company's Certificate of Incorporation and By-laws will remain in full force and effect. The Board of Directors of the Company will remain unchanged.

     In addition to the $10 million in cash, the Consideration to be received by the Company from the Asset Sale (1) will include an additional cash payment by Buyer which effectively reimburses the Company for its net operating costs and expenses incurred in connection with the Company's business during the period beginning on November 1, 2000 and ending on the Closing Date, which cash amount will be at least $3 million and is currently expected by the Company to be approximately $4 million and is expected to be paid to the Company in the second or third quarter of 2001; and (2) may include a royalty of 4% on sales by Buyer, Parent or their affiliates of certain filtration products, including products that utilize the Company's technology, up to a total royalty of $12 million, which royalties would be paid to the Company during the term of the Royalty Agreement, subject to certain escrow payments and reductions described in the Royalty Agreement, which include the offset of certain potential liabilities associated with the Company's patent litigation with Pall Corporation that Buyer will assume at the Closing. Accordingly, the total amount of the Consideration to be paid by Buyer to the Company in connection with the Asset Sale will be approximately $13 million to $26 million in cash. Also, under the terms of the Purchase Agreement, Parent will guarantee the Buyer's obligation to pay the Consideration to the Company. See "PURCHASE AGREEMENT -- Consideration;" "PURCHASE AGREEMENT -- Indemnification;" "ROYALTY AGREEMENT."

     Upon the closing of the Asset Sale, the Company will retain known liabilities of approximately $1,000,000, consisting of (i) approximately $675,000 payable to employees in connection with their employment with the Company (see "-- Interests of Certain Persons in the Asset Sale; Potential Conflicts of Interest -- Employment by Buyer of Former Company Employees") and
(ii) approximately $350,000 payable to the Company's financial advisor for services provided.

     In addition, the Company will retain estimated liabilities of approximately $900,000, consisting of (i) an estimated $600,000 in connection with the Company's efforts to complete a termination and release agreement with the American Red Cross (see "THE PURCHASE AGREEMENT -- Liabilities Being Retained by the Company"); (ii) approximately $125,000 payable for consulting services in connection with potential business transactions involving the Company following the consummation of the Asset Sale; (iii) approximately $100,000 payable to the Company's outside attorneys for services rendered related to the Asset Sale;
(iv) approximately $15,000 payable to Edward C. Wood for consulting services provided to the Company in connection with the Asset Sale, (iv) approximately $10,000 payable to the Company's accountants for accounting services provided to the Company in connection with the Asset Sale; (v) approximately $47,000 for other ongoing services provided to the Company in connection with the completion of the Asset Sale; and (vi) approximately $3,000 in connection with a workers' compensation claim against the Company.

     The Company is not currently aware of any other outstanding liability for which it will retain responsibility for payment, performance and/or discharge. However, to the extent than any such liabilities exist, the Company will retain liability for: (i) all liabilities for any tax imposed on the Company incurred and relating to any period prior to the Closing Date; (ii) any account payable of the Company arising prior to the Closing Date; (iii) any and all fees and costs paid to the Company's attorneys in connection with services and expenses rendered prior to November 1, 2000; (iv) any liabilities owed by the Company to the Company's security holders in their capacity as security holders; (v) any liabilities owed by the Company to Gambro, Inc. arising or resulting from its contractual relationship with the Company; and (vi) any liabilities owed by the Company to Sepracor Inc.

     Upon completion of the Asset Sale, the Company will be a shell corporation with no tangible assets, and is expected to have approximately $17.0 million in a combination of cash, cash equivalents and marketable securities. This amount was determined by adding the current cash and marketable securities of the Company as of the middle of January 2001 to the Closing Cash Payment and the estimated amount of the Reimbursement Payment, as anticipated at that date, and then subtracting the known and estimated retained liabilities of the Company following consummation of the Asset Sale, as anticipated at that date. Included in the known and estimated retained liabilities were:

     - the expected liability to the American Red Cross, as described above;

     - the amounts expected to be paid to Messrs. McGuire, Murphy and Sutcliffe, as described above; and

     - the amounts expected to be paid for financial advisory services, legal services, accounting services and consulting services, as described above.

     Upon completion of the Asset Sale, the Company will have no employees, other than Messrs. McGuire, Murphy and Sutcliffe, each of whom will be employed on a part-time basis to assist the Company in its transition phase. The only agreement that the Company will retain under which it expects to have any material liability is its master purchase contract with American Red Cross, with which the Company is currently negotiating a termination and release agreement that could result in a payment to the American Red Cross of an estimated $600,000. The Company's Board of Directors is in the preliminary stages of considering various strategic business combinations and other transactions with a view toward further enhancing Stockholder value following the consummation of the Asset Sale, which may include, among other alternatives, the merger of the Company with a private or public company or the liquidation or dissolution of the Company. There is no assurance, however, that any of these alternatives will be successful. Upon the consummation of the Asset Sale, the Stockholders will continue their equity interest in the Company as an ongoing concern and therefore will not receive any distribution of the proceeds from the Asset Sale.

FEDERAL INCOME TAX CONSEQUENCES

     The Asset Sale is a taxable event to the Company. However, the Company does not expect to incur a tax liability in connection with the Asset Sale, as the Company believes it has sufficient federal and state net operating loss carryforwards and tax credits to offset any gains realized. Generally, the amount of gain or loss to the Company will be measured by the difference between
(1) the sum of the amount of the Consideration and the liabilities assumed by Buyer; and (2) the Company's adjusted tax bases in the assets. In connection with the sale of the Company's non-cash assets, the Company expects to realize a gain of approximately $3.5 million, after deducting all anticipated costs and expenses associated with the Asset Sale.

     The amount of gain was estimated based upon the Closing Cash Payment of $10 million due and payable at the Closing and deducting from such amount the net assets to be sold to Buyer of $4.2 million and costs and expenses associated with completing the Asset Sale of $2.3 million. The foregoing net asset amount was based on the value of the Company's assets and liabilities as of December 31, 2000. The foregoing costs and expenses associated with completing the Asset Sale reflect amounts paid or payable to the current consultants and advisors being used by the Company, based on their existing rates and estimated hours, as well as those costs known to be due and payable as of the date of Closing of the Asset Sale.

     The estimated $4 million Reimbursement Payment due and payable within 125 days of the Closing was not considered in determining the estimated gain because such amount constitutes reimbursement for operating expenses of the Company from November 1, 2000 until the Closing, and not consideration for the assets being sold. In addition, future contingent consideration in the form of royalties which may be payable under the Royalty Agreement was not considered in determining the estimated gain as the amount of such royalties, if any, and the period in which such royalties would be realized, is not determinable at this time.

INTERESTS OF CERTAIN PERSONS IN THE ASSET SALE; POTENTIAL CONFLICTS OF INTEREST

     Certain members of the Company's management, all three current members of the Board of Directors, and other insiders of the Company may be deemed to have certain interests in the Asset Sale that are in addition to their interests as Stockholders of the Company generally. The Board of Directors was aware of these interests when it considered and approved the Asset Sale and the Purchase Agreement and did not believe the nature of these interests required the formation of an independent committee for the purpose of considering alternatives to the Asset Sale that were available to the Company. The Board did, however, form a committee of outside directors (directors who are not employees of the Company) for this purpose. This committee consisted of outside directors Messrs. Barberich and Doheny, and Mr. Wood, a former outside director who, since March 22, 2000, has served the Company as a consultant. This committee of outside directors was responsible for analyzing and evaluating the Company's various potential purchasers and reporting its findings to the Board of Directors, and Mr. Wood served as the liason between the outside directors and Buyer and was primarily responsible for negotiating the terms of the transaction at the direction of and in consultation with the outside directors. In considering the recommendation of the Board of Directors in respect of the Purchase Agreement and the transactions contemplated thereby, the Stockholders of the Company should be aware of these interests which may present actual or potential conflicts of interest with respect to the Asset Sale.

     Stock Options. Under the terms of the Stock Option Plan and the Director Option Plan, all issued but unvested options under these Plans will vest immediately upon the consummation of the Asset Sale, and will terminate unless exercised within 90 days after the holder of any such options ceases to be a director, employee, advisor or consultant of the Company.

     Justin E. Doheny, a member of the Company's Board of Directors, and Edward
C. Wood, a former member of the Board of Directors, have advised the Company with respect to alternatives to the Asset Sale that might be available to the Company and with respect to negotiation and evaluation of the Asset Sale and the Purchase Agreement, and each will continue to advise the Company after the consummation of the Asset Sale with respect to the transition of the Company's business and evaluating the Company's future strategic alternatives with a view toward further enhancing Stockholder value. The Company has determined that these services were and are extraordinary in terms of time spent and the scope of services rendered. Therefore, as compensation for these services, the Board of Directors granted to each of them, as of February 5, 2001 (the date of the public announcement of the execution of the Purchase Agreement), options under the Stock Option Plan to purchase up to 75,000 Shares at an exercise price of $0.7187 (the closing price of the Company's common stock on the date of the grants). These options will vest upon the consummation of the Asset Sale and, upon vesting, may be exercised in accordance with the terms of the Stock Option Plan.

     The following presents the aggregate amount and respective exercise prices of all options held by the executive officers, directors and other insiders of the Company that will vest as a result of or in connection with the Asset Sale:

                                                            NUMBER      EXERCISE
NAME OF OPTION HOLDER                                      OF SHARES     PRICE
---------------------                                      ---------    --------
Timothy J. Barberich.....................................    18,750     $0.6250
                                                              1,500       4.875
                                                              3,000       5.500
Justin E. Doheny.........................................     3,000       1.500
                                                              1,500       4.875
                                                              3,000       5.500
                                                             75,000*     0.7187
John F. McGuire..........................................   200,000       0.625
                                                             80,000       5.625
James B. Murphy..........................................    30,000       0.625
                                                             60,000       1.250
                                                             40,000       5.625

                                                            NUMBER      EXERCISE
NAME OF OPTION HOLDER                                      OF SHARES     PRICE
---------------------                                      ---------    --------
Peter C. Sutcliffe.......................................    25,000       0.625
                                                             60,000       1.250
                                                             40,000       5.625
Edward C. Wood...........................................    75,000*     0.7187

---------------
* granted on February 5, 2001.

     Employment by Buyer of Former Company Employees. As part of the Asset Sale, Buyer will retain substantially all of the Company's personnel associated with the Company's business. In particular, following the consummation of the Asset Sale, (1) John F. McGuire, III, the Company's President and Chief Executive Officer, will become Head of Buyer; (2) James B. Murphy, the Company's Senior Vice President and Chief Financial Officer, will become Finance Director of Buyer; and (3) Peter C. Sutcliffe, the Company's Vice President and Chief Operating Officer, will become Chief Operating Officer of Buyer. The terms of the employment agreements pursuant to which Messrs. McGuire, Murphy and Sutcliffe will be so employed by Buyer are currently being negotiated between Parent and Messrs. McGuire, Murphy and Sutcliffe, respectively. Therefore, the Company does not have information with respect to the final terms of these agreements. However, it is the Company's understanding that there is an agreement in principle that the compensation and benefits to be paid under the terms of these agreements will be comparable to the respective compensation and benefits paid to Messrs. McGuire, Murphy and Sutcliffe, by the Company at the time of closing of the Asset Sale.

     The Company is a party to Senior Management Retention Agreements with each of Messrs. McGuire, Murphy and Sutcliffe, which were entered into on December 7, 15 and 22, 1998, respectively. Pursuant to the terms of these retention agreements, Messrs. McGuire, Murphy and Sutcliffe would be entitled to certain severance payments upon the consummation of the Asset Sale. These severance payments would consist of, (i) for Mr. McGuire, an aggregate amount of 300% of his annual base salary, plus 300% of the aggregate cash bonuses paid or awarded to Mr. McGuire in respect of the four fiscal quarters preceding the consummation of the Asset Sale, and continued health and welfare benefits for a period of 36 months after the consummation of the Asset Sale, and (ii) for each of Messrs. Murphy and Sutcliffe, an aggregate amount of 200% of his annual base salary, plus 200% of the aggregate cash bonuses paid or awarded to such employee in respect of the four fiscal quarters preceding the consummation of the Asset Sale, and continued health and welfare benefits for a period of 36 months after the consummation of the Asset Sale. The Company and Mr. McGuire are also parties to an employment agreement.

     Upon the closing of the Asset Sale, the Company will enter into new employment agreements with each of Messrs. McGuire, Murphy and Sutcliffe, which will supercede, terminate and cancel the Senior Management Retention Agreements and the prior employment agreement between the Company and Mr. McGuire. Pursuant to the new employment agreements, Messrs. McGuire, Murphy and Sutcliffe will continue to provide part-time services to the Company following the consummation of the Asset Sale to assist with the transition of the Company's business. The term of employment under each of these new employment agreements shall commence upon the consummation of the Asset Sale and shall terminate upon the earlier of
(i) 90 days after a merger or consolidation of the Company, (ii) a liquidation or dissolution of the Company, or (iii) 18 months. Upon the execution of these new employment agreements, the Company will make lump sum payments to Messrs. McGuire, Murphy and Sutcliffe in the amounts of $225,000, $135,000 and $146,250, respectively, and will pay them an aggregate salary of $75,000, $45,000 and $48,750, respectively, over the term of their employment. The amounts and the timing of these payments, which are being made as an inducement to each of Messrs. McGuire, Murphy and Sutcliffe to offer their part-time services to the Company following the consummation of the Asset Sale and to forego their respective rights under the Senior Management Retention Agreements, were negotiated by and between the management employees and Edward C. Wood, an outside consultant to the Company and advisor to the Board of Directors. Under the terms of the new employment agreements, all vested and unexercised options held by any of Messrs. McGuire, Murphy and Sutcliffe will terminate within 90 days following the termination of such person's employment with the Company.

     Gambro Distribution Agreement. Gambro beneficially owned approximately 27% of the issued and outstanding Shares as of the Record Date. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT -- Security Ownership of Certain Beneficial Owners." Additionally, the Company and Gambro are parties to the Gambro Distribution Agreement. In November 2000, the Company was notified by Gambro of its purported termination of the Gambro Distribution Agreement. On March 5, 2001, the Company and Gambro entered into a Termination and Release Agreement, pursuant to which (i) the Gambro Distribution Agreement was deemed terminated effective November 21, 2000, (ii) the parties mutually released each other from all further obligations and liabilities, except with respect to confidentiality and indemnities related to product liability and patent infringement, and (iii) Gambro returned 1,011,692 Shares of the Company's common stock with a then fair market value of approximately $332,000 as consideration for the Company's inventory of products bearing Gambro's company name. See "CERTAIN INFORMATION CONCERNING THE COMPANY -- Certain Relationships and Related Transactions with Directors and Officers and Other Affiliates -- Gambro Inc."

                             THE PURCHASE AGREEMENT

     The following is a summary of the material terms of the Purchase Agreement. A copy of the Purchase Agreement is attached as ANNEX A to this Proxy Statement. References to articles and sections herein refer to the corresponding articles and sections in the Purchase Agreement.

CLOSING

     The Closing of the Asset Sale will become effective as of the close of business Eastern Standard Time on the Closing Date. It is currently anticipated that the Closing Date will occur on or as promptly as practicable following the approval of the Asset Sale and the Purchase Agreement by the Stockholders of the Company and the satisfaction or waiver of all of the other conditions set forth in the Purchase Agreement. Accordingly, there can be no assurance as to if or when the Asset Sale will be consummated. If the Closing does not occur on or prior to May 31, 2001, the Purchase Agreement may be terminated by either the Company or Buyer, unless there has been a material breach by such party of its obligations under the Purchase Agreement. See "-- Conditions to Consummation of the Asset Sale" and "-- Termination." See Section 2.6 and Articles 5 and 6.

     Following the completion of the Asset Sale, the Company will be a shell corporation with no tangible assets, and is expected to have approximately $17.0 million in a combination of cash, cash equivalents and marketable securities. Upon completion of the Asset Sale, the Company will have no employees, other than Messrs. John F. McGuire, James B. Murphy and Peter C. Sutcliffe, each of whom will be employed on a part-time basis to assist the Company in its transition phase. The only agreement that the Company will retain under which it expects to have any material liability is its master purchase contract with American Red Cross, with which the Company is currently negotiating a termination and release agreement that could result in a payment to the American Red Cross of an estimated $600,000.

CONSIDERATION

     The Consideration to be paid to the Company under the Purchase Agreement consists of a minimum of $13 MILLION as follows: (1) $10 million in cash, which will be paid to the Company at the Closing; (2) an additional cash payment by Buyer which effectively reimburses the Company for its net operating costs and expenses incurred in connection with the Company's business during the period beginning on November 1, 2000 and ending on the Closing Date, which cash amount will be at least $3 million and is currently expected to be approximately $4 million and is expected to be paid to the Company in the second or third quarter of 2001; and (3) in addition to the consideration above, the Company may receive a contingent royalty of 4% on sales by Buyer, Parent or their affiliates of certain filtration products, including products that utilize the Company's technology, up to a total contingent royalty of $12 million, which royalties would be paid to the Company during the term of the Royalty Agreement, subject to certain escrow payments and reductions described in the Royalty Agreement, which include the offset of certain potential liabilities associated with the Company's patent litigation with Pall Corporation that Buyer will assume at the Closing. Accordingly, the total amount of the Consideration to be paid by Buyer to the Company in connection with the Asset Sale will be approximately $13 million to $26 million in cash, or a combination of cash and common stock of Parent.

     The maximum aggregate amount of the contingent Royalty Payment will be $12 million, subject to the right of Buyer to reduce such payment by the amount of the following Offset Amounts:

     - any damages assessed against and paid by Buyer arising out of the pending patent infringement litigation brought by Pall Corporation in the Pall Litigation;

     - any monies paid by Buyer to Pall Corporation as part of any settlement of the Pall Litigation, but only if that settlement has been consented to by the Company; and

     - any loss, liability, damage or expense of Buyer or Parent for which the Company has a duty of indemnification under Article 10 of the Purchase Agreement (See pages A-25 through A-28).

     The term of the Royalty Agreement will end upon the earlier of (i) the date on which all royalty payments paid or payable under the Royalty Agreement equal $12 million and (ii) twenty years from the date of the Royalty Agreement.

     Pending final disposition of the Pall Litigation, all payments due under the Royalty Agreement will be paid by Buyer into an escrow account. Any final damages assessed against Buyer and/or Parent in the Pall Litigation, and any costs and payments arising from any liabilities being retained by the Company, may be deducted by Buyer from payments otherwise due to the Company under the Royalty Agreement. At the conclusion of the Pall Litigation, if there are funds remaining in the escrow account (following any payments from such escrow account to Buyer to offset any damages assessed in the Pall Litigation or any indemnified losses under the Purchase Agreement), such remaining funds shall be distributed to the Company. There can be no assurance as to when the Pall Litigation will conclude or, accordingly, when the remaining escrow funds, if any, will be distributed to the Company. Any determination to distribute funds from the escrow account shall be made solely by the escrow agent, subject to the right of the Company or Buyer to contest such determination in binding arbitration. See Sections 2.3 and 2.4. See "Liabilities of the Company to be Assumed by Buyer"; "THE ROYALTY AGREEMENT."

ASSETS TO BE SOLD

     Under the terms and conditions of the Purchase Agreement, the Company will sell or transfer to Buyer substantially all of the non-cash assets owned, leased or operated by the Company at the close of business Eastern Standard Time on the Closing Date, except for those excluded assets described below. These assets include: (i) the Company's interests in and to its leased facilities located at 140 Locke Drive, Marlborough, Massachusetts; (ii) all machinery, equipment, fixtures, computer hardware and software, furniture, office equipment, vehicles and other tangible personal property and assets owned or leased by the Company (subject to the terms of any lease and the restrictions on assignment thereof);
(iii) all inventories of raw materials, work-in-process, finished goods, packaging, service parts and supplies of the Company; (iv) all of the Company's interests under any written or oral contracts listed on ANNEX G-1 to this Proxy Statement (the "ASSUMED CONTRACTS") and any unfilled purchase orders as of the Closing Date; (v) all sales and marketing information relating to the Company's products and services; (vi) all operating data, books and records of the Company related to the business of the Company; (vii) all intellectual property owned, leased or licensed by the Company, including all trademarks (including the name "HemaSure"), service marks, copyrights, patents, trade secrets and confidential know-how; (viii) all other intangible rights and property of the Company, including goodwill, going concern value, telephone and telecopy addresses, websites and other property listed on ANNEX G-2 to this Proxy Statement; (ix) to the extent transferable to Buyer, every permit, license or registration granted to the Company by any governmental authority; and (x) all rights of the Company relating to deposits and prepaid expenses and claims for refunds. See Section 2.1.

EXCLUDED ASSETS

     The Company will not sell or transfer to Buyer any of the following assets:
(i) any cash, cash equivalents or marketable securities; (ii) any insurance policies of the Company and any amounts payable to the Company thereunder; (iii) any claims for refunds of taxes paid by the Company or any other tax assets of the Company; (iv) any net operating losses of the Company that may be used as set-offs or deductions for tax purposes; (v) any assets held in any trust associated with any benefit plan established or otherwise participated in by the Company for any of the employees or past employees of the Company; (vi) the stock of any subsidiary of the Company; (vii) any accounts receivable of the Company; and (viii) any of the Company's interests under any written or oral contracts listed on ANNEX G-3 to this Proxy Statement. See Section 2.2.

LIABILITIES OF THE COMPANY TO BE ASSUMED BY BUYER

     As of the Closing Date, Buyer will assume and be liable for all obligations and liabilities of the Company existing on or arising after the Closing Date, except for those liabilities specifically excluded.

These liabilities include: (i) all liabilities and obligations arising on or after the Closing Date related to (a) the Assumed Contracts, (b) all unfilled purchase orders for the Company's products and services, (c) the Company's leased facilities located at 140 Locke Drive, Marlborough, Massachusetts, and
(d) any employee of the Company on the Closing Date who becomes an employee of Buyer; (ii) all liabilities and obligations of the Company in connection with the proceedings captioned HemaSure Inc., et al v. Pall, No. CA 99-675 (U.S.D.C. Colorado); Pall Corporation v. Gambro, Inc., et al, No. CA 00-1412 (U.S.D.C. Colorado); Pall Corporation v. HemaSure Inc., et al, No. 96-5620 (U.S.D.C. New
York); and Pall Corporation v. Filtertek, Inc., No. 00-CV-2501 (U.S.D.C. Colorado), which we refer to collectively as the "PALL LITIGATION", including any obligation (current or future) of the Company to pay damages and costs arising out of the Pall Litigation, or any monies to be paid to Pall Corporation pursuant to any settlement of all or any portion of the Pall Litigation; (iii) any and all fees and costs incurred in connection with the Pall Litigation for services and expenses rendered after the Closing Date; and (iv) any and all obligations of defense in connection with the Pall Litigation and any claims asserted against the Company therein. See Section 2.7(a).

     Based on the foregoing, Buyer will assume and be liable for outstanding known commitments of the Company of approximately $933,000, which consists of the Company's future minimum payments for which it is obligated under all noncancelable leases in effect at December 31, 2000. Buyer also will assume all unknown or contingent liabilities of the Company existing on the Closing Date (other than the Retained Liabilities described below), which liabilities, if any, cannot be quantified or estimated with any reasonable certainty. To the Company's knowledge, the only material contingent liabilities being assumed by Buyer are the Pall Litigation and the Company's obligations under its manufacturing and supply agreement with Filtertek (the "FILTERTEK AGREEMENT").

     The complaints filed by Pall Corporation in the Pall Litigation allege damages in an unspecified amount based on both reasonable royalty and lost profit theories relating to approximately $7 million of leukoreduction products sold by the Company since 1995. The Company has engaged patent counsel to investigate the Pall Litigation. The Company believes, based upon its review of these matters, that a properly informed court should conclude that the manufacture, use and/or sale by the Company or its customers of its LeukoNet System and its r\LS System do not infringe any valid enforceable claim of the relevant Pall patents. However, there can be no assurance that the Company will prevail in the Pall Litigation or what damages, if any, might be awarded.

     Under the Filtertek Agreement, (i) the Company is required to purchase a minimum number of, and is required to purchase from Filtertek all of its requirements for, the filters used in its r\LS System, in each case at agreed upon prices, (ii) pricing is fixed for the first three years, subject to certain raw material price increases or decreases, and (iii) the Company is obligated to provide to Filtertek, on a quarterly basis, forecasts for anticipated purchases for the upcoming 12-month period.

LIABILITIES BEING RETAINED BY THE COMPANY

     Buyer will not assume, and the Company will retain, responsibility for the payment, performance and/or discharge of each of the following liabilities: (i) any claims incurred by the Company prior to the Closing Date under any benefit plan established or otherwise participated in by the Company for any of the employees or past employees of the Company; (ii) all liabilities for any tax imposed on the Company incurred and relating to any period prior to the Closing Date; (iii) any account payable of the Company arising prior to the Closing Date; (iv) any and all fees and costs paid to the Company's attorneys in connection with services and expenses rendered prior to November 1, 2000; (v) any liabilities owed by the Company to the Company's security holders in their capacity as security holders; (vi) any liabilities owed by the Company to Gambro, Inc., Command Medical or American National Red Cross arising or resulting from the Company's contractual relationships with any of the foregoing; and (vii) any liabilities owed by the Company to Sepracor, Inc. See
Section 2.7(b).

     Based on the foregoing, upon consummation of the Asset Sale, the Company will retain known liabilities of approximately $1 million and estimated liabilities of approximately $900,000. The Company is not currently aware of any other outstanding liability for which it will retain responsibility for payment, performance and/or discharge, but, pursuant to the preceding paragraph, the Company also will retain certain unknown or contingent liabilities, to the extent that any exist, which liabilities, if any, cannot be quantified or estimated with any reasonable certainty. (See page 24.)


     Included in the above amount of estimated liabilities is an estimated amount of $600,000 payable to the American Red Cross pursuant to a termination and release agreement being negotiated by the parties. The Company does not believe that there is any outstanding liability owing to either Command Medical or Sepracor Inc.

CERTAIN REPRESENTATIONS AND WARRANTIES

     The Company. Pursuant to the Purchase Agreement, the Company has made certain material representations and warranties to Buyer and Parent regarding:
(i) the Company's organization, standing and power; (ii) the Company's authority and noncontravention; (iii) title to property; (iv) the Company's financial statements; (v) the absence of undisclosed material liabilities; (vi) the Company's benefit plans; (vii) compliance with applicable legal requirements and governmental authorizations; (viii) litigation; (ix) the absence of certain changes or events in the Company's business; (x) material contracts; (xi) collective bargaining, employment agreements and labor matters; (xii) intellectual property; (xiii) the accuracy of information contained in the Purchase Agreement; (xiv) brokers; and (xv) the Company's SEC filings. See
Article 3.

     To the extent that any of these material representations and warranties made by the Company are not true at or prior to the Closing, Buyer may be relieved of its obligation to consummate the Asset Sale. Moreover, any material breach of these representations and warranties by the Company, prior to or after the Closing, could expose the Company to damages pursuant to Article 10 of the Purchase Agreement.

     Buyer and Parent. Pursuant to the Purchase Agreement, Buyer and Parent have made certain material representations and warranties to the Company regarding:
(i) Buyer's and Parent's organization, standing and power; (ii) Buyer's and Parent's authority and noncontravention; (iii) litigation; and (iv) brokers. See
Article 4.

     To the extent that any of these material representations and warranties made by Buyer or Parent are not true at or prior to the Closing, the Company may be relieved of its obligation to consummate the Asset Sale. Moreover, any material breach of these representations and warranties by Buyer or Parent, prior to or after the Closing, could expose Buyer or Parent, respectively, to damages pursuant to Article 10 of the Purchase Agreement.

CONDITIONS TO CONSUMMATION OF THE ASSET SALE

     The Company. The obligation of the Company to consummate the Asset Sale is subject to the satisfaction by Buyer and Parent, or the written waiver by the Company on or prior to the Closing Date, of the following material conditions:
(i) the representations and warranties of Buyer and Parent set forth in the Purchase Agreement will be true and correct in all material respects as of the date of the Purchase Agreement and as of the Closing Date as though made on and as of the Closing Date; (ii) Buyer and Parent will have performed in all material respects all obligations required to be performed by them under the Purchase Agreement on or prior to the Closing Date, and the Company will have received a certificate signed on behalf of Buyer and Parent by their respective executive officers to such effect; (iii) the Company shall have received an opinion of Buyer's and Parent's counsel dated as of the Closing Date; (iv) the Company shall have received from each of Buyer and Parent a certificate of their respective secretaries providing evidence that each of their respective board of directors have approved and authorized the execution and delivery of the Purchase Agreement and the performance of the transactions contemplated thereby;
(v) the Company's Stockholders shall have approved and authorized the execution and delivery of the Purchase Agreement and the performance of the transactions contemplated thereby; (vi) the Company shall have received from each of John F. McGuire, III, James B. Murphy and Peter C. Sutcliffe an executed agreement terminating their respective senior management retention agreements; (vii) Buyer and Parent shall have executed and delivered to the Company the Royalty Agreement; and (viii) the opinion of the Company's financial advisor, dated February 3, 2001, to the Board of Directors to the effect that the Consideration to be received by the Company from the Asset Sale was fair, from a financial point of view, to the Company shall not have been withdrawn or revoked or materially modified as of the date of this Proxy Statement. See Article 6.

     To the extent that any of these material conditions to the obligation of the Company to consummate the Purchase Agreement are not satisfied, other than through a failure of the Company to comply with its obligations under the Purchase Agreement, the Company would be relieved of its obligation to consummate the Asset Sale. In the event that the Company terminates the Purchase Agreement on this basis, the Company may be entitled to damages pursuant to
Article 11 of the Purchase Agreement.

     The Company does not presently intend, and does not anticipate, waiving any of the conditions to its obligations to close the Asset Sale. However, if the Board of Directors determines to waive a condition to closing, the Board of Directors will evaluate the materiality of the condition to be waived and its effect on the Company and its Stockholders, as well as the legal requirements to resolicit proxies and the impact that a resolicitation might have on the Company's ability to close the Asset Sale or Buyer's ability to terminate the same.

     Buyer and Parent. The obligations of Buyer and Parent to consummate the Asset Sale are subject to the satisfaction by the Company, or the written waiver by Buyer and Parent on or prior to the Closing Date, of the following material conditions: (i) the representations and warranties of the Company set forth in the Purchase Agreement will be true and correct in all material respects as of the date of the Purchase Agreement and as of the Closing Date as though made on and as of the Closing Date; (ii) the Company will have performed in all material respects all obligations required to be performed by it under the Purchase Agreement on or prior to the Closing Date, and Buyer will have received a certificate signed on behalf of the Company to such effect; (iii) Buyer shall have received an opinion of the Company's counsel dated as of the Closing Date;
(iv) Buyer shall have received from the Company a certificate of its secretary providing evidence that the Company's Board of Directors and its Stockholders have approved and authorized the execution and delivery of the Purchase Agreement and the performance of the transactions contemplated thereby; (v) no proceeding, regulation or legislation shall have been instituted or threatened to enjoin or prohibit or obtain substantial damages in connection with the Asset Sale; (vi) any and all government permits, approvals and consents necessary for consummation of the Asset Sale shall have been obtained by the Company in compliance with applicable legal requirements; (vii) the Company shall have delivered to Buyer all documents necessary for or evidencing the conveyance of the Acquisition Assets from the Company to Buyer, including any governmental authorizations necessary for Buyer to conduct the business in the manner in which the Company currently conducts its business; (viii) the Company shall have delivered to Buyer the Non-Competition Agreement (described below and attached as ANNEX E to this Proxy Statement) executed by the Company and Sepracor, Inc.; and (ix) each of Messrs. McGuire, Murphy and Sutcliffe shall have executed and delivered employment agreements to Buyer. See Article 5.

     To the extent that any of these material conditions to the obligation of the Buyer and Parent to consummate the Purchase Agreement are not satisfied, other than through a failure of Buyer or Parent to comply with their respective obligations under the Purchase Agreement, Buyer and Parent would be relieved of their obligation to consummate the Asset Sale. In the event that Buyer and Parent terminate the Purchase Agreement on this basis, the Company may be subject to a claim for damages pursuant to Article 11 of the Purchase Agreement.

     As of April 6, 2001, the Company had obtained the required consents of Sepracor Inc., Medical Device Consultants International and Ahlstrom Technical Specialties, respectively, to the assignment by the Company to Buyer of all of the Company's rights and obligations under those agreements listed on ANNEX G-4 to this Proxy Statement to which each of them is a party. The Company is currently negotiating the terms of a similar consent with each of First Marlboro Development Trust and Filtertek Inc. with respect to the agreement to which each of them is a party, as identified on ANNEX G-4. There are no other consents required as a condition to Closing.

CERTAIN COVENANTS

     The Company. Pursuant to the Purchase Agreement, the Company has made the following material covenants for the benefit of Buyer and Parent regarding the period prior to the Closing Date: (i) that the Company will provide Buyer and its representatives with reasonable access to the Company's personnel, properties, books and records in accordance with the parties' Confidentiality Agreement dated October 16, 1998; (ii) that the Company will conduct its business only in a manner that is consistent with the practices of the Company since June 30, 2000; (iii) that the Company will reasonably cooperate with Buyer, at Buyer's sole expense, in making all of the filings that Buyer elects to make or is required by law to make in connection with the Asset Sale; (iv) that the Company will promptly notify Buyer in writing if it becomes aware of any fact or condition which (x) makes materially untrue or materially breaches any representation, warranty or covenant made by the Company under the Purchase Agreement or (y) makes the satisfaction of any condition to closing to be satisfied by the Company under the Purchase Agreement impossible or unlikely;
(v) that the Company will not solicit offers from, or furnish information for the purpose of encouraging or responding to any proposal of any other potential buyer of the Acquisition Assets or the capital stock of the Company; (vi) that the Company will seek to obtain the approval of its Stockholders of (x) the Purchase Agreement and the transactions contemplated thereby and (y) an amendment to the Company's Certificate of Incorporation to change the name of the Company to HMSR Inc. on or prior to the Closing Date; and (vii) that the Company will use its best efforts to satisfy the conditions to closing to be performed by the Company under the Purchase Agreement. See Article 7.

     To the extent that any of these material covenants made by the Company are breached, Buyer would be relieved of its obligation to consummate the Asset Sale. In the event that Buyer terminates the Purchase Agreement on this basis, the Company may be subject to a claim for damages pursuant to Article 11 of the Purchase Agreement.

     Buyer and Parent. Pursuant to the Purchase Agreement, Buyer and Parent have made the following material covenants for the benefit of the Company regarding the period prior to the Closing Date: (i) that each will make all filings which it is required by law to make in connection with the Asset Sale, and cooperate with the Company in making all of the filings that the Company is required by law to make and in obtaining all required consents in connection with the Asset Sale; (ii) that each will promptly notify the Company in writing if it becomes aware of any fact or condition which (x) makes materially untrue or materially breaches any representation, warranty or covenant made by it under the Purchase Agreement or (y) makes the satisfaction of any condition to closing to be performed by it under the Purchase Agreement impossible or unlikely; and (iii) that each will use its best efforts to satisfy the conditions to be performed by it under the Purchase Agreement. See Article 8.

     To the extent that any of these material covenants made by Buyer or Parent are breached, the Company would be relieved of its obligation to consummate the Asset Sale. In the event that the Company terminates the Purchase Agreement on this basis, the Company may be entitled to damages pursuant to Article 11 of the Purchase Agreement.

CERTAIN OTHER COVENANTS

     The Company's Employees. Neither Buyer nor Parent will take any action on or after the Closing Date that reasonably could be expected to result in any liability or obligation to the Company with respect to any of the Company's employees (including but not limited to any liability, obligation or notice requirements under the Worker Adjustment and Retraining Notification Act), and Buyer and Parent will jointly and severally indemnify the Company for any such liability arising, directly or indirectly, as a result of any action on the part of Buyer or Parent on or after the Closing Date. See Section 8.4.

     Expenses. Each party will bear its own expenses in connection with the Asset Sale. See Section 9.2.

     Public Announcement. No party will make any public announcement of the terms of the Purchase Agreement or of the Asset Sale except at a time and in a manner as is reasonably agreed upon by the parties, unless such public announcement is required by law. See Section 9.3.

     Books and Records. No party will dispose of or destroy any business records or files related to the Acquisition Assets for either five or six years from the Closing Date, depending on the nature of the records or files, without first offering to turn them over to the other party. See Section 9.4.

     Taxes. The parties will cooperate in determining the amount of any taxes required by applicable law to be paid in connection with the Asset Sale, and each party will bear full responsibility for any and all taxes which it is required by applicable law to pay. See Section 9.5.

INDEMNIFICATION

     By the Company. If the Asset Sale is consummated, the Company will be obligated to indemnify Buyer and Parent for any damages caused by or arising under (i) a breach of any representation or warranty made by the Company; (ii) any failure by the Company to perform or comply with any of its obligations under the Purchase Agreement; (iii) any liability retained by the Company; or
(iv) any claim for broker's or finder's fees based upon an agreement made by the Company. With respect to any claim for indemnification against the Company based on a breach of representation or warranty, Buyer's and Parent's sole recourse shall be to offset any indemnified losses against any royalty amounts owed by Buyer to Company under the Royalty Agreement. See Sections 10.2 and 10.4(b).

     By Buyer and Parent. If the Asset Sale is consummated, each of Buyer and Parent will be obligated, severally and not jointly, to indemnify the Company for any damages caused by or arising under (i) a breach of any representation or warranty made by it; (ii) any failure by it to perform or comply with any of its obligations under the Purchase Agreement; (iii) any liability of the Company assumed by Buyer; or (iv) any claim for broker's or finder's fees based upon an agreement made by it. See Section 10.3.

     Indemnification Deductibles. No party will be liable for indemnification until the total of all indemnified losses exceeds $125,000 and then only for the amount by which such losses exceed $125,000, with certain limited exceptions, including, as to the Company's liability, indemnified losses relating to the liabilities retained by the Company and, as to Buyer's and Parent's liability, indemnified losses relating to the liabilities of the Company assumed by Buyer. See Sections 10.4(a) and 10.5(a).

     Indemnification Limits. The liability of the Company, on the one hand, and of Buyer and Parent, on the other hand, for all indemnified losses will not exceed, in the aggregate, $4 million, except for indemnified losses related to fraud, bad faith or willful misconduct or, as to the Company's liability, the liabilities retained by the Company or, as to Buyer's and Parent's liability, the liabilities assumed by Buyer, in which cases the respective party's liability will be unlimited. See Sections 10.4(b) and 10.5(b).

TERMINATION

     The Purchase Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the Closing Date, notwithstanding approval thereof by the Stockholders of the Company, in any one of the following circumstances:

          (a) By the written mutual consent of Buyer and the Company;

          (b) By Buyer or the Company, if, without any material breach by such terminating party of its obligations under the Purchase Agreement, the Asset Sale has not been consummated on or before May 31, 2001;

          (c) By the Company if the Board of Directors of the Company determines, upon the written opinion of the Company's counsel, that the failure to terminate the Purchase Agreement could be expected to be a breach of, or be inconsistent with, the fiduciary duties of the Board of Directors under applicable law; provided that the Company shall be obligated to pay to Buyer $500,000 in cash no later than ten (10) business days after giving notice of such termination; or

          (d) By Buyer and Parent, on the one hand, or by the Company, on the other hand, if a material default or breach shall be made by the other party with respect to the due and timely performance of any of its covenants and agreements contained in the Purchase Agreement, or with respect to the due compliance with any of its representations, warranties or covenants, and such default cannot be cured or has not been cured within twenty (20) business days after receipt of written notice thereof by the party seeking termination and such default or breach has not been waived. See Article 11.

     If the Purchase Agreement is terminated under any of the circumstances described above, all further obligations of the parties to the Purchase Agreement will also terminate; provided that, the terminating party will retain the right to pursue all legal remedies, for breach of contract or otherwise, if the reason for termination is that one or more of the conditions to that party's obligations under the Purchase Agreement was not satisfied as a result of the failure of the other party, in bad faith, to comply with its obligations under the Purchase Agreement. See Section 11.2.

PARENT GUARANTEE

     Under the terms of the Purchase Agreement, Parent shall have no obligation with respect to any liability or obligation of Buyer under the Purchase Agreement, except that Parent will unconditionally guarantee (i) the prompt and complete payment of all Consideration to be paid to the Company in connection with the Asset Sale, including without limitation the payment when due of any royalty amounts to be paid by Buyer to the Company under the Royalty Agreement, and (ii) in certain circumstances, any liability or obligation of Buyer under any of the Assumed Contracts, up to a maximum liability of $2 million per Assumed Contract. See Article 12.

                               RELATED AGREEMENTS

     The following are summaries of the material terms and provisions of the Royalty Agreement and the Non-Competition Agreement, each of which, if the Asset Sale is consummated, will be entered into by Buyer, Parent and the Company, among other parties, on the Closing Date. Copies of the Royalty Agreement and the Non-Competition Agreement are attached as ANNEX D and ANNEX E to this Proxy Statement, respectively.

THE ROYALTY AGREEMENT

GENERAL

     As part of the Consideration to be paid to the Company in the Asset Sale, Buyer and Parent have agreed to enter into the Royalty Agreement with the Company on the Closing Date, pursuant to which Buyer will agree to make royalty payments to the Company subject to certain terms and conditions contained in the Royalty Agreement and described below.

ROYALTY PAYMENTS

     For a period of twenty (20) years from the date of execution of the Royalty Agreement, or until such time as the total amount of all royalty payments made by Buyer to the Company (including any royalties properly offset against indemnified losses) equals $12 million, whichever is earlier, the Company will be entitled to receive from Buyer a royalty in an amount equal to four percent (4%) of all net revenues derived by Buyer, Parent or their affiliates from the sale or license, anywhere in the world, of (i) any of the products, devices or accessories related to the Company's r\LS System set forth on Schedule A to the Royalty Agreement (See Page D-7) or (ii) any leukoreduction products that, in whole or in part, utilize or practice the Company's patented technology. The maximum aggregate royalties payable to the Company under the Royalty Agreement is $12 million.

     Royalty payments will be due and payable by Buyer within thirty (30) days after the close of each calendar quarter. If Buyer underpays any required royalty payment, such underpayment will accrue interest at a rate per annum equal to two percent (2%) in excess of the Prime Rate then in effect (the "INTEREST RATE") and, if the amount of such underpayment is greater than five percent (5%) of the amount properly payable by Buyer, Buyer will reimburse the Company for the cost of any examination or audit of Buyer's books of account and records that the Company elects to conduct as a result of such underpayment. If Buyer makes any royalty payments after they become due, any such late payments will bear interest at the Interest Rate.

RIGHT OF OFFSET

     Buyer will have the right to reduce the amount of any royalty payments due under the Royalty Agreement by the amount of (a) any damages assessed against and paid by Buyer arising out of the Pall Litigation; (b) any monies paid by Buyer to the Pall Corporation as part of any settlement of the Pall Litigation; but only if that settlement has been consented to by the Company, which consent shall not be unreasonably withheld; and (c) any loss, liability, damage or expense of Buyer or Parent for which the Company has a duty of indemnification under the indemnification provisions of the Purchase Agreement. The complaints filed by Pall Corporation in the Pall Litigation allege damages in an unspecified amount based on both reasonable royalty and lost profit theories relating to approximately $7 million of leukoreduction products sold by the Company since 1995. The Company has engaged patent counsel to investigate the Pall Litigation. The Company believes, based upon its review of these matters, that a properly informed court should conclude that the manufacture, use and/or sale by the Company or its customers of its LeukoNet System and the r\LS System do not infringe any valid enforceable claim of the applicable Pall patents. However, there can be no assurance that the Company will prevail in the Pall Litigation or what damages, if any, might be awarded.

ESCROW

     In order to secure Buyer's right of offset as described above, pending final disposition of the Pall Litigation, all royalty payments due and owing to the Company under the Royalty Agreement will be paid by Buyer into an escrow account established for the benefit of the Company pursuant to an Escrow Agreement, substantially in the form of Exhibit 1 to the Royalty Agreement. (See Pages D-15 through D-23) Under the terms and conditions of the Escrow Agreement, ten (10) business days after the Company gives notice to Buyer and the escrow agent of a final determination of the Pall Litigation, the escrow agent will distribute to the Company any positive balance remaining in the escrow fund, including any interest accrued on, and any gains derived from investments and reinvestments of, the escrow fund, less (a) the amount of any offsets claimed by Buyer (in accordance with the procedures established for the making of such claims in the Escrow Agreement), (b) any amounts previously distributed to Buyer pursuant to the terms of the Escrow Agreement, and (c) any amounts that the escrow agent is required to withhold pursuant to applicable law for taxes. There can be no assurance as to when the Pall Litigation will conclude or, accordingly, when the remaining escrow funds, if any, will be distributed to the Company. Any determination to distribute funds from the escrow account shall be made solely by the escrow agent, subject to the right of the Company or Buyer to contest such determination in binding arbitration. Any and all expenses incurred in connection with the Escrow Agreement will be divided such that each of Buyer, on the one hand, and the Company, on the other hand, will bear one-half of the liability for such expenses.

PARENT GUARANTEE

     Under the terms of the Royalty Agreement, Parent will unconditionally guarantee the prompt and complete payment when due of any royalty amounts to be paid by Buyer to the Company under the Royalty Agreement.

THE NON-COMPETITION AGREEMENT

GENERAL

     As an inducement to Buyer and Parent to enter into the Purchase Agreement, each of the Company and Sepracor, Inc., a Delaware corporation and a principal stockholder of the Company, have agreed to enter into a Non-Competition Agreement with Buyer and Parent on the Closing Date, substantially in the form of ANNEX E to this Proxy Statement. Under the terms of the Non-Competition Agreement, each of the Company and Sepracor will agree, severally and not jointly, not to compete with Buyer and Parent, subject to the terms and conditions of the Non-Competition Agreement set forth below.

RESTRICTIONS AND RESTRICTED PERIOD

     For a period of five years from the date of the Non-Competition Agreement each of the Company and Sepracor will agree not to: (i) engage in any activity anywhere in the world which involves the sale of products for the reduction of leukocytes in blood; (ii) solicit, encourage or induce any employee of Buyer or Parent to leave his or her employment or hire or engage any person for a six-month period following the conclusion of such person's employment by Buyer or Parent; or (iii) assist, solicit or encourage any other person in carrying out any activity that would be prohibited by the provisions of the Non-Competition Agreement if such activity were carried out by the Company or Sepracor.

     Notwithstanding the foregoing, the Company and Sepracor are not prohibited from owning, as a passive investment, less than five percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market, and such ownership will not constitute a breach of the Non-Competition Agreement.

                               REGULATORY MATTERS

     Certain federal, state and foreign regulatory requirements must be complied with before the Asset Sale is consummated. The Company, Buyer and Parent are not aware of any other governmental consents or approvals that are required prior to the parties' consummation of the Asset Sale other than those described below. It is presently contemplated that if such additional governmental consents and approvals are required, such consents and approvals will be sought. There can be no assurance, however, that any such additional consents or approvals will be obtained.

HSR ACT

     The Asset Sale is not subject to the requirements of the Hart-Scott-Rodino Act and the rules and regulations thereunder, which provide that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and until certain waiting periods have been terminated or have expired.

OTHER FOREIGN REGULATORY MATTERS

     Parent, directly or through subsidiaries, owns properties and conducts material business operations in the United States, the United Kingdom, Canada, Belgium, France, Germany, Ireland, the Netherlands, Japan and Singapore. In connection with the Asset Sale, the laws of certain of these foreign countries may require the filing of information or documents with governmental authorities therein. The Company, Buyer and Parent intend to comply with all relevant filing requirements, if any, of these jurisdictions. The Company, Buyer and Parent do not expect that such foreign government approvals and notifications, if any, will affect the timing of or the ability to effect the consummation of the Asset Sale; however, there can be no assurances with respect thereto.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

THE COMPANY

     The Company develops and supplies blood filtration technologies designed to reduce virus-carrying white blood cells (leukocytes) in donated blood to nominal levels in a process known as "leukoreduction".


     Additional information concerning the Company and its subsidiaries is contained in its Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2000, which forms are attached as ANNEX F and ANNEX F/A, respectively, to this Proxy Statement.


DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below are the name, age, business address, present principal occupation or employment and five-year employment history of each director and executive officer and other material insider of the Company. Unless otherwise indicated, the business address of each person listed below is HemaSure Inc., 140 Locke Drive, Marlborough, Massachusetts 01752. Each named person is a citizen of the United States.

  Directors.

     Timothy J. Barberich, age 52, has served as Chairman of the Board of Directors since April 1997, as one of the Company's directors since the Company's inception in 1993 and was Chairman of the Board of Directors from 1993 until March 1996. Mr. Barberich was a founder of Sepracor and has served as President, Chief Executive Officer and a director of Sepracor since 1984 and as Chairman of the board of directors of Sepracor since December 1999. As of the Record Date, Sepracor owned approximately 23% of the Company's issued and outstanding common stock (approximately 32% on a fully diluted basis). Mr. Barberich also serves on the board of directors of BioSphere Inc., a publicly traded subsidiary of Sepracor.

     John F. McGuire, III, age 54, has served as the Company's Chief Executive Officer, President and as one of the Company's directors since April 1997. Prior to that time, Mr. McGuire served as Vice President and General Manager of Johnson & Johnson's Ortho Diagnostic Systems Blood Bank Business Unit since January 1996. From March 1995 to January 1996, Mr. McGuire held the position of Vice President, Sales & Marketing, North America for Johnson & Johnson. From August 1990 to March 1995, Mr. McGuire served as Managing Director of Ortho Diagnostic Systems in the United Kingdom and Belgium for Johnson & Johnson. From September 1988 to August 1990, Mr. McGuire held the position of Marketing Director for the AIDS and Hepatitis Business Unit of Johnson & Johnson. From 1977 to 1988, Mr. McGuire held various management positions at E.I. du Pont de Nemours and Company, the last of which was National Sales Manager, AIDS & Hepatitis Business. Mr. McGuire is a member of the board of trustees of the National Blood Foundation Trust Fund.

     Justin E. Doheny, age 49, has been one of the Company's directors since April 1998. From November 2000 until February 2001, Mr. Doheny was on the adjunct faculty at Saint Peter's College, Jersey City, New Jersey. Mr. Doheny served as Executive Vice President and Chief Operating Officer of Saint Peter's University Hospital, New Brunswick, New Jersey, from August 1997 until August 2000. From June 1996 to October 1996, Mr. Doheny served as Senior Vice President of Saint Barnabas Health Care System in Livingston, New Jersey. From December 1985 to June 1996, Mr. Doheny was President of Wayne General Hospital, which is located in Wayne, New Jersey. Mr. Doheny currently serves as a consultant on governance issues with the Federation of State Boards of Physical Therapy.

     David S. Barlow was a member of the Company's Board of Directors from January 1994 until December 31, 2000. Mr. Barlow was Executive Vice President and President, Pharmaceuticals Division of Sepracor from October 1995 to September 1999. From July 1993 to October 1995, Mr. Barlow held the position of Senior Vice President and General Manager of the Pharmaceuticals Division of Sepracor. Mr. Barlow is a member of the board of directors of Enzon Inc.

     Edward C. Wood was a member of the Company's Board of Directors from June 1999 until December 31, 2000. Mr. Wood was President of Gambro BCT from 1991 to April 2000. Mr. Wood is currently a consultant to the Company.

     Executive Officers. The following table sets forth certain information regarding the executive officers of the Company currently in office:

               NAME                  AGE                       POSITION
               ----                  ---                       --------
John F. McGuire, III...............  54     President, Chief Executive Officer and Director
James B. Murphy....................  44     Senior Vice President, Chief Financial Officer
Peter C. Sutcliffe.................  51     Vice President and Chief Operating Officer

For biographical information about Mr. McGuire, see "-- Directors."

     James B. Murphy has served as the Company's Chief Financial Officer since April 1998 and as its Senior Vice President, Finance and Administration since February 1996. From April 1994 to January 1996, he served as the Company's Vice President and Corporate Controller. Prior to that, from 1990 to April 1994, he served as Corporate Controller of Sepracor. Previously, Mr. Murphy held the positions of Senior Corporate Accountant at BBN Inc. and Senior Accountant at Arthur Andersen LLP.

     Peter C. Sutcliffe has served as the Company's Chief Operating Officer since April 1998. From May 1996 to April 1998, Mr. Sutcliffe served as the Company's Vice President of Manufacturing Operations. From May 1982 to May 1996, Mr. Sutcliffe held the position of Vice President, Manufacturing for Corning Costar Incorporated. From 1976 to 1982, he was a plant manufacturing manager at Millipore Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH DIRECTORS AND OFFICERS

Sepracor

     The Company was organized in December 1993 as a subsidiary of Sepracor. Effective January 1, 1994, Sepracor transferred its blood filtration and membrane filter design business to the Company in exchange for 3,000,000 Shares. As of the Record Date, Sepracor owned approximately 23% of the Company's issued and outstanding common stock (approximately 32% on a fully diluted basis). Mr. Barberich, one of the Company's directors, is President and Chief Executive Officer of Sepracor. Until September 1999, David S. Barlow, one of the Company's directors from its inception until December 31, 2000, was Executive Vice President and President, Pharmaceuticals Division of Sepracor.

     In September 1998, the Company completed a $5 million revolving line of credit arrangement with a commercial bank. Sepracor, the Company's largest stockholder, had guaranteed to repay amounts borrowed under the line of credit (all of which was repaid by the Company as of September 2000). In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 1,700,000 Shares at a price of $0.69 per Share. The warrants will expire in the year 2003 and have certain registration rights associated with them.

     On March 23, 1999, the Company completed a private placement financing with Sepracor in which the Company received $2 million in exchange for 1,333,334 Shares and warrants to purchase an additional 667,000 Shares at $1.50 per Share. The warrants will expire in the year 2004 and have certain registration rights associated with them. The Company may require Sepracor to exercise these warrants under certain circumstances as described in the warrant agreement.

Gambro Inc.

     On May 3, 1999, the Company completed a private placement financing with Gambro Inc. The stock subscription agreement, which the Company entered into with Gambro Inc. in connection with the Company's financing in May 1999, provided for an initial investment of $9 million in exchange for 4,500,000 Shares. The stock subscription agreement also provided Gambro Inc. with an option to purchase additional Shares for up to an aggregate purchase price of $3 million at any time between August 3, 1999 and May 3, 2000 with the price per Share to be based upon the market price of the Company's common stock. In October 1999, Gambro Inc. exercised this option in full. In connection with the exercise of this option, Gambro Inc. purchased 498,355 shares at a price of $6.02 per share. The price and number of Shares reflected the average price of the Company's common stock in the 30 days prior to the exercise date of October 5, 1999. On March 5, 2001, in connection with the Termination and Release Agreement entered into by Gambro and the Company and described below, Gambro returned and the Company cancelled 1,011,691 shares of the Company's common stock. As of the Record Date, Gambro owned approximately 27.0% of the Company's issued and outstanding common stock. The stockholders' agreement, which the Company entered into with Gambro Inc. in connection with the Company's financing in May 1999, provides that Gambro Inc. will have representation on the Company's Board of Directors of up to two directors and the Company's representative committees and contains, among other things, various registration rights and anti-dilution and standstill provisions. Subject to certain terms and conditions, the anti-dilution provisions prohibit the Company from selling or issuing common stock or securities convertible into common stock in any offering to a third party without offering Gambro Inc. the opportunity to purchase at the same price and terms that number of securities necessary for Gambro Inc. to maintain its beneficial ownership of the Company's outstanding common stock. Furthermore, in an offering or in certain other limited situations, the Company must provide Gambro Inc. with notice of the Company's intention to sell as well as a right to negotiate with the Company first for the purchase of the Company's securities. Gambro Inc. agrees to certain restrictions on its ability to sell the Company's common stock owned by it and its permitted transferees. Gambro Inc. also agrees to refrain from acquiring beneficial ownership of additional equity or debt securities of the Company, engaging in certain proxy solicitation activities, seeking to control the Company's management, policies or affairs and taking certain actions relating to business combinations and similar transactions without prior approval of the Company's

Board of Directors. Gambro Inc. purchased 1,178,680 Shares in the Company's March 2000 offering. Gambro Inc. agreed to waive its registration rights in connection with the registration statement filed by the Company in connection with that offering.

     In 1998, the Company completed a distribution and development agreement, which was amended in May 1999, with Gambro Inc. to act as the Company's exclusive distributor of the Company's r\LS System worldwide, except for sales to the American Red Cross. Furthermore, this agreement provides that Gambro Inc. may (upon mutual agreement by the Company and Gambro Inc.) distribute additional future products developed by the Company that filter blood and its components. Gambro Inc. markets and sells blood component apheresis equipment to the blood center market. The agreement with Gambro Inc. contemplates the development by the Company of an OEM filter for use with Gambro Inc.'s Trima(R) Automated Blood Collection System. The distribution agreement also provides that Gambro will pay the costs and expenses associated with the defense of intellectual property claims made against the Company and Gambro by Pall Corporation. The distribution agreement provides for a five year term that expires in June 2004, subject to automatic three year renewals unless the agreement is previously terminated.

     In November 2000, the Company was notified by Gambro Inc. of its purported termination of the distribution agreement. Gambro cited the American Red Cross's termination of its supply contract with the Company and the Company's limited sales, high cash burn rate and limited access to additional financing sources as the central rationale for its purported termination. On March 5, 2001, the Company and Gambro entered into a Termination and Release Agreement, pursuant to which (i) the Distribution Agreement was deemed terminated effective November 21, 2000, (ii) the parties mutually released each other from all further obligations and liabilities, except with respect to confidentiality and indemnities related to product liability and patent infringement, and (iii) Gambro returned 1,011,692 Shares with a then fair market value of approximately $332,000 as consideration for the Company's inventory of products bearing Gambro's company name.

     David Perez, a member of the Board of Directors from April 2000 until October 10, 2000, and Frank Corbin, a member of the Board of Directors from June 1999 until October 10, 2000, are President of Gambro BCT, a division of Gambro Inc., and Vice President of Research and Development of Gambro BCT, respectively. Edward C. Wood, a member of the Board of Directors from June 1999 until December 31, 2000, was President of Gambro BCT until April 2000. Gambro currently has the right to nominate two members of the Company's Board of Directors, though there are presently no members sitting on the Board of Directors nominated by Gambro. Following consummation of the Asset Sale, for so long as Gambro continues to beneficially own no less than 15% of the issued and outstanding Shares, Gambro shall be entitled to proportionate representation on the Board of Directors, provided, that such proportionate representation shall in no event entitle Gambro to nominate less than one director (assuming the 15% threshold is met) nor entitle Gambro to nominate more than two directors. If at any time following the consummation of the Asset Sale there is a vacancy with respect to one or both of the directors nominated by Gambro, Gambro shall, within five business days of such vacancy, nominate or appoint one or two directors, as the case may be, to fill such vacancy or otherwise lose its nomination rights with respect to such director or directors, as the case may be.

                CERTAIN INFORMATION CONCERNING BUYER AND PARENT

PARENT

     Parent is an English corporation that engages in separations technology, focusing its business on specific segments of the analytical and healthcare markets, and has over 20 business locations in ten countries and employs in excess of 1,000 people worldwide. Parent's common stock is listed and publicly traded on the London Stock Exchange under the symbol "WHM.L." The following sets forth selected financial data of Parent for fiscal years 2000, 1999 and 1998, valued in U.S. Dollars at the applicable year-end British pound sterling exchange rate. The year-end data, which is presented in accordance with the accounting rules and procedures of the United Kingdom, have been derived from the audited financial statements of Parent, including the notes thereto, for such periods, as contained in Parent's 2000 and 1999 Annual Reports:

                                                       1998        1999        2000
                                                     --------    --------    --------
                                                              (IN THOUSANDS)
Capitalization.....................................   $62,659    $104,788    $534,898
Total Assets.......................................  $118,300    $145,800    $147,881
Current Assets.....................................   $16,811     $17,848     $25,531
Operating Profits..................................   $26,372     $18,701     $18,629
Shareholders' Equity...............................   $65,228     $61,759     $54,895

     As of December 31, 2000, Parent, which has guaranteed the performance of Buyer's obligation to pay the Consideration under the Purchase Agreement, had current assets of approximately $25.5 million and a net worth of approximately $54.9 million, which the Company believes is sufficient to assure the financing of the Consideration. However, the obtaining of financing is not a condition to Buyer's obligation to close the Asset Sale.

BUYER

     Buyer was formed as a Massachusetts corporation on September 28, 2000, and is a wholly-owned subsidiary of Parent. Buyer was created to commercialize Parent's technologies for the isolation, storage and purification of DNA.

     The principal address and telephone number of Parent and Buyer is Whatman House, St. Leonard's Road, 20/20 Maidstone, Kent ENGLAND ME16 0LS, +44(0) 1622 676670.

     From November 1998 through February 1999, the Company and Parent had ongoing discussions regarding a possible strategic business collaboration, which contemplated a combination of an equity investment and loan by Parent in the Company. Following these discussions, the parties determined not to consummate such an arrangement. Except as described in this Proxy Statement, since the formation of the Company, there have been no other contacts, negotiations or transactions between Buyer or Parent or their affiliates, on the one hand, and the Company or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets.

                               FEES AND EXPENSES

     Except as provided in the Purchase Agreement, whether or not the Asset Sale will be consummated, each of Buyer, Parent and the Company will pay its own expenses incident to preparing for, entering into and carrying out the Purchase Agreement and the consummation of the transactions contemplated thereby, other than the expenses incurred in connection with printing and mailing proxy materials to the Company's Stockholders, which will be paid by the Company. See "THE PURCHASE AGREEMENT -- Termination."

                          MARKET PRICES AND DIVIDENDS

MARKET FOR THE COMPANY'S COMMON EQUITY

     The Company's common stock has been included for quotation on the OTC Bulletin Board under the symbol HMSR since January 14, 1998. From October 28, 1997 to January 13, 1998, the Company's common stock was included for quotation on the Nasdaq Small Cap Market under the symbol HMSRC. From April 7, 1994 to October 27, 1997, the Company's common stock was included for quotation under the symbol HMSR. Prior to April 7, 1994, the Company's common stock was not publicly traded.


     On April 24, 2001, the last day on which trading of the Shares took place before the printing of this Proxy Statement, the high and low sales prices of the Shares were $.52 and $.43, respectively. On February 2, 2001, the last trading day before the public announcement, on February 5, 2001, of the execution of the Purchase Agreement and the Company's suspension of the use of its registration statement and related prospectus relating to the resale of Shares by certain selling Stockholders, the high and low sales prices of the Shares were $1.3125 and $1.2187, respectively.


DIVIDENDS

     The Company has never paid any dividends on the Shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information set forth in the following table is furnished as of April 5, 2001 (the Record Date), with respect to any person (including any "group," as that term is used in Section 13(d)(3) of the Exchange Act) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities. In addition, this table includes the outstanding voting securities beneficially owned by each of the executive officers and directors of the Company and the number of shares owned by the executive officers and directors as a group.

     The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC. This information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares which that person has the right to acquire within 60 days after April 5, 2001 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission by such persons of beneficial ownership of those shares. Unless otherwise specified, the address for each person below is c/o HemaSure Inc., 140 Locke Drive, Marlborough, Massachusetts 01752.

                                                        SHARES OF COMMON STOCK   PERCENTAGE OF COMMON
                   NAME AND ADDRESS                       BENEFICIALLY OWNED      STOCK OUTSTANDING
                   ----------------                     ----------------------   --------------------
Sepracor Inc..........................................         6,700,334(1)              31.5%(1)
  111 Locke Drive
  Marlborough, MA 01752
Gambro Inc. ..........................................         5,165,343                 27.3%
  10811 West Collins Avenue
  Lakewood, CO 80215-4498
Timothy J. Barberich(2)...............................           167,750(2)                 *
Justin E. Doheny(3)...................................             6,700(3)                 *
John F. McGuire, III(4)...............................           650,000(4)               3.3%
James B. Murphy(5)....................................           140,090(5)                 *
Peter C. Sutcliffe(6).................................           137,078(6)                 *
David S. Barlow(7)....................................             3,000(7)                 *
Edward C. Wood(8).....................................                 0(8)                 *
All directors and executive officers as a group
  (five persons)(9)...................................         1,101,618(9)               5.5%(9)

---------------
 *  Represents holdings of less than one percent.

(1) Includes 2,367,000 shares of common stock which Sepracor has the right to acquire within 60 days after April 5, 2001 upon exercise of outstanding warrants.

(2) Mr. Barberich is the President and Chief Executive Officer of Sepracor. Includes 138,750 shares of common stock which Mr. Barberich has the right to acquire within 60 days after April 5, 2001 upon exercise of outstanding stock options. Does not include 23,250 shares that will vest upon consummation of the Asset Sale.

(3) Includes 6,000 shares of common stock which Mr. Doheny has the right to acquire within 60 days after April 5, 2001 upon exercise of outstanding options. Does not include 82,500 shares that will vest upon consummation of the Asset Sale.

(4) Includes 620,000 shares of common stock which Mr. McGuire has the right to acquire within 60 days after April 5, 2001 upon exercise of outstanding options. Does not include 280,000 shares that will vest upon consummation of the Asset Sale.

(5) Includes 140,000 shares of common stock which Mr. Murphy has the right to acquire within 60 days after April 5, 2001 upon exercise of outstanding options. Does not include 130,000 shares that will vest upon consummation of the Asset Sale.

(6) Includes 125,000 shares of common stock which Mr. Sutcliffe has the right to acquire within 60 days after April 5, 2001 upon exercise of outstanding options. Does not include 125,000 shares that will vest upon consummation of the Asset Sale.

(7) Mr. Barlow was a member of the Board of Directors until December 31, 2000.

(8) Mr. Wood was the President of Gambro BCT until April 2000 and a member of the Board of Directors until December 31, 2000. Does not include 75,000 shares that will vest upon consummation of the Asset Sale.

(9) Includes an aggregate of 1,029,750 shares of common stock which executive officers and directors have the right to acquire within 60 days after April 5, 2001 upon exercise of outstanding stock options. Does not include any voting securities of the Company held by Mr. Barlow or Mr. Wood.

     To date, no stockholder of the Company has indicated how he, she or it intends to vote on the proposals to be voted on at the Special Meeting. On March 5, 2001, Gambro Inc. granted to the Company an irrevocable proxy to vote its 5,165,343 shares at the Special Meeting. There is no assurance whether or not any or all of the proposals will be approved.

                                 OTHER BUSINESS

     Management knows of no business which will be presented for consideration other than the matters described in the Notice of Special Meeting. If other matters are properly presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, attached as ANNEX F to this Proxy Statement, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein.

                           INCORPORATION BY REFERENCE


     This Proxy Statement is accompanied by a copy of the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2000, which documents are attached to this Proxy Statement as ANNEX F and ANNEX F/A, respectively. The Company's Form 10-K and Form 10-K/A for the year ended December 31, 2000 are also incorporated into this Proxy Statement by reference.



     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, commonly known as the Exchange Act, and in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission, commonly known as the Commission or the SEC. The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at the following web site address: http://www.sec.gov. The Company's Internet address is http://www.hemasure.com.


                                          By Order of the Board of Directors,

                                          James B. Murphy
                                          Secretary
Marlborough, Massachusetts

April 27, 2001


     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                         ANNEX A

                                                                 Whatman
WHATMAN PLC

Whatman House
St. Leonard's Road
20/20 Maidstone
Kent ME16 OLS
England
Telephone: +44 (0) 1622 676670
Fax:      +44 (0) 1622 677011
DDI:      +44 (0) 1622
Web site:  www.whatman.com

2 April 2001

VIA TELECOPY AND AIR POST
HemaSure Inc.
140 Locke Drive
Marlborough, MA 01752

     ATTN: CHAIRMAN OF THE BOARD

     Re: Asset Purchase Agreement dated February 3, 2001
         By and Among HemaSure Inc., Whatman plc and
         Whatman Bioscience Inc. ("Agreement")

Gentlemen:

Kindly be advised that Whatman plc and Whatman Bioscience Inc. do not intend to exercise their option under Section 2.4(b)(ii) of the Agreement to deliver to you Ordinary Shares of Whatman plc in satisfaction of their obligation under
Section 2.4(b)(i). You may treat this letter as an amendment to the Agreement, deleting such option, and you may rely upon this letter in describing the Agreement in documents required by the securities laws of the United States.

                                          Very truly yours,

                                          By: /s/
                                            ------------------------------------
                                              Whatman plc and
                                              Whatman Bioscience, Inc.
cc: Luke P. Iovine, III, Esquire (via telecopy)
    Philip Ragona, Esquire (via telecopy)
    John McGuire (via telecopy)

The foregoing amendment to the Agreement is hereby agreed to by the undesigned:

                                          HEMASURE INC.

                                          By: /s/
                                            ------------------------------------
                                              John F. McGuire, III
                                              President

                            ASSET PURCHASE AGREEMENT

     Asset Purchase Agreement, dated February 3, 2001 (this "Agreement"), by and among Whatman Bioscience Inc., a Massachusetts corporation ("Buyer"), Whatman plc, an English corporation ("Parent"), and HemaSure Inc., a Delaware corporation ("Seller").

     Seller is engaged in the business as defined in Schedule A attached hereto (the "Business"), consisting, among other things, of the sale of the products and services described on Schedule A (collectively, the "Products").

     Seller desires to sell and Buyer desires to purchase substantially all of the non-cash assets of Seller, all upon the terms and conditions set forth herein.

     NOW THEREFORE the parties, in consideration of the mutual covenants, representations and warranties contained herein, and intending to be legally bound, hereby agree as follows:

     1. Definitions.

     For purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Article 1:

     "Accounting Determination" -- as defined in Section 2.4(e)(ii).

     "Accounts Receivable" -- as defined in Section 2.2(g).

     "Acquisition Assets" -- as defined in Section 2.1.

     "Agreed Determination" -- as defined in Section 2.4(e)(ii).

     "Antitrust Division" -- the Antitrust Division of the United States Department of Justice.

     "Assignment and Assumption Agreement" -- as defined in Section 2.7(a).

     "Assumed Contracts" -- as defined in Section 2.1(d).

     "Assumed Liabilities" -- as defined in Section 2.7(a).

     "Balance Sheet" -- as defined in Section 3.4.

     "Best Efforts" -- the efforts that a prudent Person desirous of achieving a result would use under similar circumstances to ensure that such result is achieved as expeditiously as possible but without the obligation to pay monies to any party or the obligation to agree to any financial arrangement that any party hereto considers to be not in its best interest.

     "Bill of Sale and Assignment" -- as defined in Section 2.8(a)(3).

     "Business" -- as defined in the second paragraph of this Agreement.

     "Buyer" -- as defined in the first paragraph of this Agreement.

     "Closing" -- as defined in Section 2.6.

     "Closing Date" -- the date and time as of which the Closing actually takes place.

     "Code" -- the United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

     "Consent" -- any approval, consent, ratification, permission, waiver or other authorization (including any Governmental Authorization).

     "Consideration" -- the aggregate of the Purchase Price, the Reimbursement Amount and any royalty payments to be paid under the Royalty Agreement.

     "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including, but not limited to:

          (i) the sale and transfer of the Acquisition Assets by Seller to Buyer in exchange for payment of the Purchase Price;

          (ii) the assumption by Buyer of the Assumed Liabilities; and

          (iii) the performance by Buyer and Seller of their respective covenants and obligations hereunder and under the agreements executed pursuant to this Agreement.

     "Contract" -- any agreement, contract, instrument, indenture, guaranty, power of attorney, commitment, promise, assurance, obligation or undertaking, whether or not written.

     "Copyrights" -- as defined in Section 3.13(e).

     "Damages" -- as defined in Section 10.2.

     "Deemed Determination" -- as defined in Section 2.4(e)(i).

     "Disclosure Letter" -- the disclosure letter delivered by or on behalf of Seller to Buyer concurrently with the execution and delivery of this Agreement. Unless otherwise indicated, all Schedules referred to in this Agreement are schedules to the disclosure letter.

     "Effective Time" -- as defined in Section 2.6.

     "Employment Agreements" -- as defined in Section 5.9.

     "Encumbrance" -- any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, equity, trust, equitable interest, claim, easement, right-of-way, servitude, right of possession, lease tenancy, license, encroachment, intrusion, covenant, infringement, interference, Order, proxy, option, right of first refusal, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any kind, including, but not limited to, restriction on the use, voting (in the case of any security), transfer, receipt of income or other exercise of any other attribute of ownership; provided that, in all cases, an Encumbrance shall not include any Permitted Encumbrance.

     "Equipment" -- as defined in Section 2.1(b).

     "ERISA" -- the United States Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.

     "Exchange Act" -- the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" -- as defined in Section 2.2.

     "Financial Statements" -- as defined in Section 3.4.

     "GAAP" -- as defined in Section 3.4.

     "Governmental Authorization" -- any permit, license, franchise, approval, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, qualification, patent, franchise or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" -- means any:

          (i) nation, state, county, city, town, village, district or other jurisdiction of any nature;

          (ii) federal, state, local, municipal, foreign or other government;

          (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or

          (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "Guarantee Period" -- as defined in Section 2.4(d)(i).

     "Indemnified Buyer" -- as defined in Section 10.2.

     "Indemnified Person" -- as defined in Section 10.6.

     "Indemnified Seller" -- as defined in Section 10.3.

     "Indemnifying Person" -- as defined in Section 10.6.

     "Intellectual Property Assets" -- as defined in Section 2.1(g).

     "Inventory" -- as defined in Section 2.1(c).

     "Knowledge" -- For purposes of this Agreement, the Seller shall be deemed to have "Knowledge" of a particular fact or other matter if any current director of Seller or any of Jack McGuire, Jim Murphy, Peter Sutcliffe or Eric Lee has actual knowledge of such particular fact or other matter.

     "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multi-national or other administrative order, constitution, law, ordinance, code, rule, principle of common law, regulation, statute or treaty.

     "Listing Date" -- as defined in Section 2.4(d)(i).

     "Measurement Price Guarantee" -- as defined in Section 2.4(d)(i).

     "Non-Competition Agreement" -- as defined in Section 2.8(a)(ix).

     "Notice Period" -- as defined in Section 10.6 herein.

     "Order" -- any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" -- an action taken by Seller shall be deemed to have been taken in the "Ordinary Course of Business" if such action is materially consistent with the past practices of Seller as conducted since June 30, 2000.

     "Ordinary Shares of Parent" -- shares of common stock of Whatman plc that shall be duly and validly issued, fully paid and nonassessable, and, when admitted to the Official List of the UK Listing Authority, will be free of restrictions on transfer.

     "Organizational Documents" -- the articles or certificate of incorporation and the bylaws or other applicable constitutional documents of a corporation and any amendments thereto.

     "Pall Litigation" -- as defined in Section 2.7(a)(iii).

     "Parent" -- as defined in the first paragraph of this Agreement.

     "Patent Assignments" -- as defined in Section 2.8(a)(v).

     "Patents" -- as defined in Section 3.13(c).

     "PBGC" -- the United States Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Encumbrances" -- any and all encumbrances (a) resulting from taxes which have not yet become delinquent and/or (b) that have arisen in the Ordinary Course of Business after the date of this Agreement and/or (c) that do not have a material adverse effect on the Business or the Seller's ownership or use of any material Acquisition Assets.

     "Per Share Measurement Price" -- as defined in Section 2.4(c)(i).

     "Person" -- any individual, corporation (including any non-profit corporation), general partnership, limited partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Body.

     "Plan" -- as defined in Section 3.6.

     "Proceeding" -- any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination, investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Products" -- as defined in the second paragraph of this Agreement.

     "Purchase Orders" -- as defined in Section 2.1(d).

     "Purchase Price" -- as defined in Section 2.3.

     "Reimbursement Amount" -- as defined in Section 2.4(a).

     "Reimbursement Determination Date" -- as defined in Section 2.4(e)(iii).

     "Reimbursement Documents" -- as defined in Section 2.4(e)(i).

     "Reimbursement Period" -- as defined in Section 2.4(a).

     "Reimbursement Shares" -- as defined in Section 2.4(b)(ii).

     "Related Person" -- With respect to a specified Person other than an individual, any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person or which owns a material interest in or is a director or officer of such Person.

     "Retained Liabilities" -- as defined in Section 2.7(b).

     "Royalty Agreement" -- as defined in Section 2.8(b)(iii).

     "Seller" -- as defined in the first paragraph of this Agreement.

     "Seller SEC Documents" -- as defined in Section 3.17(a).

     "Subscription Agreement" -- as defined in Section 2.4(b)(ii).

     "Tax" -- any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, inventory tax, occupancy tax, withholding tax, payroll tax, gift tax, estate tax or inheritance tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or pursuant to any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, impost, imposition, toll, duty, deficiency or fee.

     "Tax Return" --any return (including any information return), report, statement, declaration, schedule, notice, notification, form, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Termination Agreements" --as defined in Section 6.6.

     "Termination Date" --as defined in Section 2.6.

     "Termination Event" --as defined in Section 11.1.

     "Third Party Accounting Firm" -- as defined in Section 2.4(e)(ii).

     "Threatened" -- a claim, Proceeding, dispute, action or other matter shall be deemed to have been "Threatened" if any demand or statement shall have been made (orally or in writing) or any notice shall have been given (orally or in writing), or if any other event shall have occurred, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter might be asserted, commenced, taken or otherwise pursued in the future.

     "Trademark Assignments" -- as defined in Section 2.8(a)(iv).

     "Trademarks" -- as defined in Section 3.13(d).

     "Trade Secrets" -- as defined in Section 3.13(f).

     "Transaction Taxes" -- as defined in Section 9.5.

     "UK Admission" -- As defined in Section 2.4(c)(ii).

     2.Transfer of Assets in Exchange For Purchase Price; Closing.

     2.1 Assets to be Sold and Transferred. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to the Acquisition Assets, in each case (except in respect to assets held under lease or license, or except as set forth in Schedule 2.1) free and clear of any and all Encumbrances. The "Acquisition Assets" shall mean all of the assets owned, leased or operated by Seller at the close of business Eastern Standard Time on the Closing Date, wherever the same shall be located and which are not Excluded Assets, including without limitation:

          (a) the leasehold interests in and to real property as described in
     Schedule 2.1(a), together with all buildings, structures and improvements thereon, fixtures contained therein, and appurtenances thereto (except to the extent not owned or leased by Seller);

          (b) all machinery, equipment, fixtures, computer hardware and software (subject to any restrictions by the licensor on the assignment thereof), furniture, office equipment, vehicles and other tangible personal property and assets owned or leased by Seller (subject to the terms of any lease and the restrictions on assignment thereof) as described in Schedule 2.1(b) including, without limitation, production, transportation, packing or delivery machinery or equipment, drawings, manuals, maintenance records, spare parts, tooling, accessories and supplies relating to the foregoing (hereinafter the "Equipment");

          (c) all inventories of raw materials, work-in-process, finished goods, packaging, service parts, packing and supplies of Seller as of the Closing Date, wherever located, whether or not recorded on the Balance Sheet (hereinafter the "Inventory");

          (d) all of Seller's interest in (including all rights, benefits and obligations) any written or oral Contracts and understandings described in
     Schedule 2.1(d) (the "Assumed Contracts"), and all unfilled purchase orders for Products at the Closing Date ("Purchase Orders");

          (e) all sales and marketing information relating to Products (including discontinued Products), including marketing plans, advertising material, sales and credit reports, literature, and brochures;

          (f) all operating data, books and records of Seller related to the Business, including client and customer lists and records and other customer information, supplier lists and other supplier information, referral sources, research and development reports, product files, equipment logs, operating guides and manuals, copies of financial, accounting and personnel records, correspondence and other similar documents and records;

          (g) all intellectual property owned or leased or licensed by Seller, including but not limited to, the name "HemaSure," all trademarks, service marks, trade names, logos and slogans, all registrations of and applications to register the foregoing, all trade dress of the Products, all statutory and common law copyrights, all registrations of and applications to register such copyrights, all confidential data and information, including without limitation, all know-how, trade secrets (if any), drawings, specifications, bills of material, processes, formulae, supplier lists, customer lists, marketing information, sales and promotional material, and business plans, all patents and patent applications and invention disclosures throughout the world, including reissues, extensions, divisions, continuations and continuations-in-part, and inventions contained therein, including without limitation those items listed in Schedule 2.1(g) (hereinafter the "Intellectual Property Assets");

          (h) all other intangible rights and property of Seller, including goodwill, going concern value, telephone and telecopy addresses, websites and other property described in Schedule 2.1(h);

          (i) to the extent transferable to Buyer, all Governmental Authorizations and all pending applications therefor or renewals thereof; and

          (j) all rights of Seller relating to deposits and prepaid expenses and claims for refunds.

     2.2 Excluded Assets. Notwithstanding the foregoing, Seller shall not sell, convey, assign, transfer or deliver and Buyer shall not purchase or acquire from Seller any of the following assets (the "Excluded Assets"):

          (a) any cash, cash equivalents or marketable securities;

          (b) any insurance policies of Seller and any amounts payable to Seller thereunder;

          (c) claims for refunds of Taxes or any other tax assets of Seller;

          (d) any net operating losses of Seller that may be used as set-offs or deductions for tax purposes;

          (e) any assets held in any trust associated with any Plan;

          (f) the stock of any subsidiaries of the Seller;

          (g) any accounts receivable arising out of the activities of Seller (hereinafter the "Accounts Receivable"); and

          (h) those assets, if any, set forth on Schedule 2.2.

     2.3 Purchase Price. The purchase price for the Acquisition Assets (the "Purchase Price") shall be Ten Million Dollars ($10,000,000.00), which shall be paid by Buyer to Seller at Closing by wire transfer to an account designated by Seller.

     2.4  Reimbursement.

          (a) Reimbursement Period; Reimbursement Amount. The "Reimbursement Period" means the period commencing on November 1, 2000 and ending on the Closing Date. The "Reimbursement Amount" will be equal to (i) all amounts paid and payable by Seller for all material, products, services, expenses and equipment necessary to conduct the ongoing operations of the Business (including any and all fees and costs of Seller, including all fees paid to Seller's attorneys, in connection with the Pall Litigation) incurred during the Reimbursement Period (this amount will specifically exclude (1) amounts paid to any of Seller's suppliers in connection with contracts that are not being assumed by Buyer as part of the Contemplated Transactions, (2) amounts paid in respect of the negotiation of this Agreement and the consummation of the Contemplated Transactions, and (3) amounts paid or payable to Seller's employees as an inducement for such employees to execute the Termination Agreements or to waive or forego any other right that would otherwise vest or be triggered as a result of the consummation of the Contemplated Transactions), less (ii) all amounts received or receivable by Seller from the sale of Products during the Reimbursement Period.

     (b) Reimbursement Payment.

          (i) Subject to Section 2.4(b)(ii) below, the Reimbursement Amount shall be paid by Buyer to Seller, not later than three (3) business days after the Reimbursement Determination Date (as defined below), by wire transfer to an account designated by Seller.

          (ii) Notwithstanding Section 2.4(b)(i) above, Buyer may elect, upon written notice to Seller given not less than five (5) business days prior to the Closing Date, to pay the Reimbursement Amount in Ordinary Shares of Parent (the "Reimbursement Shares"), and, in such case, Buyer shall have no obligation, subject to the provisions of Section 2.4(d) below, to pay any of the Reimbursement Amount in cash.

     (c) Reimbursement Shares. In the event that Buyer elects to pay the Reimbursement Amount in Ordinary Shares of Parent in accordance with Section 2.4(b)(ii), Buyer and Parent agree to the following:

          (i) The number of Reimbursement Shares to be received by the Seller will be calculated by dividing the Reimbursement Amount by the Per Share Measurement Price. The "Per Share Measurement Price" shall be equal to the average daily closing per share price of Ordinary Shares of Parent on the London Stock Exchange during the period beginning on November 1, 2000 and ending on the date of this Agreement valued in United States Dollars at the exchange rate as published in the Wall Street Journal on the date of this Agreement. A stock certificate representing such number of Reimbursement Shares as determined pursuant to the foregoing shall be delivered to Seller by Parent no later than ten (10) days after the Reimbursement Determination Date (defined below).

          (ii) Parent covenants and agrees that, when issued and delivered in accordance with the terms of this Agreement, the Reimbursement Shares (A) will be duly and validly issued, fully paid and nonassessable, and, when admitted to the Official List of the UK Listing Authority (the "UK Admission"), free of restrictions on transfer, and (B) will rank pari passu and as a single class with all other issued and outstanding Ordinary Shares of Parent and shall carry the right to receive in full all dividends and other distributions declared after the Reimbursement Determination Date.

          (iii) Parent further covenants and agrees that within five (5) days after the Reimbursement Determination Date, Parent will procure that a duly convened meeting of the Parent's board of directors is held at which the necessary resolutions are passed to allot and issue the Reimbursement Shares to Seller, subject to the UK Admission occurring within 30 days of such allotment, and to authorize and request the Parent's stockbrokers to forthwith make application to the UK Listing Authority for admission of the Reimbursement Shares to the Official List of the UK Listing Authority. Parent further covenants and agrees that if any of the Reimbursement Shares have not been admitted to the Official List of the UK Listing Authority within thirty (30) days of the allotment and issuance of such shares to Seller, such allotment and issuance shall cease to have any effect and Parent shall promptly pay to Seller an amount in cash equal to the Reimbursement Amount.

     (d) Measurement Price Guarantee. In the event that Buyer elects to pay the Reimbursement Amount in Ordinary Shares of Parent in accordance with Section 2.4(b)(ii), Buyer and Parent agree to the following:

          (i) To the extent that Seller shall have sold any of the Reimbursement Shares through the facilities of the London Stock Exchange during the period commencing with the date of UK Admission (the "Listing Date") and expiring on the date which is 60 days after the Listing Date (the "Guarantee Period"), Seller shall have the right to cause Buyer to pay, and Buyer covenants and agrees to pay, the Measurement Price Guarantee. The "Measurement Price Guarantee" shall be the amount, if any, expressed in British Pounds Sterling, by which (1) the aggregate gross proceeds (without reduction for brokerage fees, commissions or costs), expressed in British Pounds Sterling, of all sales of Reimbursement Shares by Seller through the facilities of the London Stock Exchange during the Guarantee Period is less than (2) the product of (x) the number of Reimbursement Shares sold by Seller during the Guarantee Period multiplied by (y) the Per Share Measurement Price.

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

          (ii) Seller may demand payment of the Measurement Price Guarantee by Buyer at any time after the expiration of the Guarantee Period (or upon the earlier sale of all of the Reimbursement Shares) by written notice to Buyer and Parent setting forth Seller's calculation of the Measurement Price Guarantee, accompanied by copies of transaction invoices evidencing the number of Reimbursement Shares sold during the Guarantee Period and the aggregate gross proceeds received by Seller from the sales of such Reimbursement Shares.

          (iii) The Measurement Price Guarantee shall be paid by Buyer to Seller by wire transfer, not later than five (5) business days after Buyer's and Parent's receipt of Seller's written notice described in Section 2.4(d)(ii), in United States Dollars at the exchange rate published in the Wall Street Journal on the business day next following the date of Seller's written notice.

     (e) Reimbursement Procedure.

     (i) Subject to Section 2.4(f), Seller will prepare and maintain documentation, including cash receipts and cash disbursement logs (the "Reimbursement Documents"), sufficient to evidence the Reimbursement Amount, and shall deliver the Reimbursement Documents to Buyer as soon as reasonably practicable (but in all events within sixty (60) days after the Closing). The Reimbursement Documents shall be prepared and maintained based on methodologies consistent with the past practice of Seller. If Buyer does not object to the Reimbursement Documents within twenty (20) days of receipt thereof, Seller shall be deemed to have accepted the Reimbursement Documents as final and binding (the "Deemed Determination").

     (ii) If Buyer objects to the Reimbursement Documents, Buyer shall notify Seller in writing within twenty (20) days following Buyer's receipt thereof, setting forth in specific detail the basis for such objection and a proposal for any adjustments to the Reimbursement Documents. Buyer and Seller shall seek in good faith to reach agreement as to any such proposed adjustment, or that no such adjustment is necessary, within ten (10) days following Seller's receipt of Buyer's objection notice. If agreement is reached in writing within such period (the "Agreed Determination"), the parties shall make such adjustments as set forth in the Agreed Determination, and the Reimbursement Documents shall be deemed to be final and binding. If Buyer and Seller are unable to reach such agreement within such ten-day period, then Deloitte & Touche in Boston, Massachusetts, or any other mutually agreed upon accounting firm (the "Third Party Accounting Firm"), shall be engaged to review the proposed Reimbursement Documents, and shall make a determination as to the resolution of any proposed adjustments to the Reimbursement Documents in accordance with Section 2.4(a). The determination of the Third Party Accounting Firm (the "Accounting Determination") shall be delivered in writing to Buyer and Seller as soon as practicable following selection of the Third Party Accounting Firm, but in no event more than thirty (30) days thereafter, and shall be final, conclusive and binding upon Buyer and Seller. The non-prevailing party shall pay the fees and expenses of the Third Party Accounting Firm; provided, that in the event of a compromise between the positions of the parties, such fees and expenses shall be prorated by the Third Party Accounting Firm based on the relative success of the parties in prevailing on their positions.

     (iii) For purposes of this Agreement, the "Reimbursement Determination Date" shall be the date on which the Reimbursement Documents become final and binding pursuant to the Deemed Determination, the Agreed Determination or the Accounting Determination, as the case may be.

     (f) Assistance of Buyer. Buyer and Parent jointly covenant and agree to make available to Seller such employees of Buyer, including but not limited to Jim Murphy and his designees, as reasonably requested by Seller to assist and/or facilitate (i) the payment of all payables of Seller and the receiving and booking of all receivables of Seller as contemplated in Section 2.4(a) and (ii) the preparation, maintenance and delivery of the Reimbursement Documents as contemplated in Section 2.4(e).

     2.5 Allocation of Purchase Price. Unless otherwise required by applicable law, the total Purchase Price shall be allocated among the Acquisition Assets as set forth on Schedule 2.5 and which allocation among the Acquisition Assets shall be in accordance with Section 1060 of the Code and the regulations

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

promulgated thereunder and all applicable provisions of state, local and foreign law. Unless otherwise required by applicable law, no party hereto will, and each party will cause its Related Persons not to, take a position on any Tax Return, before any governmental agency charged with the collection of any Tax or in any Proceeding that is in any way inconsistent with the purchase price allocation set forth in this Section 2.5.

     2.6 Closing. The Closing will take place at the offices of Eckert Seamans Cherin & Mellott, Boston, Massachusetts at 10:00 a.m. (local time) as soon as reasonably practicable after the satisfaction of all of the conditions to each party's obligations hereunder as set forth in Articles 5 and 6 or the waiver of such conditions by the party entitled to the benefit thereof, but not later than May 31, 2001 (the "Termination Date"). The purchase and sale of the Acquired Assets and assignment and assumption of Assumed Liabilities shall be effective as of the close of business Eastern Standard Time on the Closing Date ("Effective Time"). Subject to the provisions of Article 11, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.7  Assumption of Liabilities.

     (a) Assumed Liabilities. On the Closing Date, Buyer shall deliver to Seller an undertaking and assumption, in the form of Exhibit 2.7 (the "Assignment and Assumption Agreement"), pursuant to which Buyer shall assume, be liable for and agree to discharge all obligations and liabilities of Seller (other than the Retained Liabilities) existing on the Closing Date (or arising after the Closing Date solely by reason of events occurring or conditions existing prior to the Closing Date), whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (the "Assumed Liabilities"), including, but not limited to:

          (i) all liabilities and obligations of Seller (including performance) arising on or after the Closing Date related to (1) the Assumed Contracts,
     (2) the Purchase Orders; (3) any leasehold interest referred to in Clause 2.1(a); and/or (4) the employment, terms of employment, compensation, benefits, or termination of employment (in each case, in Buyer's sole discretion, subject to Section 8.4 hereof) of any employee of Seller on the date of Closing who becomes an employee of Buyer;

          (ii) all liabilities and obligations of Seller in connection with any and all of the Proceedings captioned HemaSure Inc., et al v. Pall, No. CA 99-675 (U.S.D.C. Colorado); Pall Corporation v. Gambro, Inc., et al, No. CA 00-1412 (U.S.D.C. Colorado); Pall Corporation v. HemaSure Inc., et al, No. 96-5620 (U.S.D.C. New York); and Pall Corporation v. Filtertek, Inc., No. 00-CV-2501 (U.S.D.C. Colorado) (collectively, the "Pall Litigation"), including, without limitation, any obligation (current or future) of Seller to pay damages and costs arising out of the Pall Litigation, or any monies to be paid to Pall pursuant to any settlement of all or any portion of the Pall Litigation;

          (iii) any and all fees and costs of Seller, including all fees paid to Seller's attorneys, in connection with the Pall Litigation for services and expenses rendered after the Closing Date, it being agreed and acknowledged by Seller and Buyer that, after the Closing, Buyer shall have the right to designate counsel for Seller in the Pall Litigation, subject to Seller's prior consent which shall not be unreasonably withheld; and

          (iv) any and all obligations of defense in connection with the Pall Litigation and any claims asserted against HemaSure therein, including but not limited to the retention of counsel.

     (b) Retained Liabilities. Except as otherwise specifically set forth in
Section 2.7(a) of this Agreement, Buyer shall not assume any of the following specified liabilities or obligations of Seller (the "Retained Liabilities"):

          (i) (A) any liabilities under any Plan of Seller, including without limitation any obligations, liabilities or responsibilities arising from acts or omissions prior to the Closing Date with respect to

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

     any employee or spouse or dependent of any employee or former employee of Seller with respect to any such Plan, or any liability of Seller for severance or termination payments thereunder, and (B) any payments paid or payable by Seller to induce any employee to waive or forego any claim against Seller;

          (ii) all liabilities for any Tax imposed on Seller under applicable law incurred and relating to any period prior to the Closing Date;

          (iii) any account payable of Seller arising prior to the Closing Date, including but not limited to any amounts payable by Seller referred to in
     Section 2.4(a)(i);

          (iv) any and all fees and costs paid to Seller's attorneys in connection with services and expenses rendered prior to November 1, 2000;

          (v) any liabilities owed by Seller to Seller's security holders in their capacity as security holders (including, without limitation, Novo Nordisk A/S in its capacity as a note holder or stockholder of Seller);

          (vi) any liabilities owed by Seller to Gambro, Inc. (Gambro BCT), Command Medical or American National Red Cross arising or resulting from Seller's contractual relationships with any of the foregoing or the termination of any such contractual relationships;

          (vii) any liabilities owed by Seller to Sepracor, Inc.;

          (viii) any expenses of Seller as set forth in Section 9.2 hereof; and

          (ix) the liabilities listed in Schedule 3.5;

it being agreed by Seller that all of the Retained Liabilities shall remain the sole responsibility of and shall be paid, performed and/or discharged solely by Seller.

     2.8 Closing Obligations. In addition to any other documents to be delivered under other provisions of this Agreement to effect the Contemplated Transactions, at the Closing,

     (a) Seller shall deliver to Buyer:

          (i) for each parcel of real property identified on Schedule 2.1(a), an assignment of the lease accompanied by an estoppel letter certifying to the matters set forth in Exhibit 2.8(a)(i) and the consent of the landlord to such assignment;

          (ii) assignment of any motor vehicle included in the Acquisition Assets as set forth on Schedule 2.1(b);

          (iii) a bill of sale and assignment of all of the Acquisition Assets (other than those transferred by documents delivered pursuant to other subsections of this Section 2.8) in the form of Exhibit 2.8(a)(iii) (the "Bill of Sale and Assignment");

          (iv) The trademark assignments ("Trademark Assignments") in the form of Exhibit 2.8(a)(iv);

          (v) The patent assignments in the form of Exhibit 2.8(a)(v) ("Patent Assignments");

          (vi) any Consent required under Section 5.7 not previously delivered to Buyer;

          (viii) a certificate executed by Seller as to the accuracy of their representations and warranties as of the date of this Agreement and as of Closing in accordance with Section 5.1 and as to each Seller's compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 5.2;

          (ix) noncompetition agreement in the form of Exhibit 2.8(a)(ix), executed by Seller and Sepracor, Inc. (the "Non-Competition Agreement");

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

          (x) opinion of Seller's counsel as required under Section 5.3; and
     (xi) all other certificates and documents required by Article 5 of this Agreement.

     (b) Buyer shall deliver to Seller:

          (i) the Purchase Price, by wire transfer to an account designated by Seller;

          (ii) the Assignment and Assumption Agreement, executed by Buyer;

          (iii) the Royalty Agreement in the form attached hereto as Exhibit 2.8(b)(iii), executed by Buyer ("Royalty Agreement");

          (iv) a certificate executed by the Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 6.1 and as to Buyer's compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with
     Section 6.2;

          (v) opinion of Buyer's counsel as required under Section 6.3; and

          (vi) all other certificates and documents required by Article 6 of this Agreement.

     2.9 Assignment of Contracts and Rights. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any claim, contract, license, lease, commitment, sales order, purchase order or any claim or right, or any benefit arising thereunder or resulting therefrom, if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof or in any way affect the rights of Buyer or Seller thereunder. In the event and to the extent that Seller is unable to obtain and deliver at the Closing any Consent required under Section
5.7 of this Agreement, and Buyer elects to waive any condition to the Closing with respect to such Consent, (i) Seller shall continue to be bound by such Contract, license or other rights as to which such Consent was not obtained,
(ii) Buyer shall pay, perform and discharge fully all of the obligations of Seller thereunder from and after the Closing Date, and (iii) Seller shall, for a period of at least three (3) months from the Closing Date, continue to use all reasonable efforts to obtain such consent at the earliest practicable date following the Closing Date. Seller shall, without further consideration therefor, pay, assign and remit to the Buyer promptly all monies, rights and other consideration received in respect of Buyer's performance. Seller shall exercise, enforce or exploit the rights and options under all such Contracts, licenses and other rights and commitments referred to in this Section 2.9 only as reasonably directed in writing by Buyer and at the Buyer's sole expense. If and when any such Consent shall be obtained or such Contract, license or other right shall otherwise become assignable, Seller shall promptly assign all its rights and obligations thereunder to Buyer without payment of further consideration, and Buyer shall, without the payment of further consideration therefor, assume such rights and obligations.

     3.  Representations and Warranties of Seller

     Seller represents and warrants to Buyer as follows:

     3.1 Organization and Capitalization. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Seller has no subsidiaries except as disclosed in Schedule
3.1. Except as set forth on Schedule 3.1, (i) no subsidiary of Seller has disposed of any of its assets since December 31, 1999 and (ii) all of the assets of any such subsidiary have been, or will have been prior to the Closing, transferred to Seller.

     3.2 Authority; No Conflict. (a) This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as enforceability is limited by (i) principles of equity that may restrict the availability of specific performance and other equitable remedies (whether such enforceability is considered in a proceeding in equity or at law) and (ii) bankruptcy insolvency, reorganization,
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

moratorium, fraudulent conveyance, fraudulent transfer and other laws applicable to creditors' rights generally; and (b) Seller has the requisite corporate power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement by Seller nor the consummation or performance of any of the Contemplated Transactions by Seller will, directly or indirectly:

          (a) conflict with or result in a violation of (i) any of the provisions of the Organizational Documents of such Seller or (ii) any resolution adopted by the board of directors or the stockholders of such Seller;

          (b) conflict with or result (with or without notice or lapse of time) in a violation of any material Legal Requirement or any Order to which any of the Acquisition Assets may be subject;

          (c) conflict with or result (with or without notice or lapse of time) in a violation or breach of any of the provisions of, or give any Person the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate the maturity or performance of or cancel, terminate or modify, any material Contract of any Seller being assumed by Buyer under this Agreement;

          (d) result (with or without notice or lapse of time) in the imposition or creation of any Encumbrance upon or with respect to any of the Acquisition Assets.

Except as disclosed in Schedule 3.2, Seller is not required, nor will it be required to give any notice to or obtain any Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except for any such notices or consents, the failure to obtain which will not have a material adverse effect on the Buyer's ability to conduct the Business as heretofore conducted by Seller or impair the ability of Seller to execute and deliver this Agreement or perform any of the Contemplated Transactions.

     3.3 Title to Properties; Encumbrances. Schedule 3.3 contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by Seller. Seller owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) set forth in Schedule 3.3 that it purports to own, including all of the properties and assets reflected in the Balance Sheet, and all of the properties and assets purchased or otherwise acquired since October 31, 2000 (except for personal property sold since the date of the Balance Sheet in the Ordinary Course of Business, and all assets are owned free and clear of all Encumbrances, except as disclosed in Schedule 3.3.

     3.4 Financial Statements. Seller has delivered to Buyer its unaudited Consolidated Balance Sheet at October 31, 2000 (the "Balance Sheet") together with its Consolidated Income Statement for the ten months ended October 31, 2000 (together, the "Financial Statements"). The Financial Statements were prepared in accordance with the books and records of Seller and, except as disclosed in
Schedule 3.4, in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis and present fairly the financial position of Seller as of October 31, 2000 and the results of operations for the period indicated.

     3.5 No Undisclosed Liabilities. Except as set forth in the Disclosure Letter, including Schedule 3.5 thereto, Seller is not aware of any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that were not fully reflected or reserved against in the Balance Sheet, except (a) in the case of liabilities or obligations not of the type so required to be reflected or disclosed in a balance sheet (or the notes thereto), matters specifically referred to in this Agreement or that exist solely by reason of the mere existence of Contracts listed in the Disclosure Letter (but only to the extent the existence of such liabilities and obligations is ascertainable solely by reference to this Agreement or the Disclosure Letter or such Contracts) and
(b) liabilities and obligations incurred in the Ordinary Course of Business since October 31, 2000.

     3.6 Benefit Plans. (a) Schedule 3.6(a) includes a complete and accurate list of all pension, retirement, profit sharing, Section 401(k), thrift-savings, individual retirement account, excess benefit plan,

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

deferred compensation, incentive compensation, stock bonus, stock option, restricted stock, cash bonus, employee stock ownership (including, without limitation, payroll related employee stock ownership), severance pay, cafeteria, flexible compensation, life insurance, medical, dental, disability, welfare, or vacation plans or arrangements of any kind and any other Employee Pension Benefit Plan or Employee Welfare Benefit Plan (as defined in Section 3 of ERISA), incentive compensation plan or fringe benefit or any combination of the foregoing established, maintained, sponsored, contributed to or otherwise participated in by any Seller (including, for this purpose and for the purpose of all of the representations in this Section 3.6, all employers, whether or not incorporated, which by reason of common control are treated together with Seller as a single employer within the meaning of Section 414 of the Code) for any of the employees or past employees of Seller at any time prior to the Closing Date, copies of each of which have heretofore been delivered by Seller to Buyer (each a "Plan" and collectively, the "Plans").

     (b) Schedule 3.6(b) lists all outstanding employment or consulting, severance or termination agreements which cover any past, present or retired director, officer or employee of Seller and a list of prerequisites and other fringe benefits being made available, or scheduled to be made, to them, copies of each of which have heretofore been delivered to Buyer.

     (c) Except as listed in Schedule 3.6(c), Seller does not maintain or contribute to, and has not participated in or agreed to participate in, a Multi-employer plan as defined in Section 4001(a)(3) of ERISA and no event has occurred, and there exists no condition or set of circumstances, which presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multi-employer Plan which could result in any liability of any Seller or Buyer with respect to a Multi-Employer Plan.

     (d) Schedule 3.6(d) lists, and Seller has furnished to Buyer (i) all current Summary Plan Descriptions for each Employee Benefit Plan of Seller required to prepare, file and distribute a Summary Plan Description; (ii) all summaries furnished employees, officers and directors of Seller with respect to all incentive compensation, other plans and fringe benefits for which a Summary Plan Description is not required; and (iii) all personnel and employment policies and manuals of each Seller.

     3.7  Compliance With Legal Requirements; Governmental Authorizations.

     (a) To Seller's Knowledge, except as set forth in Schedule 3.7

          (i) Seller is, and at all times since January 1, 1998 has been, in material compliance with each Legal Requirement that is or was applicable to the conduct or operation of the Business or the ownership or use of any of the Acquisition Assets;

          (ii) no event has occurred, and no condition or circumstance exists, that reasonably could be expected (with or without notice or lapse of time) to constitute or result directly or indirectly in a material violation by Seller of, or a material failure on the part of Seller to comply with, any Legal Requirement; and

          (iii) Seller has not received, at any time since January 1, 1998, any notice or other communication (whether oral or written) from any Governmental Body regarding (A) any actual, alleged or potential material violation of, or material failure to comply with, any Legal Requirement or
     (B) any actual, alleged or potential material obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature.

     (b) To Seller's Knowledge, Schedule 3.7 identifies each Governmental Authorization that is held by Seller or that otherwise relates to the Business or to any of the Acquisition Assets. To Seller's Knowledge, each Governmental Authorization identified or required to be identified in Schedule 3.7 is valid and in full force and effect. Except as set forth in Schedule 3.7:

          (i) Seller is, and at all times has been, in material compliance with all material terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.7;

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

          (ii) to Seller's Knowledge, no event has occurred, and no condition or circumstance exists, that reasonably could be expected (with or without notice or lapse of time) to (A) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Schedule 3.7 or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization identified or required to be identified in Schedule 3.7;

          (iii) Seller has not received, at any time since January 1, 1998, any notice or other communication (whether oral or written) from any Governmental Body regarding (A) any actual, alleged or potential material violation of or material failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed or potential revocation, withdrawal, suspension, cancellation or termination of, or modification to, any Governmental Authorization; and

          (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Schedule 3.7 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations identified in Schedule 3.7 collectively constitute all of the material Governmental Authorizations necessary to permit Seller to conduct and operate the Business in the manner in which it is currently conducted and operated and to permit the Seller to own and use its assets in the manner in which such assets are currently owned and used.

     3.8  Legal Proceedings; Orders.

     (a) Except as set forth in Schedule 3.8, there is no pending Proceeding:

          (i) that has been commenced by or against Seller or that relates to or reasonably could be expected to affect the Business, or any of the Acquisition Assets; or

          (ii) that challenges, or that reasonably could be expected to make illegal or otherwise interfere with, any of the Contemplated Transactions.

To the Knowledge of Seller, (1) no such Proceeding has been Threatened and (2) no event has occurred, and no condition or circumstance exists, that reasonably could be expected to give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings and non-privileged correspondence relating to each Proceeding identified.

     (b) Except as set forth in Schedule 3.8, there is no material Order to which the Business or any of the Acquisition Assets are subject.

     (c) Except as set forth in Schedule 3.8:

          (i) each Seller is, and at all times since January 1, 1998 has been, in material compliance with all of the terms and requirements of each Order to which the Seller, the Business, or any of the Acquisition Assets has been subject;

          (ii) No Seller has received, at any time since January 1, 1998 any written notice from any Governmental Body or any other Person regarding any actual or alleged violation of, or failure to comply with, any term or requirement of any Order to which the Business, or any of the Acquisition Assets, is or has been subject.

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     3.9  Absence of Certain Changes and Events. (a) Except as set forth in
Schedule 3.9, since October 31, 2000, Seller has conducted the Business only in the Ordinary Course of Business and there has not been any:

          (i) amendment to the Organizational Documents of Seller;

          (ii) damage, destruction, or loss to any of the Acquisition Assets, whether or not covered by insurance, affecting materially and adversely the Business;

          (iii) entry into, termination, or receipt of notice of termination of
     (A) any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement related to the Business, or (B) any Contract or transaction involving a total remaining commitment by Seller of at least $75,000;

          (iv) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any material assets of Seller or mortgage, pledge, or imposition of any lien or other Encumbrance on any such assets, including, without limitation, the sale, lease, or other disposition of any Intellectual Property Assets;

          (v) incurrence, assumption, pre-payment, guarantee or re-financing of, or endorsement or other agreement to become liable or responsible for (whether directly, contingently or otherwise), any indebtedness for borrowed money or other material obligation in excess of $75,000 except in the Ordinary Course of Business; or

          (vi) agreement, whether or not in writing, to do any of the foregoing by Seller.

     3.10 Contracts; No Defaults. (a) Schedule 3.10 lists, and, other than those Contracts disclosed in the Seller SEC Documents, Seller has delivered or made available to Buyer copies of, all Contracts described in clauses (i) through (xv) below to which Seller is a party or by which any of the Acquisition Assets are bound.

     (i) Each Contract that involves performance of services or delivery of goods and/or materials by Seller of an amount or value in excess of $50,000;

     (ii) Each Contract that involves performance of services or delivery of goods and/or materials to Seller of an amount or value in excess of $50,000;

     (iii) Each Contract not in the Ordinary Course of Business involving expenditures or receipts of a Seller in excess of $50,000;

     (iv) Each material lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate remaining payments of less than $50,000 and with terms of less than one year);

     (v) Each material licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other Intellectual Property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of Intellectual Property Assets;

     (vi) Each Contract to which any employee, consultant, or contractor of any Seller is bound which in any manner purports to (A) restrict such employee's, consultant's, or contractor's freedom to engage in any line of business or to compete with any other Person, or (B) assign to any other Person such employee's, consultant's, or contractor's rights to any invention, improvement, or discovery;

     (vii) Each collective bargaining agreement or other Contract to or with any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

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

     (viii) Each joint venture, partnership or other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Seller with any other Person;

     (ix) Each Contract containing covenants which in any way purport to restrict Seller's business activity or purport to limit the freedom of Seller to engage in any line of business or to compete with any Person;

     (x) Each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

     (xi) Each power of attorney given by Seller which is currently effective and outstanding;

     (xii) Each Contract entered into with any Related Person of Seller;

     (xiii) Each Contract for capital expenditures in excess of $100,000;

     (xiv) Each written guaranty or other similar undertaking with respect to contractual performance extended by Seller; and

     (xv) Each amendment, supplement, and modification (whether written or oral) in respect of any of the foregoing.

     (b) The Contracts listed in Schedule 3.10 include all of the Contracts which are material to the Business. All of the Contracts listed in the Disclosure Letter pursuant to paragraph (a) hereof are in full force and effect, are valid and enforceable against all parties thereto in accordance with their terms, and, to the Knowledge of Seller, no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default by Seller or provide a basis for any claim of excusable delay or non-performance thereunder against Seller.

     3.11 Employees. Schedule 3.11 contains a current list setting forth the following information for each employee of Seller as of December 15, 2000, including, without limitation, each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Seller's Plans.

     3.12 Labor Disputes; Compliance. Except as set forth in Schedule 3.12, since January 1, 1998 Seller has not been, and is not a party to any collective bargaining or other similar labor Contract, and there has not been, and there is not presently pending or existing, any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, or, to Seller's Knowledge, an application or complaint filed by an employee or union with the National Labor Relations Board or any comparable Governmental Body, organizational activity or other labor dispute against or affecting Seller or the premises of any of them.

     3.13  Intellectual Property.

     (a) Agreements. Except for any license implied by the sale of a product and common software programs with a value of less than $5,000, Schedule 3.13(a) is an accurate and complete listing and summary description, including any royalties paid or received by Seller, of all agreements relating to the Intellectual Property Assets to which Seller is a party.

     (b) Know-How Necessary for the Business. The Intellectual Property Assets are all those currently used by Seller and, to the Seller's Knowledge, necessary for the operation of the Business as it is currently conducted. Seller is the owner of all right, title and interest in and to, or has a valid right to use, each of the Intellectual Property Assets.

     (c) Patents.

     (i) Schedule 2.1(g) contains an accurate and complete listing and summary description of all patents owned or used by Seller (the "Patents"). Seller is the owner of all right, title and interest in and to, or has the valid right to use, under Contracts identified in Schedule 3.13, each of the Patents.

     (ii) To Seller's Knowledge, and except as specified in Schedule 3.13(c):

          (A) All the Patents are valid and currently in compliance with formal legal requirements (including payment of any required fees).

          (B) No Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. Seller is not aware of any potentially interfering patent or patent application of any third party.

          (C) No Patent is infringed or has been challenged in any way. None of the Products manufactured and sold, nor any processes or know-how used, by Seller infringe or are alleged to infringe any patent or other proprietary right of any other Person.

     (d) Trademarks.

     (i) Schedule 2.1(g) contains an accurate and complete listing and summary of all trademarks owned or used by Seller (the "Trademarks"). Seller is the owner of all right, title and interest in and to, or has the valid right to use, under Contracts identified in Schedule 3.13(d), the Trademarks.

     (ii) To Seller's Knowledge, and except as specified in Schedule 2.1(g):

          (A) All the Trademarks are valid and have been registered, and all such registrations are currently in compliance with formal legal requirements (including the payment of any required fees).

          (B) No Trademark has been or is now involved in any opposition, invalidation or cancellation proceeding nor is any such action Threatened with respect to any of the Trademarks.

          (C) To Seller's Knowledge, no Trademark is infringed or has been challenged in any way. To Seller's Knowledge, none of the Trademarks used by Seller infringe or have been alleged to infringe any trade name, trademark or service mark of any third party.

     (e) Copyrights.

     (i) Schedule 2.1(g) contains an accurate and complete listing and summary description of all copyrights owned or used by Seller (the "Copyrights"). Seller is the owner of all right, title and interest in and to, or has the valid right to use, each of the Copyrights.

     (ii) To Seller's Knowledge, except as specified in Schedule 3.13(e):

          (A) All the Copyrights are valid and have been registered, and all such registrations are currently in compliance with formal legal requirements (including the payment of any required fees).

          (B) No Copyright is infringed or has been challenged in any way. To Seller's Knowledge, none of the Copyrights infringe or are alleged to infringe any copyright of any third party.

     (f) Trade Secrets.

     (i) With respect to any confidential and proprietary information of Seller that constitutes a trade secret under applicable law (the "Trade Secrets"), the documentation relating to such Trade Secret is reasonably current, materially accurate and sufficient in detail and content to identify and explain it, and to allow its full and proper use without reliance on the special knowledge or memory of others.

     (ii) (A) Seller has good title and an absolute (although not necessarily exclusive) right to use the Trade Secrets, (B) the Trade Secrets are not part of the public knowledge or literature, nor to the Knowledge of Seller have they been used, divulged or appropriated for the benefit of any Person other than Seller or to the detriment of the Seller, and (C) no Trade Secret is subject to any adverse claim; except for such Trade Secrets, the absence of which would not be expected to have a materially adverse effect on the Business.

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     3.14  Disclosure.

     (a) No representation or warranty of Seller contained in this Agreement or statement in the Disclosure Letter contains any material untrue statement. No representation or warranty of Seller contained in this Agreement or statement in the Disclosure Letter omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading.

     (b) No notice given pursuant to Section 7.4 will contain any untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

     (c) There is no material fact Known to Seller which has specific application to Seller (other than general economic or industry conditions) and which materially adversely affects the Business or any of the Acquisition Assets which has not been set forth in this Agreement or the Disclosure Letter.

     3.15 Brokers or Finders. Seller has not incurred any liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement the liability for which could pass to the Buyer, and Seller will indemnify and hold Buyer harmless from any such payment alleged to be due by or through Seller as a result of the action of Seller.

     3.16 Business Assets. Except for (a) licenses, permits, approvals, authorizations and similar rights which are not transferable to Buyer, (b) such assets, disclosed in Schedule 3.16, as may be held under lease or license which are not transferable to Buyer without the consent of the lessor or licensor, and
(c) the Excluded Assets, all material properties, interests, contracts, assets, licenses, transferable permits, rights and franchises (of every kind, nature, character and description, real, personal or mixed, tangible or intangible, whether or not reflected in the Balance Sheet) utilized by Seller are included in the Acquisition Assets and are either owned by Seller or licensed or leased to Seller.

     3.17  SEC Filings.

     (a) Seller has delivered or made available to Buyer (i) Seller's annual reports on Form 10-K for its fiscal years ended December 31, 1999, 1998 and 1997, (ii) its proxy or information statements relating to meetings of stockholders since December 31, 1998, and (iii) all its other reports, statements, schedules and registration statements filed with the SEC under the Exchange Act or the Securities Act of 1933 since December 31, 1999 (the documents referred to in this Section 3.17, collectively, the "Seller SEC Documents").

     (b) As of its filing date, each Seller SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act. As of its filing date, each Seller SEC Document did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not materially misleading.

     3.18 Limitation Occasioned by Buyer's and/or Parent's Knowledge. Reference is made to the fact that the Buyer and Parent and their agents have engaged in extensive due diligence studying the records, financial and otherwise, of the Business and Seller, and examining the Acquired Assets. If in the course of all of the aforesaid examinations, and as a result thereof, the Buyer and Parent have gained Knowledge that any of the representations or warranties of Seller pursuant to this Agreement, or the Disclosure Letter or Schedules hereto, are inaccurate in any material respect, then, in that event, and to the extent thereof, said representations or warranties (and any information reported on the Disclosure Letter or the Schedules) shall not be the basis of any claim for monetary damages or indemnification of any kind against Seller. For purposes of this Section 3.18, the Buyer's and Parent's Knowledge shall mean the actual knowledge of Buyer's and Parent's current officers, directors, executive employees or their attorneys in respect of facts disclosed in written materials provided by Seller (or its agents and attorneys) to Buyer and/or Parent (or its agents and attorneys) or reviewed by Buyer and/or Parent (or its agents and attorneys) in connection with this Agreement or the Contemplated Transactions.

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

     3.19 Disclaimer or Other Representations and Warranties. Except as expressly set forth in this Article 3, Seller makes no representation or warranty, expressed or implied, including, without limitation, any representation or warranty in respect of the Business, the Acquisition Assets, the Assumed Contracts or the Assumed Liabilities.

     4. Representations and Warranties by Buyer and Parent.

     Buyer and Parent hereby jointly and severally represent and warrant to Seller as follows:

     4.1 Organization and Good Standing. Each of Buyer and Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

     4.2  Authority; No Conflict.

     (a) This Agreement has been duly authorized, executed, and delivered by Buyer and Parent and constitutes the legal, valid and binding obligations of Buyer and Parent enforceable against each of Buyer and Parent in accordance with its terms except as enforceability is limited by (i) principles of equity that may restrict the availability of specific performance and other equitable remedies (whether such enforceability is considered in a proceeding in equity or at law) and (ii) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws applicable to creditor's rights generally.

     (b) Buyer has full corporate power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. Neither the execution and delivery of this Agreement by Buyer, nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

          (i) violate or conflict with (A) any provision of the Organizational Documents of Buyer, or (B) any resolution adopted by the board of directors or the stockholders of Buyer;

          (ii) violate or conflict with (with or without notice or lapse of time or both) any provision of any Legal Requirement or any Order binding upon Buyer; or

          (iii) result in a breach of, or constitute a default under (or with notice or lapse of time, or both, result in a breach of or constitute a default under) or otherwise give any Person the right to terminate any Contract to which Buyer is a Party or by which Buyer is bound and is material to the business or financial condition of Buyer.

Buyer is not required, nor will it be required, to give prior notice to, or obtain any Consent from, any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except for such notice or consents that will not impair the ability of Buyer to execute and deliver this Agreement or perform any of the Contemplated Transactions.

     (c) Parent has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Neither the execution and delivery of this Agreement by Parent, nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

          (i) violate or conflict with (A) any provision of the Organizational Documents of Parent, or (B) any resolution adopted by the board of directors or the stockholders of Parent;

          (ii) violate or conflict with (with or without notice or lapse of time or both) any provision of any Legal Requirement or any Order binding upon Parent; or

          (iii) result in a breach of, or constitute a default under (or with notice or lapse of time, or both, result in a breach of or constitute a default under) or otherwise give any Person the right to terminate any Contract to which Parent is a Party or by which Parent is bound and is material to the business or financial condition of Parent.

Parent is not required, nor will it be required, to give prior notice to, or obtain any Consent of, any Person or Governmental Body in connection with the execution and delivery of this Agreement or the

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

consummation of the Contemplated Transactions, except for registration of the Reimbursement Shares for trading on the London Stock Exchange, and for such notice or consents that will not impair the ability of Parent to execute and deliver this Agreement or perform any of the Contemplated Transactions.

     4.3 Legal Proceedings; Orders. There is no pending Proceeding that has been commenced by or against Buyer or Parent that challenges, or that reasonably could be expected to make illegal or otherwise interfere with, any of the Contemplated Transactions. To the Knowledge of Buyer and/or Parent, (1) no such Proceeding has been Threatened and (2) no event has occurred, and no condition or circumstance exists, that reasonably could be expected to give rise to or serve as a basis for the commencement of any such Proceeding.

     4.4 Brokers or Finders. Neither Buyer nor Parent has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement the liability for which could pass to Seller and Buyer, and Parent will, jointly and severally, indemnify and hold Seller harmless from any such payment alleged to be due by or through Seller as a result of the action of Buyer or Parent.

     4.5 Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article 4, neither Buyer nor Parent makes any representation or warranty, expressed or implied.

     5. Conditions Precedent to the Obligations of Buyer and Parent. The obligations of Buyer and Parent to effect the Contemplated Transactions under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by Buyer:

     5.1 Representation and Warranties True. Except for changes expressly contemplated by this Agreement, the representations and warranties of Seller contained in this Agreement and the Disclosure Letter (without giving effect to any updating or corrective information provided pursuant to Section 7.4 or otherwise) shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date as if made on such date, and Seller shall have delivered to Buyer a certificate, executed by Seller and dated the Closing Date, to the foregoing effect.

     5.2 Seller's Performance. Seller shall have performed and complied in all material aspects with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. At the Closing, Seller shall have delivered to Buyer a certificate, dated the Closing Date, to the foregoing effect.

     5.3 Opinion of Seller's Counsel. Seller shall have delivered to Buyer an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to Seller, dated the Closing Date, substantially in the form of Exhibit 5.3.

     5.4 Delivery of Secretary's Certificate. Seller shall have delivered to Buyer a certificate of the Secretary of Seller relating to the incumbency and corporate proceedings in connection with the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, together with copies of the resolutions duly adopted by Seller's Board of Directors and stockholders authorizing the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions.

     5.5 No Prohibition of Transaction. No Proceeding or regulation or legislation shall have been instituted or Threatened before, nor any Order issued by, any Governmental Body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the Contemplated Transactions.

     5.6 Compliance With Law. There shall have been obtained any and all permits, approvals and consents of any Governmental Body necessary so that consummation of the Contemplated Transactions will be in compliance with applicable Legal Requirements.

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

     5.7 Documentation and Consents. Seller shall have delivered all assignments, consents, waivers, approvals and other documents, certificates and instruments as set forth on Schedule 5.7 for the purpose of (a) evidencing the accuracy and completeness of any representations or warranties (as and to the extent required by Section 5.1, above), the performance of any covenants and agreements of Seller, or the satisfaction of any conditions, all as contained or referred to in this Agreement or (b) effectuating or confirming the conveyance and transfer of the Acquisition Assets to Buyer, including, without limitation, any consent or approval required to enable Buyer to enjoy, on materially the same terms as enjoyed by Seller, the benefit of any Assumed Contract or Governmental Authorization (other than such Governmental Authorizations as described in clause (c) below). If there is in existence any Governmental Authorization that (c) by its terms or applicable Legal Requirements, expires, terminates, or is otherwise rendered invalid upon the transfer of the Acquisition Assets to the Buyer, and (d) is required in order for the Buyer to continue to conduct the Business following the transfer of the Acquisition Assets in the same manner as conducted immediately prior to the Closing, Seller shall use its Best Efforts to obtain and furnish to Buyer an equivalent of that Governmental Authorization, effective as of and after the Closing Date. Nothing in this Agreement shall be construed to require Buyer to agree to any modification of an Assumed Contract or Governmental Authorization, or otherwise to incur any obligation or detriment as a condition of any Consent required under this Section 5.7 (except for obligations or conditions stated in writing on any such Assumed Contract or Governmental Authorization as enjoyed by Seller as of the date of this Agreement).

     5.8 Five Year Covenant Against Competition. Buyer shall have received the Non-Competition Agreement executed by Seller and Sepracor, Inc. in the form of
Exhibit 2.8(a)(ix) hereto.

     5.9 Employment Agreements. Each of John F. McGuire, James B. Murphy and Peter C. Sutcliffe shall have executed and delivered to Buyer employment agreements (the "Employment Agreements") in the form of Exhibit 5.9 hereto.

     5.10 CoreSep Representation. Buyer shall have received a representation letter from CoreSep Inc. substantially in the form of Exhibit 5.10 hereto.

     6. Conditions Precedent to the Obligations of Seller. The obligations of Seller under this Agreement to effect the Contemplated Transactions at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by Seller in writing:

     6.1 Representations and Warranties True at the Closing Date. The representations and warranties of Buyer and Parent contained in Article 4 of this Agreement shall have been true and correct when made and true and correct in all material respects as of the Closing Date as if made on the Closing Date, and Buyer and Parent shall have delivered to Seller certificates, executed by executive officers of Buyer and/or Parent, to the foregoing effect.

     6.2 Buyer's and Parent's Performance. Each of Buyer and Parent shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. At the Closing, Buyer and Parent shall each have delivered to Seller a certificate, signed by executive officers of Buyer and/or Parent and dated as of the Closing Date, to the foregoing effect.

     6.3 Opinion of Buyer's and Parent's Counsel. Buyer and Parent shall have delivered to Seller an opinion of Eckert Seamans Cherin & Mellott, counsel to Buyer and Parent, dated the Closing Date, substantially in the form of Exhibit 6.3.

     6.4 Delivery of Secretary's Certificate. Each of Buyer and Parent shall have delivered to Seller a certificate of the Secretary of such company relating to the incumbency and corporate proceedings in connection with the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, together with copies of the resolutions duly adopted by such company's Board of Directors and shareholders authorizing the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions.
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     6.5  Stockholder Approval of Agreement. The stockholders of Seller shall have approved a resolution ratifying and approving this Agreement and the consummation of the Contemplated Transactions and all provisions of Section 14 of the Exchange Act regarding stockholder notice shall have been complied with.

     6.6 Termination of Retention Agreements. Each of John F. McGuire, James B. Murphy and Peter C. Sutcliffe shall have executed and delivered to Seller a termination agreement (the "Termination Agreements") effectively terminating the Senior Management Retention Agreement between such person and the Seller and releasing Seller from all obligations thereunder.

     6.7 Other Agreements. Buyer shall have executed and delivered to Seller the Assignment and Assumption Agreement in the form of Exhibit 2.7 and the Royalty Agreement in the form of Exhibit 2.8(b)(iii).

     6.8 Opinion of Financial Advisor. Seller shall have received an opinion of its financial advisor, addressed to its Board of Directors and dated the date of this Agreement, to the effect that, the Consideration is fair to the Seller, from a financial point of view, and such opinion shall not have been withdrawn or revoked or amended or modified in any material respect prior to the date of the proxy or information statement to be mailed to Seller's stockholders in connection with the Contemplated Transactions.

     7. Covenants of Seller.

     7.1 Access and Investigation. Subject to the terms of a certain Confidentiality Agreement dated October 16, 1998, attached hereto as Exhibit 7.1, during the period from the date of this Agreement to the Closing Date, Seller shall, and shall cause its officers, employees, agents and representatives to, afford Buyer and its representatives (including legal counsel, financial and other advisors, consultants and independent accountants) reasonable access to Seller's personnel, properties, contracts, books and records and other documents and data in accordance with such procedures as are specified in such Confidentiality Agreement and without interference with Seller's business operations, and shall furnish Buyer with copies of documents and other information as Buyer shall, from time to time, reasonably request for the purpose of enabling Buyer to investigate the accuracy of the representations and warranties of Seller made in this Agreement.

     7.2 Operation of the Business. During the period from the date of this Agreement to the Closing Date, Seller shall conduct the Business only in the Ordinary Course of Business and shall use its Best Efforts to (i) collect its receivables and pay its payables in a manner consistent with past practices;
(ii) maintain its books and records in accordance with GAAP consistent with its past practices; (iii) preserve intact its current business organization; (iv) keep available the services of its current officers, employees and agents; (v) maintain its relations and preserve substantially intact its business relationships with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it including the performance of obligations under Contracts and the maintenance of insurance; (vi) confer with Buyer concerning operational matters of material nature; and (vii) report periodically to Buyer concerning the status of the Business.

     7.3 Required Approvals. Between the date of this Agreement and the Closing Date, Seller will reasonably cooperate, at Buyer's sole expense, with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

     7.4 Notification. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if it becomes aware of any fact or condition which makes materially untrue any representation or materially breaches any warranty made by Seller in this Agreement or the occurrence after the date of this Agreement and prior to the Closing Date of any material fact or condition that would (except as expressly contemplated by this Agreement) make materially untrue any such representation or materially breach any such warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if such Letter were dated the date of the occurrence or discovery of any such fact or condition, Seller shall deliver to Buyer a Supplement to the Disclosure Letter specifying such change.

During the same period, Seller will promptly notify Buyer of the occurrence of any material breach of any covenant of Seller set forth in this Article 7 or of the occurrence of any event that may make the satisfaction of the conditions set forth in Article 5 impossible or unlikely.

     7.5 No Negotiation. From the date of this Agreement until such time, if any, as this Agreement is terminated pursuant to Article 11, Seller shall not, and shall use its Best Efforts to cause its Related Persons not, to solicit offers from, or furnish information which is intended to encourage or to respond to any proposal of, any other potential buyer of the Acquisition Assets or the capital stock of the Seller, and Seller will notify Buyer promptly upon receiving any communication from any other Person relating to the acquisition of any such assets or stock; provided however, that nothing in this Agreement shall prohibit the Board of Directors of Seller from furnishing information to, or entering into discussions or negotiations with (i) any person that makes an unsolicited proposal regarding any of the foregoing if the Board of Directors determines, upon the written opinion of its counsel, that the failure to engage in such discussions or negotiations, or to provide such information, could be expected to be a breach of, or be inconsistent with, the fiduciary duties of Seller's Board of Directors under applicable law or (ii) any person regarding a merger or other business combination, or issuance of securities, involving Seller that would occur simultaneously with or subsequent to the Closing, subject to the condition that any such discussions or negotiations relate exclusively to assets and liabilities of Seller not being assumed by Buyer pursuant to this Agreement.

     7.6 Stockholder Approval. As soon as reasonably practicable after the execution of this Agreement, Seller shall call a meeting of its stockholders to vote upon a resolution, or shall otherwise seek to obtain the written consent of its stockholders, to approve this Agreement and the Contemplated Transactions and to change the corporate name of "HemaSure Inc." to "HMSR Inc." or such other corporate name as may be approved by the Seller's Board of Directors and its stockholders, effective as of the Closing Date.

     7.7 Best Efforts. Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions specified in Article 5 to be satisfied.

     8. Covenants of Buyer and Parent.

     8.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer and Parent will, and will cause each of their Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer and Parent will, and will use its Best Efforts to cause each Related Person to, (i) cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the contemplated Transactions, and (ii) cooperate with Seller in obtaining all consents identified in Schedule 5.7; provided that this Agreement will not require Buyer or Parent to dispose of or make any change in any portion of its business (including the Business conducted by Seller) or to incur any other financial burden to obtain a Governmental Authorization.

     8.2 Notification. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if it becomes aware of any fact or condition which makes materially untrue any representation or materially breaches any warranty made by Buyer in this Agreement or if it becomes aware of the occurrence after the date of this Agreement and prior to the Closing Date of any fact or condition that would (except as expressly contemplated by this Agreement) make materially untrue any such representation or materially breach any such warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Buyer will promptly notify Seller of the occurrence of any material breach of any covenant of Buyer or Parent set forth in this Article 8 or of the occurrence of any event that may make the satisfaction of the conditions set forth in
Article 6 impossible or unlikely.

     8.3 Best Efforts. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions specified in Article 6 hereof to be satisfied.

     8.4 Seller's Employees. Neither Buyer nor Parent shall take any action on or after the Closing Date with respect to the employment of any or all of Seller's employees that reasonably could be expected to result in any liability or obligation to Seller with respect to any such employees (including but not limited to any liability, obligation or notice requirements under the Worker Adjustment and Retraining Notification Act), and Buyer and Parent jointly covenant and agree to indemnify Seller for any such liability arising, directly or indirectly, as a result of any action on the part of Buyer and/or Parent on or after the Closing Date.

     9. Mutual Covenants.

     9.1 Further Assurances. Seller and Buyer will, upon request of the other party from time to time after the Closing, execute and deliver, and use its Best Efforts to cause other Persons to execute and deliver to the other all such further documents, instruments and assignments, and will do or use its reasonable efforts to cause to be done such other acts, as the other may reasonably request to consummate and make effective the Contemplated Transactions.

     9.2 Expenses. Each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants. In the case of termination of this Agreement, the obligation of each party to pay its own expenses shall be subject to any rights of such party arising from a breach of this Agreement by another party.

     9.3 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions shall be issued, if at all, at such time and in such manner as reasonably agreed upon by both parties, save that any announcement required to be made or issued by either party by the Rules of the U.S. Securities and Exchange Commission or the London Stock Exchange or any other Legal Requirements may be made or issued by such party without such approval if it has first sought such approval and given the other party a reasonable opportunity to comment on the subject matter and the form of the announcement. Seller shall promptly provide such information and comment as Buyer may from time to time reasonably request in respect of Buyer's communications with its shareholders in relation to the Contemplated Transactions. Unless consented to by the other party in advance or required by Legal Requirements, prior to the Closing each party shall keep the provisions of this Agreement strictly confidential and make no disclosure thereof to any Person. Seller and Buyer will consult with each other concerning the means by which Seller's employees, customers and suppliers and others having dealings with Seller will be informed of the Contemplated Transactions.

     9.4 Books and Records. Neither Buyer nor Seller shall, within five (5) years after the Closing Date, or with respect to Tax records, within the later of six (6) years or the applicable statute of limitations as extended, dispose of or destroy any business records or files related to the Acquisition Assets which it possesses for periods prior to the Closing Date without first offering to turn over possession thereof to the other party by written notice at least 30 days prior to the proposed dates of such disposition or destruction. From and after the Closing Date for the periods specified above, such records shall be made available for inspection and copying at all reasonable times to the extent reasonably required by the requesting party for its legitimate business purposes.

     9.5 Taxes. Buyer and Seller agree to cooperate to determine the amount of sales, transfer or other Taxes payable in connection with the Contemplated Transactions ("Transaction Taxes"). Payment of all such Transaction Taxes shall be the responsibility of the party which is required by applicable law to pay such Transaction Taxes. The returns for such Transaction Taxes shall be filed with the appropriate Taxing authorities by the party responsible to pay such Transaction Tax. Buyer shall cooperate with Seller and provide to Seller any certificates or other documents Seller may reasonably request to perfect any applicable exemption from any such Transaction Taxes.

     10. Indemnification.

     10.1 Survival; Time Limitations. All representations, warranties and obligations contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing as provided herein. If the Closing occurs, no party hereto shall have any liability (for indemnification or otherwise) with respect to any obligation to be performed and complied with by such party prior to the Closing Date or any representation or warranty of such party, except for the representations and warranties provided for in Sections 3.1, 3.2, 3.3, 3.15, 4.1, 4.2 and 4.4 (which shall survive the Closing and continue in full force and effect for the full period of the applicable statute of limitations), unless on or before the date that is 24 months after the Closing Date, a party is given notice asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by the party asserting such claim. A claim for indemnification not based upon any representation or warranty or obligation to be performed and complied with prior to the Closing Date may be made at any time, subject to the applicable statute of limitations.

     10.2 Indemnification by Seller. Subject to the provisions of Sections 10.1 and 10.4, if Closing shall occur, Seller shall indemnify and hold harmless Buyer and its Related Persons (collectively, the "Indemnified Buyer"), and shall reimburse the Indemnified Buyer for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys fees) whether or not involving a third-party claim (collectively, "Damages") arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Seller in this Agreement or in any certificate delivered by Seller pursuant to this Agreement, (b) any failure by Seller to perform or comply with any obligation in this Agreement, (c) any Retained Liability, (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller (or any Person acting on its behalf) in connection with any of the Contemplated Transactions; or (e) the enforcement of Buyer's rights under this Section 10.2. It is further agreed that Buyer's rights to indemnification with respect to any Retained Liability shall remain in full force and effect indefinitely.

     10.3 Indemnification by Buyer and Parent. Subject to the provisions of Sections 10.1 and 10.5, if Closing occurs, Buyer and Parent, respectively, shall, severally and not jointly, indemnify and hold harmless Seller and its Related Persons (collectively, the "Indemnified Seller"), and shall reimburse the Indemnified Seller for, any Damages arising from or in connection with (a) any inaccuracy in any of the respective representations and warranties of Buyer and Parent in this Agreement or in any certificate delivered by Buyer or Parent pursuant to this Agreement, (b) any failure by Buyer or Parent, respectively, to perform or comply with any of its respective obligations in this Agreement, (c) except as to Parent, any Assumed Liability; (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer or Parent (or any Person acting on either of their behalf) in connection with any of the Contemplated Transactions; or (e) the enforcement of Seller's rights against Buyer or Parent, respectively, under this Section 10.3. It is further agreed that Seller's rights to indemnification from Buyer with respect to any Assumed Liability shall remain in full force and effect indefinitely.

     10.4 Limitations as to Seller's Liability. (a) Seller shall have no liability (for indemnification or otherwise) with respect to the matters described in clause 10.2(a) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause 10.2(b) herein until the total of all Damages with respect thereto exceeds $125,000 and then only for the amount by which such Damages exceed $125,000. For purposes of determining whether such limits have been exceeded, the representations and warranties contained in this Agreement shall be read without regard to any conditions on materiality set forth therein. However, this Section 10.4 shall not apply to breach of any representation or warranty made in Sections 3.1, 3.2 or 3.3, any intentional misrepresentation or breach of warranty, any intentional failure to perform or comply with any obligation in this Agreement, nor to the matters described in clauses 10.2(c), (d) and (e), and Seller shall be liable for all Damages with respect thereto.

     (b) Notwithstanding anything to the contrary herein, the liability of Seller to Buyer under this Article 10 for all indemnified losses (i) shall not exceed, in the aggregate, $4 million, except to the extent that such liability is based upon (A) any Retained Liability, or (B) Seller's fraud, bad faith or willful misconduct in connection with this Agreement, in which case Seller's potential liability shall not be limited, and (ii) shall be satisfied entirely by way of reduction of amounts payable by Buyer under the

Royalty Agreement, and Seller shall have no other obligation to pay any amount to Buyer under this Article 10, except to the extent that such liability is based upon (A) any matter described in clauses 10.2(b), (c) or (d), or (B) any enforcement by Buyer of its rights under clauses 10.2(b), (c) or (d) as provided in clause 10.2(e), as to all of which Seller's liability to Buyer for indemnification under this Section 10 shall be payable in cash.

     10.5 Limitations as to Amount -- Buyer and Parent. (a) Buyer and Parent shall have no liability (for indemnification or otherwise) with respect to the matters described in clause 10.3(a) or, to the extent relating to any failure to perform or comply prior to the Closing Date, 10.3(b) until the total of all Damages with respect thereto exceeds $125,000 and then only for the amount by which such Damages exceed $125,000. However, this Section 10.5 shall not apply to any breach of any representation or warranty made in Sections 4.1, 4.2 or 4.4, any intentional misrepresentation or breach of warranty, any intentional failure to perform or comply with any obligation in this Agreement, nor to the matters described in clauses 10.3(c), (d) and (e) or to non-payment of all or any part of the Purchase Price, and, subject to the last sentence in Section 10.3, Buyer and Parent shall be liable for all Damages with respect thereto.

     (b) Notwithstanding anything to the contrary herein, the liability of Buyer and Parent to Seller under this Article 10 for all indemnified losses shall not exceed, in the aggregate, $4 million, except to the extent that such liability is based upon (A) any Assumed Liability, or (B) Buyer's or Parent's fraud, bad faith or willful misconduct in connection with this Agreement, in which case Buyer's or Parent's potential liability shall not be limited.

     10.6 Procedure for Indemnification -- Third Party Claims. Promptly after receipt by either an Indemnified Seller or an Indemnified Buyer (either, an "Indemnified Person") under Section 10.2 or 10.3 of notice of the commencement of any Proceeding against it, such Indemnified Person shall give notice to the other party (the "Indemnifying Person") of the commencement thereof, but (subject to Section 10.1) the failure so to notify Indemnifying Person shall not relieve it of any liability that it may have to any Indemnified Person except to the extent Indemnifying Person is prejudiced thereby. In case any such Proceeding shall be brought against an Indemnified Person and it shall give notice to Indemnifying Person of the commencement thereof, Indemnifying Person shall have thirty (30) days from the date of such notification (the "Notice Period") to notify Indemnified Person whether or not it disputes the liability of the Indemnifying Person to the Indemnified Person hereunder with respect to such claim. In the event the Indemnifying Person notifies the Indemnified Person within the Notice Period that it does not dispute the liability of the Indemnifying Person to the Indemnified Person with respect to such claim, then, unless the claim involves Taxes, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish (unless (i) Indemnifying Person is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representations would be inappropriate or (ii) Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect thereto), to assume the defense thereof with counsel selected by such Indemnifying Person and reasonably satisfactory to such Indemnified Person and, after notice from Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under such Section for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation. If an Indemnifying Person assumes the defense of such a Proceeding, (a) no compromise or settlement thereof may be effected by Indemnifying Person without the Indemnified Person's consent unless (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person and (ii) the sole relief provided is monetary damages that are paid in full by Indemnifying Person and (b) the Indemnifying Person shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an Indemnifying Person of the commencement of any Proceeding and it does not, within ten days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense thereof,

Indemnifying Person shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Person.

     Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages, such Indemnified Person may, by notice to Indemnifying Person, assume the exclusive right to defend, compromise or settle such Proceeding, but Indemnifying Person shall not be bound by any determination of a Proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

     10.7 Other Benefits and Detriments. In determining the amount of any Damages, the amount of such Damages shall be reduced by the net effect of any Tax deduction or other benefit, insurance proceeds or other similar recovery, detriment or offset actually realized by the Indemnified Person that are directly attributable to the Damages received by such Indemnified Person under this Article 10.

     11. Termination of Agreement.

     11.1 Termination Events. Subject to the provisions of Section 11.2, this Agreement may, by written notice given prior to the Closing in the manner hereinafter provided, be terminated in the following circumstances (each, a "Termination Event"):

          (a) by either Buyer or Parent, on the one hand, or Seller, on the other hand, if a material default or breach shall be made by the other party hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of its representations, warranties or covenants, and such default cannot be cured or has not been cured within twenty (20) business days after receipt of written notice thereof by the party seeking termination and such default or breach has not been waived;

          (b) (i) by Buyer if all of the conditions set forth in Article 5 shall not have been satisfied by the Termination Date, or if satisfaction of such a condition is or becomes impossible, other than through failure of Buyer or Parent to fully comply with their respective obligations hereunder, and shall not have been waived by Buyer on or before such date; or

          (ii) by Seller, if (A) all of the conditions set forth in Article 6 shall not have been satisfied by the Termination Date, or if satisfaction of such a condition is or becomes impossible, other than through failure of Seller to fully comply with its obligations hereunder, and shall not have been waived by Seller on or before such date, or (B) if the Board of Directors of Seller determines, upon the written opinion of Seller's counsel, that the failure to terminate this Agreement could be expected to be a breach of, or be inconsistent with, the fiduciary duties of the Board of Directors of Seller under applicable law;

          (c) by mutual consent of Buyer and Seller; or

          (d) by either Buyer or Seller if the Closing shall not have occurred, other than through failure of any such party to fulfill its obligations hereunder, on or before the Termination Date, or such later date as may be agreed upon by the parties.

Each party's right of termination under this Article 11 is in addition to any other rights it may have under this Agreement or otherwise and the exercise of a right of termination shall not be an election of remedies.

     11.2 Effect of Termination; Damages for Termination. In the event this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Sections 9.2 and 9.3 shall survive; provided that, notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's bad faith failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall survive such termination unimpaired. Notwithstanding anything to the contrary in this Agreement, in the event that Seller shall terminate this Agreement pursuant to the terms of
Section 11.1(b)(ii)(B) of this Agreement, Seller shall pay to Buyer in cash not later than the ten (10) business days after Seller shall have given notice of such termination to Buyer, the sum of Five Hundred Thousand Dollars ($500,000.00) as liquidated damages for such termination.

     12. Parent Obligation and Guarantee. Subject to the final sentence of this
Article 12, Parent unconditionally and absolutely guarantees to Seller the prompt and complete payment and performance of all of the present and future obligations of Buyer and its successors and assigns under and in connection with this Agreement and/or any other certificate or document delivered pursuant to or in connection herewith, including without limitation the payment when due of any monies to be paid by Buyer to Seller under this Agreement or the Royalty Agreement. The validity of this Guarantee shall not be impaired or effected by
(a) any extension, modification or renewal of the guaranteed obligations or any part thereof or any agreement related thereto; (b) any failure or omission to enforce any right, power or remedy with respect to the guaranteed obligations or any part thereof or any agreement related thereto; or (c) a waiver of any right, power or remedy or any default with respect to the guaranteed obligations or any part thereof or any or any agreement related thereto. Notwithstanding anything herein to the contrary, the provisions of this Article 12 shall not be applicable to, and Parent shall have no obligation with respect to, any liability or obligation of Buyer under this Agreement or the Assignment and Assumption Agreement, except for all liabilities and obligations of Buyer arising under any of (i) Sections 2.3, 2.4, 2.5, 2.7(a)(ii), 2.7(a)(iii) or 2.7(a)(iv) of this Agreement, or (ii) any of the Assumed Contracts listed in
Schedule 3.2 to a maximum amount of $2 million per Assumed Contract; but, as to clause (ii), only if a party to such Assumed Contract requires Parent's guarantee as a condition to granting its consent to the assignment of such Assumed Contract to Buyer.

     13. Miscellaneous.

     13.1 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), or courier in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

    Seller:                  HemaSure Inc.
                             140 Locke Drive
                             Marlborough, MA 01752
                             Attention: Chairman of the Board
    With Required Copy to:   Luke P. Iovine, III, Esq.
                             Paul, Hastings, Janofsky & Walker LLP
                             399 Park Avenue
                             Thirty-First Floor
                             New York, New York 10022
    Buyer:                   Whatman Bioscience Inc.
                             c/o Whatman plc
                             Whatman House
                             20/20 Maidstone
                             Maidstone, Kent
                             ENGLAND
                             Attention: The Company Secretary

    Parent:                  Whatman plc
                             Whatman House
                             20/20 Maidstone
                             Maidstone, Kent
                             ENGLAND
                             Attention: The Company Secretary
    With Required Copy to:   Joseph J. Connolly, Esquire
                             Eckert Seamans Cherin & Mellott
                             1515 Market Street, 9th Floor
                             Philadelphia, PA 19102

     13.2 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world as provided under the laws of the Commonwealth of Massachusetts.

     13.3 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

     13.4 Entire Agreement and Modification. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto. This Agreement may not be modified or amended except by a written agreement executed by all of the signatories hereto.

     13.5 Assignments, Successors and No Third-Party Rights. This Agreement may not be assigned by either party without the prior consent of the other party. This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of, the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other Person.

     13.6 Section Headings, Construction. The headings of Sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to Sections in this Agreement refer to the corresponding Sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, clause or other subdivision hereof.

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

     13.7 Governing Law. This Agreement shall be governed by, and construed under, the laws of the Commonwealth of Massachusetts without regard to the conflicts of laws principles of any jurisdiction, all rights and remedies being governed by such laws.

     13.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

                                          WHATMAN BIOSCIENCE INC.

                                          By:
                                            ------------------------------------
                                              Name: David Smith
                                              Title: Chief Executive
ATTEST:

---------------------------------------------------
Secretary

                                          WHATMAN PLC

                                          By:
                                            ------------------------------------
                                              Name: David Smith
                                              Title: Chief Executive
ATTEST:

---------------------------------------------------
Secretary

                                          HEMASURE INC.

                                          By:
                                            ------------------------------------
                                              Name: Timothy J. Barberich
                                              Title: Chairman
ATTEST:

---------------------------------------------------
Secretary

                                   SCHEDULES

A   Description of Business and Products

2.1  Acquisition Assets

      (a) Leasehold interests

      (b) Fixed assets

      (d) Assumed Contracts

      (g) Intellectual Property Assets

      (h) Intangible Rights

2.2  Excluded Assets

2.5  Allocation of Purchase Price

3.1  Subsidiaries and Excluded Assets of Subsidiaries

3.2  Consents

3.3  Encumbrances

3.4  Financial Statements

3.5  Undisclosed Liabilities

3.6  Benefit Plans

      (a) List of Plans

      (b) List of employment agreements

      (c) Multi-employer plans

      (d) Summary Plan descriptions

3.7  Compliance with Legal Requirements

3.8  Legal Proceedings

3.9  Certain Changes and Events

3.10 Material Contracts

3.11 Employees

3.12 Labor Disputes

3.13 Intellectual Property

      (a) IP Agreements

      (c) Patents

      (d) Trademarks

      (e) Copyrights

3.16 Business Assets

5.7  Required Consents

                                    EXHIBITS

2.7           Assignment and Assumption Agreement
2.8(a)(i)     Form of Estoppel Letter
2.8(a)(iii)   Bill of Sale and Assignment
2.8(a)(iv)    Trademark Assignment
2.8(a)(v)     Patent Assignments
2.8(a)(ix)    Non-Competition Agreement
2.8(b)(iii)   Royalty Agreement
5.3           Opinion Letter of Seller's Counsel
5.9           Employment Agreements
5.10          CoreSep Representation Letter
6.3           Opinion Letter of Buyer's and Parent's Counsel
7.1           Confidential Agreement

                                                                         ANNEX B

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 HEMASURE INC.

     HemaSure Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

          1. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporate Law of the State of Delaware (the "Delaware Corporate Law") and has been consented to by a majority of the stockholders of the Corporation at a special meeting of stockholders duly noticed and held accordance with all applicable provisions of the Delaware Corporate Law.

          2. Article FIRST of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                   "The name of the Corporation is HMSR Inc."

     IN WITNESS WHEREOF, the Board of Directors of HemaSure Inc. has authorized and caused this Certificate of Amendment to be executed by John F. McGuire, its President and Chief Executive Officer, and attested by James B. Murphy, its
Chief Financial Officer and Secretary, as of this      day of May, 2001.

                                          --------------------------------------
                                          John F. McGuire
                                          President
Attest:

---------------------------------------------------------
James B. Murphy
Secretary

                                                                         ANNEX C

                        [LETTERHEAD OF UBS WARBURG LLC]

                                February 3, 2001

The Board of Directors
HemaSure Inc.
140 Locke Drive
Marlborough, Massachusetts 01752

Dear Members of the Board:

     We understand that HemaSure Inc. ("HemaSure") proposes to enter into an Asset Purchase Agreement, dated February 3, 2001 (the "Asset Purchase Agreement"), among Whatman Bioscience Inc. ("Whatman"), Whatman plc and HemaSure. Pursuant to the Asset Purchase Agreement, HemaSure will sell to Whatman substantially all of the non-cash assets, and Whatman will assume certain related liabilities, associated with HemaSure's business of developing and supplying blood filtration technologies (the "Business" and, such sale, the "Transaction") for a total purchase price of $10.0 million in cash (the "Initial Purchase Price"). The Asset Purchase Agreement and related documents also provide for certain royalty payments to HemaSure of up to a maximum aggregate amount of $12.0 million and a reimbursement amount, payable at the election of Whatman in cash or ordinary shares of Whatman plc, for amounts incurred by HemaSure in connection with the conduct of the ongoing operations of the Business during the period November 1, 2000 to the Closing Date of the Transaction (together with the Initial Purchase Price, the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Asset Purchase Agreement and related documents.

     You have requested our opinion as to the fairness, from a financial point of view, to HemaSure of the Consideration to be received by HemaSure in the Transaction.

     UBS Warburg has acted as financial advisor to HemaSure in connection with the Transaction and will receive a fee for its services, a significant portion of which is contingent upon consummation of the Transaction. UBS Warburg also will receive a fee upon delivery of this opinion. UBS Warburg and its affiliates in the past have provided investment banking services to HemaSure unrelated to the proposed Transaction and have received customary compensation for the rendering of such services. In the ordinary course of business, UBS Warburg, its successors and affiliates may trade securities of HemaSure and Whatman for their own accounts and accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion does not address the underlying business decision of HemaSure to effect the Transaction or constitute a recommendation to any stockholder of HemaSure as to how such stockholder should vote with respect to any matter relating to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of the Asset Purchase Agreement or related documents or the obligations thereunder, or the form of the Transaction. In rendering this opinion, we have assumed, at your direction, that HemaSure, Whatman and Whatman plc will comply with all material covenants and obligations set forth in, and other material terms of, the Asset Purchase Agreement and related documents and that the Transaction will be validly consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement.

     In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Business; (ii) reviewed certain internal financial information and other data relating to the Business and its financial prospects, including estimates and financial forecasts prepared by the management of HemaSure, that were provided to or discussed with us by HemaSure and are not publicly available; (iii) conducted discussions with members of the senior management of HemaSure with respect to the Business and its financial prospects; (iv) reviewed publicly available financial and stock market data with respect to certain companies in lines of business we believe

The Board of Directors
HemaSure Inc.
February 3, 2001
Page  2

to be generally comparable to those of the Business; (v) compared the financial terms of the Transaction with publicly available financial terms of certain other transactions which we believe to be generally relevant; (vi) reviewed the Asset Purchase Agreement; and (vii) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

     In connection with our review, at your direction, we have not assumed any responsibility for independent verification of any of the information provided to or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Business, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of HemaSure as to the future financial performance of the Business. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the acquisition of all or a part of HemaSure nor were we requested to, and we did not, participate in the negotiation or structuring of the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date of this letter.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of HemaSure in its evaluation of the proposed Transaction.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by HemaSure in the Transaction is fair, from a financial point of view, to HemaSure.

                                          Very truly yours,

                                          /s/ UBS WARBURG LLC

                                          UBS WARBURG LLC

                                                                         ANNEX D

                               ROYALTY AGREEMENT

     ROYALTY AGREEMENT, dated as of May   , 2001 (this "Agreement"), by and
among Whatman Bioscience Inc., a Massachusetts corporation ("Whatman"), Whatman plc, an English corporation ("Parent"), and HemaSure Inc., a Delaware corporation ("HemaSure"). All capitalized terms not otherwise defined herein and defined in the Purchase Agreement (defined below) shall have the meanings attributed to them in the Purchase Agreement.

                                    RECITALS

     WHEREAS, Whatman, Parent and HemaSure are parties to that certain Asset Purchase Agreement, dated as of February 3, 2001 (the "Purchase Agreement"), pursuant to which HemaSure is selling and Buyer is purchasing (the "Acquisition") substantially all of the non-cash assets of HemaSure, including all products, devices and accessories related to HemaSure's r\LS System set forth on Schedule A (the "HemaSure Products") and all of the patents (including all reissues, reexaminations, renewals and extensions thereof) and pending patent applications (including all continuations, continuations-in-part and divisionals thereof) set forth on Schedule B (collectively, the "HemaSure Patents").

     WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, Whatman has agreed, among other things, to assume, be liable for, and to discharge certain obligations and liabilities of HemaSure existing on or arising after the date hereof in connection with any and all of the actions and proceedings identified and set forth on Schedule C hereto (the "Pall Litigations"), including, without limitation, all liabilities and obligations set forth in clauses (ii), (iii) and (iv) of Section 2.7(a) of the Purchase Agreement; and

     WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, HemaSure has agreed to indemnify and hold harmless Whatman for any loss, liability, claim, damage or expense (collectively, "Indemnified Damages") arising from or in connection with any of the matters set forth in Section 10.2 of the Purchase Agreement; and

     WHEREAS, as an inducement for HemaSure to enter into the Purchase Agreement and in satisfaction of a condition precedent to the consummation of the Acquisition, the parties hereto have agreed to enter into this Agreement, pursuant to which Whatman shall make certain royalty payments ("Royalty Payments") to HemaSure or an affiliated entity designated by HemaSure (the "Royalty Recipient"), subject to the terms and conditions herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and sufficient consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. Royalty Payments.

     1.1  Computation of Royalty Payments. During the Term (as defined in
Section 3 hereof) of this Agreement, the Royalty Recipient shall be entitled to receive Royalty Payments from Whatman in an amount equal to four percent (4%) of all Net Revenues (as defined below) derived by Whatman or any Related Person of Whatman (each a "Whatman Entity") from the sale or license, anywhere in the world, whether by a Whatman Entity or any distributor or licensee thereof, of
(i) any of the HemaSure Products acquired by Whatman pursuant to the Purchase Agreement or any modifications thereof, or (ii) any leukoreduction products that, in whole or in part, utilize or practice the art disclosed in any of the HemaSure Patents (each such sale or license, a "Royalty Event"); provided, however, that the total Royalty Payments payable hereunder shall not exceed Twelve Million Dollars ($12,000,000) (the "Royalty Limit").

     1.2 Definition of Net Revenues. For purposes of this Agreement, "Net Revenues" shall mean (a) gross revenues (excluding any invoiced freight, insurance, taxes or packaging costs) derived by any Whatman Entity from any Royalty Event, less (b) the amount of any rebates, returns or allowances associated with such sale or license; provided that, in the event any Whatman Entity receives non-monetary consideration as a result of any Royalty Event, the gross revenues related thereto shall, for the purposes of this Agreement, be deemed to be equal to the fair market value of such non-monetary consideration, as evidenced by substantially similar and contemporaneous sales or licenses for monetary consideration. Net Revenues from sales outside the United States shall be converted to U.S. Dollars at the exchange rates used during the relevant period by Parent in its internal management accounts.

     1.3 Payment of Royalty Payments. Subject to Section 2 hereof, the Royalty Payments payable by Whatman hereunder with respect to Net Revenues for each calendar quarter during the Term shall be payable to the Royalty Recipient, in United States Dollars, within thirty (30) days after the close of such calendar quarter.

     1.4 Records and Inspection. Each Whatman Entity engaging in any Royalty Event during the Term shall keep accurate books of account and records concerning its business operations. On or before the date specified in Section
1.3 above for payment of each quarterly Royalty Payment, each such Whatman Entity shall submit to Royalty Recipient a statement (a "Royalty Statement") setting forth and certifying its Net Revenues derived from Royalty Events during such calendar quarter and the total amount of the Royalty Payment payable as a result thereof. Each Royalty Statement delivered hereunder by any Whatman Entity shall have been certified as to the accuracy and completeness of the information provided therein by such Whatman Entity's senior financial officer. Upon the request of Royalty Recipient, which shall be made by Royalty Recipient no later than one (1) year following receipt of any Royalty Statement deliverable to Royalty Recipient under this Section 1.4, the relevant Whatman Entities shall verify any such Royalty Statement by affidavit and shall permit Royalty Recipient and its duly authorized representatives, upon ten (10) days prior notice, to examine and inspect such Whatman Entities' books of account and records that Royalty Recipient reasonably believes to be relevant to the determination of Royalty Payments owing under this Agreement during normal business hours, subject to reasonable confidentiality undertakings.

     1.5 Underpayment or Late Payment. In the event of any underpayment of any Royalty Payment payable hereunder, Whatman shall immediately remit to Royalty Recipient the full amount of such underpayment together with interest on the amount of such underpayment from the date on which such payment was due at a rate per annum equal to two percent (2%) in excess of the Prime Rate then in effect (the "Interest Rate") and, if the amount of such underpayment is in excess of five percent (5%) of the amount properly payable by Whatman hereunder, Whatman shall promptly reimburse Royalty Recipient for the reasonable cost of any such examination or audit. In the event of any failure by Whatman to make any Royalty Payments when and as due as provided in Section 1.3 hereof, any such late payments shall bear interest from the date on which such payment was due at the Interest Rate. For purposes of this Section 1.5, the "Prime Rate" shall mean, for any given day, a rate per annum that is equal to the corporate base rate of interest as stated in The Wall Street Journal, changing when and as said corporate base rate changes.

     1.6 Royalty Payment Dispute Procedure. Royalty Recipient and any Whatman Entity shall seek in good faith to reach agreement as to any dispute concerning Royalty Payments to be made hereunder. If Royalty Recipient and any Whatman Entity are unable to reach such agreement, then Deloitte & Touche in Boston, Massachusetts, or any other mutually agreed upon accounting firm (the "Third Party Accounting Firm"), shall be engaged to review any documents any party hereto reasonably believes relevant to the dispute, and shall make a determination as to the resolution of any such dispute in accordance with
Section 1 of this Agreement. The determination of the Third Party Accounting Firm shall be delivered in writing to Royalty Recipient and the relevant Whatman Entity as soon as practicable following selection of the Third Party Accounting Firm, but in no event more than sixty (60) days thereafter, and shall be final, conclusive and binding upon the parties hereto. The non-prevailing party shall pay the fees and expenses of the Third Party Accounting Firm; provided, that in the event that the determination of the Third Party Accounting Firm reflects a compromise between the positions of the parties, such fees and expenses shall be prorated by the Third Party Accounting Firm based on the relative success of the parties in prevailing on their positions.

     SECTION 2. Right of Offset; Escrow.

     2.1 Right of Offset. Whatman shall have the right to withhold any Royalty Payments payable hereunder and offset such Royalty Payments against (a) any damages assessed against and paid by Whatman arising out of the Pall Litigations pursuant to a final determination by a court of competent jurisdiction, (b) any monies paid by Whatman to the Pall Corporation as part of any settlement of the Pall Litigations; provided, however, that such settlement payments shall not be offset against Royalty Payments unless such settlement has been consented to by the Royalty Recipient, such consent to be validly withheld only in such instance where Royalty Recipient reasonably believes that the settlement is being proposed by Whatman in bad faith; provided further, that should Royalty Recipient withhold its consent with respect to any settlement of the Pall Litigations proposed by Whatman, Royalty Recipient will indemnify Whatman for fifty percent (50%) of all of Whatman's litigation costs and expenses incurred in the Pall Litigations from the date of Royalty Recipient's withholding of consent until the conclusion of the Pall Litigations; provided further, that any indemnified amounts owing by Royalty Recipient pursuant to the preceding sentence shall be satisfied entirely by way of reduction and offset of amounts payable by Whatman to Royalty Recipient under this Agreement, and Royalty Recipient shall have no other obligation to pay any amount to Whatman under this
Section 2.1, and (c) any Indemnified Damages payable to Whatman under Article 10 of the Purchase Agreement pursuant to a final determination by a court of competent jurisdiction. For purposes of this Section 2.1, a "final determination" shall be an order or judgment that is not subject to further appeal or judicial review.

     2.2 Escrow. Notwithstanding Section 1.3 hereof, in order to secure Whatman's right of offset pursuant to Section 2.1, all Royalty Payments otherwise due and payable to Royalty Recipient hereunder shall be held in escrow, pursuant to the terms and conditions of, and for the period set forth in, an Escrow Agreement substantially in the form of Exhibit 1 hereto (the "Escrow Agreement").

     SECTION 3. Term.

     (a) The term ("Term") of this Agreement shall begin on the date hereof and shall end on the earlier of (i) twenty (20) years from the date hereof or (ii) the date on which all Royalty Payments hereunder, including any Royalty Payments offset pursuant to Section 2.1 hereof, equal the Royalty Limit.

     SECTION 4. Whatman Liability; Parent Guarantee.

     4.1 Whatman Liability. Whatman shall be responsible and primarily liable for any and all liabilities and obligations of any Whatman Entity arising under this Agreement, including any liabilities or obligations arising under Section 1 hereto.

     4.2 Parent Guarantee. Notwithstanding Section 4.1, Parent unconditionally and absolutely guarantees to Royalty Recipient the prompt and complete payment when due of any monies to be paid by Whatman or any Whatman Entity and any of their successors and assigns under this Agreement (the "Guaranteed Obligations"). The validity of this Guarantee shall not be impaired or effected by (a) any extension, modification or renewal of the Guaranteed Obligations or any part thereof or any agreement related thereto; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement related thereto; or (c) a waiver of any right, power or remedy or any default with respect to the Guaranteed Obligations or any part thereof or any or any agreement related thereto.

     SECTION 5. Miscellaneous.

     5.1 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), or courier in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

    HemaSure:                HemaSure Inc.
                             140 Locke Drive
                             Marlborough, MA 01752
                             Attention: Chairman of the Board
    With Required Copy to:   Luke P. Iovine, III, Esq.
                             Paul, Hastings, Janofsky & Walker LLP
                             399 Park Avenue
                             Thirty-First Floor
                             New York, New York 10022
    Whatman:                 Whatman Bioscience Inc.
                             c/o Whatman plc
                             Whatman House
                             20/20 Maidstone
                             Maidstone, Kent
                             ENGLAND
                             Attention: The Company Secretary
    Parent:                  Whatman plc
                             Whatman House
                             20/20 Maidstone
                             Maidstone, Kent
                             ENGLAND
                             Attention: The Company Secretary
    With Required Copy to:   Joseph J. Connolly, Esquire
                             Eckert Seamans Cherin & Mellott
                             1515 Market Street, 9th Floor
                             Philadelphia, PA 19102

     5.2 Mandatory and Binding Arbitration. Except as provided in Section 1.6 hereof, any dispute or claim between the parties arising out of or related to this Agreement shall be fully and finally resolved by binding arbitration in Boston, Massachusetts in accordance with the Commercial Arbitration Rules and practices (the "Rules") of the American Arbitration Association ("AAA") from time to time in force and effect. This agreement to arbitrate shall be specifically enforceable and is the exclusive remedy for the resolution of such disputes under this Agreement. There shall be a three-arbitrator panel (the "Panel") which shall be chosen in accordance with the Rules of the AAA. Judgment upon any award determined by the Panel shall be entered in state or federal court located in Boston, Massachusetts. The parties hereby submit to the exclusive jurisdiction of the courts so selected, to the exclusion of any other court which might have had jurisdiction apart from this Section 5.2, waive any defense of lack of in personam jurisdiction of such courts and agree that service of process in any action before such courts may be made by mailing it to the party to be served at the address provided for in Section 5.1 hereof. The Panel shall require the non-prevailing party to pay the Panel's full fees and expenses; provided, that in the event of a compromise between the positions of the parties, such fees and expenses shall be pro rated by the arbitrators based on the relative success of the parties in prevailing on their positions. Each party to this Agreement covenants not to institute any action or litigation in any court, or commence any other proceeding, with respect to any matter under this Agreement other than as provided for in Section 1.6 hereof.

     5.3 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the party against whom such waiver is sought to be enforced; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     5.4 Entire Agreement and Modification. This Agreement, the Escrow Agreement and the Purchase Agreement and the documents referred to therein set forth the entire understanding of the Parties. Any previous agreements or understandings between the Parties regarding the subject matter hereof are merged into and superseded by this Agreement. This Agreement may not be modified or amended except by a written agreement executed by all of the signatories hereto.

     5.5 Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior consent of the other parties hereto; provided, however, that nothing herein shall prohibit HemaSure from assigning its rights and obligations hereunder to a designated affiliate (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934) or to any entity that acquires more than 50% of the outstanding equity securities of HemaSure, which designated affiliate or acquiring entity shall agree to assume and be bound by the terms of this Agreement. This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of, the successors and permitted assigns of the parties hereto.

     5.6 Section Headings; Construction. The headings of Sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. This Agreement shall be deemed to have been jointly written by the parties and none of its terms or provisions herein shall be construed or interpreted against any particular party as a result of such party having drafted all or any portion thereof.

     5.7 Governing Law. This Agreement shall be governed by, and construed under, the laws of the Commonwealth of Massachusetts without regard to the conflicts of laws principles of any jurisdiction, all rights and remedies being governed by such laws.

     5.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

     5.9 Severability. If any term or provision of this Agreement is invalid or unenforceable, the remaining terms and provisions hereof shall be unimpaired and the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     5.10 Captions. The Section titles herein are for reference purposes only and shall not control or affect the meaning or interpretation of any term or provision.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

                                          WHATMAN BIOSCIENCE INC.

                                          By:
                                          Name:
                                          Title:

ATTEST:

------------------------------------------------------
Secretary

                                          WHATMAN PLC

                                          By:
                                          Name:
                                          Title:

ATTEST:

------------------------------------------------------
Secretary

                                          HEMASURE INC.

                                          By:
                                          Name:
                                          Title:

ATTEST:

------------------------------------------------------
Secretary

                                   SCHEDULE A

r\LS PRODUCTS

                   NAME                     PART NUMBER
                   ----                     -----------
r\LS System -- dockable                     Rlsdr0030
r\LS System -- Spike                        Rlssr0030
Bulk Non-sterile                            Bnsr01001
Filter stand base                           H50053-900
Filter stand pole                           H50053-901

                                   SCHEDULE B

                                 HEMASURE INC.
                              ISSUED U.S. PATENTS
                            AS OF DECEMBER 28, 2000

              SERIAL      FILING                                               PATENT
DOCKET NO.    NUMBER       DATE                      TITLE                     NUMBER      ISSUED
----------  ----------   --------                    -----                    ---------   --------
0901.141C   08/465,479   06/05/95   Membrane Affinity Apparatus and           5,310,688   05/10/94
                                    Purification Methods Related Thereto
0901.003    08/148,883   11/08/93   Device and Process for Removing Free      5,456,835   10/10/95
                                    Hemoglobin from Blood
0901.004B   08/190,732   02/02/94   Covalent Attachment of Macromolecules to  5,462,867   10/31/95
                                    Polysulfones or Polyethersulfones
                                    Modified to Contain Functionalizable
                                    Chain Ends
0901.005    08/209,523   03/10/94   Filtration Device Useable for Removal of  5,472,605   12/05/95
                                    Leukocytes and Other Blood Components
0901.002B   08/347,564   11/30/94   Process for Simultaneously Removing       5,639,376   06/17/97
                                    Leukocytes and Methylene Blue from
                                    Plasma
0901.051    08/368,780   01/04/95   Method for Inactivating Non-enveloped     5,663,043   09/02/97
                                    Viruses Using a Viracide-Potentiating
                                    Agent with a Photoactivible [sic]
                                    Virucide
0901.140B   08/465,479   06/05/95   Membrane Affinity Apparatus and           5,683,916   11/04/97
                                    Purification Methods Related Thereto
0901.005D   08/903,271   07/25/97   In-Line Vent Filter for Automatically     5,779,902   07/14/98
                                    Draining a Biological Liquid Filtration
                                    Device
0901.007    08/524,049   09/06/95   In-Line Liquid Filtration Device Useable  5,798,041   08/25/98
                                    for Blood, Blood Products or the Like
0901.002F   08/869,204   06/04/97   Process for Simultaneously Removing       5,817,237   10/06/98
                                    Leukocytes and Methylene Blue from
                                    Plasma
0901.142A   08/735,966   10/23/96   Extra-Luminal Crossflow Plasmaphoresis    5,846,427   12/08/98
                                    Devices and Method of Use Thereof
0901.005C   08/680,674   07/16/96   Filtration Method and Device Useable for  5,902,490   05/11/99
                                    Removal of Leukocytes and Other Blood
                                    Components
0901.002E   08/862,517   05/23/97   Device for Simultaneously Removing        5,935,436   08/10/99
                                    Leukocytes and Methylene Blue from
                                    Plasma
0901.007B   09/095,189   06/10/98   In-Line Liquid Filtration Device and      5,938,940   08/17/99
                                    Method Useable for Blood and Blood
                                    Products
0901.025    08/812,717   03/06/97   Method of Preventing Air From Becoming    6,010,633   01/04/00
                                    Entrapped within a Filtration Device
0901.005E   09/119,292   07/20/98   Filtration Device Useable for Removal of  6,015,500   01/18/00
                                    Leukocytes and Other Blood Components
0901.007A   08/974,518   11/19/97   In-Line Liquid Filtration Device Useable  6,030,539   02/29/00
                                    for Blood, Blood Products, or the Like
0901.043A   09/296,882   04/22/99   Method for In-Line Filtering Biological   6,123,859   09/26/00
                                    Liquid
0901.002G   09/371,141   08/09/99   Method for Removing Leukocytes and        6,159,375   12/12/00
                                    Methylene Blue From Plasma
0901.019B   09/242,857   02/24/99   Method for Removing Tumor Cells from      6,177,019   01/23/01
                                    Tumor Cell-Contaminated Stem Cell
                                    Products

                                 HEMASURE INC.
                        PENDING U.S. PATENT APPLICATIONS
                            AS OF DECEMBER 28, 2000

              SERIAL      FILING
DOCKET NO.    NUMBER       DATE                 TITLE                         STATUS
----------  ----------   --------               -----                         ------
80822       08/179,437   01/10/94   Inactivation of Viruses        (Not being prosecuted by H&R)
                                    Present in Blood Components
                                    Using Chemically-Activated
                                    Compounds
80822A      08/465,831   06/06/95   Inactivation of Viruses        (Not being prosecuted by H&R)
                                    Present in Blood Components
                                    Using Chemically-Activated
                                    Compounds
80924B      08/403,237   03/10/95   Inactivation of Pathogens in   (Not being prosecuted by H&R)
                                    Blood or Blood Products Using
                                    Formaldehyde
0901.007C   09/467,192   12/20/99   An In-Line Blood Filtration    Response to Office Action
                                    Device                         filed 12/24/00 with 2-month
                                                                   extension.
0901.025C   09/434,182   11/04/99   In-Line Gravity Driven Liquid  Response to Office Action
                                    Filtration Device Useable to   filed 10/24/00.
                                    Filter Blood or Blood
                                    Products
0901.029A   09/260,967   03/02/99   Method of Filtering and        To be abandoned by failure to
                                    Collecting Blood or Blood      respond to final Office
                                    Products                       Action
0901.031A   09/261,602   02/26/99   Method and Apparatus for       Awaiting 1st Office Action.
                                    Irradiating a Biological
                                    Fluid
0901.043B   09/605,002   06/27/00   System and Method for In-Line  Response to Office Action due
                                    Filtering Biological Liquid    2/4/01 with one month
                                                                   extension.
0901.047A   09/264,276   03/08/99   Leukocyte Reduction            Response to Office Action due
                                    Filtration Media               1/30/01 with two month
                                                                   extension.
0901.070    09/133,245   08/13/98   Improved Flow Distributor and  Response to Office Action due
                                    Method for Use with a Filter   2/3/01 with three month
                                    Device                         extension.
0901.117    60/177,876   01/24/00   Platelet Filtration Media      File non-provisional and
                                    (non-provisional needs to be   foreign applications by
                                    filed)                         1/24/01.
0901.120    09/544,383   04/06/00   Gravity Liquid Filtration      Awaiting 1st Office Action.
                                    System and Method for
                                    Filtering Biological Liquid
0901.002H   09/686,725   10/11/00   Device and Process for         Awaiting 1st Office Action.
                                    Removing Leukocytes and Viral
                                    Inactivating Agents from
                                    Blood
0901.019C   09/730,352   12/05/00   Method for Removing Tumor      Awaiting 1st Office Action.
                                    Cells from Tumor Cell-
                                    Contaminated Stem Cell
                                    Products

                                 HEMASURE INC.
                             ISSUED FOREIGN PATENTS
                            AS OF DECEMBER 28, 2000

                                                                                         DATE
 DOCKET NO.    COUNTRY                        TITLE                       PATENT NO.    ISSUED
 ----------   ---------                       -----                       ----------   --------
0901.005AU    Australia  A Filtration Device for Removal of Leukocytes      696270     12/17/98
0901.005AUA   Australia  A Filtration Device Useable for Removal of         708609     11/18/99
DIV of 005AU             Leukocytes and Other Blood Components
0901.007AU    Australia  An In-Line Liquid Filtration Device useable for    715074       4/5/00
                         Blood, Blood Products or the Like

                                 HEMASURE INC.
                      PENDING FOREIGN PATENT APPLICATIONS
                            AS OF DECEMBER 28, 2000

DOCKET NO.    COUNTRY            TITLE              SERIAL NO.             STATUS
----------   ---------           -----           ----------------          ------
0901.002BCA  Canada     Device and Process for   2,180,328         Request Examination by
                        Removing Leukocytes and                    1/10/2002. Annuity due
                        Viral Inactivating                         1/10/2002.
                        Agents from Blood
0901.002BCN  China      Device and Process for   95 191 887.7      Published 1142197 on
                        Removing Leukocytes and                    2/5/1997; substantive
                        Viral Inactivating                         examination requested
                        Agents from Blood                          on 11/10/1996. Annuity
                                                                   due 1/10/2002.
0901.002BEP  Europe     Device and Process for   95 90 8024.3      Published 739232 on
                        Removing Leukocytes and                    10/30/1996; response to
                        Viral Inactivating                         Office Action filed
                        Agents from Blood                          3/21/2000. Annuity due
                                                                   1/10/2002.
0901.002BJP  Japan      Device and Process for   Hei 7-518680      Published Hei 9-508823
                        Removing Leukocytes and                    on 9/9/1997; request
                        Viral Inactivating                         examination by
                        Agents from Blood                          1/10/2002.
0901.003JP   Japan      Device and Process for   Hei 7-513962      Published Hei 9-509338
                        Removing Free                              on 9/22/1997; request
                        Hemoglobin from Blood                      examination by
                                                                   11/8/2001.
0901.004EP   Europe     Process for the          89 912 861.5      (Penney & Edmonds)
                        Covalent Surface
                        Modification of
                        Hydrophobic Polymers
                        and Articles Made
                        Therefrom
0901.005CN   China      A Filtration Device      95 192 986.0      Published 1148349 on
                        Useable for Removal of                     4/23/1997; response to
                        Leukocytes and Other                       Official Action due
                        Blood Components                           3/9/2001 with two month
                                                                   extension. Annuity due
                                                                   2/15/2002.
0901.005EP   Europe     A Filtration Device      95 911 779.7      Response to Office
                        Useable for Removal of                     Action due 1/18/2001
                        Leukocytes and Other                       with two month
                        Blood Components                           extension; Published
                                                                   749345 on 12/27/1996.
                                                                   Annuity due 2/15/2002.
0901.007CA   Canada     An In-Line Liquid        2,230,590         Response to Office
                        Filtration Device                          Action filed
                        useable for Blood,                         10/18/2000. Annuity due
                        Blood Products or the                      8/29/2001.
                        Like
0901.007CN   China      An In-Line Liquid        96196721.8        Published CN1195301A on
                        Filtration Device                          10/7/1998; examination
                        useable for Blood,                         requested 7/30/1998;
                        Blood Products or the                      response to Official
                        Like                                       Action filed
                                                                   12/27/2000. Annuity due
                                                                   8/23/2001.

DOCKET NO.    COUNTRY            TITLE              SERIAL NO.             STATUS
----------   ---------           -----           ----------------          ------
0901.007EP   Europe     An In-Line Liquid        95930637.2        Published 881929 on
                        Filtration Device                          12/9/1998; response to
                        useable for Blood,                         Office Action filed
                        Blood Products or the                      4/12/2000. Annuity due
                        Like                                       8/29/2001.
0901.007JP   Japan      An In-Line Liquid        09-511292         Published 11-513298 on
                        Filtration Device                          11/16/1999.
                        useable for Blood,
                        Blood Products or the
                        Like
0901.007TH   Thailand   An In-Line Liquid        033086            Published 25203 on
                        Filtration Device                          5/23/1997; request
                        useable for Blood,                         examination by
                        Blood Products or the                      5/23/2002.
                        Like
0901.019AU   Australia  Method for Removing      41571/97          Response to Office
                        Tumor Cells from Tumor                     Action filed 8/29/2000.
                        Cell-Contaminated Stem                     Annuity due 8/22/2002.
                        Cell Products
0901.019CA   Canada     Method for Removing      2,261,612         Request examination by
                        Tumor Cells from Tumor                     8/22/2002. Annuity due
                        Cell-Contaminated Stem                     8/22/2001.
                        Cell Products
0901.019CN   China      Method for Removing      97197453.5        Published CN 1228713A
                        Tumor Cells from Tumor                     on 9/15/1999;
                        Cell-Contaminated Stem                     examination requested
                        Cell Products                              8/26/1999. Annuity due
                                                                   8/22/2001.
0901.019EP   Europe     Method for Removing      97939496.2        Confirmed to proceed in
                        Tumor Cells from Tumor                     light of European
                        Cell-Contaminated Stem                     Search Report on
                        Cell Products                              10/27/2000; Published
                                                                   929328 on 7/21/1999.
                                                                   Annuity due 8/22/2001.
0901.019HK   Hong Kong  Method for Removing      99106196.1        Published 1021512A on
                        Tumor Cells from Tumor                     6/30/2000; awaiting
                        Cell-Contaminated Stem                     acceptance of Chinese
                        Cell Products                              application. Annuity
                                                                   due 8/22/2005.
0901.019JP   Japan      Method for Removing      10-511745         Request examination by
                        Tumor Cells from Tumor                     8/22/2004.
                        Cell-Contaminated Stem
                        Cell Products
0901.025AU   Australia  In-Line Gravity Driven   61822/98          Examination requested
                        Liquid Filtration                          4/12/2000. Annuity due
                        Device Useable to                          2/17/2003.
                        Filter Blood of Blood
                        Products
0901.025BR   Brazil     In-Line Gravity Driven   PI 9809042-9      Examination requested
                        Liquid Filtration                          6/20/2000. Annuity due
                        Device Useable to                          2/17/2002.
                        Filter Blood of Blood
                        Products
0901.025CA   Canada     In-Line Gravity Driven   2,281,532         Examination requested
                        Liquid Filtration                          3/6/2000. Annuity due
                        Device Useable to                          2/17/2002.
                        Filter Blood of Blood
                        Products
0901.025CN   China      In-Line Gravity Driven   98800153.5        Examination requested
                        Liquid Filtration                          3/2/2000. Annuity due
                        Device Useable to                          2/17/2002.
                        Filter Blood of Blood
                        Products

DOCKET NO.    COUNTRY            TITLE              SERIAL NO.             STATUS
----------   ---------           -----           ----------------          ------
0901.025EP   Europe     In-Line Gravity Driven   98906656.8        Published as 988103 on
                        Liquid Filtration                          3/29/2000; Examination
                        Device                                     requested 3/3/2000.
                                                                   Annuity due 2/17/2002.
0901.025HK   Hong Kong  In-Line Gravity Driven   99105456.8        Published 1020322A on
                        Liquid Filtration                          4/14/2000. Annuity due
                        Device Useable to                          2/17/2006.
                        Filter Blood of Blood
                        Products
0901.025JP   Japan      In-Line Gravity Driven   10-538579         Examination requested
                        Liquid Filtration                          3/6/2000.
                        Device Useable to
                        Filter Blood of Blood
                        Products
0901.031ACA  Canada     Method and Apparatus     2,321,995         Request examination by
                        for Irradiating a                          2/26/2004; entered
                        Biological Fluid                           National Phase on
                                                                   8/28/2000. Annuity due
                                                                   2/26/2002.
0901.031ACN  China      Method and Apparatus     99803310.3        Examination requested
                        for Irradiating a                          on 11/17/2000; entered
                        Biological Fluid                           National Phase on
                                                                   8/25/2000. Annuity due
                                                                   2/26/2002.
0901.031AEP  Europe     Method and Apparatus     99909632.4        Entered Regional Phase
                        for Irradiating a                          8/31/2000. Annuity due
                        Biological Fluid                           2/26/2002.
0901.031AJP  Japan      Method and Apparatus     P2000-533530      Request examination by
                        for Irradiating a                          2/26/2006; entered
                        Biological Fluid                           National Phase on
                                                                   8/14/2000.
0901.031ATH  Thailand   Method and Apparatus     048925            Published 39767 on
                        for Irradiating a                          8/18/2000; request
                        Biological Fluid                           examination by
                                                                   8/17/2005.
0901.047AWO  PCT        Leukocyte Reduction      PCT/ US00/00232   Demand filed 8/21/2000;
                        Filtration Media                           enter National Phase by
                                                                   9/8/2001; response to
                                                                   Written Opinion filed
                                                                   12/18/2000.
0901.070CN   China      Improved Flow            98123546.8        Published CN1245086A on
                        Distributor and Method                     2/23/2000; request
                        for Use with a Filter                      examination by
                        Device                                     8/13/2001. Annuity due
                                                                   10/27/2001.
0701.070HK   Hong Kong  Improved Flow            00104402.4        Application recorded
                        Distributor and Method                     7/18/2000; awaiting
                        for Use with a Filter                      acceptance of Chinese
                        Device                                     application.
0901.070WO   PCT        Improved Flow            PCT/ US99/17583   Demand filed 3/13/2000;
                        Distributor and Method                     enter Nat'l Phase
                        for Use with a Filter                      2/13/2001; received
                        Device                                     Search Report.
0901.114EP   Europe     Extra Lumenal Crossflow  96-936859.6-1213  (Co-counsel with Jacobs
                        Plasmapheresis Device                      Patent Office)

---------------
NOTE: The .029 series (domestic and foreign) applications are being abandoned.

                                   SCHEDULE C

     HemaSure Inc., et al v. Pall, No. CA 99-675 (U.S.D.C. Colorado)

     Pall Corporation v. Gambro, Inc., et al, No. CA 00-1412 (U.S.D.C. Colorado)

     Pall Corporation v. HemaSure Inc., et al, No. 96-5620 (U.S.D.C. New York)

     Pall Corporation v. Filtertek, Inc., No. 00-CV-2501 (U.S.D.C. Colorado)

                                   EXHIBIT 1

                                ESCROW AGREEMENT

     This ESCROW AGREEMENT (this "Agreement") is made and entered into as of
this      day of May, 2001 by and among Whatman Bioscience Inc., a Massachusetts corporation ("Whatman"), HemaSure Inc., a Delaware corporation ("HemaSure"), and
               , as escrow agent (the "Escrow Agent").

                                   RECITALS:

     WHEREAS, Whatman and HemaSure are parties to that certain Asset Purchase Agreement, dated as of February 3, 2000 (the "Purchase Agreement"), pursuant to which HemaSure is selling and Buyer is purchasing substantially all of the non-cash assets of HemaSure; and

     WHEREAS, Whatman and HemaSure are parties to that certain Royalty
Agreement, dated as of May   , 2001 (the "Royalty Agreement"), pursuant to which
Whatman has agreed to pay certain Royalty Payments to HemaSure or an affiliated entity designated by HemaSure; for purposes of this Agreement, any reference hereinafter to HemaSure shall include any such designated affiliate, provided such designated affiliate agrees in writing to be bound by the terms and provisions of this Agreement and the Royalty Agreement; and

     WHEREAS, Whatman, HemaSure and the Escrow Agent have determined to enter into this Agreement and to establish an escrow arrangement on the terms and conditions set forth herein, and to set forth the terms and conditions pursuant to which the Escrow Fund (defined below) will be held by the Escrow Agent and disbursed to Whatman and/or HemaSure, as the case may be.

     NOW, THEREFORE, in consideration of the mutual premises, agreements and covenants set forth herein and in the Purchase Agreement and the Royalty Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto (the "Parties"), intending legally to be bound, hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     All capitalized terms not otherwise defined herein and defined in the Royalty Agreement shall have the meanings attributed to them in the Royalty Agreement.

                                   ARTICLE 2

                             TERM OF THE AGREEMENT

     The term of this Agreement shall commence on the date of this Agreement and shall continue in effect until the distribution in full of the Escrow Fund pursuant to the terms and conditions set forth herein (the "Term").

                                   ARTICLE 3

                        ESTABLISHMENT OF THE ESCROW FUND

     3.01  Delivery of Monies into the Escrow Fund; Receipt by Escrow Agent.

     (a) Upon the date on which any Royalty Payment is otherwise due and payable to Royalty Recipient pursuant to Section 1 of the Royalty Agreement, Whatman shall, in accordance with Section 2.2 of the Royalty Agreement, deliver to the Escrow Agent cash in an amount equal to the amount of such Royalty Payment, which cash shall be deposited in a segregated account (the "Escrow Fund"). The date upon which the first cash deposit is made by the Escrow Agent into the Escrow Fund shall be the "Escrow Fund Date". The Escrow Fund shall be invested and reinvested as provided in Section 3.02 below.

     (b) The Escrow Agent agrees to hold and dispose of the Escrow Fund in accordance with the terms and conditions of this Agreement. The Parties acknowledge and agree that the Escrow Fund may not be insured by the Federal Deposit Insurance Corporation. The Escrow Fund shall be under the sole control and dominion of the Escrow Agent, subject to the terms of this Agreement, and shall require an authorized signature of the Escrow Agent in order to make withdrawals therefrom.

     3.02  Investment of the Escrow Fund.

     (a) The Escrow Fund shall be invested, at the joint written direction of HemaSure and Whatman, in any of the following (collectively, the "Permitted Investments"): (i) United States Treasury Bills maturing within ninety-one (91) days of the date of purchase; (ii) demand deposit accounts, money market deposit accounts and certificates of deposit with a term not greater than ninety (90) days with a United States depository having a reported capital and surplus of not less than $150 million; (iii) commercial paper which is rated on the date of purchase in one of the two highest rating categories by both Standard & Poor's Ratings Group and Moody's Investors Service, Inc. (together, the "Rating Agencies") and matures not more than ninety (90) days from the date of purchase; and (iv) investment agreements, guaranteed investment contracts, repurchase agreements and similar investment instruments, the issuer or guarantor of which is rated in one of the two highest rating categories by both of the Rating Agencies, which instruments have a term not greater than ninety (90) days. In the absence of any direction for investing the Escrow Fund, the Escrow Agent shall invest the Escrow Fund in a suitable money market fund.

     (b) The Escrow Agent shall have no liability for any loss incurred as a result of investments made or liquidated by it in accordance with the provisions of this Agreement.

                                   ARTICLE 4

                        DISTRIBUTION OF THE ESCROW FUND

     4.01  Distribution of the Escrow Fund.

     (a) Unless otherwise set forth herein and subject to the terms and conditions of this Agreement, the Escrow Fund, and any accrued interest thereon and any gains from investments and reinvestments thereof, minus (i) any Pending Claims Amount (defined below), (ii) any amounts previously distributed to Whatman pursuant to the terms of this Agreement, and (iii) any amounts that the Escrow Agent is required to withhold pursuant to applicable law for taxes, with respect to income earned on, or derived from, the Escrow Fund shall, if such amount is positive, be distributed to HemaSure on the date ten (10) business days after written notice of a Final Determination (as defined in Section 4.03 below) with respect to all of the Pall Litigations (which notice shall be accompanied by a copy of any document, agreement, award, order, judgment or decree evidencing such Final Determination) has been delivered by HemaSure to the Escrow Agent and to Whatman (the "Distribution Date").

     (b) Notwithstanding the foregoing, (i) no payment or distribution shall be made by the Escrow Agent to HemaSure if, within the aforesaid ten-business day period, the Escrow Agent and HemaSure receive written notice from Whatman stating that the determination relied upon by HemaSure is not a Final Determination and outlining the action to be taken by Whatman to have that determination reviewed, overturned or vacated; and (ii) the Distribution Date may be extended in accordance with Section 4.02(b) hereof.

     4.02  Claims For Offset Made Against the Escrow Fund.

     (a) Subject to the terms and conditions set forth in the Purchase Agreement and the Royalty Agreement, at any time following the Escrow Fund Date and prior to the Distribution Date, Whatman may deliver written notice (a "Notice of Claim") to the Escrow Agent and to HemaSure to the effect that Whatman is entitled to a right of offset pursuant to Section 2.1 of the Royalty Agreement and is entitled to receive payment therefor out of the Escrow Fund, and such Notice of Claim shall constitute the assertion of a claim by Whatman against the Escrow Fund. Each Notice of Claim shall be given in good faith and shall set forth in reasonable detail the nature and estimated amount of the losses, damages, demands, claims, assessments, actions, taxes, penalties, interest, reasonable attorneys' and accountants' fees, settlement costs and other costs and expenses incurred by Whatman (collectively, "Offsets") giving rise to a right of offset. Upon receipt by the Escrow Agent of any Notice of Claim, the Escrow Agent shall retain in the Escrow Fund an amount equal to the Offsets claimed by Whatman (a "Pending Claims Amount") until such time as there has been a Final Determination with respect to such claimed Offsets.

     (b) Delivery of a Notice of Claim pursuant to Section 4.02(a) shall extend the Distribution Date solely with respect to the Pending Claims Amount until such time as there has been a Final Determination of such Offsets.

     (c) Except as hereinafter provided, within ten (10) business days after the receipt by HemaSure and the Escrow Agent of (i) any notice of Final Determination in favor of Whatman with respect to any claim for Offsets by Whatman (which notice shall be accompanied by a copy of any document, agreement, award, order, judgment or decree evidencing such Final Determination) or (ii) the Notice of Claim and documentation certified by Whatman's senior financial officer evidencing payment of any amounts described in the Notice of Claim, or
(iii) written instructions from HemaSure, the Escrow Agent shall deliver to Whatman from the Escrow Fund, free and clear of any interest of HemaSure, an amount equal to the amount of such Offsets and any accrued interest thereon and any gains from investments and reinvestments thereof. Notwithstanding the foregoing, no payment shall be made by the Escrow Agent to Whatman if, within the aforesaid ten-business day period, the Escrow Agent and Whatman receive written notice ("Contesting Notice") from HemaSure (x) stating that the determination relied upon by Whatman is not a Final Determination and outlining the action to be taken by HemaSure to have that determination reviewed or vacated or (ii) contesting the claimed Offsets described in the Notice of Claim and certified documentation, as the case may be, which Contesting Notice shall set forth a specific basis for such Contesting Notice. In such event, the dispute concerning Whatman's Notice of Claim and HemaSure's Contesting Notice shall be resolved pursuant to Section 5.01 of this Agreement and the Escrow Agent shall distribute the Escrow Fund in accordance with any Final Determination resulting therefrom. In the event of a Final Determination in favor of HemaSure after the initial Distribution Date has occurred, the Escrow Agent shall deliver to HemaSure, in the manner set forth in a written notice given to the Escrow Agent and to Whatman by HemaSure prior to such delivery, that amount of the Pending Claims Amount relating to such Final Determination, if any, in excess of any other remaining Pending Claims Amounts.

     4.03 Final Determination. For purposes of this Agreement, "Final Determination" means any decision, order, judgment, decree, award or settlement from which no further appeal or judicial review is available.

                                   ARTICLE 5

                             SETTLEMENT OF DISPUTES

     5.01 Settlement of Disputes. Any dispute that may arise under this Agreement with respect to (a) the facts upon which the Escrow Agent's determinations are based, (b) the duties of the Escrow Agent hereunder, and (c) any other questions arising under this Agreement, shall be finally determined
(i) by mutual agreement of Whatman and HemaSure (evidenced by appropriate instructions in writing to the Escrow Agent signed by Whatman and HemaSure), within thirty (30) days after such dispute arises, or (ii) by mandatory and binding arbitration in accordance with Section 5.2 of the Royalty Agreement; provided, however, that the foregoing shall not be construed to preclude Whatman and HemaSure from resolving any dispute arising hereunder by mutual agreement in accordance with clause (i) above at any time; provided further, that if the Escrow Agent has deposited the amount remaining in the Escrow Fund with a court pursuant to Section 6.08 hereof, the dispute shall be determined by such court. The Escrow Agent shall be under no duty to institute or defend any proceeding relating to any such dispute and none of the costs and expenses of any such proceeding shall be borne by the Escrow Agent. Pending the resolution of any dispute as provided in this Article 5, the Escrow Agent is authorized and directed to retain in its possession the portion of the Escrow Fund that is the subject of or involved in the dispute.

     5.02 Attorneys' Fees and Expenses. In the event an action or proceeding is brought to enforce the provisions of this Agreement pursuant to this Article 5, the non-prevailing Party shall be required to pay the reasonable attorneys' fees and expenses of the prevailing Party, except that if in the opinion of the court or arbitral tribunal deciding such action there is no prevailing Party, each Party shall pay its own attorneys' fees and expenses.

                                   ARTICLE 6

                     PROVISIONS CONCERNING THE ESCROW AGENT

     6.01  Amendments and Modifications. Subject to the provisions of Section
7.06 hereof, the Escrow Agent shall not in any way be bound or affected by any amendment, modification or cancellation of this Agreement which increases or alters the obligations of the Escrow Agent under or pursuant to this Agreement, unless the same shall have been agreed to in writing by the Escrow Agent.

     6.02 Compensation. The Escrow Agent shall be entitled to the fees set forth on Schedule A attached hereto and to reimbursement for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred in connection with the performance of its services hereunder. Each of Whatman, on the one hand, and HemaSure, on the other hand, shall bear one-half of any liability for fees owed to and reimbursement of expenses incurred by the Escrow Agent pursuant to this Section 6.02. Upon receipt by Whatman and HemaSure of the Escrow Agent's written notice itemizing such fees and out-of-pocket expenses, the Escrow Agent shall be entitled to the payment thereof within thirty (30) days after such written notice is given. Notwithstanding anything to the contrary contained herein, the Escrow Agent shall be entitled to retain from any disbursements requested hereunder any outstanding fees and/or expenses due from the Party to whom such funds are to be disbursed. The Escrow Agent is hereby granted a first lien on the portion of the Escrow Fund otherwise payable to a Party for all indebtedness that may become owing to the Escrow Agent by such Party pursuant to this Escrow Agreement. In the event that such fees or expenses are not paid to the Escrow Agent within thirty (30) days of written notice, the Escrow Agent may charge such fee against that portion of the Escrow Fund, if any, determined to be due to the Party from whom such fees and expenses are owed.

     6.03 Duties of the Escrow Agent. This Agreement sets forth the duties and obligations of the Escrow Agent with respect to any and all matters pertinent to its acting as such hereunder. The Escrow Agent shall not have duties or responsibilities under this Agreement other than those specifically set forth herein and shall act only in accordance with the provisions hereof. Without limiting the generality of the foregoing, the Escrow Agent shall not have any duty or responsibility (i) to enforce or cause to be enforced any of the terms and conditions contained in the Purchase Agreement or the Royalty Agreement, or
(ii) to verify the accuracy or sufficiency of any notice or other document received by it in connection with this Agreement. The Escrow Agent shall be entitled to rely upon any instructions or directions to it in writing under this Agreement signed by the proper Party or Parties and shall be entitled to treat as genuine any instruction or document delivered to the Escrow Agent hereunder and reasonably believed by the Escrow Agent to be genuine and to have been presented by the proper Party or Parties, without being required to determine the authenticity or correctness of any fact stated therein, or the authority or authorization of the person or persons making and/or delivering the same.

     6.04 Liability of the Escrow Agent. Neither the Escrow Agent nor any of its officers, directors, employees, shareholders, representatives or agents shall be liable to Whatman or HemaSure, or any other person or entity for or in respect of any damages or losses resulting from or arising out of any act or failure to act by it in connection with this Agreement, other than for any damages or losses which shall be finally adjudicated to be the result of gross negligence or willful misconduct on the part of the Escrow Agent or any such officers, directors, employees, shareholders, representatives or agents. The Escrow Agent shall not be liable or responsible because of the loss of any monies arising as a result of investments made in accordance with this Agreement or through the insolvency or the act of default or omission of any depository in which such monies shall have been deposited. Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. If applicable, the Parties will provide the Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This

Section 6.04 shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent. The Escrow Agent shall provide all appropriate forms and documentation to HemaSure (with copies thereof to Whatman) so as to permit HemaSure to file applicable tax returns, and pay all applicable taxes with respect to income earned on the Escrow Fund.

     6.05 Indemnity of the Escrow Agent. Whatman and HemaSure hereby agree, severally but not jointly, to protect, defend, indemnify and hold harmless the Escrow Agent against any and all costs, losses, damages, liabilities, claims, expenses (including the reasonable fees and expenses of counsel) and claims incurred by it without gross negligence or willful misconduct on the Escrow Agent's part arising out of or in connection with its entering into this Escrow Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability relating to this Escrow Agreement.

     6.06 Resignation of the Escrow Agent. At any time that the Escrow Agent so chooses, the Escrow Agent may resign from its duties hereunder by giving not less than thirty (30) days' prior written notice to Whatman and HemaSure and shall designate, by mutual consent, a successor escrow agent; provided, that notwithstanding any resignation date set forth in the Escrow Agent's notice, such resignation shall not take effect until receipt by the Escrow Agent of an instrument duly executed by a successor escrow agent evidencing its appointment as Escrow Agent hereunder and acceptance of this Agreement. If no successor escrow agent is appointed within such thirty (30) day period, the Escrow Agent may deposit the amount remaining in the Escrow Fund with a court of competent jurisdiction as provided in Section 6.08 hereof, whereupon the Escrow Agent shall be discharged of all duties and obligations hereunder.

     6.07 Removal of Escrow Agent. The Escrow Agent may be removed at any time by mutual agreement of Whatman and HemaSure by giving not less than thirty (30) days' prior written notice to the Escrow Agent. Prior to the expiration of such thirty-day period, Whatman and HemaSure shall designate, by mutual consent, a successor escrow agent. If no successor escrow agent is appointed within such thirty-day period, the Escrow Agent may deposit the amount remaining in the Escrow Fund with a court of competent jurisdiction as provided in Section 6.08 hereof, whereupon the Escrow Agent shall be discharged of all further duties and obligations hereunder.

     6.08 Deposit with Court. Notwithstanding anything herein to the contrary, in the event of any disagreement between any of the Parties to this Agreement, or between them and any other person, resulting in adverse claims or demands being made against the Escrow Fund, the Escrow Agent may be discharged of its further duties and obligations hereunder upon its deposit, at any time after ten
(10) days' written notice to Whatman and HemaSure, of the amount remaining in the Escrow Fund with a court of competent jurisdiction in Boston, Massachusetts or New York, New York. The Parties hereby submit to the personal jurisdiction of any such court, waive any and all right to contest the jurisdiction of such court, and consent to service of process by hand delivery or mail delivery thereof to their respective addresses set forth in Section 7.01 hereof.

                                   ARTICLE 7

                                 MISCELLANEOUS

     7.01 Notices. All notices, requests and other communications which are required or permitted hereunder shall be sufficient if given in writing and shall be deemed effective (i) when delivered personally, (ii) when delivered by registered or certified mail, postage prepaid, or (iii) when delivered by an overnight carrier, as follows (or to such other address as shall be set forth in a notice given in the same manner):

HemaSure:                 HemaSure Inc.
                          140 Locke Drive
                          Marlborough, MA 01752
                          Attention: Chairman of the Board

With Required Copy to:    Luke P. Iovine, III, Esq.
                          Paul, Hastings, Janofsky & Walker LLP
                          399 Park Avenue
                          Thirty-First Floor
                          New York, New York 10022

Whatman:                  Whatman Bioscience Inc.
                          c/o Whatman plc
                          Whatman House
                          20/20 Maidstone
                          Maidstone, Kent
                          ENGLAND
                          Attention: The Company Secretary

With Required Copy to:    Joseph J. Connolly, Esquire
                          Eckert Seamans Cherin & Mellott
                          1515 Market Street, 9th Floor
                          Philadelphia, PA 19102

     Escrow Agent:

     A copy of any notice or other communication given or made to or by the Escrow Agent pursuant to this Agreement shall in addition be given or made to each of the other Parties.

     7.02 Counterparts. This Agreement may be executed in several counterparts each of which is an original and all of which, taken together, shall constitute a single instrument.

     7.03 Contents of Agreement: Parties In Interest, Etc. This Agreement, the Royalty Agreement and the Purchase Agreement and the documents referred to therein set forth the entire understanding of the Parties. Any previous agreements or understandings between the Parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of all other Parties.

     7.04 Governing Law; Venue. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to the principles of conflict of laws of any jurisdiction.

     7.05 Section Headings. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

     7.06 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof, and this Agreement may be modified or amended at any time in writing by Whatman, HemaSure and the Escrow Agent. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

     7.07 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     7.08 Third Party Beneficiaries. Except as otherwise expressly set forth herein, no individual or entity shall be a third-Party beneficiary of the representations, warranties, covenants and agreements made by any Party.

     7.09 Securities Statements. Pursuant to the regulations of the Office of the Comptroller of the Currency, 12 C.F.R. 12.5(a), Whatman and HemaSure have the right to receive, at no additional cost and within five (5) business days of the transaction, a written notification disclosing certain information relating to securities purchases and sale transactions in the Escrow Fund. The Escrow Agent has the option of furnishing to Whatman and HemaSure either (i) a copy of the broker-dealer confirmation relating to the transaction, or (ii) a written notification disclosing the Escrow Agent's name, the account name, the Escrow Agent's capacity in the transaction, the date of execution (and, upon Whatman's and HemaSure's written request, the time of execution) of the transaction, the identity, price and number of shares involved, the remuneration to the broker-dealer and its identity, the total remuneration to be received by the Escrow Agent and, if no broker-dealer was involved, the identity of the person from whom the security was purchased or to whom it was sold.

     In lieu of the foregoing time and form of notification, Whatman and HemaSure agree that the Escrow Agent's periodic statements, transmitted pursuant to the terms of this Escrow Agreement, will suffice.

     7.10 Form 1099. The Escrow Agent shall provide any Form 1099 required to be provided in respect of the Escrow Fund.

     7.11 Authorized Signatories. The following persons are authorized to direct the Escrow Agent regarding any transactions to this Escrow Agreement including, but not limited to, investment and/or disbursement of the funds and securities held hereunder.

---------------------------------------------  ---------------------------------------------
            On behalf of Whatman                           on behalf of HemaSure

                          [Signature pages to follow]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and the year first above written.

                                          WHATMAN BIOSCIENCE INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          HEMASURE INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          [ESCROW AGENT]

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE A

                               Escrow Agent Fees

                                                                         ANNEX E

                           NON-COMPETITION AGREEMENT

     AGREEMENT, this   day of May, 2001, by and among Whatman Bioscience Inc., a
Massachusetts corporation ("Buyer"), Whatman plc, an English corporation ("Parent"), HemaSure Inc., a Delaware corporation ("Seller"), and Sepracor, Inc., a Delaware corporation ("Sepracor").

                                WITNESSETH THAT

     In consideration of the mutual promises and covenants contained and recited herein, and for other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

     1. Background. Pursuant to a certain Asset Purchase Agreement dated February 3, 2001, by and among Buyer, Parent and Seller (the "Purchase Agreement"), the Buyer is acquiring substantially all of the non-cash assets of Seller. Parent owns indirectly all of the outstanding capital stock of Buyer. Sepracor is a principal shareholder of Seller and has furnished certain technology to Seller. In connection with the Buyer's acquisition of Seller's non-cash assets, and in consideration for the payments and deliveries to be given to Seller by Buyer and Parent pursuant to the Purchase Agreement, each of Seller and Sepracor, severally and not jointly, hereby agrees with the Buyer and Parent, for their several and joint benefit, to the terms set forth herein.

     2. Noncompetition. For a period commencing on the date hereof and expiring on a date which is five (5) years after the date of this Agreement ("Restricted Period"), each of Seller and Sepracor shall not, any place in the world, directly or indirectly, as principal, agent, stockholder, investor, partner, joint venturer, member or otherwise, engage in any activity which involves the sale of products for the reduction of Leukocytes in blood.

     3. Nonsolicitation. (a) Each of Seller and Sepracor further agrees that, during the Restricted Period, it will not, directly or indirectly, solicit, encourage or induce any employee of the Buyer or the Parent to leave his or her employment and will not hire as an employee or engage as a contractor any person who was employed by the Buyer or Parent at any time during the six-month period immediately preceding such employment or engagement; provided, however, that the restrictions set forth in this Section 3 shall not apply to any of John F. McGuire, James B. Murphy or Peter C. Sutcliffe (each an "Employee") if such Employee's employment is involuntarily terminated by Buyer or Parent other than for Cause.

     (b) For purposes of this Section 3, "Cause" shall mean (i) a continued material nonperformance by the Employee of his obligations and duties, which material nonperformance is not remedied within 30 days after receipt of written notice from Buyer or Parent specifying such material nonperformance, (ii) commission by the Employee of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against Buyer or Parent; (iii) the Employee's conviction, plea of no contest or nolo contendere, or unadjudicated probation for any felony or crime involving moral turpitude; or
(iv) the Employee's unlawful use (including being under the influence) or possession of any illegal substance while on Buyer's or Parent's premises or while performing the Employee's duties and responsibilities under his employment with Buyer or Parent.

     4. Passive Investment. Notwithstanding the foregoing, ownership by Seller or Sepracor, as a passive investment, of less than five percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Agreement.

     5. Further Assurances. Each of Seller and Sepracor severally and not jointly agrees that it will not assist, solicit or encourage any other person in carrying out any activity that would be prohibited by the provisions of this Agreement if such activity were carried out by Seller or Sepracor.

     6. Severability. To the extent that any provision of this Agreement shall be determined to be invalid or unenforceable, the invalid or unenforceable portion of such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. In furtherance of and not in limitation of the foregoing, it is expressly agreed that, should the duration or geographical extent of, or business activities covered by, this Agreement be in excess of that which is valid or enforceable under applicable law, such provisions shall be construed to cover only that duration, extent or activities which may validly or in an enforceable manner be covered.

     7. Remedies. Each of Seller and Sepracor acknowledges that it may not be possible to compensate Buyer or Parent fully for damages resulting from any breach of the provisions of this Agreement and that the Buyer and the Parent do not have an adequate remedy at law for such breach. Accordingly, in the event of any actual or threatened breach of this Agreement, the Buyer or Parent (in addition to any other remedies, whether at law or in equity, which it may have) shall be entitled to temporary and/or permanent injunctive relief to enforce such provisions, and such relief may be granted without the necessity of proving actual damages or of posting any bond. Each of Seller and Sepracor further acknowledges that this Agreement constitutes a material inducement to Buyer and Parent to consummate the transactions contemplated by the Purchase Agreement. Buyer and Parent are relying on the enforceability of this Agreement in consummating such transactions.

     8. Several Liability. The obligations of Seller and Sepracor under this Agreement are expressly several and not joint. Any breach or violation of this Agreement by either Seller or Sepracor shall not in any event subject to liability, or provide any basis for a claim against, the other under this Agreement.

     9. Governing Law. The internal law, without regard to conflicts of laws principles, of the Commonwealth of Massachusetts will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     10. Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective successors and assigns; no obligation arising under this Agreement may be assigned without the prior written consent of all other parties. This Agreement may be modified or terminated only in writing, signed by all parties hereto.

     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date and year first above written.

                                          HEMASURE, INC.

                                          By
                                          --------------------------------------
                                          Name:
                                          Title:

                                          SEPRACOR, INC.

                                          By
                                          --------------------------------------
                                          Name:
                                          Title:

                                          WHATMAN BIOSCIENCE, INC.

                                          By
                                          --------------------------------------
                                          Name:
                                          Title:

                                          WHATMAN PLC

                                          By
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                         ANNEX F


     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 10-K


(MARK ONE)



[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934


                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000



                                       OR



[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934



        FOR THE TRANSITION PERIOD FROM                TO


                         COMMISSION FILE NUMBER 0-19410


                                 HEMASURE INC.


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                  DELAWARE                                      04-3216862
       STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION                       IDENTIFICATION NO.)

               140 LOCKE DRIVE
         MARLBOROUGH, MASSACHUSETTS                                01752
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (508) 490-9500



          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:



             TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH REGISTERED
             -------------------                 -----------------------------------------
                    None                                           None



          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:



                     Common Stock, par value $.01 per share

                  -------------------------------------------

                                (TITLE OF CLASS)



     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes [X]     No [ ]



     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (sec.229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]



     The aggregate market value of voting stock held by non-affiliates of the registrant was $6,840,864 on March 2, 2001.



     Number of shares outstanding of the registrant's class of common stock as of March 2, 2001: 19,903,589. Effective with the return of 1,011,692 shares of common stock by Gambro Inc. in connection with the termination and release of the supply and development agreement between the Company and Gambro Inc., there will be 18,891,897 shares outstanding -- See Recent Events.



                      DOCUMENTS INCORPORATED BY REFERENCE



     Proxy Statement for 2001 Annual Meeting of Stockholders -- Part III

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     THIS ANNUAL REPORT ON FORM 10-K CONTAINS PREDICTIONS, PROJECTIONS AND OTHER STATEMENTS ABOUT THE FUTURE THAT ARE INTENDED TO BE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (COLLECTIVELY, "FORWARD-LOOKING STATEMENTS"). FORWARD-LOOKING STATEMENTS ARE INCLUDED WITH RESPECT TO VARIOUS ASPECTS OF THE COMPANY'S STRATEGY AND OPERATIONS, INCLUDING BUT NOT LIMITED TO, ITS PRODUCT DEVELOPMENT EFFORTS, INCLUDING REGULATORY REQUIREMENTS AND APPROVALS; POTENTIAL DEVELOPMENT AND STRATEGIC ALLIANCES; AND THE COMPANY'S LIQUIDITY AND CAPITAL RESOURCES. EACH FORWARD-LOOKING STATEMENT THAT THE COMPANY BELIEVES IS MATERIAL IS ACCOMPANIED BY CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENT. THE CAUTIONARY STATEMENTS ARE SET FORTH FOLLOWING THE FORWARD-LOOKING STATEMENT, AND/OR IN OTHER SECTIONS OF THE ANNUAL REPORT ON FORM 10-K. IN ASSESSING FORWARD-LOOKING STATEMENTS CONTAINED IN THIS ANNUAL REPORT ON FORM 10-K, READERS ARE URGED TO READ CAREFULLY ALL CAUTIONARY STATEMENTS -- INCLUDING THOSE CONTAINED IN OTHER SECTIONS OF THIS ANNUAL REPORT ON FORM 10-K.

                                     PART I



ITEM 1.  BUSINESS



OVERVIEW



     HemaSure Inc. (the "Company") was incorporated as a Delaware corporation in December 1993. Its principal executive offices are located at 140 Locke Drive, Marlborough, Massachusetts 01752. The shares of its common stock, par value $.01 per share (the "Common Stock"), trade on the OTC Bulletin Board under the symbol "HMSR".



     The Company develops and supplies innovative blood filtration technologies designed to help meet today's increasing demand for a safer, more reliable blood supply. Its blood filtration technologies are designed to reduce virus-carrying white blood cells (leukocytes) in donated blood to nominal levels (a process known as "leukoreduction").



     While approximately 40% to 50% of donated blood in the United States is currently leukoreduced, the Company believes this percentage will increase. In September 1998, the Food and Drug Administration's (the "FDA") Blood Products Advisory Committee announced a non-binding recommendation that 100% of the blood supply in the United States be leukoreduced and in January 2000 recommended that universal leukoreduction be implemented as soon as feasible. In addition, the American Red Cross ("ARC"), which collects over 6 million units of blood per year representing approximately 50% of the blood donated in the United States, is striving to achieve 100% leukoreduction as soon as feasible. Moreover, many other countries in the past several years have mandated the leukoreduction of their blood supply.



     According to industry sources, the leukoreduction industry represents a market potential of approximately $800 million. The Company has been utilizing its technologies as the basis for developing products and methodologies to address the needs of the leukoreduction market. The first such product developed by the Company was the LeukoNet System, which received clearance from the FDA in June 1995. In February 1998, the Company determined to discontinue manufacturing the LeukoNet System and focus on the completion of development and market introduction of its next generation red cell filtration product, the r\LS System. The r\LS System was designed to offer a more effective product than those offered in the market today based on low cost, ease of use and improved operational fit.



     The Company initiated sales of the r\LS System in the United States in the third quarter 1999. In May 1999, the Company completed an amended distribution and development agreement with Gambro to act as the Company's exclusive distributor of its r\LS System worldwide, except for sales to the ARC. In July 1999, the Company entered into a master purchase agreement with the ARC that provided for the sale of the r\LS System by the Company to the ARC on specified terms.



SIGNIFICANT EVENTS



     In April 2000, the Company was notified that the ARC, the Company's largest customer at the time, was suspending use of the Company's r\LS System pending the outcome of an investigation of a small number of non-critical adverse reactions in patients who had received a transfusion of blood filtered with the r\LS. In September 2000, the Company was notified that the ARC terminated its supply contract for the r\LS System based on the extended period of time taken by the Company to prove product improvements resolved these reactions. The Company and the ARC are currently negotiating a termination of the purchase contract and a release of any and all claims that either party may have against the other, with certain exceptions. It is uncertain at this time when and if the ARC and the Company will complete a termination agreement or when and if the ARC will resume the purchase and use of the r\LS System.



     In March 2001, the Company signed a termination and release agreement with Gambro Inc. ("Gambro"), effective November 2000, which ended the distribution and development agreement. Gambro cited the termination of the Company's supply contract with ARC and other recent business conditions as the reasons for terminating the agreement. In consideration for the Company's inventory (net book value at December 31, 2000 of $332,000) of products bearing Gambro's company name, and by way of complete resolution of all issues now outstanding between the Company and Gambro, Gambro agreed to return 1,011,692 shares of common stock with a fair market value at closing of $332,000.



     The termination of both the purchase contract by ARC and the distribution and development agreement with Gambro has had an adverse impact on the Company's ability to generate revenues from the sale of the Company's r\LS product and on the Company's supply contracts with manufacturers of key components to the r\LS. See "Strategic Relationships" below for additional detail regarding these events and the ARC and Gambro.



RECENT EVENTS



     On February 3, 2001, the Company agreed to sell substantially all of the Company's non-cash assets to Whatman Bioscience Inc., a Massachusetts corporation ("Whatman"), a wholly owned subsidiary of Whatman plc, an English corporation ("Whatman plc"), pursuant to the terms of an Asset Purchase Agreement (the "Purchase Agreement").



     Following any approval and adoption of the Purchase Agreement by the Stockholders of the Company and the satisfaction or waiver of certain other conditions, the Company will sell substantially all of its non-cash assets to Whatman. Under the terms of the Purchase Agreement, the consideration to be received by the Company for the Asset Sale (the "Consideration") will consist of
(1) $10 million in cash, which will be paid to the Company at the Closing; (2) an additional payment by Whatman, in cash or common stock of Whatman plc at Whatman's option, which effectively reimburses the Company for its net operating costs and expenses incurred in connection with the Company's business during the period beginning on November 1, 2000 and ending on the Closing Date (the "Reimbursement Portion"), which amount is currently anticipated to be approximately $4 million and is expected to be paid to the Company in the second quarter of 2001; and (3) a royalty of 4% on sales by Whatman, Whatman plc or their affiliates of certain filtration products, including products that utilize the Company's technology, up to a total royalty of $12 million, subject to certain reductions described in the Royalty Agreement, which include the offset of certain potential liabilities associated with the Company's patent litigation with Pall Corporation that Whatman will assume. Accordingly, the total amount of the Consideration to be paid by Whatman to the Company will be approximately $14 million to $26 million in cash or cash and common stock of Whatman plc.



     Under the terms of the Purchase Agreement, Whatman will assume and be legally responsible for certain liabilities of the Company, and Whatman plc will guarantee Whatman's obligation to pay the Consideration to the Company. In addition, in the event that Whatman elects to pay the approximately $4 million reimbursement portion of the Consideration in shares of Whatman plc's common stock, the Purchase Agreement provides that Whatman plc will guarantee a minimum per share price to the Company of $4.3864 with respect to any share of Whatman plc's common stock resold by the Company within 60 days after such shares are issued to the Company. The Company currently anticipates that any share of Whatman plc's common stock issued to the Company will be resold by the Company within 60 days of the issuance to the Company of such share.



     The Company has the right to terminate the Purchase Agreement under certain circumstances, including if the Board of Directors determines, upon the written opinion of the Company's counsel, that the failure to terminate the Purchase Agreement could be expected to be a breach of, or be inconsistent with, the fiduciary duties of the Board of Directors under applicable law. In the event of termination for the foregoing reason, the Company is required to pay Whatman a fee of $500,000 upon the termination of the Purchase Agreement.



     It is currently anticipated that the Closing Date will occur on or as promptly as practicable following the approval and adoption of the Purchase Agreement by the Stockholders of the Company and the satisfaction or waiver of all of the other conditions set forth in the Purchase Agreement. Either party may terminate the Purchase Agreement if the closing does not occur by May 31, 2001. Accordingly, there can be no assurance as to if or when the Asset Sale will be consummated.

     In connection with the sale of the non-cash assets, the Company expects to realize a gain of approximately $3,500,000 after all anticipated costs and expenses associated with the sale. The Company does not expect to incur a tax liability in connection with the sale, as it believes it has sufficient federal and state net operating loss carryforwards and tax credits to offset any gains realized.



     Upon closing of the Purchase Agreement with Whatman, the Company is expected to have approximately $17.5 million in a combination of cash, cash equivalents, marketable securities and Whatman plc stock (based on current cash and marketable securities levels, the Company's expected "burn rate" through closing and the terms of the Purchase Agreement). In that regard, the Company is in the preliminary stages of considering various strategic business combinations and other transactions with a view toward further enhancing stockholder value following the consummation of the sale of its assets and business to Whatman.



     In the event that the Asset Sale does not occur, the Company will consider other business alternatives, including but not limited to, other business combinations and a liquidation of the Company's assets. Given that any proceeds from any such liquidation and any other cash on hand would be first used to pay the Company's creditors and outstanding payables, and given certain legal requirements that the Company maintain certain cash on hand for certain mandated time periods, there is no assurance as to when, if ever, any proceeds from a liquidation would be distributed to the Company's Stockholders.



THE BLOOD MARKET



  Blood Collection



     Industry sources have estimated that approximately 40 to 45 million units of blood are collected and transfused by developed countries annually and that this number reaches 70 to 80 million units worldwide. Collection is typically done by affiliated blood collection centers (for example, the ARC), consortiums of independent blood collection centers (for example, Blood Centers of America), independent blood collection centers (for example, New York Blood Center) or government affiliated blood centers in some foreign countries.



     Whole blood is composed of four major components, (i) platelets, which assist in clotting; (ii) plasma, which is the fluid part of blood that contains proteins that fight infections, aid in clotting and retain blood volume; (iii) red blood cells, which help carry oxygen throughout the body; and (iv) leukocytes, or white blood cells, which are used by the body's immune system to help fight infections. Blood is collected either manually or with the use of automated blood collection equipment. If collected manually, the donated blood is tested and separated into components. If collected through the use of automated blood collection equipment, the desired component is extracted and the remaining components are returned to the donor.



     Individuals suffering physical trauma or anemia, undergoing complex surgical procedures or hemodialysis or undergoing treatment for cancer are among the diverse group of patients who require blood transfusions in the course of their medical care. Health risks, such as transfusion complications and infections, may arise from contaminated blood and blood products, although infection risks are lower today than in the recent past as a result of improved donor education and selection and implementation of screening procedures to identify certain virus contaminated blood units prior to transfusion. Moreover, these health risks can increase in patients who receive frequent transfusions, such as those suffering from kidney and liver disorders, and patients who are immune-suppressed, such as those undergoing treatment for cancer.



     The number of units of whole blood, blood components or plasma a patient receives in a blood transfusion varies significantly. A patient undergoing routine surgery may typically receive three or four units, while a cancer patient undergoing platelet transfusion may receive in excess of 100 units over time. The risk of infection to a patient increases as the number of units transfused increases.

  Transfusion Risks



     Health risks from transfusions, including complications and infections, arise from the presence of leukocytes, viruses and other pathogens in blood, cellular blood components and plasma. In addition, autologous blood recovery and reinfusion result in an increased risk of contamination of a patient's blood. The Company believes that the demand for filtered blood for transfusions will continue to increase over the next several years due to the growing recognition in the medical field of the benefits of leukocyte reduction.



     Leukocytes. Leukocytes may cause adverse reactions in patients receiving blood transfusions, such as fever, chills, immune system suppression or development of immunological responses that could cause the affected patient to reject subsequent blood transfusions. In addition, leukocytes may harbor infectious viruses and other agents, including cytomegalovirus, new variant CJD and human T-cell lymphocyte virus I (HTLV-I).



     Pathogens. Viruses such as HIV, hepatitis B and hepatitis C may be contained inside or outside of the leukocytes and may be transmitted during transfusions. Other viruses may develop or become prevalent over time. Of the currently known viruses, there has been significant public focus on hepatitis and HIV.



  Recent Trend Toward Leukoreduction



     Historically, approximately 20% to 30% of donated blood in developed countries was filtered to remove leukocytes. Due primarily to cost, generally only those patients with diseases that may cause immune system complications, such as HIV, or those with severely compromised immune systems, such as patients undergoing chemotherapy, received leukoreduced blood and because of the relatively low number, these were done at the patients' hospital bedside.



     However, the developed nations throughout the world are increasingly mandating universal leukoreduction of their blood supplies. In North America and Europe, numerous countries are committed to providing 100% leukoreduced blood components or have received recommendations to provide 100% leukoreduced blood components.



     France committed to 100% leukocyte reduction in April 1998, both on clinical grounds and as a precautionary tool ensuring the safety of its blood supply. Ireland announced its plans to move to 100% leukocyte reduction in April 1998. The United Kingdom has also made the decision to require leukocyte reduction for all blood units and blood products derived from whole blood. Following a directive issued by the Canadian Government, the Canadian Blood Services and Hema-Quebec in Canada have announced plans to adopt leukocyte reduction of all blood and blood products. In July 1999, Japan announced it planned to begin full leukoreduction of its blood supply. The Company believes that additional countries will recommend leukoreduction as more people seek to protect themselves from the dangerous transmission of disease through transfusion. Scientific studies have shown that the use of leukoreduced blood could result in shorter hospital stays, fewer postoperative infections and/or cost savings per patient of approximately $3,000 to $6,000 per patient for certain procedures, including thoracic surgery, heart bypass surgery and gastrointestinal surgery.



     The United States is also moving toward universal leukoreduction of its blood supply. Approximately 40% to 50% of donated blood in the United States is currently filtered to remove leukocytes and this percentage is expected to increase. In September 1998, the FDA's Blood Products Advisory Committee announced a non-binding recommendation that the United States adopt 100% leukoreduction of its donated blood supply and in January 2000 recommended that universal leukoreduction be implemented as soon as feasible. The committee said that, "The benefit-to-risk ratio associated with leukoreduction is sufficiently significant to justify the universal leukoreduction of all non-leukocyte cellular transfusion blood components." Pre-storage filtration (filtration done at the blood collection center prior to storage for shipment to the hospital) was recognized by the FDA's Blood Products Advisory Committee as the preferred method of leukoreduction.

     Pre-storage leukoreduction is typically done using two different processes. One such process requires a filter that is an integral part of the blood collection set ("in-line"). The second process requires a filter to be sterile docked to the blood collection set after the blood is collected. Scientific use of each process is dependent upon a particular blood center's manufacturing flow-process.



     Recent medical studies have demonstrated the patient benefits of leukoreduction. For example, a study of open heart surgery patients published in the Annals of Thoracic Surgery found that filtering leukocytes reduced the risks associated with this type of surgery and improved patient outcomes. It also determined that leukoreduction in the approximately 300,000 patients who undergo heart bypass surgeries could result in a 20% decrease in hospital stays and savings of approximately $3,000 to $6,000 in costs per patient. Another major study published in the American Journal of Surgery found that gastrointestinal surgery patients had fewer postoperative infections and shorter hospital stays after they received leukocyte-filtered red cells. Hospital stays averaged 12 days for patients who received leukocyte-reduced transfusions compared to 18 days for those who received non-leukoreduced blood, at a savings of approximately $6,000 per patient.



THE COMPANY'S APPROACH



     The Company's blood filtration technologies initially were developed from core technologies transferred to it from Sepracor Inc. ("Sepracor") at the Company's inception in 1993 relating to the development, manufacture and use and sale of blood, blood products and blood components and membrane filter design technologies. Since that time, the Company has developed technologies designed to make the process of filtering blood easy and cost effective. The Company has been utilizing its technologies as the basis for developing products and methodologies to address the needs of the leukoreduction market.



     In June 1995, the Company received clearance from the United States Food and Drug Administration (the "FDA") for the LeukoNet System, a medical device designed for the removal of contaminating leukocytes from donated blood. Fiscal 1996 was the first full year of commercial sale of its LeukoNet System. In February 1998, the Company determined to discontinue manufacturing the LeukoNet System and focus on the completion of development and market introduction of its next generation red cell filtration product, the r\LS System. The r\LS System, was developed to provide high-volume, centralized, pre-storage leukoreduction in blood centers in batch processes.



STRATEGIC RELATIONSHIPS



  Strategic Partnership with ARC



     In August 1998, the Company completed an amended and restated Master Strategic Alliance Agreement with the ARC BioMedical Services, which provides for, among other things, the development and enhancement of a number of filtration products, based on the Company's core technology including red blood cell leukoreduction, leukocyte recovery, platelet filtration, whole blood filtration and tumor cell filtration. The agreement has a term of five years, unless previously terminated, and can be renewed or extended. There is no assurance, however, that such products will ultimately be developed or that any definitive development arrangements with respect to such products will result from the strategic alliance with the ARC BioMedical Services.



     Pursuant to the strategic alliance agreement, in July 1999, the Company entered into a master purchase agreement with the ARC that provided for the sale of the r\LS System by the Company to the ARC on specified terms. The master purchase agreement provided for a thirty-eight month term expiring on August 31, 2002, subject to, among other things, earlier termination by the ARC in the event (i) of the availability on the market of certain new products that provide substantial safety and efficiency improvements over the r\LS System, (ii) the ARC deems that it has no further requirement for leukoreduction filters generally, or (iii) the ARC changes its policies toward leukoreduction.

     In April 2000, the Company was notified that the ARC, its largest customer at the time, was suspending use of the r\LS System pending the outcome of an investigation of a small number of non-critical adverse reactions in patients who have received a transfusion of blood filtered with the r\LS System. As of April 2000, there had been approximately 25 reactions reported to the Company from about 14 patients out of approximately 150,000 units of blood transfused utilizing the r\LS System. The patients involved with these reactions were primarily hematology or oncology patients who had received multiple transfusions. The reaction rate was less than .02 percent, and generally involved pain in the back, head or neck area. The Company also commissioned an epidemiology study at a major U.S. medical center to further investigate these reactions. This study revealed that the types of reactions reported to the Company by the ARC occurred in patients transfused with blood filtered with other manufacturers' filters as well as blood filtered with the r\LS filter and, indeed, in blood that was not filtered at all. The study also revealed that the reactions occurred in from 1 to 12 per 10,000 transfusions, but were at the upper end of this scale with the r\LS filter. These reactions were not permanent and were treatable using standard practices. In September 2000, the Company was notified that the ARC terminated its supply contract for the r\LS System based on the extended period of time taken to prove product improvements resolved these reactions. The Company and the ARC are currently negotiating a termination of the purchase contract and a release of any and all claims that either party may have against the other, with certain exceptions. It is uncertain at this time when and if the ARC and the Company will complete such an agreement.



  Global Distribution Capabilities through Partnership with Gambro.



     In 1998, the Company completed a distribution and development agreement, which was amended in May 1999, with Gambro to act as the Company's exclusive distributor of its r\LS System worldwide, except for sales to the ARC. Furthermore, this agreement provided that Gambro may (upon mutual agreement by the Company and Gambro) distribute additional future products developed by the Company that filter blood and its components.



     Under the distribution agreement, Gambro was required to meet certain minimum purchase requirements and was required to purchase from the Company all of its requirements for certain blood filtration products, in each case at agreed upon prices. The distribution agreement also provided for Gambro to cooperate with the Company in the pending litigation against Pall which was initiated by the Company and by Gambro BCT in April 1999. Gambro also cooperated with the Company in any patent infringement proceeding arising subsequent to the time the distribution agreement was entered into and pay certain expenses incident to any such proceeding other than damages against the Company. See Item
3. "Legal Proceedings."



     In March 2001, the Company signed a termination and release agreement with Gambro, effective November 2000, which ended the distribution and development agreement. Gambro cited the termination of the Company's supply contract with the ARC and other recent business conditions as the reasons for terminating the agreement. In connection with the termination and release agreement, Gambro agreed to return 1,011,692 shares of the Company's common stock.



  Production Capacity Expansion Initiative



     In December 1999, the Company engaged the international engineering consulting firm, PA Consulting Group, to assist it in its production capacity expansion initiative. With this initiative, the Company began in March 2000 and expected to increase manufacturing capacity in increments to several times its current level over fiscal 2000 and 2001. The capacity expansion effort was anticipated to include process flow review, capital equipment design, qualification, implementation, validation and vendor supply chain management. The termination of both the purchase contract by the ARC and the distribution and development agreement with Gambro resulted in the suspension of this capacity expansion effort.



     In December 1999, the Company entered into an agreement, which was amended in September 2000 and December 2000, with Filtertek Inc. ("Filtertek") that provides for Filtertek to act as its exclusive manufacturer and supplier of the filters used in its r\LS System, subject to certain terms and conditions. In the fiscal 2000 amendments, the Company agreed to pay Filtertek a total of $705,000 to reimburse the supplier for costs and expenses incurred after the ARC's decision to suspend use of the r\LS. No commitments have been made to make such payments in the future. The agreement has a term of five years, subject to an automatic one-year extension in the event the Company fails to purchase a specified number of products by the fifth year. Thereafter, the agreement will be subject to automatic one-year renewals unless the agreement is previously terminated.



     Under the agreement, the Company is required to purchase a minimum number of, and is required to purchase from Filtertek all of its requirements for, the filters used in its r\LS System, in each case at agreed upon prices. Pursuant to the agreement, pricing is fixed for the first three years, subject to certain raw material price increases or decreases. Under its supply agreement with Filtertek, the Company is obligated to provide to Filtertek, on a quarterly basis, forecasts for anticipated purchases for the upcoming 12-month period.



     Under the agreement, Filtertek is required to make capital investment in their production equipment at certain levels and by certain times. If Filtertek is unable to meet such requirements, the Company has the right to terminate Filtertek's rights to exclusivity under the agreement, subject to certain terms and conditions. The Company depends on Filtertek to (i) allocate sufficient capacity to the Company's manufacturing needs, (ii) produce acceptable quality at agreed pricing, and (iii) deliver on a timely basis. Any failure in performance by Filtertek for any reason could have a material and adverse effect on the Company's business. The Company has no supply agreements with component suppliers and, accordingly, the Company is dependent on the future ability of Filtertek to purchase components. Failure or delay by suppliers in supplying necessary components could adversely affect the Company's ability to deliver products on a timely and competitive basis in the future. It is expected that this agreement will be assigned to or renegotiated with Whatman upon the closing of the Purchase Agreement.



     In January 2000, the Company entered into an agreement with Command Medical Products Inc. ("Command") that provided for Command, on a non-exclusive basis, to (i) act as the Company's manufacturer and supplier of dry bags used in its r\LS System and (ii) assemble the filters used in its r/ LS System, subject to certain terms and conditions. In December 2000, due to the termination of several key supply contracts, the Company completed a termination and release of its supply and assembly agreement with Command. The Company agreed to pay Command $600,000 in connection with the termination and release.



CURRENT PRODUCT



  Red Blood Cell Systems



     r\LS System. The Company's r\LS System was designed for leukocyte filtration by blood centers and hospital blood banks immediately prior to blood storage, a process which it believes results in improved quality leukocyte reduced blood.



     The r\LS System is based on a proprietary filter medium comprised of multiple fibrous components. Leukocytes are removed by a combination of entrapment and adhesion. With a proprietary automatic internal prime and drain design, the filter device reduces operator intervention and facilitates high volume, centralized processing in a blood center environment.



     The Company filed an application for 510(k) pre-market notification clearance with respect to its r\LS System with the FDA in May 1998. The Company commenced commercialization of the r\LS System in foreign countries in early 1999. It received 510(k) pre-market notification clearance from the FDA in May 1999 for its r\LS System which was classified as a Class II medical device.



     Since the notification by the ARC of the suspension of use of the r\LS and the termination of the distribution and development agreement with Gambro, the Company has been developing production process improvements as a result of the findings in connection with the adverse reactions reported by the ARC. Currently, the Company is not producing any products for sale.

     While the Company believes that the performance and ease-of-use of the r\LS System compares favorably with other blood filtration devices, there is no assurance that the production process improvements will be completed, that these improvements will adequately address the concerns of the ARC and other potential customers with the adverse reactions, that the r\LS system made using these production process improvements will be accepted in the market or that the performance or price of the r\LS System will be sufficient to achieve significant sales, particularly in view of the dominant position in the market held by Pall. See "-- Competition."



  OEM Filters



     Other potential partners have asked the Company to provide them with price quotes for a basic filtration device to use in their own applications. The Company is pursuing these requests and expects that any such filter would use the Company's core filtration technology.



TECHNOLOGIES



     The Company's current product is based on its proprietary technologies that the Company has acquired or developed in the areas of affinity separations, membrane technology and device design and fabrication.



  Affinity Separations



     The Company has proprietary affinity separations technology that utilizes ligand, which are molecules that bind to complementary biomolecules, in connection with its various filtration products. The Company has identified a family of carbohydrate-based ligand that recognize and bind to the cell surface receptors on leukocytes. It has filed patent applications covering the use of these carbohydrate-based ligand for removing leukocytes.



  Membrane Technology



     The Company believes that, as a result of the research and development work performed at Sepracor over an eight-year period and transferred to it on January 1, 1994, the Company has expertise in the field of separations technology using both composite matrices and flat- and hollow-fiber membranes. Successful separation of a substance from its source depends on matching the properties of that substance, such as size, molecular weight and surface characteristics, to appropriate separations media. The ability to select and modify the composition and physical structure of the media is a key to successful separations technology. The Company can utilize a variety of media compositions, custom made structures and surface modifications, including the attachment of selective ligand, to separate a diverse variety of substances. The Company's separations technologies can be used to separate substances including particulates, such as cells and debris, macromolecules, such as enzymes, and low molecular weight substances, such as salts, nutrients and anti-viral chemicals.



  Device Design and Fabrication



     The Company believes that the benefits of high performance separations media can only be realized in a well-designed device where access to and placement of the media, hydrodynamics and selection of biocompatible materials have been optimized. The Company has expertise in module design, including theoretical calculations of mass transfer, hydrodynamic modeling, prototyping, testing and manufacturing engineering.



     Drawing from this expertise, the Company is integrating its proprietary technologies in device design and media development with blood flow control systems, tubing, collection containers and other assembly components, in devices which are designed to achieve efficiency in increasing the safety of donated blood and improving certain blood transfusion and collection procedures. The Company considers its device design and fabrication capabilities to be proprietary and intends to file patent applications where appropriate.

     The Company has undertaken preliminary studies on the use of its proprietary media in other applications such as the removal of tumor cells from peripheral stem cell preparations and in whole blood leukoreduction.



RESEARCH AND DEVELOPMENT EXPENSES



     Research and development expenses were $4,450,000 in the year ended December 31, 2000 and $2,681,000 for the year ended December 31, 1999. Amounts expended in the year ended December 31, 2000 were higher than that expended in the comparable period in 1999 primarily because of costs associated with the formulation and design of process alternatives to support the then expected increase in demand for the Company's r\LS System, and the costs associated with the transfusion reactions reported by the ARC.



COMPETITION



     The Company has encountered significant competition in the sale of its product. Its product, if re-commercialized, would compete with other products currently on the market as well as with future products developed by other medical device companies, biotechnology and pharmaceutical companies, hospital supply companies, national and regional blood centers, certain governmental organizations and agencies and academic institutions. Many of the Company's competitors in the field of leukocyte reduction have substantially greater resources, manufacturing and marketing capabilities, research and production staffs and production facilities than the Company. Moreover, some of the Company's competitors are significantly larger than the Company, have greater experience in pre-clinical testing, human clinical trials and other regulatory approval procedures. In addition, many of the Company's competitors have access to greater capital and other resources, may have management personnel with more experience than the Company and may have other advantages over the Company in conducting certain businesses and providing certain services. The Company's ability to compete successfully will depend, in part, on its ability to develop and maintain products which are technically superior to and/or of lower cost than those currently on the market; develop proprietary products; attract and retain scientific personnel; obtain patent or other proprietary protection for its products and technologies; obtain required regulatory approvals; and manufacture, assemble and successfully market any products the Company develops. In addition, many of the Company's competitors have long-standing relationships with the national and regional blood centers to which the Company will market its products. There is no assurance that the Company would be able to compete effectively against such companies.



     Presently, there are approximately seven to nine competitors in the leukoreduction filter market. The market leader is Pall with approximately 50% to 60% market share. Pall offers products to all product/ market segments, with an emphasis in the bedside leukoreduction market. Baxter, which has approximately 25% market share, also plays a significant role in all product/market segments. The remaining 15% of the market is shared by the other five to seven competitors. The Company believes that the competitive landscape for the leukoreduction market will level off as the market moves toward 100% leukoreduction and market participants with smaller market shares realize greater market penetration. Some of these competitors have long-standing and, in certain cases, exclusive, relationships, including long-term supply contracts, with the blood centers that are the Company's target customers. The Company expects that the principal competitive factors in the area of leukocyte removal will be removal efficiency, cost and ease of use.



     The Company's competitors may succeed in developing technologies or products that are more effective than those of the Company. Technological change or developments by others could result in the Company's technology or product becoming obsolete or noncompetitive.



LICENSES, PATENTS AND PROPRIETARY INFORMATION



     The Company has a Technology Transfer and License Agreement with Sepracor under which Sepracor transferred to the Company all rights to the technology developed by Sepracor for the development, manufacture, use and sale of medical devices for the separation and purification of blood and blood components, including technology relating to (i) optimization of flat membranes, hollow fiber membranes and fibrous supports;
(ii) specific affinity and immunoaffinity ligand; (iii) linking chemistries;
(iv) surface modification including hydrophilic polymers and coatings; (v) device designs and engineering; (vi) fabrication and manufacturing including encapsulation and assembly techniques; and (vii) organic chemical synthesis. The Company expects that this Technology Transfer and License Agreement with Sepracor will be assigned to Whatman in connection with the expected closing of the Purchase Agreement.



     The Company believes that protection of the proprietary nature of its products and technology is critical to its business. Accordingly, the Company has adopted a vigorous program to secure and maintain such protection. The Company's practice has been to file patent applications with respect to technology, inventions and improvements that are important to its business. The Company also relied on trade secrets, unpatented know-how, continuing technological invention and the pursuit of licensing opportunities to develop and maintain its competitive position. There is no assurance that others will not independently develop substantially equivalent proprietary technology or that the Company can meaningfully protect its proprietary position.



     To date, the Company owns or has filed 34 patent applications in the United States relating to blood filtration and pathogen inactivation technologies. Corresponding foreign patent applications have been filed with respect to certain of these United States patent applications. Where appropriate, the Company intends to file, or cause to be filed on its behalf, additional patent applications relating to future discoveries and improvements, including, among other things, the use of certain ligands for affinity separations. To date, 20 patents have been issued to the Company (which expire at various dates from 2011 through 2018).



     The Company's viability depends, in part, and among other things, on its ability to obtain patents, to protect trade secrets, to operate without infringing upon the proprietary rights of others and to prevent others from infringing on its proprietary rights. See Item 3. "Legal Proceedings". Proprietary rights relating to its planned products will be protected from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or are maintained in confidence as trade secrets.



     There is no assurance that any patents owned by or licensed to the Company will afford protection against competitors or that any pending patent applications now or hereafter filed by or licensed to the Company will result in patents being issued. Competitors, including those with substantially greater resources than those of the Company, could seek to challenge the validity of the patents owned by or licensed to the Company or may use their resources to design comparable products that do not infringe these patents. See Item 3. "Legal Proceedings."



     There are many issued third-party patents in the field of blood filtration, including patents held by the Company's competitors. The Company would need to acquire licenses to, or contest the validity of, some of such patents. It is likely that significant funds would be required to defend any claim that the Company infringes a third-party patent, and any such claim could adversely affect sales of the challenged product until the claim is resolved. There is no assurance that any license required under any such patent would be made available on acceptable terms or that the Company would prevail in any litigation involving such patent. See Item 3. "Legal Proceedings."



     Much of the know-how of importance to the Company's technology and many of its processes are dependent upon the unpatentable knowledge, experience and skills of the Company's key scientific and technical personnel. To protect its rights and to maintain the confidentiality of trade secrets and proprietary information, the Company requires all of its employees, consultants and commercial partners and members of its Scientific/Medical Advisory Board to agree to keep its proprietary information confidential. These agreements generally prohibit the disclosure of confidential information to anyone outside the Company and require disclosure and assignment to the Company of ideas, developments, discoveries and inventions. There is no assurance, however, that these agreements will provide meaningful protection for the Company's proprietary information in the event of unauthorized use or disclosure of such information.

GOVERNMENT REGULATION



     The research, development, manufacturing and marketing of the Company's products are subject to extensive regulation in the United States by numerous regulatory authorities including the FDA under the Federal Food, Drug, and Cosmetic Act (the "FDC Act") , the Federal Trade Commission (the "FTC") under the Federal Trade Commission Act (the "FTC Act") and by comparable regulatory authorities in foreign countries. These regulatory authorities and other federal, state and local entities will regulate, among other things, the pre-clinical and clinical testing, safety, effectiveness, approval, clearance, manufacturing, labeling, packaging, export, storage, recordkeeping, adverse event reporting, and promotion and advertising of the Company's products. FDA approval or clearance of the Company's products, typically including a review of the manufacturing processes and facilities used to produce such products, is required before the products may be marketed in the United States. Further, if cleared or approved, there may be significant conditions imposed, including limitations on labeling and advertising claims and post-market testing, tracking or surveillance requirements. In addition, for products exported from the United States to any foreign country or territory, applicable FDA export requirements must be met. Failure to meet regulatory standards or to obtain required marketing permissions could have a material and adverse effect on the Company's business, financial condition, results of operations and ability to market its products.



     The Company believes that its In-line RBC Filtersets will be regulated as new drugs by the FDA. Development of a new drug product for human use under applicable laws and regulations is a multi-step process. First, in vitro and/or animal testing must be conducted in accordance with good laboratory practices to establish the potential safety and effectiveness of the experimental product for a given disease. If a product is found to be reasonably safe and potentially effective in pre-clinical trials, the next step in the process is human clinical trials. An Investigative New Drug application ("IND") containing, among other things, the pre-clinical data, chemistry, manufacturing, and control information, and an investigative plan, must be submitted to the FDA and allowed to become effective by the agency before such trials may begin. There can be no assurance that submission of an IND will result in the ability to commence clinical trials. In addition, the FDA may place a clinical trial on hold or terminate it if, among other reasons, it concludes that clinical subjects are being exposed to an unacceptable health risk.



     Clinical trials under IND, or for medical devices under an Investigation Device Exemption ("IDE"), typically involve three phases, although those phases can overlap. Phase I is conducted to evaluate the safety and pharmacokinetics of the experimental product in humans, and if possible, to gain early indications of effectiveness. Phase I studies may also evaluate various routes, dosages and schedules of product administration. If acceptable product safety is demonstrated, Phase II studies are initiated. In Phase II, clinical trials are conducted in groups of patients afflicted with a specific disease or condition for which the product is intended for use in order to further test safety, begin evaluating effectiveness, optimize dosage amounts, and determine dose schedules and routes of administration. If Phase II studies yield satisfactory results and no hold is placed on further studies by the FDA, Phase III studies are commenced. Phase III studies are usually randomized, double blind studies testing for product safety and effectiveness in an expanded patient population in order to evaluate the overall risk/benefit relationship of the product and to provide an adequate basis for product labeling. These studies also may compare the safety and effectiveness of the product with currently available products. It is not possible to estimate the time in which Phase I, II and III studies will be completed with respect to a given product, if at all. The time period may last as long as several years.



     Following completion of clinical investigations, the pre-clinical and clinical data that has been accumulated, together with chemistry, manufacturing, and controls specifications and information, are submitted to the FDA in a New Drug Application ("NDA"). There can be no assurance that a product will be approved in a timely manner, if at all. The approval process can be very lengthy and depends upon, among other things, the time it takes to review the submitted data, the FDA's comments on the application, and the time required for us to provide satisfactory answers or additional clinical data if requested.

     If an NDA is approved, continued compliance with strict FDA current good manufacturing practices requirements, enforced by periodic inspections, as well as any special requirements imposed as a part of the NDA approval will be required to continue marketing the approved product. Changes to approved drug products that affect safety or effectiveness require approved supplemental applications, as do changes in manufacturing that have a substantial potential to adversely affect product safety or effectiveness. Such supplemental applications may require the submission of clinical and/or manufacturing comparability data and must be approved before the product may be marketed as modified. Manufacturers, packers and distributors are also subject to adverse drug event reporting requirements, which depending on their significance can result in, among other things, agency inspection, recalls, and patient/physician notifications, and enforcement actions. Because adverse drug experience reports are publicly available, they can also become the basis for private lawsuits, including class actions. Depending on their significance, such reports could have a material and adverse effect on the Company's business, financial condition, results of operations and ability to market its products.



     The Company believes that its other products currently under development will, like its r\LS System, be regulated as medical devices by the FDA. Before a new device may be introduced into commercial distribution, the manufacturer must generally obtain marketing clearance through a 510(k) pre-market notification or approval through a pre-market approval application.



     In the United States, medical devices for human use are classified into three classes (Class I, Class II and Class III) on the basis of the controls deemed reasonably necessary to assure their safety and effectiveness. Class I devices are subject to general controls, unless exempt (for example, labeling, pre-market notification under section 510(k) and quality system requirements). Class II devices are devices for which general controls are insufficient to provide a reasonable assurance of safety and effectiveness and for which there is sufficient information to establish special controls (for example, performance standards, FDA guidance documents or post-market surveillance) to provide such assurance. Class III devices are those devices that are life-supporting, life-sustaining or of substantial importance in preventing impairment of human life and for which general and special controls are insufficient to provide a reasonable assurance of safety and effectiveness, or new devices for which a manufacturer cannot demonstrate substantial equivalence to an already legally marketed device.



     In order to demonstrate substantial equivalence, a manufacturer must submit a pre-market notification ("510(k)") under section 510(k) of the FDC Act. The FDA will clear a device if the manufacturer can demonstrate that the device is "substantially equivalent" to an already legally marketed device. The FDA may or may not require clinical data in support of a 510(k), and the FDA may require additional data beyond that in the original submission to support a substantial equivalence determination. There can be no assurance that the FDA will find a device substantially equivalent. If the FDA finds that a device is not substantially equivalent, the manufacturer may ask the FDA to make a risk-based classification to place the device in Class I or Class II. However, if a timely request for risk-based classification is not made, or if the FDA determines that a Class III designation is appropriate, an approved pre-market application ("PMA") will be required before the device may be marketed.



     The PMA approval process is lengthy, expensive and typically requires, among other things, extensive data from pre-clinical testing and a well-controlled clinical trial or trials that demonstrate a reasonable assurance of safety and effectiveness. Clinical data for devices generally must be obtained pursuant to Investigation Device Exemptions, which must be approved by the FDA before a clinical trial may commence. Like an IND, an IDE contains, among other things, the pre-clinical data, chemistry, manufacturing and control information and an investigative plan, generally proceeding in three phases. There is no guarantee that the agency will approve the IDE, and an IDE approval process could result in significant delay. In addition, the FDA may place an IDE on hold or terminate it if, among other reasons, it concludes that clinical subjects are being exposed to an unacceptable health risk. There is no assurance that review of a PMA will result in a timely PMA approval, if at all. Further, if approved, there may be significant PMA conditions of approval, including limitations on labeling and advertising claims and the imposition of post-market testing, tracking or surveillance requirements.

     Changes to devices cleared for marketing under section 510(k) that could significantly affect safety and effectiveness will require clearance of a new 510(k). Changes to approved PMA products that affect safety and effectiveness require the submission of a supplemental PMA. The Company would be prohibited from marketing the modified device until it received FDA clearance or approval, and there is no guarantee that the FDA would timely or at all clear or approve the modified 510(k) or PMA device. Failure to obtain timely or any approval for changes to marketed devices could have a material and adverse effect on the Company's business, financial condition and results of operations.



     The Company's r\LS System was cleared for marketing in 1999 in the United States under section 510(k) with a post-market surveillance protocol to look for filter-related transfusion reactions which was agreed to between the FDA and the Company. The Company has found no filter-related transfusion reactions and believe it has satisfied the FDA's post-market surveillance requirements. The Company submitted a report to that effect in early March 2000. It anticipates but cannot guarantee that the FDA will find its report satisfactory. The post-market surveillance study does not currently affect the Company's ability to market and sell the r\LS System.



     The regulations relating to medical device reports ("MDRs") require that reports be submitted to the FDA to report device-related deaths, serious injuries and malfunctions that could result in death or serious injury were they to recur. MDRs can result in agency action such as inspections, recalls and patient/physician notifications, and are often the basis for agency enforcement actions. Because MDRs are publicly available, they can also become the basis for private lawsuits, including class actions. Failure to file MDRs constitutes a violation of the law enforceable under the FDC Act. Depending on their significance, MDRs could have a material and adverse effect on the Company's business, financial condition, results of operations and ability to market its products.



     The Company's marketed products will be subject to current good manufacturing practice regulations for drugs and the quality system regulation for medical devices. The Company cannot assure that it or its suppliers or contractors will be able to attain or maintain compliance with these standards. In addition, any changes to manufacturing facilities or methods may require FDA clearance or approval.



     The nature of marketing claims that the Company will be permitted to make in the labeling and advertising of its products will be limited to those specified in an FDA clearance or approval. Claims exceeding those that are cleared or approved will constitute violations of the FDC Act. Advertisements of the Company's products will also be subject to regulation by the FTC under the FTC Act. The FTC Act prohibits unfair methods of competition and unfair or deceptive acts in or affecting commerce. Violations of the FTC Act, such as failure to have substantiation for product claims, would subject the Company to a variety of enforcement actions, including compulsory process, cease and desist orders and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress and recission of contracts. Violations of FTC enforcement orders can result in substantial fines or other penalties.



     Violations of the FDC Act or regulatory requirements at any time during the product development process, approval process or after approval may result in FDA enforcement actions, including voluntary or mandatory recall, license suspension or revocation, seizure of products, fines, injunctions and/or civil or criminal penalties. Any such agency action could have a material and adverse effect on the Company's business, financial condition and results of operations.



     The Company is also subject to numerous and varying foreign regulatory requirements governing the design and conduct of clinical trials and the manufacturing and marketing of its products. The approval procedure varies among countries. The time required to obtain foreign approvals often differs from that required to obtain FDA approval. Moreover, approval by the FDA does not ensure approval by regulatory authorities in other countries.



     The Company cannot predict the nature of any future laws, regulations, interpretations or applications. The Company also cannot predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Any such requirements could delay or prevent regulatory approval or clearance of products under development. Any such requirements could have a material and adverse effect on its business, financial condition, results of operations and ability to market its products.



MANUFACTURING AND FACILITIES



     Currently, the Company occupies approximately 45,000 square feet of leased office, laboratory and manufacturing space in a facility in Marlborough, Massachusetts (which lease expires in February 2004, and provides for two five-year renewal options thereafter. The Company believes that these facilities are adequate and suitable for its needs through 2001. See Item 1.
"Business -- Strategic Relationships." The facility is designed to conform to current good manufacturing practice regulations and other applicable government standards. It is anticipated that the lease of this facility will be assigned to Whatman upon the expected closing of the Purchase Agreement.



     In January 1998, the Company received ISO 9001 Registration and CE mark EN46001 Certification, which was awarded by Bureau Veritas Quality International. The ISO 9000 and EN46000 Series of international standards was developed by the International Organization for Standardization to promote homogeneous quality processes through the global trade community. ISO 9001 specifically addresses requirements for the manufacture, design, development, installation and service of products and CE EN46001 addresses the requirements to market medical devices in the European Union.



     For manufacturing outside the United States, the Company will also be subject to foreign regulatory requirements governing human clinical trials, manufacturing and marketing approval for drugs or biologics and medical devices. The regulatory requirements may vary widely from country to country. See
"-- Government Regulation."



SOURCE AND AVAILABILITY OF RAW MATERIALS



     The Company acquires each of the main components of its products from separate single suppliers. However, given that there are multiple sources available to it for each such component, and based upon the Company's ongoing relationship with each such supplier, the Company does not believe that the loss of any of its current supply channels would result in a material and adverse effect on its business or its results of operations.



EMPLOYEES



     As of March 2, 2001, the Company employed a total of 73 persons, of whom 24 were in research and development, 27 were in manufacturing and support and 22 were in sales and administration. It is anticipated that Whatman will employ these employees upon the expected closing of the Purchase Agreement.



RELATIONSHIPS WITH SEPRACOR AND GAMBRO



     Sepracor. The Company was organized in December 1993 as a wholly-owned subsidiary of Sepracor. Sepracor is engaged in the business of using chiral chemistry to develop single-isomer forms of existing, widely sold pharmaceuticals. Effective January 1, 1994, Sepracor transferred its blood filtration and membrane filter design business to the Company in exchange for 3,000,000 shares of Common Stock. As of the date hereof, one executive officer of Sepracor serves as a director of the Company.



     In September 1998, the Company obtained a $5 million revolving line of credit arrangement with a commercial bank. Sepracor guaranteed repayment of amounts borrowed under the line of credit. In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 1,700,000 shares of the Company's common stock at a price of $0.69 per share. The warrants will expire in the year 2003 and have certain registration rights associated with them. In September 2000, the revolving line of credit expired and the $5 million outstanding balance was repaid by the Company in accordance with the agreement.

     In March 1999, Sepracor purchased an additional 1,333,334 shares of Common Stock of the Company for $1.50 per share and received warrants to purchase an additional 667,000 shares at a price of $1.50 per share. Sepracor is entitled to certain rights with respect to the registration under the Securities Act of 1933, as amended, of a total of 6,700,334 shares of Common Stock, including shares of Common Stock issuable upon exercise of outstanding warrants. These rights provide that Sepracor may require the Company to register shares subject to certain conditions and limitations.



     Any future arrangements and transactions between the Company and Sepracor will continue to be on terms which the Company determines are fair and reasonable to the Company.



     As of March 2, 2001, Sepracor owned 22% of the Company's issued and outstanding Common Stock. Effective with the return of 1,011,692 shares of common stock by Gambro in connection with the termination and release of the supply and development agreement between the Company and Gambro, Sepracor will own 23% of the issued and outstanding common stock of the Company.



     Gambro. On May 3, 1999, the Company completed a private placement financing with Gambro. The stock subscription agreement, which the Company entered into with Gambro in connection with this financing, provides for an initial investment of $9,000,000 in exchange for 4,500,000 shares of the Company's Common Stock. The stock subscription agreement also provides Gambro with an option to purchase additional shares of the Company's Common Stock for up to an aggregate purchase price of $3,000,000 at any time between August 3, 1999 and May 3, 2000 with the price per share of Common Stock to be based upon the market price of the Company's Common Stock. In October 1999, Gambro exercised this option in full. In connection with the exercise of this option, Gambro purchased 498,355 shares at a price of $6.02 per share. The price and number of shares reflects the average price of the Company's stock in the 30 days prior to the exercise date of October 5, 1999. The stockholders' agreement, which the Company entered into with Gambro in connection with this financing, provides that Gambro will have representation on the Company's board of directors of up to two directors and the Company's representative committees and contains, among other things, various registration rights and anti-dilution and standstill provisions. Subject to certain terms and conditions, the anti-dilution provisions prohibit the Company from selling or issuing the Company's Common Stock or securities convertible into the Company's Common Stock in any offering to a third party without offering Gambro the opportunity to purchase at the same price and terms that number of securities necessary for Gambro to maintain its beneficial ownership of the Company's outstanding Common Stock. Furthermore, in an offering or in certain other limited situations, the Company must provide Gambro with notice of the Company's intention to sell as well as a right to negotiate with the Company first for the purchase of the Company's securities. Gambro agrees to certain restrictions on its ability to sell the Company's Common Stock owned by it and its permitted transferees. Gambro also agrees to refrain from acquiring beneficial ownership of additional equity or debt securities of the Company, engaging in certain proxy solicitation activities, seeking to control the Company's management, policies or affairs and taking certain actions relating to business combinations and similar transactions without prior approval of the Company's board of directors. Gambro purchased 1,178,680 shares of Common Stock in the offering. Gambro agreed to waive its registration rights in connection with the registration statement to be filed by the Company in connection with the offering.



     In 1998, the Company completed a distribution and development agreement, which was amended in May 1999, with Gambro to act as the Company's exclusive distributor of the Company's r\LS System worldwide, except for sales to the ARC. Furthermore, this agreement provided that Gambro may (upon mutual agreement by the Company and Gambro) distribute additional future products developed by the Company that filter blood and its components. Gambro markets and sells blood component apheresis equipment to the blood center market. The agreement with Gambro contemplated the development by the Company of an OEM filter for use with Gambro's Trima(R) Automated Blood Collection System. The distribution agreement provided for a five year term that expires in June 2004, subject to automatic three year renewals unless the agreement is previously terminated.

     In March 2001, the Company signed a termination and release agreement with Gambro, effective November 2000, which ended the distribution and development agreement. Gambro cited the termination of the Company's supply contract with the ARC and other recent business conditions as the reasons for terminating the agreement. In consideration for the Company's inventory (net book value at December 31, 2000 of $332,000) of products bearing Gambro's company name, and by way of complete resolution of all issues now outstanding between the Company and Gambro, Gambro agreed to return 1,011,692 shares of common stock with a fair market value at closing of $332,000.



     As of March 2, 2001, Gambro owned 31% of the Company's issued and outstanding Common Stock. Effective with the return of 1,011,692 shares of common stock by Gambro in connection with the termination and release of the supply and development agreement between the Company and Gambro, Gambro will own 27% of the issued and outstanding common stock of the Company.



ITEM 2.  PROPERTIES



     Currently, the Company occupies approximately 45,000 square feet of leased office, laboratory and manufacturing space in a facility in Marlborough, Massachusetts (which lease expires in February 2004, and provides for two five-year renewal options thereafter). The Company believes that these facilities are adequate and suitable for its needs through 2001. See Item 1. "Business -- Strategic Relationships." The facility is designed to conform to current good manufacturing practice regulations and other applicable government standards. It is anticipated that the lease of this facility will be assigned to Whatman upon the expected closing of the Purchase Agreement. See Item 1. "Business -- Manufacturing and Facilities."



ITEM 3.  LEGAL PROCEEDINGS



     The Company is a defendant in a lawsuit brought by Pall Corporation ("Pall") regarding the Company's LeukoNet System, which is no longer made or sold by the Company. In a complaint filed in November 1996, Pall alleged that the manufacture, use and/or sale of the LeukoNet System infringed upon two patents held by Pall. Pall dropped its allegations concerning infringement of one of the patents and alleges only that the LeukoNet System infringed Pall's U.S. Patent No. 4,952,572 (the " '572 Patent").



     With respect to the allegations concerning the '572 Patent, the Company answered the complaint stating that the LeukoNet System does not infringe any claim of the asserted patents. Further, the Company counterclaimed for declaratory judgment of invalidity, noninfringement and unenforceability of the '572 Patent. Pall amended its complaint to add Lydall, Inc., whose subsidiary supplied the filter media for the LeukoNet System, as a co-defendant. The Company filed for summary judgment of non-infringement, and Pall cross-filed for summary judgement of infringement at the same time. Lydall, Inc. supported the Company's motion for summary judgment of non-infringement, and filed a motion for summary judgment that the asserted claims of the '572 patent are invalid as a matter of law. Discovery has been completed in the action. The Court held a hearing on the summary judgment motions on April 18, 2000. No decision has been made on the motions.



     The Company and Gambro BCT, Inc. filed a complaint for declaratory relief against Pall in the United States District Court of Colorado. The Company and Gambro BCT seek declaratory relief that the '572 Patent, Pall's U.S. Patent No. 5,451,321 (the " '321 Patent") and Pall's U.S. Patent No.'s 5,229,012,
5,344,561, 5,501,795 and 5,863,436 are invalid and not infringed by the Company's r\LS System and methods of using the r\LS System. Pall moved to dismiss or transfer to the Eastern District of New York or, in the alternative, to stay this action. The Company and Gambro BCT opposed Pall's motion. On July 16, 1999, the United States District Court of Colorado denied Pall's motion to transfer or, in the alternative, to stay the action. On September 30, 1999, the Court denied Pall's motion to dismiss the action. On October 20, 1999, Pall submitted a counterclaim alleging that the Company's r\LS System infringes its patents that are the subject of the lawsuit and that the Company and Gambro BCT tortiously interfered and unfairly competed with Pall's business. The Company and Gambro BCT replied to Pall's counterclaim and denied Pall's allegations of tortious interference, unfair competition and patent infringement.



     On July 13, 2000, Pall filed a Complaint in the United States District Court for the District of Colorado against the Company, Gambro BCT, Inc. and Gambro AB alleging that the Company's r\LS system infringes Pall's U.S. Patent No. 6,086,770 (the " '770 Patent"). On August 11, 2000, this action was consolidated with the earlier declaratory relief action in the United States District Court for the District of Colorado. The Company, Gambro BCT, Inc. and Gambro AB answered the complaint, denied the allegations of infringement and submitted a counterclaim alleging that Pall's '770 patent is invalid, not infringed and unenforceable. In September 2000, Pall answered the counterclaim and denied the allegations of noninfringement, invalidity and unenforceability. Discovery is proceeding.



     On December 15, 2000, Pall filed a complaint against Filtertek, Inc. ("Filtertek") alleging that Filtertek, a manufacturer of the r\LS filter, infringes the seven above-mentioned Pall patents. Filtertek answered the complaint on January 31, 2001, denied Pall's allegations of infringement and asserted that the claims of the Pall patents are invalid and/or unenforceable and that Pall is estopped from asserting infringement against Filtertek by reason of Pall's prior conduct with Filtertek. This action has been consolidated with the other actions pending in Colorado. Discovery is now ongoing.



     On December 22, 2000, Gambro AB and Gambro BCT moved to dismiss the consolidated actions based on a settlement agreement with Pall Corporation. On January 10, 2001, the Court dismissed the action with respect to all claims between Pall, Gambro BCT, and Gambro AB.



     On April 23, 1999, Pall filed a complaint against the Company and Gambro BCT in the Eastern District of New York alleging that the Company's r\LS System infringes Pall's '572 Patent and that the Company and Gambro BCT tortiously interfered and unfairly competed with Pall's business. On May 19, 1999, Pall amended its complaint and added Gambro, Gambro A.B. and Sepracor as defendants. The Company and Gambro BCT have moved to dismiss, transfer or stay the action and Pall has opposed the motion. On April 18, 2000, Pall moved, without opposition from the defendants, to dismiss the action and the Court granted Pall's motion.



     A prior lawsuit brought by Pall in February 1996 has concluded. In June 1999, the United States Court of Appeals for the Federal Circuit determined that the LeukoNet System did not infringe claim 39 of the '321 Patent and Pall has not appealed that decision.



     The Company has engaged patent counsel to investigate the pending litigations. The Company believes, based upon its review of these matters, that a properly informed court should conclude that the manufacture, use and/or sale by the Company or its customers of the LeukoNet System and the r\LS System do not infringe any valid enforceable claim of the Pall patents. However, there can be no assurance that the Company will prevail in the pending litigations, and an adverse outcome in a patent infringement action would have a material and adverse effect on the Company's financial condition and future business and operations, including the possibility of significant damages in the litigations and an injunction against the sale of the r\LS System if the Company does not prevail in the litigations.



ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS



     No matters were submitted to a vote of security holders of the Company, through solicitation of proxies or otherwise, during the last quarter of the year ended December 31, 2000.

                      EXECUTIVE OFFICERS OF THE REGISTRANT



     Set forth below is the name, age, position and a brief account of the business experience of each of the Company's current executive officers.



NAME                                     AGE                      POSITION
----                                     ---                      --------
John F. McGuire, III...................  54     President, Chief Executive Officer and
                                                Director
James B. Murphy........................  44     Senior Vice President, Chief Financial
                                                Officer
Peter C. Sutcliffe.....................  51     Vice President and Chief Operating Officer



     JOHN F. MCGUIRE, III has served as the Company's Chief Executive Officer, President and as one of the Company's directors since April 1997. Prior to that time, Mr. McGuire served as Vice President and General Manager of Johnson & Johnson's Ortho Diagnostic Systems Blood Bank Business Unit since January 1996. From March 1995 to January 1996, Mr. McGuire held the position of Vice President, Sales & Marketing, North America for Johnson & Johnson. From August 1990 to March 1995, Mr. McGuire served as Managing Director of Ortho Diagnostic Systems in the United Kingdom and Belgium for Johnson & Johnson. From September 1988 to August 1990, Mr. McGuire held the position of Marketing Director for the AIDS and Hepatitis Business Unit of Johnson & Johnson. From 1977 to 1988, Mr. McGuire held various management positions at E. I. du Pont de Nemours and Company, the last of which was National Sales Manager, AIDS & Hepatitis Business. Mr. McGuire is a member of the board of trustees of the National Blood Foundation Trust Fund.



     JAMES B. MURPHY has served as the Company's Senior Vice President, Chief Financial Officer since April 1998 and as its Senior Vice President, Finance and Administration since February 1996. From April 1994 to January 1996, he served as the Company's Vice President and Corporate Controller. Prior to that, from 1990 to April 1994, he served as Corporate Controller of Sepracor. Previously, Mr. Murphy held the positions of Senior Corporate Accountant at BBN Inc. and Senior Accountant at Arthur Andersen LLP.



     PETER C. SUTCLIFFE has served as the Company's Chief Operating Officer since April 1998. From May 1996 to April 1998, Mr. Sutcliffe served as the Company's Vice President of Manufacturing Operations. From May 1982 to May 1996, Mr. Sutcliffe held the position of Vice President, Manufacturing for Corning Costar Incorporated. From 1976 to 1982, he was a plant manufacturing manager at Millipore Corporation.

                                    PART II



ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS



1. MARKET INFORMATION.



     The Common Stock of the Company has been included for quotation on the OTC bulletin board under the symbol HMSR since January 14, 1998. From October 28, 1997 until January 13, 1998, the Common Stock was included for quotation on The Nasdaq SmallCap Market under the symbol HMSRC. Prior to October 28, 1997 and since April 7, 1994, the Common Stock of the Company was included for quotation on the Nasdaq National Market under the symbol HMSR. Prior to April 7, 1994, the Company's Common Stock was not publicly traded. The following table sets forth for the periods indicated the range of high and low bid information per share of the Common Stock as included for quotation on the Nasdaq National Market or The Nasdaq SmallCap Market, as the case may be.



2000                                                            HIGH        LOW
----                                                          --------    --------
First Quarter...............................................  19 1/2      5 3/8
Second Quarter..............................................  10 1/2      2 7/32
Third Quarter...............................................  5 3/4       1 1/4
Fourth Quarter..............................................  2 25/32     13/64



1999                                                           HIGH       LOW
----                                                          ------    --------
First Quarter...............................................  2 1/2     1 13/32
Second Quarter..............................................  4 7/8     2 1/8
Third Quarter...............................................  7 3/8     3 7/8
Fourth Quarter..............................................  6 1/2     4 1/2



2. HOLDERS.



     On March 2, 2001, the Company's Common Stock was held by approximately 150 stockholders of record. On March 2, 2001, the last reported sale price of the Company's Common Stock on the OTC bulletin board was $0.3437.



3. DIVIDEND INFORMATION.



     The Company has never paid dividends on its Common Stock. The Company currently intends to reinvest its earnings, if any, for use in the business and does not expect to pay cash dividends in the foreseeable future.



4. SALES OF SECURITIES.



     In March 2000, the Company completed a private placement financing yielding gross proceeds of $27,975,000 in which institutional and corporate investors purchased 3,730,000 shares of its common stock at a purchase price of $7.50 per share. The Company has registered 2,551,320 of such shares for resale. The Company has used the majority of the net proceeds of such financing, which aggregated $25,791,000, for working capital, capital equipment and general corporate purposes.



     In May 1999, the Company completed a private placement financing with Gambro. The stock subscription agreement, which the Company entered into with Gambro in connection with this financing, provided for an initial investment of $9,000,000 in exchange for 4,500,000 shares of the Company's Common Stock. The stock subscription agreement also provided Gambro with an option to purchase additional shares of the Company's Common Stock for up to an aggregate purchase price of $3,000,000 at any time between August 3, 1999 and May 3, 2000 with the price per share of Common Stock to be based upon the market price of the Company's Common Stock. In October 1999, Gambro exercised this option in full. In connection with the exercise of this option, Gambro purchased 498,355 shares at a price of $6.02 per share. The price and number of shares reflects the average price of HemaSure stock in the 30 days prior to the exercise date of October 5, 1999.



     In March 1999, Sepracor purchased an additional 1,333,334 shares of Common Stock of the Company for $1.50 per share and received warrants to purchase an additional 667,000 shares at a price of $1.50 per share. Sepracor is entitled to certain rights with respect to the registration under the Securities Act of 1933, as amended, of a total of 6,700,334 shares of Common Stock, including shares of Common Stock issuable upon exercise of outstanding warrants. These rights provide that Sepracor may require the Company to register shares subject to certain conditions and limitations.



     In September 1998, the Company obtained a $5 million revolving line of credit arrangement with a commercial bank. Sepracor guaranteed repayment of amounts borrowed under the line of credit. In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 1,700,000 shares of the Company's common stock at a price of $0.69 per share. The warrants will expire in the year 2003 and have certain registration rights associated with them. In September 2000, the revolving line of credit expired and was repaid by the Company in accordance with the agreement.



     In each case, the securities were issued pursuant to an exemption from the registration requirements of the Securities Act under Section 4(2).

ITEM 6.  SELECTED FINANCIAL DATA



                                                            YEAR ENDED DECEMBER 31,
                                              ----------------------------------------------------
                                                2000       1999       1998       1997       1996
                                              --------   --------   --------   --------   --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Revenues:
  Product sales.............................  $  3,219   $    805   $     25   $  2,357   $    725
  Collaborative research and development....        --         --         --         --         54
                                              --------   --------   --------   --------   --------
          Total revenues....................     3,219        805         25      2,357        779
                                              --------   --------   --------   --------   --------
Costs and expenses:
  Cost of products sold.....................     9,095      2,408        657      4,158      3,785
  Cost of collaborative research and
     development............................        --         --         --         --         41
  Research and development..................     4,450      2,681      3,794      3,577      6,128
  Legal expense related to patents..........     1,134      1,361      3,340        506        744
  Selling, general and administrative.......     4,191      3,728      4,201      4,458      7,325
  Other operating...........................       425         --         --         --         --
  Restructuring charge......................        --         --         --      1,215         --
                                              --------   --------   --------   --------   --------
          Total costs and expenses..........    19,295     10,178     11,992     13,914     18,023
                                              --------   --------   --------   --------   --------
Loss from operations........................   (16,076)    (9,373)   (11,967)   (11,557)   (17,244)
Other (expense) income......................      (147)    (1,292)      (203)     1,673      1,394
                                              --------   --------   --------   --------   --------
Net loss from continuing operations.........   (16,223)   (10,665)   (12,170)    (9,884)   (15,850)
                                              --------   --------   --------   --------   --------
Discontinued operations:
  Loss from operations of discontinued
     business...............................        --         --         --         --     (9,550)
  Loss on disposal of discontinued
     business...............................        --         --         --         --    (15,198)
                                              --------   --------   --------   --------   --------
          Net loss..........................  $(16,223)  $(10,665)  $(12,170)  $ (9,884)  $(40,598)
                                              --------   --------   --------   --------   --------
Net loss per common share -- basic and
  diluted:
  Net loss from continuing operations.......  $  (0.85)  $  (0.77)  $  (1.35)  $  (1.22)  $  (1.97)
  Loss from operations of discontinued
     business...............................        --         --         --         --      (1.18)
  Loss on disposal of discontinued
     business...............................        --         --         --         --      (1.88)
                                              --------   --------   --------   --------   --------
          Net loss..........................  $  (0.85)  $  (0.77)  $  (1.35)  $  (1.22)  $  (5.03)
                                              --------   --------   --------   --------   --------
Weighted average number of shares of common
  stock outstanding -- basic and diluted:...    19,046     13,766      9,025      8,127      8,069
                                              --------   --------   --------   --------   --------

                                                            YEAR ENDED DECEMBER 31,
                                              ----------------------------------------------------
                                                2000       1999       1998       1997       1996
                                              --------   --------   --------   --------   --------
                                                                 (IN THOUSANDS)
BALANCE SHEET DATA
Cash and marketable securities..............  $  8,678   $  5,243   $  1,827   $  8,156   $ 16,724
Working capital.............................     9,234       (327)        37      6,071     14,844
Total assets................................    13,158      9,090      5,655     10,607     20,560
Capital lease obligations long term.........        --         --         68        289        525
Notes payable long-term.....................         9         43      5,073         72         --
Convertible subordinated note payable long
  term......................................        --         --         --      8,687      8,687
Stockholders' equity (deficit)..............    11,115      1,227     (2,832)    (1,467)     7,929
Dividends -- none

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION



OVERVIEW



     The Company was established in December 1993 as a wholly-owned subsidiary of Sepracor. Effective as of January 1, 1994, in exchange for 3,000,000 shares of Common Stock, Sepracor transferred to the Company its technology relating to the manufacture, use and sale of medical devices for the separation and purification of blood, blood products and blood components and its membrane filter design technologies.



     HemaSure develops and supplies innovative blood filtration technologies designed to help meet today's increasing demand for a safer, more reliable blood supply. The Company's blood filtration technologies are designed to reduce virus-carrying white blood cells (leukocytes) in donated blood to nominal levels (a process known as "leukoreduction").



     In June 1995, the Company received clearance from the United States Food and Drug Administration (the "FDA") for the LeukoNet System, a medical device designed for the removal of contaminating leukocytes from donated blood. Fiscal 1996 was the first full year of commercial sale of its LeukoNet System. In February 1998, the Company determined to discontinue manufacturing the LeukoNet System and focus on the completion of development and market introduction of its next generation red cell filtration product, the r\LS System.



     In May 1999, the Company received 510(k) clearance from the FDA to market its r\LS System in the United States. In May 1999, the Company completed an amended distribution and development agreement, with Gambro to act as the Company's exclusive distributor of the Company's r\LS System worldwide, except for sales to the ARC. In July 1999, the Company entered into a master purchase agreement with the ARC that provided for the sale of the r\LS System by the Company to the ARC on specified terms. The Company initiated sales of the r\LS System in the United States in the third quarter 1999.



     In April 2000, the Company was notified that the ARC, the Company's largest customer, was suspending use of the Company's r\LS System pending the outcome of an investigation of a small number of non-critical adverse reactions in patients who had received a transfusion of blood filtered with the r\LS. In September 2000, the Company was notified that the ARC terminated its supply contract for the r\LS System based on the extended period of time taken to prove product improvements resolved these reactions. The Company and the ARC are currently negotiating a termination of the purchase contract and a release of any and all claims that either party may have against the other, with certain exceptions.



     In March 2001, the Company signed a termination and release agreement with Gambro BCT, effective November 2000, which ended the distribution and development agreement. In consideration for the Company's inventory (net book value at December 31, 2000 of $332,000) of products bearing Gambro's company name, and by way of complete resolution of all issues now outstanding between the Company and Gambro, Gambro agreed to return 1,011,692 shares of common stock with a fair market value at closing of $332,000.



     The termination of the purchase contract by the ARC and the distribution and development agreement with Gambro has had an adverse impact on the Company's ability to generate revenues from the sale of the Company's r\LS product and on the Company's supply contracts with manufacturers of key components to the r\LS. It is uncertain at this time when and if the Company will resume selling the r\LS products to its potential customers, if at all.



     All of the Company's other planned blood-related products are in the research and development stage, and certain of these products may require pre-clinical and clinical testing prior to submission of any regulatory application for commercial use.

SALE OF THE NON-CASH ASSETS OF THE COMPANY



     On February 3, 2001, the Company agreed to sell substantially all of the Company's non-cash assets to Whatman Bioscience Inc., a Massachusetts corporation ("Whatman"), a wholly owned subsidiary of Whatman plc, an English corporation ("Whatman plc") pursuant to the terms of an Asset Purchase Agreement ("Purchase Agreement") executed by the two companies. See Item 1. "Recent Events".



     The obligations of the Company, Whatman and Whatman plc to consummate the Asset Sale are subject to a number of customary conditions, including, among others, approval and adoption of the Purchase Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon.



     It is currently anticipated that the Closing Date will occur on or as promptly as practicable following the approval and adoption of the Purchase Agreement by the Stockholders of the Company and the satisfaction or waiver of all of the other conditions set forth in the Purchase Agreement. Either party may terminate the Purchase Agreement if the closing does not occur by May 31, 2001. Accordingly, there can be no assurance as to if or when the Asset Sale will be consummated.



     In connection with the sale of the non-cash assets, the Company expects to realize a gain of approximately $3,500,000 after all anticipated costs and expenses associated with the sale. The Company does not expect to incur a tax liability in connection with the sale, as it believes it has sufficient federal and state net operating loss carryforwards and tax credits to offset any gains realized.



     Upon closing of the Purchase Agreement with Whatman, the Company is expected to have approximately $17.5 million in a combination of cash, cash equivalents, marketable securities and Whatman plc stock (based on current cash and marketable securities levels, the Company's expected "burn rate" through closing and the terms of the Purchase Agreement). In that regard, the Company is in the preliminary stages of considering various strategic business combinations and other transactions with a view toward further enhancing stockholder value following the consummation of the sale of its assets and business to Whatman.



     In the event that the Asset Sale does not occur, the Company will consider other business alternatives, including but not limited to, other business combinations and a liquidation of the Company's assets. Given that any proceeds from any such liquidation and any other cash on hand would be first used to pay the Company's creditors and outstanding payables, and given certain legal requirements that the Company maintain certain cash on hand for certain mandated time periods, there is no assurance as to when, if ever, any proceeds from a liquidation would be distributed to the Company's Stockholders. In certain instances, if the Purchase Agreement is terminated, the Company will pay Buyer certain fees.



RESULTS OF CONTINUING OPERATIONS



     Revenues were $3,219,000 in 2000, $805,000 in 1999 and $25,000 in 1998. The
majority of revenues in 2000, 1999 and 1998 were from the sale of the Company's leukoreduction systems. In February 1998, the Company decided to discontinue the manufacture and sale of its former leukoreduction filter, the LeukoNet System. In September of 1999, the Company initiated sales in the United States of its next generation red blood cell leukoreduction system, the r\LS System, which accounts for the increase in revenues in 1999 from those in 1998 and the increase in revenues in 2000 from those in 1999. In 2000, the ARC represented 50% of total revenues and Gambro represented 49% of total revenues. In 1999, the ARC represented 66% of total revenues and Gambro represented 33% of total revenues. In 1998 the ARC represented 53% of total revenues and another customer represented 10% of total revenues.



     In September 2000, the Company was notified that the ARC terminated its supply contract for the r\LS System based on the extended period of time taken to prove product improvements resolved these reactions. The Company and the ARC are currently negotiating a termination of the purchase contract and a release of any and all claims that either party may have against the other, with certain exceptions. In March 2001, the Company signed a termination and release agreement with Gambro BCT, effective November 2000, which ended the distribution and development agreement. It is uncertain at this time when and if the ARC and other potential customers of the Company will resume the purchase and use of the r\LS System.



     The cost of products sold was $9,095,000 in 2000, $2,408,000 in 1999 and $657,000 in 1998. Total cost of products sold exceeded total product sales in all periods due to the high costs associated with new product manufacturing start up and low volume production. Included in cost of products sold for fiscal 2000 are charges of approximately $2,554,000 for product warranty and inventory write-down. These charges were primarily in connection with the decision by the ARC to terminate its purchase contract with the Company in September 2000 and Gambro BCT's decision to terminate its distribution and development agreement in November 2000. The Company incurred additional charges of $1,305,000 to terminate and amend certain key contractual supply agreements, with Filtertek and Command as disclosed in "Liquidity and Capital Resources."



     Research and development expenses were $4,450,000 in 2000, $2,681,000 in 1999 and $3,794,000 in 1998. The increase in 2000 from 1999 is primarily attributable to costs associated with the formulation and design of process alternatives to support the then expected increase in demand for the Company's r\LS System, and the costs associated with investigating and studying potential causes for the transfusion reactions reported by the ARC. The decrease in 1999 from 1998 is primarily attributable to costs associated with the development of the Company's next generation red cell filtration system, the r\LS System, for which a majority of the effort was expended in the 1998 period.



     Legal expenses related to patents were $1,134,000 in 2000, $1,361,000 in 1999 and $3,340,000 in 1998. The expenses in all three periods are primarily related to costs associated with defending the Company's patent position in its outstanding litigation with Pall Corporation. In 1998 the Company incurred significant expenses in connection with expert witness and discovery-related activities associated with its outstanding patent litigation with Pall. The decrease in 2000 and 1999 from 1998 is due to a reduction in these costs as well as from cooperation with Gambro BCT in connection with such costs consistent with the Company's distribution and development agreement with Gambro. Due to the termination and release agreement signed with Gambro BCT in March, 2001, there can be no assurance that such costs will remain at the same level in future periods. A substantial increase in such costs could have a material and adverse effect on the Company's financial condition and future business and operations. See "-- Litigation."



     Selling, general and administrative expenses were $4,191,000 in 2000, $3,728,000 in 1999 and $4,201,000 in 1998. The increase in 2000 from 1999 is primarily attributable to higher administrative personnel of $221,000, travel and related costs of $41,000 and general professional services of $207,000 in connection with the Company's expected increasing level of sales of its r\LS System. The decrease in the amount expended in 1999 from 1998 is primarily due to lower general professional services of $319,000 and costs associated with the discontinuation of the Leukonet System.



     Other operating expenses in 2000 represents the Company's fixed asset write-down of two production units to their net scrap value, as they will no longer be used in the manufacturing process.



     Interest income in 2000, 1999 and 1998 primarily represents interest earned on available cash and marketable securities balances during those periods.



     Interest expense decreased in 2000 compared to 1999 due primarily to the completion of the amortization of deferred financing charges in September 2000, the repayment of the revolving line of credit in September 2000 and a lower average capital lease obligation balance. The increase in interest expense in 1999 compared to 1998 is primarily related to the amortization of deferred financing charges and amounts outstanding on the Company's line of credit which was outstanding for all of 1999 and only for approximately three months in 1998.



NEW ACCOUNTING STANDARDS



     In December 1999, the Securities and Exchange Commission ("SEC") issued SAB No. 101, "Revenue Recognition in Financial Statements," as amended by SAB 101A and 101B, which is effective no later than the quarter ended December 31, 2000. SAB No. 101 clarifies the SEC's views regarding the recognition of revenue. The Company adopted SAB No. 101 in fiscal 2000. The adoption of SAB No. 101 did not have a significant impact on the Company's financial position or results of operations.



     In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- a replacement of FASB Statement No. 125" ("SFAS 140"). SFAS 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This Statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Company is currently analyzing this new standard.



     In March 2000, the FASB issued FASB Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB Opinion No. 25." FIN No. 44 primarily clarifies (a) the definition of an employee for purposes of applying APB Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of previously fixed stock option awards and (d) the accounting for an exchange of stock compensation awards in a business combination. The adoption of FIN No. 44 did not have a significant impact on the Company's financial position or results of operations.



     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138, which establishes accounting and reporting standards for derivative instruments and hedging activities. The standard requires that the Company recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The Company, to date, has not engaged in derivative and hedging activities, and accordingly does not believe that the adoption of SFAS No. 133 will have a material impact on its financial statements and related disclosures. The Company will adopt SFAS No. 133 as amended by SFAS No. 137 and SFAS No. 138 in fiscal year 2001.



LITIGATION



     The Company is a defendant in a lawsuit brought by Pall Corporation ("Pall") regarding the Company's LeukoNet System, which is no longer made or sold by the Company. In a complaint filed in November 1996, Pall alleged that the manufacture, use and/or sale of the LeukoNet System infringed upon two patents held by Pall. Pall dropped its allegations concerning infringement of one of the patents and alleges only that the LeukoNet System infringed Pall's U.S. Patent No. 4,952,572 (the "'572 Patent").



     With respect to the allegations concerning the '572 Patent, the Company answered the complaint stating that the LeukoNet System does not infringe any claim of the asserted patents. Further, the Company counterclaimed for declaratory judgment of invalidity, noninfringement and unenforceability of the '572 Patent. Pall amended its complaint to add Lydall, Inc., whose subsidiary supplied the filter media for the LeukoNet System, as a co-defendant. The Company filed for summary judgment of non-infringement, and Pall cross-filed for summary judgement of infringement at the same time. Lydall, Inc. supported the Company's motion for summary judgment of non-infringement, and filed a motion for summary judgment that the asserted claims of the '572 patent are invalid as a matter of law. Discovery has been completed in the action. The Court held a hearing on the summary judgment motions on April 18, 2000. No decision has been made on the motions.



     The Company and Gambro BCT, Inc. filed a complaint for declaratory relief against Pall in the United States District Court of Colorado. The Company and Gambro BCT seek declaratory relief that the '572 Patent, Pall's U.S. Patent No. 5,451,321 (the "'321 Patent") and Pall's U.S. Patent No.'s 5,229,012, 5,344,561,
5,501,795 and 5,863,436 are invalid and not infringed by the Company's r\LS System and methods of using the r\LS System. Pall moved to dismiss or transfer to the Eastern District of New York or, in the alternative, to stay this action. The Company and Gambro BCT opposed Pall's motion. On July 16, 1999, the United States District Court of Colorado denied Pall's motion to transfer or, in the alternative, to stay the action. On September 30, 1999, the Court denied Pall's motion to dismiss the action. On October 20, 1999, Pall submitted a counterclaim alleging that the Company's r\LS System infringes its patents that are the subject of the lawsuit and that the Company and Gambro BCT tortiously interfered and unfairly competed with Pall's business. The Company and Gambro BCT replied to Pall's counterclaim and denied Pall's allegations of tortious interference, unfair competition and patent infringement.



     On July 13, 2000, Pall filed a Complaint in the United States District Court for the District of Colorado against the Company, Gambro BCT, Inc. and Gambro AB alleging that the Company's r\LS system infringes Pall's U.S. Patent No. 6,086,770 (the "'770 Patent"). On August 11, 2000, this action was consolidated with the earlier declaratory relief action in the United States District Court for the District of Colorado. The Company, Gambro BCT, Inc. and Gambro AB answered the complaint, denied the allegations of infringement and submitted a counterclaim alleging that Pall's '770 patent is invalid, not infringed and unenforceable. In September 2000, Pall answered the counterclaim and denied the allegations of noninfringement, invalidity and unenforceability. Discovery is proceeding.



     On December 15, 2000, Pall filed a complaint against Filtertek, Inc. ("Filtertek") alleging that Filtertek, a manufacturer of the r\LS filter, infringes the seven above-mentioned Pall patents. Filtertek answered the complaint on January 31, 2001, denied Pall's allegations of infringement and asserted that the claims of the Pall patents are invalid and/or unenforceable and that Pall is estopped from asserting infringement against Filtertek by reason of Pall's prior conduct with Filtertek. This action has been consolidated with the other actions pending in Colorado. Discovery is now ongoing.



     On December 22, 2000, Gambro AB and Gambro BCT moved to dismiss the consolidated actions based on a settlement agreement with Pall Corporation. On January 10, 2001, the Court dismissed the action with respect to all claims between Pall, Gambro BCT, and Gambro AB.



     On April 23, 1999, Pall filed a complaint against the Company and Gambro BCT in the Eastern District of New York alleging that the Company's r\LS System infringes Pall's '572 Patent and that the Company and Gambro BCT tortiously interfered and unfairly competed with Pall's business. On May 19, 1999, Pall amended its complaint and added Gambro, Gambro A.B. and Sepracor as defendants. The Company and Gambro BCT have moved to dismiss, transfer or stay the action and Pall has opposed the motion. On April 18, 2000, Pall moved, without opposition from the defendants, to dismiss the action and the Court granted Pall's motion.



     A prior lawsuit brought by Pall in February 1996 has concluded. In June 1999, the United States Court of Appeals for the Federal Circuit determined that the LeukoNet System did not infringe claim 39 of the '321 Patent and Pall has not appealed that decision.



     The Company has engaged patent counsel to investigate the pending litigations. The Company believes, based upon its review of these matters, that a properly informed court should conclude that the manufacture, use and/or sale by the Company or its customers of the LeukoNet System and the r\LS System do not infringe any valid enforceable claim of the Pall patents. However, there can be no assurance that the Company will prevail in the pending litigations, and an adverse outcome in a patent infringement action would have a material and adverse effect on the Company's financial condition and future business and operations, including the possibility of significant damages in the litigations and an injunction against the sale of the r\LS System if the Company does not prevail in the litigations.



LIQUIDITY AND CAPITAL RESOURCES



     The net decrease in cash and cash equivalents in 2000 was $2,028,000. This decrease is attributable primarily to net cash used in operating activities of $16,216,000 and net cash used in investing activities of $6,822,000, offset in part by net cash provided from financing activities of $21,010,000.

     Net cash used in operating activities is primarily attributable to the net loss of $16,223,000, an increase in inventory of $3,423,000 and a decrease in accounts payable of $588,000. This was offset in part by non-cash operating charges for financing costs related to warrants of $725,000, depreciation and amortization of $636,000, write-down of fixed asset charge of $425,000, write-down of inventories of $1,944,000 and a decrease in accounts receivable of $322,000. Net cash used in investing activities resulted principally from the net purchase of available-for-sale marketable securities of $5,402,000 and the acquisition of property and equipment of $1,420,000 in the period. Net cash provided from financing activities relates primarily to the net proceeds from the issuance of common stock of $26,111,000, the majority of which is due to the Company's March 2000 private placement financing, offset in part by a $5,000,000 repayment of the Company's commercial line of credit.



     In March 2000, the Company completed a private placement financing yielding gross proceeds of $27,975,000 in which institutional and corporate investors purchased 3,730,000 shares of its common stock at a purchase price of $7.50 per share. The Company has registered 2,551,320 of such shares for resale. The Company has used the majority of the net proceeds of such financing, which aggregated $25,791,000, for working capital, capital equipment and general corporate purposes.



     In April 2000, the Company was notified that the ARC, the Company's largest customer, was suspending use of the Company's r\LS System pending the outcome of an investigation of a small number of non-critical adverse reactions in patients who had received a transfusion of blood filtered with the r\LS. In September 2000, the Company was notified that the ARC terminated its supply contract for the r\LS System after the completion of these studies. The extended period of time taken to prove product improvements that resolve the reactions was the basis for the termination. The Company and the ARC are currently negotiating a termination of the purchase contract and a release of any and all claims that either party may have against the other, with certain exceptions.



     In November 2000, the Company was notified that Gambro intended to terminate its distribution and development contract with the Company and in March 2001, signed a termination and release agreement with Gambro, effective November 2000, which ended the distribution and development agreement. In consideration for the Company's inventory (net book value at December 31, 2000 of $332,000) of products bearing Gambro's company name, and by way of complete resolution of all issues now outstanding between the Company and Gambro, Gambro agreed to return 1,011,692 shares of common stock with a fair market value at closing of $332,000.



     The termination of the purchase contract by the ARC and the distribution and development agreement with Gambro, has had an adverse impact on both the Company's supply contracts with manufacturers of key components to the r\LS and inventories it had built in anticipation of expected increased demand for the Company's product.



     In September 2000, the Company agreed to pay Filtertek Inc. $525,000 in connection with an amendment to its manufacturing supply agreement and in December 2000 the Company agreed to pay Filtertek Inc. an additional $180,000 in connection with a second amendment to its manufacturing supply agreement. No commitments have been made to make such payments in the future. The agreement contains minimum purchase requirements in future years, which if not met could require the Company to purchase certain production equipment of the supplier as defined in the agreement.



     In December 2000, the Company agreed to pay Command Medical Products Inc. $600,000 in connection with the termination of its supply and assembly agreement and release.



     On May 3, 1999, the Company completed a private placement financing with Gambro. The stock subscription agreement, which the Company entered into with Gambro in connection with this financing, provided for an initial investment of $9,000,000 in exchange for 4,500,000 shares of the Company's Common Stock. The stock subscription agreement also provided Gambro with an option to purchase additional shares of the Company's Common Stock for up to an aggregate purchase price of $3,000,000 at any time between August 3, 1999 and May 3, 2000 with the price per share of Common Stock to be based upon the market price of the Company's Common Stock. In October 1999, Gambro exercised this option in full. In connection with the exercise of this option, Gambro purchased 498,355 shares at a price of $6.02 per share. The price and number of shares reflects the average price of HemaSure stock in the 30 days prior to the exercise date of October 5, 1999.



     In March 1999, Sepracor purchased an additional 1,333,334 shares in a private placement of Common Stock of the Company for $1.50 per share and received warrants to purchase an additional 667,000 shares at a price of $1.50 per share. The financing agreement contains certain registration rights and warrant exercise provisions.



     In September 1998, the Company completed a $5 million revolving line of credit arrangement with a commercial bank. In September 2000, the revolving line of credit expired and the $5 million outstanding balance was repaid by the Company in accordance with the agreement. The revolving line of credit was being used to help finance the Company's working capital requirements and for general corporate purposes. Amounts borrowed under the line bore interest at the bank's prime lending rate plus 1/2% payable monthly in arrears. For the period ended December 31, 2000, the Company recorded interest expense related to borrowings under the line of $322,000.



     Sepracor guaranteed to repay amounts borrowed under the line of credit. In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 1,700,000 shares of the Company's Common Stock at a price of $0.69 per share. The warrants will expire in the year 2003 and have certain registration rights associated with them. The Company placed a value of $1,938,000 on the 1,700,000 warrants as of the date of the final agreement and amortized this deferred financing charge on a monthly basis over the term of the line of credit. The Company amortized $725,000, $1,024,000 and $189,000 of this deferred finance charge and recorded it as interest expense in the Consolidated Statements of Operations for the periods ended December 31, 2000, 1999, and 1998 respectively.



     In March 1997, the Company exercised its right, under the lease arrangement of its Marlborough, Massachusetts facility, to have a portion of its leasehold improvements financed and received $140,000 in connection with this arrangement. This amount will be repaid in 60 equal monthly installments at a rate of 12% per annum. As of December 31, 2000, there was a balance of $43,000 remaining to be paid on this note.



     In January 1997, the Company entered into a Restructuring Agreement with respect to the indebtedness incurred by the Company in connection with its acquisition of the plasma pharmaceutical business unit of Novo Nordisk. Pursuant to the Restructuring Agreement, approximately $23,000,000 of indebtedness owed to Novo Nordisk was restructured by way of issuance by the Company to Novo Nordisk of a 12% convertible subordinated promissory note for a net amount, after certain reductions and the forgiveness of a $3,000,000 amount, of $8,687,000. On January 6, 1998, the Company converted the note, pursuant to its terms, into shares of Common Stock at a conversion price of $10.50 per share, or 827,375 shares. The holder of the note initially contested the conversion of the note, however, in March 2001, the holder surrendered the note consistent with the terms of the Resructuring Agreement.



FUTURE OPERATING RESULTS



     On February 3, 2001, the Company agreed to sell substantially all of the Company's non-cash assets to Whatman, a wholly owned subsidiary of Whatman plc, pursuant to the terms of the Purchase Agreement executed by the two companies. See Item 1. "Recent Events".



     In the event that the Asset Sale does not occur, the Company will consider other business alternatives, including but not limited to, other business combinations and a liquidation of the Company's assets. Given that any proceeds from any such liquidation and any other cash on hand would be first used to pay the Company's creditors and outstanding payables, and given certain legal requirements that the Company maintain certain cash on hand for certain mandated time periods, there is no assurance as to when, if ever, any proceeds from a liquidation would be distributed to the Company's Stockholders.



     In certain instances, if the Purchase Agreement is terminated, the Company will pay Buyer certain fees. Based on our current cash utilization rate our existing cash and marketable securities balances will be sufficient to fund our operations only into the second quarter of 2001. Although currently no definitive plans have been approved by the Board of Directors, they will continue to examine all other business alternatives in order to prepare for future contingencies.



ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK



     Not applicable.



ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA



     The financial statements filed as part of this Annual Report on Form 10-K are provided under Item 14 below.



ITEM 9.  CHANGES IN AND DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE



     Not applicable.



                                    PART III



ITEMS 10-13.



     The information required for Part III in this Annual Report on Form 10-K is incorporated by reference from the Company's definitive proxy statement for the Company's 2001 Annual Meeting of Stockholders. Such information will be contained in the sections of such proxy statement captioned "Stock Ownership of Certain Beneficial Owners and Management," "Election of Directors," "Board and Committee Meetings," "Compensation for Directors," "Compensation for Executive Officers" and "Certain Relationships and Related Transactions." Information regarding executive officers of the Company is also furnished in Part I of this Annual Report on Form 10-K under the heading "Executive Officers of the Registrant."



                                    PART IV



ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K




a(1)  Financial Statements
      HemaSure Inc. Consolidated Financial Statements as of
      December 31, 2000 and for each of the three years in the period ended December 31, 2000. See pages F-1 through F-7, which are included herein.
a(2)  Financial Statement Schedules
      All schedules are omitted because they are inapplicable, not required or the information is included in the consolidated financial statements or the notes thereto.
a(3)  Exhibits
      The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this Annual
      Report on Form 10-K.
(b) No Current Reports on Form 8-K were filed by the Company during the last quarter of the period covered by this report.



     The following trademarks are mentioned in this Annual Report on Form 10-K:
HemaSure r\LS and LeukoNet.

                                 HEMASURE INC.



                         INDEX TO FINANCIAL STATEMENTS



                                                              PAGE
                                                              ----
Report of Independent Accountants...........................  F-33
Consolidated Balance Sheets at December 31, 2000 and 1999...  F-34
Consolidated Statements of Operations for the Years Ended
  December 31, 2000, 1999 and 1998..........................  F-35
Consolidated Statements of Stockholders' Equity (Deficit)
  for the Years Ended December 31, 2000, 1999 and 1998......  F-36
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2000, 1999 and 1998..........................  F-37
Notes to Consolidated Financial Statements..................  F-38

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders


of HemaSure Inc.:



     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of HemaSure Inc. and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred losses from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A, under the heading "Sale of the non-cash assets of the Company". The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                          /s/ PricewaterhouseCoopers LLP



Boston, Massachusetts


March 20, 2001

                                 HEMASURE INC.



                          CONSOLIDATED BALANCE SHEETS



                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 2000           1999
                                                              -----------    ----------
                                                                   (IN THOUSANDS,
                                                              EXCEPT PAR VALUE AMOUNTS)
ASSETS
Current assets:
  Cash and cash equivalents (Note B)........................   $   3,215      $  5,243
  Marketable securities (Note B)............................       5,463            --
  Accounts receivable (Note C)..............................         121           443
  Inventories (Note D)......................................       2,285           806
  Deferred financing costs (Note H).........................          --           725
  Prepaid expenses and other current assets.................         184           276
                                                               ---------      --------
          Total current assets..............................      11,268         7,493
Property and equipment, net (Note E)........................       1,850         1,547
Other assets................................................          40            50
                                                               ---------      --------
          Total assets......................................   $  13,158      $  9,090
                                                               =========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $     611      $  1,199
  Accrued expenses (Note F).................................       1,389         1,520
  Current portion of notes payable (Note H).................          34         5,030
  Current portion of capital lease obligations (Note G).....          --            71
                                                               ---------      --------
          Total current liabilities.........................       2,034         7,820
Notes payable (Note H)......................................           9            43
          Total liabilities.................................       2,043         7,863
                                                               ---------      --------
Commitments and contingencies (Notes F and G)
Stockholders' equity (Notes J and K):
  Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued or outstanding
  Common stock, $0.01 par value, 35,000 shares authorized,
     19,904 and 15,823 shares issued and outstanding at
     December 31, 2000 and December 31, 1999 respectively...         199           158
  Additional paid-in capital................................     112,311        86,241
  Accumulated deficit.......................................    (101,395)      (85,172)
                                                               ---------      --------
          Total stockholders' equity........................      11,115         1,227
                                                               ---------      --------
          Total liabilities and stockholders' equity........   $  13,158      $  9,090
                                                               =========      ========



    The accompanying notes are an integral part of the financial statements.

                                 HEMASURE INC.



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                      YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------
                                                                2000           1999           1998
                                                             -----------    -----------    -----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue....................................................   $  3,219       $    805       $     25
Costs and expenses:
  Cost of products sold....................................      9,095          2,408            657
  Research and development.................................      4,450          2,681          3,794
  Legal expense related to patents.........................      1,134          1,361          3,340
  Selling, general and administrative......................      4,191          3,728          4,201
  Other operating..........................................        425             --             --
                                                              --------       --------       --------
          Total costs and expenses.........................     19,295         10,178         11,992
                                                              --------       --------       --------
Loss from operations.......................................    (16,076)        (9,373)       (11,967)
Other income (expense):
  Interest income..........................................        935            201            169
  Interest expense.........................................     (1,056)        (1,493)          (372)
  Other expense............................................        (26)            --             --
                                                              --------       --------       --------
Net loss...................................................   $(16,223)      $(10,665)      $(12,170)
                                                              ========       ========       ========
Net loss per share -- basic and diluted....................   $  (0.85)      $  (0.77)      $  (1.35)
                                                              ========       ========       ========
Weighted average number of shares of common stock
  Outstanding -- basic and diluted.........................     19,046         13,766          9,025



    The accompanying notes are an integral part of the financial statements.

                                 HEMASURE INC.



           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                  YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998



                                                                                                             TOTAL
                                      COMMON STOCK     ADDITIONAL                                        STOCKHOLDERS'
                                     ---------------    PAID-IN       UNEARNED             ACCUMULATED      EQUITY
                                     SHARES   AMOUNT    CAPITAL     COMPENSATION   OTHER     DEFICIT       (DEFICIT)
                                     ------   ------   ----------   ------------   -----   -----------   -------------
                                                                      (IN THOUSANDS)
Balance at December 31, 1997.......   8,164    $ 82     $ 60,878        $(89)      $ (1)    $ (62,337)     $ (1,467)
Issuance of common stock to
  employees under stock plans......      97       1           89                                                 90
Issuance of common stock for
  debt.............................     827       8        8,679                                              8,687
Issuance of warrants...............                        1,938                                              1,938
Unearned compensation
  amortization.....................                                       89                                     89
Other..............................                                                   1                           1
Net loss...........................                                                           (12,170)      (12,170)
                                     ------    ----     --------        ----       ----     ---------      --------
Balance at December 31, 1998.......   9,088      91       71,584          --         --       (74,507)       (2,832)
Issuance of common stock to
  employees under stock plans......     404       4          813                                                817
Issuance of common stock in private
  placements, net of issuance costs
  of $93...........................   6,331      63       13,844                                             13,907
Net loss...........................                                                           (10,665)      (10,665)
                                     ------    ----     --------        ----       ----     ---------      --------
Balance at December 31, 1999.......  15,823     158       86,241          --         --       (85,172)        1,227
Issuance of common stock to
  employees under stock plans......     351       4          316                                                320
Issuance of common stock in private
  placements, net of issuance costs
  of $2,184........................   3,730      37       25,754                                             25,791
Net loss...........................                                                           (16,223)      (16,223)
                                     ------    ----     --------        ----       ----     ---------      --------
Balance at December 31, 2000.......  19,904    $199     $112,311        $ --       $ --     $(101,395)     $ 11,115
                                     ======    ====     ========        ====       ====     =========      ========



    The accompanying notes are an integral part of the financial statements.

                                 HEMASURE INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2000        1999        1998
                                                             --------    --------    --------
                                                                      (IN THOUSANDS)
Cash flows from operating activities:
  Net loss.................................................  $(16,223)   $(10,665)   $(12,170)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Financing costs related to warrants...................       725       1,024         189
     Write-down of fixed assets............................       425          --          --
     Depreciation and amortization.........................       636         475         479
     Accretion of marketable securities discount...........       (61)         --          20
     Loss on disposal of equipment.........................        56          --           5
     Write-down in inventories.............................     1,944          --          --
  Changes in operating assets and liabilities:
     Accounts receivable...................................       322        (443)        436
     Inventories...........................................    (3,423)       (600)        (48)
     Prepaid expenses and other current assets.............        92          50          21
     Accounts payable......................................      (588)       (343)        666
     Accrued expenses......................................      (131)        (29)       (297)
     Other assets..........................................        10          (8)        (10)
                                                             --------    --------    --------
  Net cash used in operating activities....................   (16,216)    (10,539)    (10,709)
                                                             --------    --------    --------
  Cash flows from investing activities:
     Purchases of marketable securities....................   (31,402)         --     (20,255)
     Maturities of marketable securities...................    26,000          --      27,117
     Unrealized holding loss of available for sale
       marketable securities...............................        --          --           1
     Additions to property and equipment...................    (1,420)       (517)       (422)
                                                             --------    --------    --------
  Net cash provided by (used in) investing activities......    (6,822)       (517)      6,441
                                                             --------    --------    --------
  Cash flows from financing activities:
     Net proceeds from issuance of common stock............    26,111      14,724          90
     Borrowing from notes payable arrangements.............        --          --       5,000
     Repayment of notes payable............................    (5,030)        (27)         (9)
     Repayments of capital lease obligations...............       (71)       (225)       (260)
                                                             --------    --------    --------
  Net cash provided by financing activities................    21,010      14,472       4,821
                                                             --------    --------    --------
  Net (decrease) increase in cash and cash equivalents.....    (2,028)      3,416         553
  Cash and cash equivalents at beginning of period.........     5,243       1,827       1,274
                                                             --------    --------    --------
  Cash and cash equivalents at end of period...............  $  3,215    $  5,243    $  1,827
                                                             ========    ========    ========
  Supplemental schedule of cash flow information:
     Cash paid during the year for interest................  $    372    $    453    $    503
  Noncash investing and financing activities:
     Common stock issued for convertible subordinated
       note................................................  $     --    $     --    $  8,687
     Value of warrants issued for guaranteed line of
       credit..............................................  $     --    $     --    $  1,938



    The accompanying notes are an integral part of the financial statements.

                                 HEMASURE INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



A. THE COMPANY:



NATURE OF THE BUSINESS



     HemaSure Inc. (the "Company") is utilizing its proprietary filtration technologies to develop products to increase the safety of donated blood and to improve certain blood transfusion procedures. The Company's current blood filtration product ("r\LS System") is designed for use by blood centers and hospital blood banks worldwide.



     From the Company's inception through the first quarter of fiscal 1996, HemaSure had sold non-blood related filter products primarily to Sepracor Inc. ("Sepracor"), a related party, for use in chemical processing applications. Subsequently and throughout 1997, the Company's revenue was derived from the commercial sales of its LeukoNet System, a medical device designed for the removal of contaminating leukocytes from donated blood. In February 1998, the Company determined to discontinue manufacturing the LeukoNet System and focus on the completion of development and market introduction of its next generation red cell filtration product. In May 1999, the Company received 510(k) clearance from the U.S. Food and Drug Administration ("FDA") to market its r\LS System in the United States.



     The Company initiated sales of the r\LS System in the United States in the third quarter 1999. In April 2000, the Company was notified that the American Red Cross ("ARC"), the Company's largest customer, was suspending use of the Company's r\LS System pending the outcome of an investigation of a small number of non-critical adverse reactions in patients who had received a transfusion of blood filtered with the r\LS. In September 2000, the Company was notified that the ARC terminated its supply contract for the r\LS System based on the extended period of time taken to prove product improvements resolved these reactions. In March 2001, the Company signed a termination and release agreement with Gambro BCT, effective November 2000, which ended their exclusive distribution rights of the r\LS.



     The Company is subject to risks common to companies in the medical technology industry, including, but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and compliance with regulations of the FDA and similar foreign regulatory authorities and agencies.



     Since its inception, the Company has suffered recurring losses from operations and, as of December 31, 2000, had an accumulated deficit of $101.4 million. Other than the Company's r\LS System, all of its planned blood-related products are in the research and development stage, and certain of these products that may require pre-clinical and clinical testing prior to submission of any regulatory application for commercial use.



     The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The termination and cancellation of the Company's distribution and sales agreements respectively and the losses from operations raise substantial doubt with respect to the Company's ability to continue as a going concern. Management's plans with regard to these matters include the sale of the non-cash assets of the Company as described below. Although management continues to pursue this plan, there is no assurance that the Company will be successful in obtaining shareholder approval. The financial statements do not include any adjustments that might result from the outcome of these uncertainties



SALE OF THE NON-CASH ASSETS OF THE COMPANY



     On February 3, 2001, the Company agreed to sell substantially all of the Company's non-cash assets to Whatman Bioscience Inc., a Massachusetts corporation ("Whatman"), a wholly owned subsidiary of

                                 HEMASURE INC.

Whatman plc, an English corporation ("Whatman plc") pursuant to the terms of an Asset Purchase Agreement ("Purchase Agreement") executed by the two companies.



     Following approval and adoption of the Purchase Agreement by the Stockholders of the Company and the satisfaction or waiver of certain other conditions, the Company will sell substantially all of its non-cash assets to Whatman. Under the terms of the Purchase Agreement, the consideration to be received by the Company for the Asset Sale (the "Consideration") will consist of
(1) $10 million in cash, which will be paid to the Company at the Closing; (2) an additional payment by Whatman, in cash or common stock of Whatman plc at Whatman's option, which effectively reimburses the Company for its net operating costs and expenses incurred in connection with the Company's business during the period beginning on November 1, 2000 and ending on the Closing Date, which amount is currently anticipated to be approximately $4 million and is expected to be paid to the Company in the second quarter of 2001; and (3) a royalty of 4% on sales by Whatman, Whatman plc or their affiliates of certain filtration products, including products that utilize the Company's technology, up to a total royalty of $12 million, subject to certain reductions described in the Royalty Agreement, which include the offset of certain potential liabilities associated with the Company's patent litigation with Pall Corporation that Whatman will assume. Accordingly, the total amount of the Consideration to be paid by Whatman to the Company will be approximately $13 million to $25 million in cash or cash and common stock of Whatman plc.



     Under the terms of the Purchase Agreement, Whatman will assume and be legally responsible for certain liabilities of the Company, and Whatman plc will guarantee Whatman's obligation to pay the Consideration to the Company. In addition, in the event that Whatman elects to pay the approximately $4 million reimbursement portion of the Consideration in shares of Whatman plc's common stock, the Purchase Agreement provides that Whatman plc will guarantee a minimum per share price to the Company of $4.3864 with respect to any share of Whatman plc's common stock resold by the Company within 60 days after such shares are issued to the Company. The Company currently anticipates that any share of Whatman plc's common stock issued to the Company will be resold by the Company within 60 days of the issuance to the Company of such share.



     The Company has the right to terminate the Purchase Agreement under certain circumstances, including if the Board of Directors determines, upon the written opinion of the Company's counsel, that the failure to terminate the Purchase Agreement could be expected to be a breach of, or be inconsistent with, the fiduciary duties of the Board of Directors under applicable law. In the event of termination for the foregoing reason, the Company is required to pay Whatman a fee of $500,000 upon the termination of the Purchase Agreement.



     The obligations of the Company, Whatman and Whatman plc to consummate the Asset Sale are subject to a number of customary conditions, including, among others, approval and adoption of the Purchase Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon.



     It is currently anticipated that the Closing Date will occur on or as promptly as practicable following the approval and adoption of the Purchase Agreement by the Stockholders of the Company and the satisfaction or waiver of all of the other conditions set forth in the Purchase Agreement. Either party may terminate the Purchase Agreement if the closing does not occur by May 31, 2001. Accordingly, there can be no assurance as to if or when the Asset Sale will be consummated.



     Upon closing of the Purchase Agreement with Whatman, the Company is expected to have approximately $17.5 million in a combination of cash, cash equivalents, marketable securities and Whatman plc stock (based on current cash and marketable securities levels, the Company's expected "burn rate" through closing and the terms of the Purchase Agreement). In that regard, the Company is in the preliminary stages of considering various strategic business combinations and other transactions with a

                                 HEMASURE INC.

view toward further enhancing stockholder value following the consummation of the sale of its assets and business to Whatman.



     In the event that the Asset Sale does not occur, the Company will consider other business alternatives, including but not limited to other business combinations and a liquidation of the Company's assets. Given that any proceeds from any such liquidation and any other cash on hand would be first used to pay the Company's creditors and outstanding payables, and given certain legal requirements that the Company maintain certain cash on hand for certain mandated time periods, there is no assurance as to when, if ever, any proceeds from a liquidation would be distributed to the Company's Stockholders. In certain instances, if the Purchase Agreement is terminated, the Company will pay Buyer certain fees.



B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:



PRINCIPLES OF CONSOLIDATION



     The consolidation financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated. Certain reclassifications have been made to the prior years consolidated financial statements to conform to current presentation. These reclassifications have no effect on the Company's financial position or results of operations.



CASH AND CASH EQUIVALENTS



     The Company considers all demand deposits, money market instruments and repurchase agreements to be cash and cash equivalents. Cash equivalents of $1,221,000 and $4,743,000 and at December 31, 2000 and 1999, respectively, consist of repurchase agreements with a commercial bank. The carrying amount approximates fair value because of the short maturity of those instruments.



MARKETABLE SECURITIES



     Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase. At December 31, 2000, all marketable securities were classified as available for sale and carried at fair value, with the unrealized gains and losses, if any, reported as a separate component of stockholders' equity. The Company held no marketable securities at December 31, 1999 and 1998.



     The amortized cost of debt securities classified as available for sales is adjusted for accretion of discounts to maturity. Such accretion is included in interest income. Realized gains and losses are included in other income or expense. The cost of securities sold is based on the specific identification method.



     The fair value of available for sale marketable securities at December 31, 2000 was $5,463,000 and represented Commercial Paper and United State Government Agency Obligations of $2,488,000 and $2,975,000, respectively.



     The Company's policy when applicable is to diversify the investment portfolio to reduce exposure of principal to credit and investment sector risk. At December 31, 2000, investments were placed with a variety of high credit quality financial institutions or other issuers.



INVENTORIES



     Inventories are stated at the lower of cost (first-in, first-out) or market.

                                 HEMASURE INC.

PROPERTY AND EQUIPMENT



     Property and equipment are stated at cost. Costs of major additions and betterments are capitalized; maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to operations. On disposal, the related cost and accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is included in the results of operations. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. All laboratory, manufacturing and office equipment have estimated useful lives of three to 10 years.



REVENUE RECOGNITION



     The Company recognizes revenue from product sales upon transfer of title to its customers, typically upon shipment. The Company accrues for estimated warranty costs, sales returns, and other allowances at the time of shipment based on its experience.



RESEARCH AND DEVELOPMENT



     Research and development costs are expensed in the year incurred.



NET LOSS PER SHARE



     The Company follows Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), which established standards for computing and presenting earnings per share ("EPS"). Net loss per common share is based on the weighted average number of shares of common stock outstanding during each period. Potential common stock has not been included because the effect would be antidilutive. The potential common stock of the Company consist of common stock warrants (see Notes M and H), stock options (see Note K). The Company had 4,920,000, 4,757,000 and 4,214,000 potential common stock shares as of December 31, 2000, 1999, and 1998, respectively.



INCOME TAXES



     Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities reflect the estimated future tax consequences attributable to tax benefit carryforwards and to "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. A valuation reserve is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized.



     Net operating losses of the Company incurred while operating as a division of Sepracor are not available for carryforward because the Company's results for those periods were included in the tax returns of Sepracor. Additionally, based upon the Internal Revenue Code and changes in company ownership, utilization of the Company's net operating loss may be subject to an annual limitation.



COMPREHENSIVE INCOME



     For all periods presented, net income and comprehensive income are the same due to the realization of all previously unrealized gains and losses in the statement of operations.



NEW ACCOUNTING STANDARDS



     In December 1999, the Securities and Exchange Commission ("SEC") issued SAB No. 101, "Revenue Recognition in Financial Statements," as amended by SAB 101A and 101B, which is effective no later than the quarter ended December 31, 2000. SAB No. 101 clarifies the SEC's views regarding the

                                 HEMASURE INC.

recognition of revenue. The Company adopted SAB No. 101 in fiscal 2000. The adoption of SAB No. 101 did not have a significant impact on the Company's financial position or results of operations.



     In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- a replacement of FASB Statement No. 125" ("SFAS 140"). SFAS 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This Statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Company is currently analyzing this new standard.



     In March 2000, the FASB issued FASB Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB Opinion No. 25." FIN No. 44 primarily clarifies (a) the definition of an employee for purposes of applying APB Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of previously fixed stock option awards and (d) the accounting for an exchange of stock compensation awards in a business combination. The adoption of FIN No. 44 did not have a significant impact on the Company's financial position or results of operations.



     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138, which establishes accounting and reporting standards for derivative instruments and hedging activities. The standard requires that the Company recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The Company, to date, has not engaged in derivative and hedging activities, and accordingly does not believe that the adoption of SFAS No. 133 will have a material impact on its financial statements and related disclosures. The Company will adopt SFAS No. 133 as amended by SFAS No. 137 and SFAS No. 138 in fiscal year 2001.



USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at December 31, 2000 and 1999 and the reported amounts of revenues and expenses during the years ended December 31, 2000, 1999 and 1998. Actual results could differ from those estimates.



C. ACCOUNTS RECEIVABLE:



     The Company's 2000 and 1999 trade receivables primarily represent amounts due for product sales. The allowance for doubtful accounts was $0 and $5,000 at December 31, 2000 and 1999, respectively.



     The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

                                 HEMASURE INC.

D. INVENTORIES:



     Inventories consist of the following at December 31:



                                                               2000     1999
                                                              ------    ----
                                                              (IN THOUSANDS)
Raw materials...............................................  $2,200    $393
Work in Progress............................................      78     401
Finished goods..............................................       7      12
                                                              ------    ----
                                                              $2,285    $806
                                                              ======    ====



E. PROPERTY AND EQUIPMENT:



     Property and equipment consist of the following at December 31:



                                                            2000       1999
                                                           -------    -------
                                                             (IN THOUSANDS)
Laboratory and manufacturing equipment...................  $ 1,430    $ 1,835
Leased laboratory and manufacturing equipment............       --        149
Office equipment.........................................      704        858
Leasehold improvements...................................      858        772
                                                           -------    -------
                                                             2,992      3,614
Accumulated depreciation and amortization................   (1,759)    (2,324)
                                                           -------    -------
                                                             1,233      1,290
Construction in progress.................................      617        257
                                                           -------    -------
                                                           $ 1,850    $ 1,547
                                                           =======    =======



     Depreciation and amortization expense was $636,000, $475,000 and $391,000, in 2000, 1999 and 1998, respectively. In 2000, the Company recorded to other operating expense a $425,000 charge related to the fixed asset write-down of two production units to their net scrap value, as they will no longer be used in the manufacturing process.



     Accumulated amortization of assets under lease was $106,000 for the period ended December 31, 1999.



F. ACCRUED EXPENSES AND COMMITMENTS AND CONTINGENCIES:



     Accrued expenses consist of the following at December 31:



                                                              2000      1999
                                                             ------    ------
                                                              (IN THOUSANDS)
Employee Compensation......................................  $   91    $  189
Professional fees..........................................     428       155
Interest on notes payable..................................      --        41
Customer refunds...........................................     664       175
Services...................................................      12       678
Miscellaneous..............................................     194       282
                                                             ------    ------
                                                             $1,389    $1,520
                                                             ======    ======

                                 HEMASURE INC.

     In the event of a termination of the Purchase Agreement with Whatman, the Company is required to pay Whatman a fee of $500,000.



     In January 1997, the Company entered into a Restructuring Agreement with respect to the indebtedness incurred by the Company in connection with its acquisition of the plasma pharmaceutical business unit of Novo Nordisk. Pursuant to the Restructuring Agreement, approximately $23,000,000 of indebtedness owed to Novo Nordisk was restructured by way of issuance by the Company to Novo Nordisk of a 12% convertible subordinated promissory note for a net amount, after certain reductions and the forgiveness of a $3,000,000 amount, of $8,687,000. On January 6, 1998, the Company converted the note, pursuant to its terms, into shares of Common Stock at a conversion price of $10.50 per share, or 827,375 shares. The holder of the note initially contested the conversion of the note, however, in March 2001, the holder surrendered the note consistent with the terms of the Restructuring Agreement.



G. LEASE OBLIGATIONS:



     The Company leased certain laboratory, research and office space from Sepracor through 1995. In 1995, the Company executed a lease for these facility requirements, which commenced in February 1996 and extends through February 2004. The lease provides for two five-year renewal options. Under the terms of the lease, the Company is required to pay its allocated share of taxes and operating costs in addition to the base annual rent.



     The Company leased various laboratory, manufacturing and computer equipment under noncancelable capital leases. Terms of arrangements with the leasing company contain bargain purchase provisions at the expiration of the lease term, which range from 36 months to 42 months. In some instances, the Company was required to make a deposit of 20% of the original equipment cost, which earned interest at an annual rate of 4%. As of December 31, 2000, all lease agreements have expired and there are no amounts outstanding under the Lease Agreements. Under certain circumstances, Sepracor was the guarantor of debt incurred to acquire equipment under the leasing facilities. The interest rate charged on the Company's capital leases ranges from 14% to 21%.



     Future minimum payments under all noncancelable leases in effect at December 31, 2000 are as follows:



                                                           OPERATING
YEAR                                                         LEASES
----                                                     --------------
                                                         (IN THOUSANDS)
(In thousands)
2001...................................................       $295
2002...................................................        306
2003...................................................        306
2004...................................................         26
2005 and thereafter....................................         --
                                                              ----
Total minimum lease payments...........................       $933
                                                              ====



     The total charged to rent expense for all noncancelable leases including amounts for building maintenance, utilities and other operating costs was $872,000, $660,000, and $833,000, in 2000, 1999, and 1998, respectively.



     In December 1999, the Company entered into an exclusive five-year manufacturing and supply agreement with a major supplier of a component to the Company's product. The Company completed two amendments to this agreement in both September and December 2000 in which it agreed to pay Filtertek a total of $705,000. No commitments have been made to make such payments in the future. The

                                 HEMASURE INC.

agreement contains minimum purchase requirements in future years, which if not met could require the Company to purchase certain production equipment of the supplier as defined in the agreement. The supplier, under certain conditions, will acquire such equipment during fiscal years 2000 and 2001. The agreement also contains provisions under which the agreement could become non-exclusive under certain conditions as defined in the agreement and for extensions of the term of the agreement.



H. NOTES PAYABLE:



     Notes payable consist of the following at December 31:



                                                              2000     1999
                                                              ----    ------
                                                              (IN THOUSANDS)
Leasehold improvements financing............................  $43     $   73
Revolving line of credit....................................   --      5,000
                                                              ---     ------
                                                               43      5,073
Less current portion........................................   34      5,030
                                                              ---     ------
                                                              $ 9     $   43
                                                              ===     ======



     In March 1997, the Company exercised its right, under the lease, to have a portion of its leasehold improvements financed and received $140,000 in connection with this arrangement. This amount will be repaid in 60 equal monthly installments with an interest rate of 12% per annum.



     In September 1998, the Company completed a $5 million revolving line of credit arrangement with a commercial bank. In September 2000, the revolving line of credit expired and was repaid by the Company in accordance with the agreement. The revolving line of credit was being used to help finance the Company's working capital requirements and for general corporate purposes. Amounts borrowed under the line bear interest at the bank's prime lending rate plus 1/2% payable monthly in arrears. For the year ended December 31, 2000, the Company recorded interest expense related to borrowings under the line of $322,000.



     Sepracor guaranteed to repay amounts borrowed under the line of credit. In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 1,700,000 shares of the Company's common stock at a price of $0.69 per share. The warrants will expire in the year 2003 and have certain registration rights associated with them. HemaSure placed a value of $1,938,000 on the 1,700,000 warrants as of the date of the final agreement and amortized this deferred financing charge on a monthly basis over the term of the line of credit. For the periods ended December 31, 2000 and 1999 the Company amortized $725,000 and $1,024,000, respectively, of this deferred finance charge and recorded it as interest expense in the Statement of Operations.



I. SEGMENT INFORMATION:



     The Company operates exclusively in the blood filtration business, which the Company considers to be one business segment.



     Revenue from significant customers are as follows:



YEAR ENDED DECEMBER 31:                                       2000    1999    1998
-----------------------                                       ----    ----    ----
American Red Cross..........................................   50%     66%     53%
Gambro, Inc. ...............................................   49%     33%     --
Other.......................................................   --      --      10%

                                 HEMASURE INC.

J. STOCKHOLDERS' EQUITY:



     In March 2000, the Company completed a private placement financing yielding gross proceeds of $27,975,000 in which institutional investors purchased 3,730,000 shares of its common stock at a purchase price of $7.50 per share. The Company has registered 2,551,320 of such shares for resale. The Company has used the majority of the net proceeds of such financing, which aggregated $25,791,000, for working capital, capital equipment and general corporate purposes.



     In March 1999, the Company completed a private placement financing with Sepracor in which the Company received $2,000,000 in exchange for 1,333,334 shares of the Company's common stock and warrants to purchase an additional 667,000 shares of common stock at $1.50 per share. The warrants will expire in the year 2004 and have certain registration rights associated with them. In certain circumstances, the Company is entitled to require Sepracor to exercise these warrants.



     On May 3, 1999, the Company completed a private placement financing with Gambro Inc. ("Gambro"). The stock subscription agreement, which the Company entered into with Gambro in connection with this financing, provided for an initial investment of $9,000,000 in exchange for 4,500,000 shares of the Company common stock. The stock subscription agreement also provided Gambro with an option to purchase additional shares of the Company's common stock for up to an aggregate purchase price of $3,000,000 at any time between August 3, 1999 and May 3, 2000 with the price per share of common stock to be based upon the market price of the Company's common stock. In October 1999, Gambro exercised this option in full. In connection with the exercise of this option, Gambro purchased 498,355 shares at a price of $6.02 per share. The price and number of shares reflected the average price of the Company's stock in the 30 days prior to the exercise date of October 5, 1999. In March 2001, the Company signed a termination and release agreement with Gambro, effective November 2000, which ended the distribution and development agreement. In consideration for the Company's inventory (net book value at December 31, 2000 of $332,000) of products bearing Gambro's company name, and by way of complete resolution of all issues now outstanding between the Company and Gambro, Gambro agreed to return 1,011,692 shares of common stock with a fair market value at closing of $332,000.



K. STOCK OPTION PLANS:



     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.



     The Company has two stock options plans currently in effect under which future grants may be issued: The 1994 Stock Option Plan, as amended, and the 1994 Director Option Plan, as amended (collectively, the "Plans"). A total of 3,528,400 shares have been authorized by the Company for grants of options or shares, of which 410,400 are still available for grant. Stock options granted during 2000 and 1999 generally have a maximum term of ten years and vest ratably over a period of two to five years.

                                 HEMASURE INC.

     A summary of the Company's stock option activity for the years ended December 31 follows:



                                                              NUMBER OF OPTIONS    WEIGHTED AVERAGE
                                                               (IN THOUSANDS)       EXERCISE PRICE
                                                              -----------------    ----------------
Outstanding at December 31, 1997............................        2,019               $3.25
Granted.....................................................        2,029               $0.72
Exercised...................................................           --                  --
Terminated..................................................       (1,534)              $3.06
                                                                   ------               -----
Outstanding at December 31, 1998............................        2,514               $1.31
Granted.....................................................          302               $5.27
Exercised...................................................         (363)              $2.02
Terminated..................................................          (63)              $0.94
                                                                   ------               -----
Outstanding at December 31, 1999                                    2,390               $1.72
Granted.....................................................          357               $4.62
Exercised...................................................         (110)              $1.45
Terminated..................................................          (84)              $5.22
                                                                   ------               -----
Outstanding at December 31, 2000............................        2,553               $2.03
                                                                   ======               =====



     The following table summarizes the status of the Company's stock options at December 31, 2000:



                           OPTIONS OUTSTANDING                                         OPTIONS EXERCISABLE
--------------------------------------------------------------------------    --------------------------------------
                                                                WEIGHTED                      NUMBER
                                                 NUMBER          AVERAGE      WEIGHTED     EXERCISABLE      WEIGHTED
                                             OUTSTANDING AS     REMAINING     AVERAGE         AS OF         AVERAGE
                                              OF 12/31/00      CONTRACTUAL    EXERCISE       12/31/00       EXERCISE
RANGE OF EXERCISE PRICES                     (IN THOUSANDS)       LIFE         PRICE      (IN THOUSANDS)     PRICE
------------------------                     --------------    -----------    --------    --------------    --------
$  .63 -- $  .94...........................      1,490             7.1         $  .64            727         $  .64
$ 1.25 -- $ 1.75...........................        288             7.5         $ 1.27            118         $ 1.29
$ 2.00 -- $ 2.12...........................        157             5.1         $ 2.04            107         $ 2.00
$ 3.22 -- $ 4.88...........................         57             6.7         $ 3.77             38         $ 3.75
$ 5.00 -- $ 5.94...........................        523             9.0         $ 5.30             53         $ 5.60
$12.38 -- $16.25...........................         38             5.3         $14.35             34         $14.57
                                                 -----             ---         ------         ------         ------
                                                 2,553             7.4         $ 2.03          1,077         $ 1.65



     The weighted average grant date fair value for options granted during 2000, 1999 and 1998 was $3.12, $3.57 and $0.49 per option, respectively. The fair value of these options at date of grant was estimated using the Black-Scholes model with the following weighted average assumptions for 2000, 1999 and 1998: risk-free interest rate of 5.5%; dividend yields of 0%; volatility factor of the market price of the Company's common stock of 75%; and a weighted average expected life of the options of 5.5 years.



     During 1994 and prior to the Company's initial public offering, options to purchase 482,000 shares of common stock were granted under the Plans at an exercise price of $2.00 per share. The estimated fair market value on the date of grant was $4.00 per share. The Company recorded compensation expense from 1994 through 1998, which expense was $89,000 in 1998.



     In 1995, the Company adopted the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, an aggregate of 500,000 shares of common stock may be purchased by employees at 85% of market value on the first or last day of each six-month offering period, whichever is lower, through accumulation of payroll deductions ranging from 1% to 10% of compensation as defined, subject to certain limitations. Options were exercised to purchase 240,117 shares for a total of

                                 HEMASURE INC.

$159,000 during the year ended December 31, 2000 and 41,071 shares for a total of $117,000 during the year ended December 31, 1999. At December 31, 2000, 51,280 shares of common stock were reserved for future issuance under the plan.



     Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards in 2000, 1999 and 1998 consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per share would have been reduced to the pro forma amounts indicated below. The application of SFAS No. 123 to the employee stock purchase plan would not result in a significant difference from reported net income and earnings per share.



                                                                2000           1999           1998
                                                             -----------    -----------    -----------
                                                             (IN THOUSANDS; EXCEPT PER SHARE AMOUNTS)
Net loss -- as reported....................................   $(16,223)      $(10,665)      $(12,170)
Net loss -- pro forma......................................   $(17,062)      $(11,274)      $(12,610)
Net loss per share -- as reported -- basic and diluted.....   $  (0.85)      $  (0.77)      $  (1.35)
Net loss per share -- pro forma -- basic and diluted.......   $  (0.90)      $  (0.82)      $  (1.40)



     The pro forma effect on net income for 2000, 1999 and 1998 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995 or anticipated future option activity.



     In connection with the initial public offering, the Company granted to the underwriter an option to purchase 217,500 shares of common stock at an exercise price equal to 150% of the initial public offering price or $10.50 and subject to adjustment in certain circumstances. The option was exercisable at any time or from time to time after April 14, 1995 and before April 14, 1999. The option was not exercised.



L. INCOME TAXES:



     The components of the Company's deferred tax assets and liabilities are as follows at December 31:



                                                           2000        1999
                                                         --------    --------
                                                            (IN THOUSANDS)
Deferred taxes:
  Net operating loss carryforwards.....................  $ 35,747    $ 31,315
  Research and development expense capitalization......     5,180       4,392
  Tax credit carryforwards.............................     1,632       1,235
  Inventory reserves...................................       803          20
  Deferred compensation................................       285         285
  Accrued charges not paid.............................       527         512
  Other................................................        --           7
  Property and equipment...............................       214           1
                                                         --------    --------
                                                           44,388      37,767
Valuation allowance....................................   (44,388)    (37,767)
                                                         --------    --------
Net deferred taxes.....................................  $     --    $     --
                                                         ========    ========



     Due to the uncertainty surrounding the realization of the favorable tax attributes in future tax returns, the Company has placed a valuation allowance against its otherwise recognizable net deferred tax assets.



     The Company's statutory and effective tax rates were 34% and 0%, respectively, for 2000 and 1999. The effective tax rate was 0% due to a net operating loss and the non-recognition of any net deferred tax

                                 HEMASURE INC.

asset. At December 31, 2000, the Company had federal and state tax net operating loss carryforwards ("NOLs") of approximately $85,000,000 and $73,000,000, respectively, to offset future regular taxable earnings. The federal and state NOLs begin to expire in 2009 and 2001. Approximately $7,000,000 of state NOLs expired in 2000. The Company has federal and state research and development tax credits of approximately $890,000 and $680,000, respectively, which both begin to expire in 2009. The Company has a state investment tax credit carryforward of approximately $50,000, of which approximately $6,900 expired in 2000.



M. AGREEMENTS:



     In January 2000, the Company entered into a non-exclusive agreement with Command Medical Products, Inc. ("Command"), to (i) act as its manufacturer and supplier of dry bags used in its r\LS System and (ii) assemble the filters used in its r\LS System, subject to certain terms and conditions. In December 2000, the Company agreed to pay Command $600,000 in connection with the termination of its supply and assembly agreement and release.



     In December 1999, the Company entered into an exclusive five-year manufacturing and supply agreement with Filtertek, Inc. ("Filtertek"), a major supplier of a component to the Company's product. The Company completed two amendments to this agreement in both September and December 2000 in which it agreed to pay Filtertek a total of $705,000. No commitments have been made to make such payments in the future. The agreement contains minimum purchase requirements in future years, which if not met could require the Company to purchase certain production equipment of the supplier as defined in the agreement. The supplier, under certain conditions, will acquire such equipment during fiscal years 2000 and 2001. The agreement also contains provisions under which the agreement could become non-exclusive under certain conditions as defined in the agreement and for extensions of the term of the agreement.



     In July 1999, the Company entered into a master purchase agreement with the ARC that provides for the sale of the r\LS System by the Company to the ARC on specified terms. In April 2000, the Company was notified that the ARC, the Company's largest customer, was suspending use of the Company's r\LS System pending the outcome of an investigation of a small number of non-critical adverse reactions in patients who had received a transfusion of blood filtered with the r\LS. In September 2000, the Company was notified that the ARC terminated its supply contract for the r\LS System based on the extended period of time taken to prove product improvements resolved these reactions. The Company and the American Red Cross are currently negotiating a termination of the purchase contract and a release of any and all claims that either party may have against the other, with certain exceptions.



     In August 1998, the Company completed an amended and restated Master Strategic Alliance Agreement with the ARC BioMedical Services, which provides for, among other things, the development and enhancement of a number of filtration products, based on the Company's core technology. The agreement has a term of five years, unless previously terminated, and can be renewed or extended. In connection with this agreement, the ARC is eligible to receive warrants to purchase common stock of the Company up to a maximum of 400,000 shares based on certain milestones and at a price of $1.51 per share, as determined at the date of this agreement. As of December 31, 2000 no warrants have been issued under this Agreement.



     In 1998, the Company completed a distribution and development agreement, which was amended in May 1999, with Gambro to act as the Company's exclusive distributor of the Company's r\LS System worldwide, except for sales to the ARC. In March 2001, the Company signed a termination and release agreement with Gambro BCT, effective November 2000, which ended the distribution and development agreement. In March 2001, the Company signed a termination and release agreement with Gambro, effective November 2000, which ended the distribution and development agreement. In consideration for the Company's inventory (net book value at December 31, 2000 of $332,000) of products bearing

                                 HEMASURE INC.

Gambro's company name, and by way of complete resolution of all issues now outstanding between the Company and Gambro, Gambro agreed to return 1,011,692 shares of common stock with a fair market value at closing of $332,000.



     As of March 2, 2001, Gambro owned 31% of the Company's issued and outstanding Common Stock. Effective with the return of 1,011,692 shares of common stock by Gambro in connection with the termination and release of the supply and development agreement between the Company and Gambro, Gambro will own 27% of the issued and outstanding common stock of the Company.



     Under a Technology Transfer and License Agreement, Sepracor transferred to the Company all technology owned or controlled by Sepracor, including trade secrets, patents and patent applications, that relates to and is used in researching, developing or manufacturing products in the Company Field as defined in the agreement. Further, Sepracor granted an exclusive license to the Company for any improvements to the transferred technology, which were developed, or otherwise acquired, by Sepracor during the period beginning on the date of the Technology Transfer and License Agreement and terminating on the earlier of January 1, 1998 or the acquisition of Sepracor or the Company (the "Effective Period"). The Company granted to Sepracor an exclusive license to the transferred technology for the development, manufacture, use or sale of any products within the field of chiral synthesis, chiral separations and the development, manufacture, use or sale of chiral drugs and chiral drug intermediates, as well as a non-exclusive license to the transferred technology for the development, manufacture, use or sale of any products outside of the Company Field. All licenses were royalty-free. Sepracor also granted the Company a right of first refusal to any product, which Sepracor proposed to sell, or license a third party to sell during the Effective Period, for use within the Company Field.



     In addition, beginning in April 1998, Sepracor was entitled to certain rights with respect to the registration under the Securities Act of 1933, as amended, of a total of 3,000,000 shares of common stock related to the technology transfer and establishment of the Company in 1993. These rights provide that Sepracor may require the Company, on two occasions, to register shares having an aggregate offering price of at least $5,000,000, subject to certain conditions and limitations.



     In September 1998, the Company obtained a $5 million revolving line of credit arrangement with a commercial bank. Sepracor guaranteed repayment of amounts borrowed under the line of credit. In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 1,700,000 shares of the Company's common stock at a price of $0.69 per share. The warrants will expire in the year 2003 and have certain registration rights associated with them. In September 2000, the revolving line of credit expired and the $5 million outstanding was repaid by the Company in accordance with the agreement. (See Note H.)



     In March 1999, the Company completed a private placement financing with Sepracor in which the Company received $2,000,000 in exchange for 1,333,334 shares of the Company's common stock and warrants to purchase an additional 667,000 shares of common stock at $1.50 per share. The warrants will expire in the year 2004 and have certain registration rights associated with them. In certain circumstances, the Company is entitled to require Sepracor to exercise these warrants.



     As of March 2, 2001, Sepracor owned 22% of the Company's issued and outstanding Common Stock. Effective with the return of 1,011,692 shares of common stock by Gambro in connection with the termination and release of the supply and development agreement between the Company and Gambro, Sepracor will own 23% of the issued and outstanding common stock of the Company.



N. EMPLOYEES' SAVINGS PLAN:



     The Company has a 401(k) plan for all employees. Under the provisions of the plan, employees may voluntarily contribute up to 15% of their compensation subject to statutory limitations. In addition, the

                                 HEMASURE INC.

Company can make a matching contribution at its discretion. In 1999 the Company provided approximately $40,000 of matching contributions. There were no employer contributions to the plan in 2000.



O. LITIGATION:



     The Company is a defendant in a lawsuit brought by Pall Corporation ("Pall") regarding the Company's LeukoNet System, which is no longer made or sold by the Company. In a complaint filed in November 1996, Pall alleged that the manufacture, use and/or sale of the LeukoNet System infringed upon two patents held by Pall. Pall dropped its allegations concerning infringement of one of the patents and alleges only that the LeukoNet System infringed Pall's U.S. Patent No. 4,952,572 (the "572 Patent").



     With respect to the allegations concerning the '572 Patent, the Company answered the complaint stating that the LeukoNet System does not infringe any claim of the asserted patents. Further, the Company counterclaimed for declaratory judgment of invalidity, noninfringement and unenforceability of the '572 Patent. Pall amended its complaint to add Lydall, Inc., whose subsidiary supplied the filter media for the LeukoNet System, as a co-defendant. The Company filed for summary judgment of non-infringement, and Pall cross-filed for summary judgement of infringement at the same time. Lydall, Inc. supported the Company's motion for summary judgment of non-infringement, and filed a motion for summary judgment that the asserted claims of the '572 patent are invalid as a matter of law. Discovery has been completed in the action. The Court held a hearing on the summary judgment motions on April 18, 2000. No decision has been made on the motions.



     The Company and Gambro BCT, Inc. filed a complaint for declaratory relief against Pall in the United States District Court of Colorado. The Company and Gambro BCT seek declaratory relief that the '572 Patent, Pall's U.S. Patent No. 5,451,321 (the " '321 Patent") and Pall's U.S. Patent No.'s 5,229,012,
5,344,561, 5,501,795 and 5,863,436 are invalid and not infringed by the Company's r\LS System and methods of using the r\LS System. Pall moved to dismiss or transfer to the Eastern District of New York or, in the alternative, to stay this action. The Company and Gambro BCT opposed Pall's motion. On July 16, 1999, the United States District Court of Colorado denied Pall's motion to transfer or, in the alternative, to stay the action. On September 30, 1999, the Court denied Pall's motion to dismiss the action. On October 20, 1999, Pall submitted a counterclaim alleging that the Company's r\LS System infringes its patents that are the subject of the lawsuit and that the Company and Gambro BCT tortiously interfered and unfairly competed with Pall's business. The Company and Gambro BCT replied to Pall's counterclaim and denied Pall's allegations of tortious interference, unfair competition and patent infringement.



     On July 13, 2000, Pall filed a Complaint in the United States District Court for the District of Colorado against the Company, Gambro BCT, Inc. and Gambro AB alleging that the Company's r\LS system infringes Pall's U.S. Patent No. 6,086,770 (the " '770 Patent"). On August 11, 2000, this action was consolidated with the earlier declaratory relief action in the United States District Court for the District of Colorado. The Company, Gambro BCT, Inc. and Gambro AB answered the complaint, denied the allegations of infringement and submitted a counterclaim alleging that Pall's '770 patent is invalid, not infringed and unenforceable. In September 2000, Pall answered the counterclaim and denied the allegations of noninfringement, invalidity and unenforceability. Discovery is proceeding.



     On December 15, 2000, Pall filed a complaint against Filtertek, Inc. ("Filtertek") alleging that Filtertek, a manufacturer of the r\LS filter, infringes the seven above-mentioned Pall patents. Filtertek answered the complaint on January 31, 2001, denied Pall's allegations of infringement and asserted that the claims of the Pall patents are invalid and/or unenforceable and that Pall is estopped from asserting infringement against Filtertek by reason of Pall's prior conduct with Filtertek. This action has been consolidated with the other actions pending in Colorado. Discovery is now ongoing.

                                 HEMASURE INC.

     On December 22, 2000, Gambro AB and Gambro BCT moved to dismiss the consolidated actions based on a settlement agreement with Pall Corporation. On January 10, 2001, the Court dismissed the action with respect to all claims between Pall, Gambro BCT, and Gambro AB.



     On April 23, 1999, Pall filed a complaint against the Company and Gambro BCT in the Eastern District of New York alleging that the Company's r\LS System infringes Pall's '572 Patent and that the Company and Gambro BCT tortiously interfered and unfairly competed with Pall's business. On May 19, 1999, Pall amended its complaint and added Gambro, Gambro A.B. and Sepracor as defendants. The Company and Gambro BCT have moved to dismiss, transfer or stay the action and Pall has opposed the motion. On April 18, 2000, Pall moved, without opposition from the defendants, to dismiss the action and the Court granted Pall's motion.



     A prior lawsuit brought by Pall in February 1996 has concluded. In June 1999, the United States Court of Appeals for the Federal Circuit determined that the LeukoNet System did not infringe claim 39 of the '321 Patent and Pall has not appealed that decision.



     The Company has engaged patent counsel to investigate the pending litigations. The Company believes, based upon its review of these matters, that a properly informed court should conclude that the manufacture, use and/or sale by the Company or its customers of the LeukoNet System and the r\LS System do not infringe any valid enforceable claim of the Pall patents. However, there can be no assurance that the Company will prevail in the pending litigations, and an adverse outcome in a patent infringement action would have a material and adverse effect on the Company's financial condition and future business and operations, including the possibility of significant damages in the litigations and an injunction against the sale of the r\LS System if the Company does not prevail in the litigations.



P. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):



                                                      Q1 2000    Q2 2000    Q3 2000    Q4 2000
                                                      -------    -------    -------    -------
                                                      (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
Total revenues......................................  $ 1,816    $   643    $   288    $   472
Loss from operations................................   (3,091)    (3,293)    (4,735)    (4,957)
Net Loss............................................  $(3,319)   $(3,346)   $(4,709)   $(4,849)
Net loss per share basic and diluted................  $ (0.19)   $ (0.17)   $ (0.24)   $ (0.25)
Weighted average number of shares of common stock
  Outstanding -- basic and diluted..................   17,039     19,652     19,704     19,773



                                                      Q1 1999    Q2 1999    Q3 1999    Q4 1999
                                                      -------    -------    -------    -------
Total revenues......................................  $     4    $     9    $   119    $   673
Loss from operations................................   (2,544)    (2,173)    (2,236)    (2,420)
Net Loss............................................  $(2,918)   $(2,473)   $(2,543)   $(2,731)
Net loss per share basic and diluted................  $ (0.32)   $ (0.17)   $ (0.17)   $ (0.17)
Weighted average number of shares of common stock
  Outstanding -- basic and diluted..................    9,221     14,830     15,145     15,782



Q. SUBSEQUENT EVENTS:



     In March 2001, the Company signed a termination and release agreement with Gambro, effective November 2000, which ended the distribution and development agreement. Gambro cited the termination of the Company's supply contract with ARC and other recent business conditions as the reasons for terminating the agreement. In consideration for the Company's inventory (net book value at December 31, 2000 of $332,000) of products bearing Gambro's company name, and by way of complete resolution of all

                                 HEMASURE INC.

issues now outstanding between the Company and Gambro, Gambro agreed to return 1,011,692 shares of common stock with a fair market value at closing of $332,000.



     On February 3, 2001, the Company agreed to sell substantially all of the Company's non-cash assets to Whatman Bioscience Inc., a Massachusetts corporation ("Whatman"), a wholly owned subsidiary of Whatman plc, an English corporation ("Whatman plc") pursuant to the terms of an Asset Purchase Agreement ("Purchase Agreement") executed by the two companies.



     Following approval and adoption of the Purchase Agreement by the Stockholders of the Company and the satisfaction or waiver of certain other conditions, the Company will sell substantially all of its non-cash assets to Whatman. Under the terms of the Purchase Agreement, the consideration to be received by the Company for the Asset Sale (the "Consideration") will consist of
(1) $10 million in cash, which will be paid to the Company at the Closing; (2) an additional payment by Whatman, in cash or common stock of Whatman plc at Whatman's option, which effectively reimburses the Company for its net operating costs and expenses incurred in connection with the Company's business during the period beginning on November 1, 2000 and ending on the Closing Date (the "Reimbursement Portion"), which amount is currently anticipated to be approximately $4 million and is expected to be paid to the Company in the second quarter of 2001; and (3) a royalty of 4% on sales by Whatman, Whatman plc or their affiliates of certain filtration products, including products that utilize the Company's technology, up to a total royalty of $12 million, subject to certain reductions described in the Royalty Agreement, which include the offset of certain potential liabilities associated with the Company's patent litigation with Pall Corporation that Whatman will assume. Accordingly, the total amount of the Consideration to be paid by Whatman to the Company will be approximately $14 million to $26 million in cash or cash and common stock of Whatman plc.



     Under the terms of the Purchase Agreement, Whatman will assume and be legally responsible for certain liabilities of the Company, and Whatman plc will guarantee Whatman's obligation to pay the Consideration to the Company. In addition, in the event that Whatman elects to pay the approximately $4 million reimbursement portion of the Consideration in shares of Whatman plc's common stock, the Purchase Agreement provides that Whatman plc will guarantee a minimum per share price to the Company of $4.3864 with respect to any share of Whatman plc's common stock resold by the Company within 60 days after such shares are issued to the Company. The Company currently anticipates that any share of Whatman plc's common stock issued to the Company will be resold by the Company within 60 days of the issuance to the Company of such share.



     The Company has the right to terminate the Purchase Agreement under certain circumstances, including if the Board of Directors determines, upon the written opinion of the Company's counsel, that the failure to terminate the Purchase Agreement could be expected to be a breach of, or be inconsistent with, the fiduciary duties of the Board of Directors under applicable law. In the event of termination for the foregoing reason, the Company is required to pay Whatman a fee of $500,000 upon the termination of the Purchase Agreement.



     The obligations of the Company, Whatman and Whatman plc to consummate the Asset Sale are subject to a number of customary conditions, including, among others, approval and adoption of the Purchase Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon.



     It is currently anticipated that the Closing Date will occur on or as promptly as practicable following the approval and adoption of the Purchase Agreement by the Stockholders of the Company and the satisfaction or waiver of all of the other conditions set forth in the Purchase Agreement. Either party may terminate the Purchase Agreement if the closing does not occur by May 31, 2001. Accordingly, there can be no assurance as to if or when the Asset Sale will be consummated.

                                 HEMASURE INC.

     Upon closing of the Purchase Agreement with Whatman, the Company is expected to have approximately $17.5 million in a combination of cash, cash equivalents, marketable securities and Whatman plc stock (based on current cash and marketable securities levels, the Company's expected "burn rate" through closing and the terms of the Purchase Agreement). In that regard, the Company is in the preliminary stages of considering various strategic business combinations and other transactions with a view toward further enhancing stockholder value following the consummation of the sale of its assets and business to Whatman.



     In the event that the Asset Sale does not occur, the Company will consider other business alternatives, including but not limited to other business combinations and a liquidation of the Company's assets. Given that any proceeds from any such liquidation and any other cash on hand would be first used to pay the Company's creditors and outstanding payables, and given certain legal requirements that the Company maintain certain cash on hand for certain mandated time periods, there is no assurance as to when, if ever, any proceeds from a liquidation would be distributed to the Company's Stockholders.

                                   SIGNATURES



     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of March, 2001.



                                 HEMASURE INC.



                                          By:/s/  JOHN F. MCGUIRE, III

                                            ------------------------------------

                                                    John F. McGuire, III


                                               President and Chief Executive
                                                           Officer



     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

             /s/ JOHN F. MCGUIRE, III                President, Chief Executive         March 26, 2001
---------------------------------------------------    Officer and Director (Principal
               John F. McGuire, III                    Executive Officer)

                /s/ JAMES B. MURPHY                  Senior Vice President, Finance     March 26, 2001
---------------------------------------------------    and Administration (Principal
                  James B. Murphy                      Financial Officer)

             /s/ TIMOTHY J. BARBERICH                Director                           March 26, 2001
---------------------------------------------------
               Timothy J. Barberich

               /s/ JUSTIN E. DOHENY                  Director                           March 26, 2001
---------------------------------------------------
                 Justin E. Doheny

                                 EXHIBIT INDEX



     The following exhibits are filed as part of this Annual Report on Form
10-K:



EXHIBIT
  NO.                                DESCRIPTION
-------                              -----------
  2.1 (6)    Heads of Agreement, dated as of January 31, 1996, between
             the Company and Novo Nordisk A/S.
  3.1 (1)    Certificate of Incorporation of the Company.
  3.2 (1)    By-Laws of the Company.
  4.1 (1)    Specimen Certificate for shares of Common Stock, $.01 par
             value, of the Company.
  4.2 (9)    Registration Rights Agreement, dated January 23, 1997, by
             and among the Company and Novo Nordisk A/S
  4.3 (10)   Registration Rights Agreement, dated as of September 15,
             1998, between the Company and Sepracor.
  4.4 (11)   Warrant Agreement, dated as of September 15, 1998, between the Company and Sepracor.
  4.5 (11)   Warrant Certificate, dated as of September 15, 1998, between the Company and Sepracor.
  4.6 (13)   Registration Rights Agreement, dated as of March 23, 1999, between the Company and Sepracor.
  4.7 (13)   Warrant Agreement, dated as of March 23, 1999, between the
             Company and Sepracor.
  4.8 (13)   Warrant Certificate, dated as of March 23, 1999, between the
             Company and Sepracor.
  4.9 (14)   Stock Subscription Agreement, dated as of May 3, 1999,
             between the Company and COBE.
  4.10(14)   Stockholder's Agreement, dated as of May 3, 1999, between
             the Company and COBE.
 10.1 (9)    1994 Stock Option Plan, as amended.
 10.2 (9)    1994 Director Option Plan.
 10.3 (1)    Form of Technology Transfer and License Agreement between
             the Company and Sepracor Inc.
 10.4 (6)    Lease Agreement for 140 Locke Drive, Marlborough, MA, dated as of November 1995, between the Company and First Marlboro
             Development Trust.
 10.5 (4)    Employment Agreement between the Company and Dr. Hans
             Heiniger, dated January 10, 1994.
 10.6 (7)    Asset Purchase Agreement dated as of May 2, 1996 between the
             Company, HemaPharm Inc., HemaSure A/S and Novo Nordisk A/S.
 10.7 (8)    Restructuring Agreement, dated January 23, 1997, between the
             Company, HemaPharm Inc., HemaSure A/S and Novo Nordisk A/S.
 10.8 (9)    Convertible Subordinated Note Due December 31, 2001 in the
             amount of U.S. $11,721,989, issued by the Company to Novo
             Nordisk A/S, dated January 23, 1997.
 10.9 (9)    Amendment to the Company's 1994 Director Option Plan, dated
             June 25, 1996.
 10.10(9)    Amendment to the Company's 1994 Director Option Plan,
             effective as of May 16, 1996.
 10.11(9)    Amendment to the Company's 1994 Stock Option Plan, dated
             June 25, 1996.
 10.12(9)    Amendment to the Company's 1994 Stock Option Plan, effective as of May 16, 1996.
 10.13(9)    Sublease Agreement, between the Company and Novo Nordisk
             A/S, dated May 2, 1996, for the Premises (Denmark), as
             amended.
 10.14(9)    Sublease Agreement between the Company and Novo Nordisk A/S, dated May 2, 1996, for the Warehouse (Denmark), as amended.
 10.15(12)   Employment Agreement between the Company and John F.
             McGuire, dated April 1, 1997.

EXHIBIT
  NO.                                DESCRIPTION
-------                              -----------
 10.16(12)   Settlement Agreement, dated September 1997, by and among the
             Company, HemaSure AB, HemaPharm Inc., Pharmacia & Upjohn
             Inc. and Pharmacia & Upjohn AB.
 10.17(10)   1995 Employee Stock Purchase Plan, as amended.
 10.18(11)   Revolving Credit and Security Agreement, dated as of
             September 15, 1998, between the Company and Fleet National
             Bank.
 10.19(11)   Intellectual Property Security Agreement, dated as of
             September 15, 1998, between the Company and Fleet National
             Bank.
 10.20(11)   Promissory Note, dated as of September 15, 1998, made by the
             Company in favor of Fleet National Bank.
 10.21(11)   Amended and Restated Master Strategic Alliance Agreement
             between the Company and the ARC.
 10.22(14)   Senior Management Retention Agreement, dated as of December
             7, 1998, between the Company and John F. McGuire.
 10.23(14)   Senior Management Retention Agreement, dated as of December
             15, 1998, between the Company and James B. Murphy.
 10.24(14)   Senior Management Retention Agreement, dated as of December
             22, 1998, between the Company and Peter C. Sutcliffe.
 10.25(13)   Securities Purchase Agreement, dated as of March 23, 1999, between the Company and Sepracor.
 10.26(14)   Amended and Restated Exclusive Distribution Agreement, dated as of May 3, 1999, between the Company and COBE.
 10.27(15)   Master Purchase Agreement, dated as of July 1, 1999, between the Company and The American National Red Cross.
 10.28(16)   Manufacturing and Supply Agreement, dated as of December 22,
             1999, between the Company and Filtertek Inc.
 10.29(16)   Supply and Assembly Agreement, dated as of January 31, 2000, between the Company and Command Medical Products Inc.
 10.30(16)   Placement Agency Agreement, dated February 3, 2000, between the Company and Warburg Dillon Read LLC.
 10.31(16)   Form of Purchase Agreement, dated March 2, 2000.
 10.32(16)   Schedule of purchasers which purchased shares of common
             stock pursuant to the Form of Purchase Agreement set forth in 10.42.
 10.33(17)   Indemnification Agreement, dated as of July 13, 2000 between the Company and Ahlstrom Technical Specialties LLC.
 10.34       Termination of Supply and Assembly Agreement and Release,
             dated as of December 8, 2000, by and between the Company and
             Command.
 10.35       Amendment No. 1 to Manufacturing and Supply Agreement, dated as of September 21, 2000, by and between the Company and
             Filtertek.
 10.36       Amendment No. 2 to Manufacturing and Supply Agreement, dated as of December 15, 2000, by and between the Company and
             Filtertek.
 10.37       Termination and Release Agreement, dated as of March 5,
             2001, by and between the Company and Gambro.

EXHIBIT
  NO.                                DESCRIPTION
-------                              -----------
 21.1 (12)   Subsidiaries of the Company.
 23.1        Consent of PricewaterhouseCoopers LLP


---------------

 (1)Incorporated herein by reference to the Company's Registration Statement on Form S-1, as amended (File No. 33-75930).



 (2)Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.



 (3)Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.



 (4)Incorporated herein by reference to the Company's Registration Statement on Form S-1, as amended (File No. 33-95540).



 (5)Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.



 (6)Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.



 (7)Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.



 (8)Incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 1997.



 (9)Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.



(10)Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.



(11)Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.



(12)Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



(13)Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.



(14)Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.



(15)Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.



(16)Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.



(17)Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

                                                                   EXHIBIT 10.34



            TERMINATION OF SUPPLY AND ASSEMBLY AGREEMENT AND RELEASE



     WITNESSETH, this termination of SUPPLY AND ASSEMBLY AGREEMENT (this "Termination and Release") by and between COMMAND MEDICAL PRODUCTS INC., a Florida corporation with an office and principal place of business at 15 Signal Avenue, Ormond Beach, FL 32174 ("Command"); and HEMASURE, INC., a Delaware corporation with an office and principal place of business at 140 Locke Drive, Marlborough, MA 01752 ("HemaSure").



     WHEREAS, HemaSure and Command originally entered into a supply and assembly agreement on January 1, 2000 (the "Agreement"); and



     WHEREAS, HemaSure desires to terminate the Agreement and be released from its obligations under the Agreement and Command desires to terminate the Agreement and recover some of the costs associated with its performance under the Agreement.



     NOW THEREFORE, in consideration of these premises, the promises and the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:



     1.Concurrent with the execution hereof HemaSure has delivered to Command a cash payment of $600,000.00 (Six Hundred Thousand Dollars) (the "Consideration").



     2.Command, by execution of this Termination and Release,



        (a)acknowledges the receipt and sufficiency of the Consideration; and



        (b)releases and forever discharges HemaSure, its officers, directors, shareholders, employees, predecessors, successors, assigns, affiliates, subsidiaries, parents, agents, and representatives from any and all actions, causes of action, suits, debts, dues, sums of money, liabilities, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims for contribution or indemnity, and demands whatsoever, whether known or unknown, suspected or unsuspected, concealed or unconcealed, at law or in equity, which Command ever had, now has or may hereafter have, from the beginning of the world to the day of the date of the execution of this Termination and Release, arising out of, or in connection with, the Agreement.



     3.Upon execution of this Termination and Release, the Agreement is hereby terminated and is of no further force and effect. Neither HemaSure nor Command shall have any further rights, liabilities or obligations thereunder whatsoever.



                           [Signature page to follow]

     IN WITNESS WHEREOF, the parties have caused this Termination and Release to be executed in duplicate originals by their duly authorized representatives as
of December   , 2000.



COMMAND MEDICAL PRODUCTS INC.                            HEMASURE, INC.

               /s/ DAVID T. SLICK, SR.                                  /s/ JOHN F. MCGUIRE III
-----------------------------------------------------    -----------------------------------------------------
                 David T. Slick, Sr.                                      John F. McGuire III
                      President                                             President & CEO

                                                                   EXHIBIT 10.35



                                AMENDMENT NO. 1



                       MANUFACTURING AND SUPPLY AGREEMENT



     WITNESSETH, THIS AMENDMENT NO. 1 effective as of the date last written below (the "Amendment") to the Manufacturing and Supply Agreement dated December 22, 1999 (the "Agreement"), by and between Filtertek and HemaSure. The terms of the Agreement are hereby incorporated by reference into this Amendment. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, then the terms of this Amendment shall control.



     WHEREAS, on or around April 7, 2000 the American Red Cross temporarily suspended use of HemaSure's r\LS system, a component of which is defined as the "Product" in the Agreement; and



     WHEREAS, HemaSure desires to reimburse Filtertek for certain costs associated with the Agreement, and to receive certain Product purchase price reductions due to the availability of manufacturing automation; in each case without HemaSure admitting that it is under any obligation whatsoever to do so and without HemaSure committing to any such future reimbursements; and



     WHEREAS, Filtertek is willing to accept such reimbursement from HemaSure and agree to a price reduction on future purchases of Products under the Agreement subject to all of the terms and conditions of the Agreement and this Amendment.



     NOW THEREFORE, in consideration of these promises and the mutual agreement herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:



     1.On or before September 29, 2000 HemaSure shall pay to Filtertek the amount of Five Hundred Twenty Five Thousand Dollars ($525,000) as a reimbursement for a portion of certain periodic and recurring costs incurred by Filtertek dining the period of April 7, 2000 through September 30, 2000 (the "Reimbursement Payment").



     2.The Reimbursement Payment shall not be construed as an admission by HemaSure that HemaSure has breached any provision of the Agreement or that HemaSure has any liability or obligation of any kind to make such payment. Further, the Reimbursement Payment is made on a non-precedent basis and HemaSure shall not be obligated to make such payments in the future.



     3.After the effective date of this Amendment, due to the availability of manufacturing automation, Filtertek agrees to a price reduction in the Product Pricing set forth in Attachment B over the next 2,500,000 units purchased by HemaSure from Filtertek under the Agreement (the "Reduced Price Units"). After HemaSure has purchased from Filtertek all of the Reduced Price Units, then the quantity of the Reduced Price Units shall be credited to the Actual Annual Purchases for the appropriate Agreement Year for the purposes of determining Product Pricing for future purchases in accordance with Attachment B of the Agreement. During the time period when HemaSure is purchasing the Reduced Price Units, the Start-Up Pricing defined on Attachment B shall not apply to such purchases.



     4.After September 30, 2000 the parties shall discuss in good faith the necessity for any future reimbursement payments and/or any further price reductions, but no party shall be obligated to effect any such payment or reductions.

     IN WITNESS WHEREOF, the parties have executed this Amendment in duplicate originals by their duly authorized representatives effective as of the date last written below.



FILTERTEK INC.:                                          HEMASURE INC.:

                  /s/ RONALD J. KAY                                        /s/ JAMES MURPHY
-----------------------------------------------------    -----------------------------------------------------
                    Ronald J. Kay                                            James Murphy
                      President                              Sr. Vice President & Chief Financial Officer

------------------------------                           ------------------------------
Date                                                     Date

                                                                          /s/ PETER SUTCLIFFE
                                                         -----------------------------------------------------
                                                                            Peter Sutcliffe
                                                               Vice President & Chief Operating Officer

                                                         ------------------------------
                                                         Date

                                                                   EXHIBIT 10.36



                                AMENDMENT NO. 2



                       MANUFACTURING AND SUPPLY AGREEMENT



     WITNESSETH, THIS AMENDMENT NO. 2 effective as of the date last written below (the "Amendment") to the Manufacturing and Supply Agreement dated December 22, 1999 (the "Agreement"), by and between Filtertek and HemaSure. The terms of the Agreement are hereby incorporated by reference into this Amendment. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, then the terms of this Amendment shall control.



     WHEREAS, on or around April 7, 2000 the American Red Cross temporarily suspended use of HemaSure's r\LS system, a component of which is defined as the "Product" in the Agreement; and



     WHEREAS, on or around September 26, 2000 HemaSure made a previous reimbursement payment to Filtertek Five Hundred Twenty Five Thousand Dollars ($525,000) for the period of April 7, 2000 to September 30, 2000, without any admission of liability and on a non-precedent basis and without any obligation to make such payments in the future; and



     WHEREAS, HemaSure desires to reimburse Filtertek for certain costs associated with the Agreement for the period of October 1, 2000 through December 31, 2000, and to receive certain Product purchase price reductions due to the availability of manufacturing automation; in each case without HemaSure admitting that it is under any obligation whatsoever to do so and without HemaSure committing to any such future reimbursements; and



     WHEREAS, Filtertek is willing to accept such reimbursement from HemaSure and agree to a price reduction on future purchases of Products under the Agreement subject to all of the terms and conditions of the Agreement and this Amendment.



     NOW THEREFORE, in consideration of these premises and the mutual agreement herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:



     1.On or before December 22, 2000 HemaSure shall pay to Filtertek the amount of One Hundred Eighty Thousand Dollars ($180,000) as a reimbursement for a portion of certain periodic and recurring costs incurred by Filtertek during the period of October 1, 2000 through December 31, 2000 (the "Reimbursement Payment").



     2.The Reimbursement Payment shall not be construed as an admission by HemaSure that HemaSure has breached any provision of the Agreement or that HemaSure has any liability or obligation of any kind to make such payment. Further, the Reimbursement Payment is made on a non-precedent basis and HemaSure shall not be obligated to make such payments in the future.



     3.After the effective date of this Amendment, due to the availability of manufacturing automation, Filtertek agrees to a price reduction in the Product Pricing set forth in Attachment B over the next 2,500,000 units purchased by HemaSure from Filtertek under the Agreement (the "Reduced Price Units"). The Product Pricing for the Reduced Price Units shall be $1.65 per unit. Production orders for the Reduced Price Units shall be in minimum release quantities of 50,000 units. After HemaSure has purchased from Filtertek all of the Reduced Price Units, then the quantity of the Reduced Price Units shall be credited to the Actual Annual Purchases for the appropriate Agreement Year for the purposes of determining Product Pricing for future purchases in accordance with Attachment B and other provisions of the Agreement. During the time period when HemaSure is purchasing the Reduced Price Units, the Start-Up Pricing defined on Attachment B shall not apply to such purchases.



     4.After December 31, 2000 the parties shall discuss, in good faith the necessity for any future reimbursement payments and/or any further price reductions, but no party shall be obligated to effect any such payment or reductions.

     IN WITNESS WHEREOF, the parties have executed this Amendment in duplicate originals by their duly authorized representatives effective as of the date last written below.



FILTERTEK INC.:                                          HEMASURE INC.:

                  /s/ RONALD J. KAY                                        /s/ JAMES MURPHY
-----------------------------------------------------    -----------------------------------------------------
                    Ronald J. Kay                                            James Murphy
                      President                              Sr. Vice President & Chief Financial Officer

------------------------------                           ------------------------------
Date                                                     Date

                                                                          /s/ PETER SUTCLIFFE
                                                         -----------------------------------------------------
                                                                            Peter Sutcliffe
                                                               Vice President & Chief Operating Officer

                                                         ------------------------------
                                                         Date

                                                                   EXHIBIT 10.37



                       TERMINATION AND RELEASE AGREEMENT



     This Agreement, effective the 5th day of March, 2001 (the "Effective Date"), by and between



     HemaSure Inc. ("HemaSure"), a Delaware corporation having a principal place of business at 140 Locke Drive, Marlborough, MA 01752 and



     Gambro, Inc. (formerly known as COBE Laboratories, Inc.), a Colorado corporation, and its wholly owned subsidiary, Gambro BCT, Inc. (formerly known as COBE BCT, Inc.), a Colorado corporation having a principal place of business at 10811 W. Collins Avenue, Lakewood, CO 80215 (together referred to herein as "Gambro"), which entities are herein referred to as the "Party(ies)" (in singular or plural as the context requires), is as follows:



I. RECITALS



     1.1 HemaSure and Gambro, Inc. entered into an Amended and Restated Exclusive Distribution Agreement (the "Distribution Agreement") dated as of May 3, 1999; and HemaSure and Gambro BCT, Inc. are parties to agreements dated November 12, 1997, and December 24, 1997 (together, the "Confidentiality Agreements").



     1.2 The Parties wish to terminate the Distribution Agreement and their respective obligations thereunder except as set forth herein, but wish to reaffirm their obligations under the Confidentiality Agreements.



     1.3 The Parties are willing to grant to each other certain releases without admitting or asserting any fault with respect to the Distribution Agreement and its termination.



     NOW, THEREFORE, in consideration of the mutual covenants and commitments set out herein, each of the Parties agrees to be legally bound as follows:



II. TERMINATION OF DISTRIBUTION AGREEMENT



     2.1 Gambro and HemaSure agree that the Distribution Agreement shall be deemed to have been terminated effective November 21, 2000, and that neither HemaSure nor Gambro has any further duties thereunder except those warranty and indemnification obligations as described in Sections 2.8, 2.9, 3.10 (other than with respect to any loss or claim arising out of the Pall Litigation), 3.11 (but only with respect to any Products (as defined in the Distribution Agreement) sold by Gambro on or prior to September 30, 2001) and 3.12 of the Distribution Agreement, each of which shall survive termination of the Distribution Agreement.



     2.2 In light of the mutual termination of the Distribution Agreement, HemaSure specifically withdraws its demand for mediation or arbitration of any issues relating to the Distribution Agreement.



     2.3 Each of the Parties (i) reaffirms its obligations to maintain the confidentiality of the other Party's confidential information and agrees to continue to be bound by the terms of the Confidentiality Agreements, (ii) agrees to indemnify the other Party against any damages, prejudice or adverse effect arising in or resulting from any breach of the Confidentiality Agreements, whether occurring prior to, on, or subsequent to the Effective Date, and (iii) agrees to maintain and keep confidential the existence and terms of this Agreement and all information furnished to either Party by the other Party in connection with the negotiation of this Agreement unless and until the other Party consents to the content and method of such disclosure, which such consent shall not be unreasonably withheld. The Parties' confidentiality obligations shall not apply to any disclosure required by law or governmental regulation, by discovery requests in litigation subject to appropriate protective orders, or by order of a court having adequate jurisdiction over the Parties.



III. RELEASE AND INDEMNIFICATION



     3.1 Each of the Parties, for itself and its Affiliates, their respective officers, directors, and employees as well as their agents and contractors (in the aggregate, "Releasors"), does hereby release and forever waive and discharge, all and any manner of actions, causes of action, suits, debts, claims or demands of whatever nature, including actions at law or equity or criminal actions, which Releasors now have or ever may have against the other Party, its Affiliates, their respective officers, directors, and employees as well as their agents and contractors (in the aggregate, "Releasees") arising from or relating to the Distribution Agreement, the Parties' obligations under the Distribution Agreement or the termination of the Distribution Agreement except as identified in sections 2.1 and 2.3 above and section 3.2 below; and the Releasors agree to hold the Releasees harmless against any such claims. "Affiliate" is intended to include any entity which a Party owns or controls, which owns or controls a Party, or which is under common ownership or control with a Party.



     3.2 Gambro will indemnify HemaSure against any damages (excluding those costs for which HemaSure is responsible pursuant to section 4.2 below), prejudice or adverse effect arising in or resulting from the patent infringement litigation with Pall Corporation (Civil Action No. 99-M-675 (consolidated for all purposes with 00-M-1412) in the United States District Court for the District of Colorado; and Civil Action No. CV-99-2350 in the United States District Court for the Eastern District of New York (together, the "Pall Litigation")) to the extent such damages, prejudice or adverse effect were caused by Gambro's settlement of claims by and against Gambro in such litigation without HemaSure's consent. Upon the execution of an agreement by any entity that acquires HemaSure or substantially all of its securities or assets, whereby such entity agrees to be bound by the terms of this Agreement, including the releases and indemnifications granted by HemaSure herein, Gambro will extend to such entity the indemnifications it has granted herein to HemaSure.



     3.3 HemaSure hereby releases Gambro from any liability arising out of Gambro's contractual agreements with Pall Corporation except as specifically identified in section 3.2 above.



IV. CONSIDERATION



     4.1 As additional consideration for the releases and indemnifications set forth herein, for HemaSure's inventory of products bearing Gambro's company name, and by way of complete resolution of all issues now outstanding between Gambro and HemaSure, Gambro agrees to return to HemaSure One Million Eleven Thousand Six Hundred Ninety Two (1,011,692) shares of HemaSure common stock. Upon receipt of instructions from HemaSure or its transfer agent, Gambro will deliver share certificates in its possession evidencing at least the total number of shares to be returned and HemaSure will cause a new share certificate to be issued evidencing Gambro's remaining balance of HemaSure common stock.



     4.2 HemaSure agrees to accept the shares specified in section 4.1 as full consideration for the items enumerated in section 4.1 and to bear any inventory scrap costs, sales and marketing costs, litigation costs (other than such litigation costs as may constitute damages under sections 2.1 and 3.2 above; provided, however, that the parties hereby agree and acknowledge that the mere fact that HemaSure may have to bear the litigation costs associated with the Pall Litigation as a result of Gambro having settled its dispute with Pall Corporation will not, without some other wrongful action having been taken by Gambro, provide a basis for an indemnification claim under section 2.1 or section 3.2 of this Agreement), as well as any other actual costs which HemaSure may allege arise from the termination of the Distribution Agreement.



     4.3 Neither the payment nor the acceptance of the recited consideration shall be construed as an admission or accusation of liability by any party, this Agreement and the releases herein being entered into for the purpose of obviating the need for costly and lengthy litigation or other dispute resolution proceedings.

V. FUTURE RELATIONSHIPS



     5.1 HemaSure represents that following the return of the shares identified in section 4.1 above, so long as Gambro continues to beneficially own no less than fifteen percent (15%) of the issued and outstanding shares of HemaSure's equity securities, Gambro shall be entitled to proportionate representation on HemaSure Board of Directors, provided, that such proportionate representation shall in no event entitle Gambro to nominate less than one director (assuming the 15% threshold is met) nor entitle Gambro to nominate more than two directors. If at any time there is a vacancy with respect to one or both of the directors nominated by Gambro, Gambro shall, within five (5) business days of such vacancy, nominate or appoint one or two directors, as the case may be, to fill such vacancy or otherwise lose its rights set forth herein. Notwithstanding the foregoing, Gambro hereby waives any and all rights to nominate or appoint directors, including such rights granted to it under this Agreement or under the Stockholders' Agreement, until the Sale (as defined in Section VI below) has been consummated or until June 30, 2001, whichever is earlier.



     5.2 HemaSure acknowledges that nothing in this Agreement will preclude Gambro's purchasing at fair market value, or would require Gambro to purchase at any price, any HemaSure products at any future time.



VI. GENERAL PROVISIONS



     6.1 The terms of this Agreement may not be amended except in writing duly executed with at least the same formality and authorization as the instant document.



     6.2 This Agreement shall be governed by, and construed and enforced in accordance with, and any arbitration hereunder shall apply, the laws of the State of New York, without regard to its principles of conflict of laws.



     6.3 If any dispute, difference or question shall arise at any time after the Effective Date between the Parties in respect of or in connection with this Agreement, the Parties agree to make a good faith attempt to negotiate an amicable resolution to any and all such disputes. If any dispute is not resolved by the Parties within thirty (30) days after delivery of written notice thereof from a Party to the other Parties involved with such dispute, prior to commencing a cause of action in any court of law, the Parties shall submit the dispute to non-binding mediation in the county where the non-complaining Party has its principal place of business. The Parties shall use their best efforts to schedule mediation within thirty (30) days from the date on which the dispute is submitted to mediation. If the parties in good faith do not settle the dispute through mediation, any party may file an action in any court of adequate jurisdiction. Each Party shall pay its own attorney fees and expenses, except that the mediator's fees shall be split between the Parties. If a prevailing Party in court is required to initiate proceedings to enforce the award or confirm judgment, the prevailing Party shall be entitled to recover its costs and attorney fees associated with such enforcement action.



     6.4 If any provision of this Agreement is held by any court or other authority having jurisdiction to be invalid or unenforceable under the law applicable thereto, the provision shall be deemed modified or deleted to the extent necessary to result in compliance with such applicable legal provision and this Agreement, as so modified or amended, shall continue in full force and effect in all other respects.



     6.5 Any waiver by either Party of a breach of any provision of this Agreement or the Confidentiality Agreements shall not be considered as a waiver of any subsequent breach of the same or any other provision.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed by its duly authorized representatives on the dates indicated below, to be effective as of the Effective Date irrespective of the dates of execution.



HEMASURE, INC.                                              GAMBRO, INC.

By:/s/ JOHN F. MCGUIRE, III                                 By:/s/ KEVIN M. SMITH
                                                            -----------------------------------------------------
-----------------------------------------------------
Name: John F. McGuire, III                                  Name: Kevin M. Smith
Title: President and Chief Executive Officer                Title: President

Date: -----------------------------------------------       Date: -----------------------------------------------

Witness/Attest: ------------------------------------        Witness/Attest: ------------------------------------

                                                            GAMBRO BCT, INC.

                                                            By:/s/ DAVID B. PEREZ
                                                            -----------------------------------------------------
                                                            Name: David B. Perez
                                                            Title: President

                                                            Date: -----------------------------------------------

                                                            Witness/Attest: ------------------------------------

                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-79720, 33-79722, 33-79772, 33-94772, 33-94768,
333-05613, 333- 05615) and the Preliminary Proxy Statement (No. 000-23776) of HemaSure Inc. of our report dated March 20, 2001 relating to the financial statements which appear in this Annual Report on Form 10-K.



                                            /s/ PRICEWATERHOUSECOOPERS LLP

                                          --------------------------------------

                                                PricewaterhouseCoopers LLP



Boston, Massachusetts


March 26, 2001

                                                                       ANNEX F/A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                  FORM 10-K/A
(MARK ONE)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

           FOR THE TRANSITION PERIOD FROM             TO

                         COMMISSION FILE NUMBER 0-19410

                                 HEMASURE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                      04-3216862
        STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION                       IDENTIFICATION NO.)

               140 LOCKE DRIVE
          MARLBOROUGH, MASSACHUSETTS                               01752
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (508) 490-9500

          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

             TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH REGISTERED
             -------------------                 -----------------------------------------
                     None                                           None

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     Common Stock, par value $.01 per share
                  -------------------------------------------
                                (TITLE OF CLASS)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (sec.229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

     The aggregate market value of voting stock held by non-affiliates of the registrant was $6,840,864 on March 2, 2001.

     Number of shares outstanding of the registrant's class of common stock as of March 2, 2001: 19,903,589. Effective with the return of 1,011,692 shares of common stock by Gambro Inc. in connection with the termination and release of the supply and development agreement between the Company and Gambro Inc., there will be 18,891,897 shares outstanding -- See Recent Events --

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                      F/A-1

PURPOSE OF AMENDMENT

     HemaSure Inc. hereby amends, (i) Item 7 of Part II, (ii) Items 10, 11, 12 and 13 of Part III and (iii) Item 14 of Part IV of its Form 10-K Annual Report for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission on March 26, 2001 (the "10-K").

                                    PART II

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

OVERVIEW

     The Company was established in December 1993 as a wholly-owned subsidiary of Sepracor. Effective as of January 1, 1994, in exchange for 3,000,000 shares of Common Stock, Sepracor transferred to the Company its technology relating to the manufacture, use and sale of medical devices for the separation and purification of blood, blood products and blood components and its membrane filter design technologies.

     HemaSure develops and supplies innovative blood filtration technologies designed to help meet today's increasing demand for a safer, more reliable blood supply. The Company's blood filtration technologies are designed to reduce virus-carrying white blood cells (leukocytes) in donated blood to nominal levels (a process known as "leukoreduction").

     In June 1995, the Company received clearance from the United States Food and Drug Administration (the "FDA") for the LeukoNet System, a medical device designed for the removal of contaminating leukocytes from donated blood. Fiscal 1996 was the first full year of commercial sale of its LeukoNet System. In February 1998, the Company determined to discontinue manufacturing the LeukoNet System and focus on the completion of development and market introduction of its next generation red cell filtration product, the r/LS System.

     In May 1999, the Company received 510(k) clearance from the FDA to market its r/LS System in the United States. In May 1999, the Company completed an amended distribution and development agreement, with Gambro to act as the Company's exclusive distributor of the Company's r/LS System worldwide, except for sales to the ARC. In July 1999, the Company entered into a master purchase agreement with the ARC that provided for the sale of the r/LS System by the Company to the ARC on specified terms. The Company initiated sales of the r/LS System in the United States in the third quarter 1999.

     In April 2000, the Company was notified that the ARC, the Company's largest customer, was suspending use of the Company's r/LS System pending the outcome of an investigation of a small number of non-critical adverse reactions in patients who had received a transfusion of blood filtered with the r/LS. In September 2000, the Company was notified that the ARC terminated its supply contract for the r/LS System based on the extended period of time taken to prove product improvements resolved these reactions. The Company and the ARC are currently negotiating a termination of the purchase contract and a release of any and all claims that either party may have against the other, with certain exceptions.

     In March 2001, the Company signed a termination and release agreement with Gambro BCT, effective November 2000, which ended the distribution and development agreement. In consideration for the Company's inventory (net book value at December 31, 2000 of $332,000) of products bearing Gambro's company name, and by way of complete resolution of all issues now outstanding between the Company and Gambro, Gambro agreed to return 1,011,692 shares of common stock with a fair market value at closing of $332,000.

     The termination of the purchase contract by the ARC and the distribution and development agreement with Gambro has had an adverse impact on the Company's ability to generate revenues from the sale of the Company's r/LS product and on the Company's supply contracts with manufacturers of key

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components to the r/LS. It is uncertain at this time when and if the Company will resume selling the r/LS products to its potential customers, if at all.

     All of the Company's other planned blood-related products are in the research and development stage, and certain of these products may require pre-clinical and clinical testing prior to submission of any regulatory application for commercial use.

SALE OF THE NON-CASH ASSETS OF THE COMPANY

     On February 3, 2001, the Company agreed to sell substantially all of the Company's non-cash assets to Whatman Bioscience Inc., a Massachusetts corporation ("Whatman"), a wholly owned subsidiary of Whatman plc, an English corporation ("Whatman plc") pursuant to the terms of an Asset Purchase Agreement ("Purchase Agreement") executed by the two companies. See Item 1. "Recent Events".

     The obligations of the Company, Whatman and Whatman plc to consummate the Asset Sale are subject to a number of customary conditions, including, among others, approval and adoption of the Purchase Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon.

     It is currently anticipated that the Closing Date will occur on or as promptly as practicable following the approval and adoption of the Purchase Agreement by the Stockholders of the Company and the satisfaction or waiver of all of the other conditions set forth in the Purchase Agreement. Either party may terminate the Purchase Agreement if the closing does not occur by May 31, 2001. Accordingly, there can be no assurance as to if or when the Asset Sale will be consummated.

     In connection with the sale of the non-cash assets, the Company expects to realize a gain of approximately $3,500,000 after all anticipated costs and expenses associated with the sale. The Company does not expect to incur a tax liability in connection with the sale, as it believes it has sufficient federal and state net operating loss carryforwards and tax credits to offset any gains realized.

     Upon closing of the Purchase Agreement with Whatman, the Company is expected to have approximately $17.5 million in a combination of cash, cash equivalents, marketable securities and Whatman plc stock (based on current cash and marketable securities levels, the Company's expected "burn rate" through closing and the terms of the Purchase Agreement). In that regard, the Company is in the preliminary stages of considering various strategic business combinations and other transactions with a view toward further enhancing stockholder value following the consummation of the sale of its assets and business to Whatman.

     In the event that the Asset Sale does not occur, the Company will consider other business alternatives, including but not limited to, other business combinations and a liquidation of the Company's assets. Given that any proceeds from any such liquidation and any other cash on hand would be first used to pay the Company's creditors and outstanding payables, and given certain legal requirements that the Company maintain certain cash on hand for certain mandated time periods, there is no assurance as to when, if ever, any proceeds from a liquidation would be distributed to the Company's Stockholders. In certain instances, if the Purchase Agreement is terminated, the Company will pay Buyer certain fees.

RESULTS OF CONTINUING OPERATIONS

     Revenues were $3,219,000 in 2000, $805,000 in 1999 and $25,000 in 1998. The
majority of revenues in 2000, 1999 and 1998 were from the sale of the Company's leukoreduction systems. In February 1998, the Company decided to discontinue the manufacture and sale of its former leukoreduction filter, the LeukoNet System. In September of 1999, the Company initiated sales in the United States of its next generation red blood cell leukoreduction system, the r/LS System, which accounts for the increase in revenues in 1999 from those in 1998 and the increase in revenues in 2000 from those in 1999. In 2000, the ARC represented 50% of total revenues and Gambro represented 49% of total revenues. In 1999, the ARC represented 66% of total revenues and Gambro represented 33% of total revenues. In 1998 the ARC represented 53% of total revenues and another customer represented 10% of total revenues.
                                      F/A-3

     In September 2000, the Company was notified that the ARC terminated its supply contract for the r/LS System based on the extended period of time taken to prove product improvements resolved these reactions. The Company and the ARC are currently negotiating a termination of the purchase contract and a release of any and all claims that either party may have against the other, with certain exceptions. In March 2001, the Company signed a termination and release agreement with Gambro BCT, effective November 2000, which ended the distribution and development agreement. It is uncertain at this time when and if the ARC and other potential customers of the Company will resume the purchase and use of the r/LS System.

     The cost of products sold was $9,095,000 in 2000, $2,408,000 in 1999 and $657,000 in 1998. Total cost of products sold exceeded total product sales in all periods due to the high costs associated with new product manufacturing start up and low volume production. Included in cost of products sold for fiscal 2000 are two charges totaling approximately $2,554,000 for product warranty and inventory write-down. The first of these charges was a provision for product warranty of $630,000. This warranty provision relates to the report to the Company by the ARC of a small number of adverse reactions in patients transfused with blood filtered with the Company's r/LS filter product as described in the Overview above. The second charge was for the write-down of inventories of $1,924,000. The Company's assessment of the future use and value of its existing inventories, following the Company's only two existing customers decision to terminate their Supply Agreements with the Company, determined that a write-down was necessary to state the inventories at the lower of cost or market. The Company incurred additional charges of $1,305,000 to terminate and amend certain key contractual supply agreements, with Filtertek and Command as disclosed in "Liquidity and Capital Resources."

     Research and development expenses were $4,450,000 in 2000, $2,681,000 in 1999 and $3,794,000 in 1998. The increase in 2000 from 1999 is primarily attributable to costs associated with the formulation and design of process alternatives to support the then expected increase in demand for the Company's r/LS System, and the costs associated with investigating and studying potential causes for the transfusion reactions reported by the ARC. The decrease in 1999 from 1998 is primarily attributable to costs associated with the development of the Company's next generation red cell filtration system, the r/LS System, for which a majority of the effort was expended in the 1998 period.

     Legal expenses related to patents were $1,134,000 in 2000, $1,361,000 in 1999 and $3,340,000 in 1998. The expenses in all three periods are primarily related to costs associated with defending the Company's patent position in its outstanding litigation with Pall Corporation. In 1998 the Company incurred significant expenses in connection with expert witness and discovery-related activities associated with its outstanding patent litigation with Pall. The decrease in 2000 and 1999 from 1998 is due to a reduction in these costs as well as from cooperation with Gambro BCT in connection with such costs consistent with the Company's distribution and development agreement with Gambro. Due to the termination and release agreement signed with Gambro BCT in March, 2001, there can be no assurance that such costs will remain at the same level in future periods. A substantial increase in such costs could have a material and adverse effect on the Company's financial condition and future business and operations. See "-- Litigation."

     Selling, general and administrative expenses were $4,191,000 in 2000, $3,728,000 in 1999 and $4,201,000 in 1998. The increase in 2000 from 1999 is primarily attributable to higher administrative personnel of $221,000, travel and related costs of $41,000 and general professional services of $207,000 in connection with the Company's expected increasing level of sales of its r/LS System. The decrease in the amount expended in 1999 from 1998 is primarily due to lower general professional services of $319,000 and costs associated with the discontinuation of the Leukonet System.

     Other operating expenses in 2000 represents the Company's fixed asset write-down of two production units to their net scrap value, as they will no longer be used in the manufacturing process.

     Interest income in 2000, 1999 and 1998 primarily represents interest earned on available cash and marketable securities balances during those periods.

                                      F/A-4

     Interest expense decreased in 2000 compared to 1999 due primarily to the completion of the amortization of deferred financing charges in September 2000, the repayment of the revolving line of credit in September 2000 and a lower average capital lease obligation balance. The increase in interest expense in 1999 compared to 1998 is primarily related to the amortization of deferred financing charges and amounts outstanding on the Company's line of credit which was outstanding for all of 1999 and only for approximately three months in 1998.

NEW ACCOUNTING STANDARDS

     In December 1999, the Securities and Exchange Commission ("SEC") issued SAB No. 101, "Revenue Recognition in Financial Statements," as amended by SAB 101A and 101B, which is effective no later than the quarter ended December 31, 2000. SAB No. 101 clarifies the SEC's views regarding the recognition of revenue. The Company adopted SAB No. 101 in fiscal 2000. The adoption of SAB No. 101 did not have a significant impact on the Company's financial position or results of operations.

     In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- a replacement of FASB Statement No. 125" ("SFAS 140"). SFAS 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This Statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Company is currently analyzing this new standard.

     In March 2000, the FASB issued FASB Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB Opinion No. 25." FIN No. 44 primarily clarifies (a) the definition of an employee for purposes of applying APB Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of previously fixed stock option awards and (d) the accounting for an exchange of stock compensation awards in a business combination. The adoption of FIN No. 44 did not have a significant impact on the Company's financial position or results of operations.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138, which establishes accounting and reporting standards for derivative instruments and hedging activities. The standard requires that the Company recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The Company, to date, has not engaged in derivative and hedging activities, and accordingly does not believe that the adoption of SFAS No. 133 will have a material impact on its financial statements and related disclosures. The Company will adopt SFAS No. 133 as amended by SFAS No. 137 and SFAS No. 138 in fiscal year 2001.

LITIGATION

     The Company is a defendant in a lawsuit brought by Pall Corporation ("Pall") regarding the Company's LeukoNet System, which is no longer made or sold by the Company. In a complaint filed in November 1996, Pall alleged that the manufacture, use and/or sale of the LeukoNet System infringed upon two patents held by Pall. Pall dropped its allegations concerning infringement of one of the patents and alleges only that the LeukoNet System infringed Pall's U.S. Patent No. 4,952,572 (the " '572 Patent").

     With respect to the allegations concerning the '572 Patent, the Company answered the complaint stating that the LeukoNet System does not infringe any claim of the asserted patents. Further, the Company counterclaimed for declaratory judgment of invalidity, noninfringement and unenforceability of the '572 Patent. Pall amended its complaint to add Lydall, Inc., whose subsidiary supplied the filter media for the LeukoNet System, as a co-defendant. The Company filed for summary judgment of non-
                                      F/A-5
infringement, and Pall cross-filed for summary judgement of infringement at the same time. Lydall, Inc. supported the Company's motion for summary judgment of non-infringement, and filed a motion for summary judgment that the asserted claims of the '572 patent are invalid as a matter of law. Discovery has been completed in the action. The Court held a hearing on the summary judgment motions on April 18, 2000. No decision has been made on the motions.

     The Company and Gambro BCT, Inc. filed a complaint for declaratory relief against Pall in the United States District Court of Colorado. The Company and Gambro BCT seek declaratory relief that the '572 Patent, Pall's U.S. Patent No. 5,451,321 (the " '321 Patent") and Pall's U.S. Patent No.'s 5,229,012,
5,344,561, 5,501,795 and 5,863,436 are invalid and not infringed by the Company's r/LS System and methods of using the r/LS System. Pall moved to dismiss or transfer to the Eastern District of New York or, in the alternative, to stay this action. The Company and Gambro BCT opposed Pall's motion. On July 16, 1999, the United States District Court of Colorado denied Pall's motion to transfer or, in the alternative, to stay the action. On September 30, 1999, the Court denied Pall's motion to dismiss the action. On October 20, 1999, Pall submitted a counterclaim alleging that the Company's r/LS System infringes its patents that are the subject of the lawsuit and that the Company and Gambro BCT tortiously interfered and unfairly competed with Pall's business. The Company and Gambro BCT replied to Pall's counterclaim and denied Pall's allegations of tortious interference, unfair competition and patent infringement.

     On July 13, 2000, Pall filed a Complaint in the United States District Court for the District of Colorado against the Company, Gambro BCT, Inc. and Gambro AB alleging that the Company's r/LS system infringes Pall's U.S. Patent No. 6,086,770 (the " '770 Patent"). On August 11, 2000, this action was consolidated with the earlier declaratory relief action in the United States District Court for the District of Colorado. The Company, Gambro BCT, Inc. and Gambro AB answered the complaint, denied the allegations of infringement and submitted a counterclaim alleging that Pall's '770 patent is invalid, not infringed and unenforceable. In September 2000, Pall answered the counterclaim and denied the allegations of noninfringement, invalidity and unenforceability. Discovery is proceeding.

     On December 15, 2000, Pall filed a complaint against Filtertek, Inc. ("Filtertek") alleging that Filtertek, a manufacturer of the r/LS filter, infringes the seven above-mentioned Pall patents. Filtertek answered the complaint on January 31, 2001, denied Pall's allegations of infringement and asserted that the claims of the Pall patents are invalid and/or unenforceable and that Pall is estopped from asserting infringement against Filtertek by reason of Pall's prior conduct with Filtertek. This action has been consolidated with the other actions pending in Colorado. Discovery is now ongoing.

     On December 22, 2000, Gambro AB and Gambro BCT moved to dismiss the consolidated actions based on a settlement agreement with Pall Corporation. On January 10, 2001, the Court dismissed the action with respect to all claims between Pall, Gambro BCT, and Gambro AB.

     On April 23, 1999, Pall filed a complaint against the Company and Gambro BCT in the Eastern District of New York alleging that the Company's r/LS System infringes Pall's '572 Patent and that the Company and Gambro BCT tortiously interfered and unfairly competed with Pall's business. On May 19, 1999, Pall amended its complaint and added Gambro, Gambro A.B. and Sepracor as defendants. The Company and Gambro BCT have moved to dismiss, transfer or stay the action and Pall has opposed the motion. On April 18, 2000, Pall moved, without opposition from the defendants, to dismiss the action and the Court granted Pall's motion.

     A prior lawsuit brought by Pall in February 1996 has concluded. In June 1999, the United States Court of Appeals for the Federal Circuit determined that the LeukoNet System did not infringe claim 39 of the '321 Patent and Pall has not appealed that decision.

     The Company has engaged patent counsel to investigate the pending litigations. The Company believes, based upon its review of these matters, that a properly informed court should conclude that the manufacture, use and/or sale by the Company or its customers of the LeukoNet System and the r/LS System do not infringe any valid enforceable claim of the Pall patents. However, there can be no

                                      F/A-6
assurance that the Company will prevail in the pending litigations, and an adverse outcome in a patent infringement action would have a material and adverse effect on the Company's financial condition and future business and operations, including the possibility of significant damages in the litigations and an injunction against the sale of the r/LS System if the Company does not prevail in the litigations.

LIQUIDITY AND CAPITAL RESOURCES

     The net decrease in cash and cash equivalents in 2000 was $2,028,000. This decrease is attributable primarily to net cash used in operating activities of $16,216,000 and net cash used in investing activities of $6,822,000, offset in part by net cash provided from financing activities of $21,010,000.

     Net cash used in operating activities is primarily attributable to the net loss of $16,223,000, an increase in inventory of $3,423,000 and a decrease in accounts payable of $588,000. This was offset in part by non-cash operating charges for financing costs related to warrants of $725,000, depreciation and amortization of $636,000, write-down of fixed asset charge of $425,000, write-down of inventories of $1,944,000 and a decrease in accounts receivable of $322,000. Net cash used in investing activities resulted principally from the net purchase of available-for-sale marketable securities of $5,402,000 and the acquisition of property and equipment of $1,420,000 in the period. Net cash provided from financing activities relates primarily to the net proceeds from the issuance of common stock of $26,111,000, the majority of which is due to the Company's March 2000 private placement financing, offset in part by a $5,000,000 repayment of the Company's commercial line of credit.

     In March 2000, the Company completed a private placement financing yielding gross proceeds of $27,975,000 in which institutional and corporate investors purchased 3,730,000 shares of its common stock at a purchase price of $7.50 per share. The Company has registered 2,551,320 of such shares for resale. The Company has used the majority of the net proceeds of such financing, which aggregated $25,791,000, for working capital, capital equipment and general corporate purposes.

     In April 2000, the Company was notified that the ARC, the Company's largest customer, was suspending use of the Company's r/LS System pending the outcome of an investigation of a small number of non-critical adverse reactions in patients who had received a transfusion of blood filtered with the r/LS. In September 2000, the Company was notified that the ARC terminated its supply contract for the r/LS System after the completion of these studies. The extended period of time taken to prove product improvements that resolve the reactions was the basis for the termination. The Company and the ARC are currently negotiating a termination of the purchase contract and a release of any and all claims that either party may have against the other, with certain exceptions.

     In November 2000, the Company was notified that Gambro intended to terminate its distribution and development contract with the Company and in March 2001, signed a termination and release agreement with Gambro, effective November 2000, which ended the distribution and development agreement. In consideration for the Company's inventory (net book value at December 31, 2000 of $332,000) of products bearing Gambro's company name, and by way of complete resolution of all issues now outstanding between the Company and Gambro, Gambro agreed to return 1,011,692 shares of common stock with a fair market value at closing of $332,000.

     The termination of the purchase contract by the ARC and the distribution and development agreement with Gambro, has had an adverse impact on both the Company's supply contracts with manufacturers of key components to the r/LS and inventories it had built in anticipation of expected increased demand for the Company's product.

     In September 2000, the Company agreed to pay Filtertek Inc. $525,000 in connection with an amendment to its manufacturing supply agreement and in December 2000 the Company agreed to pay Filtertek Inc. an additional $180,000 in connection with a second amendment to its manufacturing supply agreement. No commitments have been made to make such payments in the future. The agreement contains minimum purchase requirements in future years, which if not met could require the Company to purchase certain production equipment of the supplier as defined in the agreement.

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

     In December 2000, the Company agreed to pay Command Medical Products Inc. $600,000 in connection with the termination of its supply and assembly agreement and release.

     On May 3, 1999, the Company completed a private placement financing with Gambro. The stock subscription agreement, which the Company entered into with Gambro in connection with this financing, provided for an initial investment of $9,000,000 in exchange for 4,500,000 shares of the Company's Common Stock. The stock subscription agreement also provided Gambro with an option to purchase additional shares of the Company's Common Stock for up to an aggregate purchase price of $3,000,000 at any time between August 3, 1999 and May 3, 2000 with the price per share of Common Stock to be based upon the market price of the Company's Common Stock. In October 1999, Gambro exercised this option in full. In connection with the exercise of this option, Gambro purchased 498,355 shares at a price of $6.02 per share. The price and number of shares reflects the average price of HemaSure stock in the 30 days prior to the exercise date of October 5, 1999.

     In March 1999, Sepracor purchased an additional 1,333,334 shares in a private placement of Common Stock of the Company for $1.50 per share and received warrants to purchase an additional 667,000 shares at a price of $1.50 per share. The financing agreement contains certain registration rights and warrant exercise provisions.

     In September 1998, the Company completed a $5 million revolving line of credit arrangement with a commercial bank. In September 2000, the revolving line of credit expired and the $5 million outstanding balance was repaid by the Company in accordance with the agreement. The revolving line of credit was being used to help finance the Company's working capital requirements and for general corporate purposes. Amounts borrowed under the line bore interest at the bank's prime lending rate plus 1/2% payable monthly in arrears. For the period ended December 31, 2000, the Company recorded interest expense related to borrowings under the line of $322,000.

     Sepracor guaranteed to repay amounts borrowed under the line of credit. In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 1,700,000 shares of the Company's Common Stock at a price of $0.69 per share. The warrants will expire in the year 2003 and have certain registration rights associated with them. The Company placed a value of $1,938,000 on the 1,700,000 warrants as of the date of the final agreement and amortized this deferred financing charge on a monthly basis over the term of the line of credit. The Company amortized $725,000, $1,024,000 and $189,000 of this deferred finance charge and recorded it as interest expense in the Consolidated Statements of Operations for the periods ended December 31, 2000, 1999, and 1998 respectively.

     In March 1997, the Company exercised its right, under the lease arrangement of its Marlborough, Massachusetts facility, to have a portion of its leasehold improvements financed and received $140,000 in connection with this arrangement. This amount will be repaid in 60 equal monthly installments at a rate of 12% per annum. As of December 31, 2000, there was a balance of $43,000 remaining to be paid on this note.

     In January 1997, the Company entered into a Restructuring Agreement with respect to the indebtedness incurred by the Company in connection with its acquisition of the plasma pharmaceutical business unit of Novo Nordisk. Pursuant to the Restructuring Agreement, approximately $23,000,000 of indebtedness owed to Novo Nordisk was restructured by way of issuance by the Company to Novo Nordisk of a 12% convertible subordinated promissory note for a net amount, after certain reductions and the forgiveness of a $3,000,000 amount, of $8,687,000. On January 6, 1998, the Company converted the note, pursuant to its terms, into shares of Common Stock at a conversion price of $10.50 per share, or 827,375 shares. The holder of the note initially contested the conversion of the note, however, in March 2001, the holder surrendered the note consistent with the terms of the Restructuring Agreement.

FUTURE OPERATING RESULTS

     On February 3, 2001, the Company agreed to sell substantially all of the Company's non-cash assets to Whatman, a wholly owned subsidiary of Whatman plc, pursuant to the terms of the Purchase Agreement executed by the two companies. See Item 1. "Recent Events".

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

     In the event that the Asset Sale does not occur, the Company will consider other business alternatives, including but not limited to, other business combinations and a liquidation of the Company's assets. Given that any proceeds from any such liquidation and any other cash on hand would be first used to pay the Company's creditors and outstanding payables, and given certain legal requirements that the Company maintain certain cash on hand for certain mandated time periods, there is no assurance as to when, if ever, any proceeds from a liquidation would be distributed to the Company's Stockholders.

     In certain instances, if the Purchase Agreement is terminated, the Company will pay Buyer certain fees. Based on our current cash utilization rate our existing cash and marketable securities balances will be sufficient to fund our operations only into the second quarter of 2001. Although currently no definitive plans have been approved by the Board of Directors, they will continue to examine all other business alternatives in order to prepare for future contingencies.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     Set forth below are the name, age, business address, present principal occupation or employment and five-year employment history of each director and executive officer and other material insider of the Company. Unless otherwise indicated, the business address of each person listed below is HemaSure Inc., 140 Locke Drive, Marlborough, Massachusetts 01752. Each named person is a citizen of the United States.

  Directors.

     TIMOTHY J. BARBERICH, age 52, has served as Chairman of the Board of Directors since April 1997, as one of the Company's directors since the Company's inception in 1993 and was Chairman of the Board of Directors from 1993 until March 1996. Mr. Barberich was a founder of Sepracor and has served as President, Chief Executive Officer and a director of Sepracor since 1984 and as Chairman of the board of directors of Sepracor since December 1999. As of March 6, 2001, Sepracor owned approximately 23% of the Company's issued and outstanding common stock (approximately 32.0% on a fully diluted basis). Mr. Barberich also serves on the board of directors of BioSphere Inc., a publicly traded subsidiary of Sepracor.

     JOHN F. MCGUIRE, III, age 54, has served as the Company's Chief Executive Officer, President and as one of the Company's directors since April 1997. Prior to that time, Mr. McGuire served as Vice President and General Manager of Johnson & Johnson's Ortho Diagnostic Systems Blood Bank Business Unit since January 1996. From March 1995 to January 1996, Mr. McGuire held the position of Vice President, Sales & Marketing, North America for Johnson & Johnson. From August 1990 to March 1995, Mr. McGuire served as Managing Director of Ortho Diagnostic Systems in the United Kingdom and Belgium for Johnson & Johnson. From September 1988 to August 1990, Mr. McGuire held the position of Marketing Director for the AIDS and Hepatitis Business Unit of Johnson & Johnson. From 1977 to 1988, Mr. McGuire held various management positions at E. I. du Pont de Nemours and Company, the last of which was National Sales Manager, AIDS & Hepatitis Business. Mr. McGuire is a member of the board of trustees of the National Blood Foundation Trust Fund.

     JUSTIN E. DOHENY, age 49, has been one of the Company's directors since April 1998. From November 2000 until February 2001, Mr. Doheny was on the adjunct faculty at Saint Peter's College, Jersey City, New Jersey. Mr. Doheny served as Executive Vice President and Chief Operating Officer of Saint Peter's University Hospital, New Brunswick, New Jersey, from August 1997 until August 2000. From June 1996 to October 1996, Mr. Doheny served as Senior Vice President of Saint Barnabas Health Care System in Livingston, New Jersey. From December 1985 to June 1996, Mr. Doheny was President of Wayne General Hospital, which is located in Wayne, New Jersey. Mr. Doheny currently serves as a consultant on governance issues with the Federation of State Boards of Physical Therapy.

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

     DAVID S. BARLOW was a member of the Company's Board of Directors from January 1994 until December 31, 2000. Mr. Barlow was Executive Vice President and President, Pharmaceuticals Division of Sepracor from October 1995 to September 1999. From July 1993 to October 1995, Mr. Barlow held the position of Senior Vice President and General Manager of the Pharmaceuticals Division of Sepracor. Mr. Barlow is a member of the board of directors of Enzon Inc.

     EDWARD C. WOOD was a member of the Company's Board of Directors from June 1999 until December 31, 2000. Mr. Wood was President of Gambro BCT from 1991 to April 2000. Mr. Wood is currently a consultant to the Company.

     David Perez, President of Gambro BCT, served as a member of the Board of Directors from April 2000 until October 10, 2000, and Frank Corbin, Vice President of Research and Development of Gambro BCT, served as a member of the Board of Directors from June 1999 until October 10, 2000. See "Certain Relationships and Related Transactions" below.

  Executive Officers.

     Information regarding executive officers of the Company is furnished in
Part I of the 10-K under the heading "Executive Officers of the Registrant".

ITEM 11.  EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Company's President and Chief Executive Officer and the Company's other executive officers (including former executive officers) whose total annual salary and bonus for 2000 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                 ------------       ALL
                                       ANNUAL COMPENSATION       OTHER ANNUAL     SECURITIES       OTHER
                                   ---------------------------   COMPENSATION     UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)      ($)(1)       OPTIONS/SARS      ($)(3)
---------------------------        ----   ---------   --------   ------------    ------------   ------------
John F. McGuire, III.............  2000   $260,642    $20,000           --                         $1,299
  President and                    1999   $282,000    $20,000      $95,632(2)      100,000         $1,008
  Chief Executive Officer          1998   $216,172         --           --         200,000         $  300
James B. Murphy..................  2000   $160,141    $10,000           --                         $  797
  Senior Vice President            1999   $166,600    $10,000           --          50,000         $  608
  Chief Financial Officer          1998   $140,063         --           --         160,000         $   63
Peter C. Sutcliffe...............  2000   $175,441    $10,000           --              --         $  882
  Vice President and               1999   $176,400    $10,000           --          50,000         $  701
  Chief Operating Officer          1998   $160,125         --           --         200,000         $  125

---------------
(1) Other compensation in the form of perquisites and other personal benefits, securities or property has been omitted if such compensation constituted less than the lesser of $50,000 or 10% of the total salary and bonus for the Named Executive Officer.

(2) Represents relocation expenses.

(3) Represents the taxable portion of group life insurance.

     Option Grant Table. No options were granted during the year ended December 31, 2000 by the Company to the Named Executive Officers.

                                      F/A-10

     Year-End Option Table. The following table sets forth certain information regarding options held as of December 31, 2000 by the Named Executive Officers. No Named Executive Officer exercised stock options in 2000.

                AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND
                           YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF
                                                                 SECURITIES
                                                                 UNDERLYING
                                                                 UNEXERCISED      VALUE OF UNEXERCISED
                                                               OPTIONS/SARS AT        IN-THE-MONEY
                                                               FISCAL YEAR-END       OPTIONS/SARS AT
                                                                     (#)          FISCAL YEAR-END($)(1)
                                   SHARES                      ---------------    ---------------------
                                 ACQUIRED ON       VALUE        EXERCISABLE/          EXERCISABLE/
NAME                             EXERCISE(#)    REALIZED($)     UNEXERCISABLE         UNEXERCISABLE
----                             -----------    -----------    ---------------    ---------------------
John F. McGuire................                                420,000/480,000             0/0
James B. Murphy................                                110,000/160,000             0/0
Peter C. Sutcliffe.............                                100,000/150,000             0/0

---------------
(1) Value is based on the closing sales price of the Company's Common Stock on December 29, 2000 ($0.25), the last trading day of the Company's 2000 fiscal year, less the applicable option exercise price.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement, as of April 1, 1997 (the "Employment Agreement"), with John F. McGuire which provides that Mr. McGuire serve as President and Chief Executive Officer of the Company. The Employment Agreement provided for a first year salary of $14,583 per month and an annual bonus of $75,000 to be earned upon the achievement of certain goals as determined by the Board of Directors, and for adjustments thereto in subsequent years, as determined by the Board of Directors or its Compensation Committee. Upon execution of the Employment Agreement, Mr. McGuire received an option to purchase 600,000 shares of Common Stock at an exercise price equal to the "low" bid price for the Common Stock as quoted on the Nasdaq National Market System for the week of April 4, 1997. The options vest in four equal annual installments commencing in 1998. Pursuant to the Employment Agreement, an additional 200,000 incentive stock options were issued to Mr. McGuire in January, 1998. Finally, pursuant to the terms of the Employment Agreement, if Mr. McGuire is terminated other than for cause, he will receive one year's salary plus the bonus payable for the prior year, to be paid monthly over the course of the 12 months following such termination, or until he secures employment in an equivalent role.

     On December 15, 1998, the Company entered into senior management retention Agreements (the "Retention Agreements"), with each of John F. McGuire, James B. Murphy and Peter C. Sutcliffe, (each individually a "Key Employee"), to reinforce and encourage their continued attention and dedication to their duties. Pursuant to the Retention Agreements, in the event a change of control occurs (as defined in the agreements) and the Key Employee (i) is terminated by the Company after the change of control, (ii) remains employed by the Company for 12 months after the change of control or (iii) terminates his employment with the Company for good cause, then the Key Employee is eligible for (i) payment of his full base salary plus all amounts entitled under any compensation plan through the termination date, (ii) severance payments, payable in 24 equal monthly installments equal to 200% (except for Mr. McGuire who shall receive 300%), of the higher of his annual base salary immediately prior to the date of termination or his base salary in effect immediately prior to the change of control and (iii) life, disability, dental, accident and group health insurance benefits for a period of 36 months after such termination. The Retention Agreements are automatically renewed each year unless written notice of termination is delivered by October 30th of any given year.

                                      F/A-11

     Upon the closing of the Asset Sale, the Company will enter into new employment agreements with each of Messrs. McGuire, Murphy and Sutcliffe, which will supercede, terminate and cancel the Senior Management Retention Agreements and the prior employment agreement between the Company and Mr. McGuire. Pursuant to the new employment agreements, Messrs. McGuire, Murphy and Sutcliffe will continue to provide part-time services to the Company following the consummation of the Asset Sale to assist with the transition of the Company's business. The term of employment under each of these new employment agreements shall commence upon the consummation of the Asset Sale and shall terminate upon the earlier of
(i) 90 days after a merger or consolidation of the Company, (ii) a liquidation or dissolution of the Company, or (iii) 18 months. Upon the execution of these new employment agreements, the Company will make lump sum payments to Messrs. McGuire, Murphy and Sutcliffe in the amounts of $225,000, $135,000 and $146,250, respectively, and will pay them an aggregate salary of $75,000, $45,000 and $48,750, respectively, over the term of their employment. The amounts and the timing of these payments, which are being made as an inducement to each of Messrs. McGuire, Murphy and Sutcliffe to offer their part-time services to the Company following the consummation of the Asset Sale and to forego their respective rights under the Senior Management Retention Agreements, were negotiated by and between the management employees and Edward C. Wood, an outside consultant to the Company and advisor to the Board of Directors. Under the terms of the new employment agreements, all vested and unexercised options held by any of Messrs. McGuire, Murphy and Sutcliffe will terminate within 90 days following the termination of such person's employment with the Company.

COMPENSATION FOR DIRECTORS

     Directors who are neither officers nor employees of the Company or of any subsidiary of the Company (the "Outside Directors") receive $1,000 for each meeting of the Board they attend and are entitled to participate in the Company's 1994 Director Stock Option Plan, as amended (the "Director Option Plan"), provided that Mr. Barberich does not receive compensation for attendance at meetings of the Board. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors. On January 5, 1994, options to purchase an aggregate of 75,000 shares of Common Stock at an exercise price of $2.00 per share were granted under the Director Option Plan to the following directors: Mr. Barberich, 45,000 shares, and Mr. Barlow, Mr. Stutz, and two former members of the Board (Messrs. Tullis and Kimbell) 7,500 shares each. On May 17, 1995, options to purchase 1,500 shares of Common Stock at an exercise price of $5.50 per share were granted under the Director Option Plan to the following directors: Mr. Barberich, Mr. Barlow, Mr. Stutz and two former members of the Board (Messrs. Tullis and Kimbell). On February 15, 1996, options to purchase 18,750 shares of Common Stock at an exercise price of $12.375 per share were granted under the 1994 Stock Option Plan to Mr. Barberich. On May 16, 1996, options to purchase an aggregate of 39,000 shares of Common Stock at an exercise price of $16.25 per share were granted under the Director Option Plan to the following directors: Mr. Barberich, Mr. Barlow, Mr. Kimbell, and Mr. Stutz, 9,750 shares each. On May 16, 1997, options to purchase an aggregate of 12,000 shares of Common Stock at an exercise price of $1.75 per share were granted under the Director Option Plan to the following directors: Mr. Barberich, Mr. Barlow, Mr. Kimbell and Mr. Stutz, 3,000 shares each. On January 22, 1998, options to purchase an aggregate of 162,000 shares of Common Stock, at an exercise price of $0.625, were granted under the 1994 Stock Option Plan to the following directors: Mr. Barberich, 75,000 shares, and Messrs. Barlow and Stutz, 43,500 shares each. On May 26, 1998, options to purchase an aggregate of 16,500 shares of Common Stock at an exercise price of $1.50 per share were granted under the Director Option Plan to the following directors: Mr. Barberich, Mr. Barlow, and Mr. Stutz 3,000 shares each and Mr. Doheny, 7,500 shares. On June 10, 1999, options to purchase an aggregate of 27,000 shares of common stock at an exercise price of $4.875 per share were granted under the 1994 Director Stock Option Plan to the following directors: Mr. Barberich, Mr. Barlow, Mr. Doheny and Mr. Stutz, 3,000 shares each, and Mr. Corbin and Mr. Wood, 7,500 shares each. On June 7, 2000, options to purchase an aggregate of 18,000 shares of common stock at an exercise price of $5.50 per share were granted under the 1994 Director stock Option Plan to the following directors: Mr. Barberich, Mr. Barlow, Mr. Doheny, Mr. Perez, Mr. Corbin and Mr. Wood.

                                      F/A-12

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Board members who served on the compensation Committee during fiscal year 2000 are Mr. Barberich, Mr. Doheny and Mr. Wood. Neither Mr. Barberich, Mr. Doheny nor Mr. Wood were at any time during 2000, or formerly, an officer or employee of the Company or any subsidiary of the Company. Mr. Doheny does not have any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. Mr. Barberich is President and Chief Executive Officer of Sepracor. Mr. Woods was President of Gambro BCT from 1991 to April 2000. Please see "Certain Relationships and Related Transactions" below for disclosure regarding Mr. Barberich and Mr. Wood's relationship with the Company.

     No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information set forth in the following table is furnished as of March 6, 2001, with respect to any person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities. In addition, this table includes the outstanding voting securities beneficially owned by each of the executive officers and directors of the Company and the number of shares owned by the executive officers and directors as a group.

     The number of shares of common stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission, or SEC. This information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares which that person has the right to acquire within 60 days after March 6, 2001 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission by such persons of beneficial ownership of those shares. Unless otherwise specified, the address for each person below is c/o HemaSure Inc., 140 Locke Drive, Marlborough, Massachusetts 01752.

                                                      SHARES OF COMMON STOCK    PERCENTAGE OF COMMON
NAME AND ADDRESS                                        BENEFICIALLY OWNED       STOCK OUTSTANDING
----------------                                      ----------------------    --------------------
Sepracor Inc.
  111 Locke Drive
  Marlborough, MA 01752.............................        6,700,334(1)                31.5%(1)
Gambro Inc.
  10811 West Collins Avenue
  Lakewood, CO 80215-4498...........................        5,165,343                   27.3%
Timothy J. Barberich(2).............................          167,750(2)                   *
Justin E. Doheny(3).................................            5,200(3)                   *
John F. McGuire, III(4).............................          650,000(4)                 3.3%
James B. Murphy(5)..................................          140,090(5)                   *
Peter C. Sutcliffe(6)...............................          137,078(6)                   *
David S. Barlow(7)..................................           51,000(7)                   *
Edward C. Wood(8)...................................            1,500(8)                   *
All directors and executive officers as a group
  (five persons)(9).................................        1,100,118(9)                 5.5%(9)

---------------
 *  Represents holdings of less than one percent.

(1) Includes 2,367,000 shares of common stock which Sepracor has the right to acquire within 60 days after March 6, 2001 upon exercise of outstanding warrants.

                                      F/A-13

(2) Mr. Barberich is the President and Chief Executive Officer of Sepracor. Includes 138,750 shares of common stock which Mr. Barberich has the right to acquire within 60 days after March 6, 2001 upon exercise of outstanding stock options. Does not include 23,250 shares that will vest upon consummation of the Asset Sale.

(3) Includes 4,500 shares of common stock which Mr. Doheny has the right to acquire within 60 days after March 6, 2001 upon exercise of outstanding options. Does not include 84,000 shares that will vest upon consummation of the Asset Sale.

(4) Includes 620,000 shares of common stock which Mr. McGuire has the right to acquire within 60 days after March 6, 2001 upon exercise of outstanding options. Does not include 280,000 shares that will vest upon consummation of the Asset Sale.

(5) Includes 140,000 shares of common stock which Mr. Murphy has the right to acquire within 60 days after March 6, 2001 upon exercise of outstanding options. Does not include 130,000 shares that will vest upon consummation of the Asset Sale.

(6) Includes 125,000 shares of common stock which Mr. Sutcliffe has the right to acquire within 60 days after March 6, 2001 upon exercise of outstanding options. Does not include 125,000 shares that will vest upon consummation of the Asset Sale.

(7) Mr. Barlow was a member of the Board of Directors until December 31, 2000. Includes 48,000 shares of common stock which Mr. Barlow has the right to acquire within 60 days after March 6, 2001 upon exercise of outstanding stock options.

(8) Mr. Wood was the President of Gambro BCT until April 2000 and a member of the Board of Directors until December 31, 2000. Includes 1,500 shares of common stock which Mr. Wood has the right to acquire within 60 days after March 6, 2001 upon exercise of outstanding stock options. Does not include 75,000 shares that will vest upon consummation of the Asset Sale.

(9) Includes an aggregate of 1,028,250 shares of common stock which executive officers and directors have the right to acquire within 60 days after March 6, 2001 upon exercise of outstanding stock options. Does not include any voting securities of the Company held by Mr. Barlow or Mr. Wood.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEPRACOR

     The Company was organized in December 1993 as a subsidiary of Sepracor. Effective January 1, 1994, Sepracor transferred its blood filtration and membrane filter design business to the Company in exchange for 3,000,000 shares of the Company's common stock. As of March 6, 2001, Sepracor owned approximately 23% of the Company's issued and outstanding common stock (32.0% on a fully diluted basis). Mr. Barberich, one of the Company's directors, is President and Chief Executive Officer of Sepracor. Until September 1999, David S. Barlow, one of the Company's directors from its inception until December 31, 2000, was Executive Vice President and President, Pharmaceuticals Division of Sepracor.

     In September 1998, the Company completed a $5 million revolving line of credit arrangement with a commercial bank. Sepracor, the Company's largest stockholder, had guaranteed to repay amounts borrowed under the line of credit (all of which was repaid by the Company as of September 2000). In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 1,700,000 shares of the Company's common stock at a price of $0.69 per share. The warrants will expire in the year 2003 and have certain registration rights associated with them.

     On March 23, 1999, the Company completed a private placement financing with Sepracor in which the Company received $2,000,000 in exchange for 1,333,334 shares of the Company's common stock and warrants to purchase an additional 667,000 shares of the Company's common stock at $1.50 per share. The warrants will expire in the year 2004 and have certain registration rights associated with them. The Company may require Sepracor to exercise these warrants under certain circumstances as described in the warrant agreement.

                                      F/A-14

GAMBRO INC.

     On May 3, 1999, the Company completed a private placement financing with Gambro Inc. The stock subscription agreement, which the Company entered into with Gambro Inc. in connection with the Company's financing in May 1999, provided for an initial investment of $9,000,000 in exchange for 4,500,000 shares of the Company's common stock. The stock subscription agreement also provided Gambro Inc. with an option to purchase additional shares of the Company's common stock for up to an aggregate purchase price of $3,000,000 at any time between August 3, 1999 and May 3, 2000 with the price per share of common stock to be based upon the market price of the Company's common stock. In October 1999, Gambro Inc. exercised this option in full. In connection with the exercise of this option, Gambro Inc. purchased 498,355 shares at a price of $6.02 per share. The price and number of shares reflected the average price of the Company's common stock in the 30 days prior to the exercise date of October 5, 1999. As of March 6, 2001, Gambro owned approximately 27.0% of the Company's issued and outstanding common stock. The stockholders' agreement, which the Company entered into with Gambro Inc. in connection with the Company's financing in May 1999, provides that Gambro Inc. will have representation on the Company's Board of Directors of up to two directors and the Company's representative committees and contains, among other things, various registration rights and anti-dilution and standstill provisions. Subject to certain terms and conditions, the anti-dilution provisions prohibit the Company from selling or issuing common stock or securities convertible into common stock in any offering to a third party without offering Gambro Inc. the opportunity to purchase at the same price and terms that number of securities necessary for Gambro Inc. to maintain its beneficial ownership of the Company's outstanding common stock. Furthermore, in an offering or in certain other limited situations, the Company must provide Gambro Inc. with notice of the Company's intention to sell as well as a right to negotiate with the Company first for the purchase of the Company's securities. Gambro Inc. agrees to certain restrictions on its ability to sell the Company's common stock owned by it and its permitted transferees. Gambro Inc. also agrees to refrain from acquiring beneficial ownership of additional equity or debt securities of the Company, engaging in certain proxy solicitation activities, seeking to control the Company's management, policies or affairs and taking certain actions relating to business combinations and similar transactions without prior approval of the Company's Board of Directors. Gambro Inc. purchased 1,178,680 shares of the Company's common stock in the Company's March 2000 offering. Gambro Inc. agreed to waive its registration rights in connection with the registration statement filed by the Company in connection with that offering.

     In 1998, the Company completed a distribution and development agreement, which was amended in May 1999, with Gambro Inc. to act as the Company's exclusive distributor of the Company's r/LS System worldwide, except for sales to the American Red Cross. Furthermore, this agreement provides that Gambro Inc. may (upon mutual agreement by the Company and Gambro Inc.) distribute additional future products developed by the Company that filter blood and its components. Gambro Inc. markets and sells blood component apheresis equipment to the blood center market. The agreement with Gambro Inc. contemplates the development by the Company of an OEM filter for use with Gambro Inc.'s Trima(R) Automated Blood Collection System. The distribution agreement also provides that Gambro will pay the costs and expenses associated with the defense of intellectual property claims made against the Company and Gambro by Pall Corporation. The distribution agreement provides for a five year term that expires in June 2004, subject to automatic three year renewals unless the agreement is previously terminated.

     In November 2000, the Company was notified by Gambro BCT of its purported termination of the distribution agreement. Gambro cited the American Red Cross's termination of its supply contract with the Company and other recent business conditions as the central rationale for its purported termination. The Company believes that Gambro BCT's rationale is contrary to the terms of the distribution agreement and, pursuant to the distribution agreement, the Company initiated a mediation action to challenge the termination. The Company and Gambro are currently negotiating the terms of a termination and release agreement, pursuant to which the distribution agreement will be terminated and the Company and Gambro will release each other from any and all claims that either party may have against the other, with certain exceptions to be described in the termination and release agreement.

                                      F/A-15

     David Perez, a member of the Board of Directors from April 2000 until October 10, 2000, and Frank Corbin, a member of the Board of Directors from June 1999 until October 10, 2000, are President of Gambro BCT, a division of Gambro Inc., and Vice President of Research and Development of Gambro BCT, respectively. Edward C. Woods, a member of the Board of Directors from June 1999 until December 2000 was President of Gambro BCT from 1991 to April 2000.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

    a(1)   Financial Statements
           HemaSure Inc. Consolidated Financial Statements as of
           December 31, 2000 and for each of the three years in the period ended December 31, 2000. See pages F-1 through F-7, which are included herein.

    a(2)   Financial Statement Schedules
           All schedules are omitted because they are inapplicable, not required or the information is included in the consolidated financial statements or the notes thereto.

    a(3)   Exhibits
           The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this Annual
           Report on Form 10-K.

     (b) No Current Reports on Form 8-K were filed by the Company during the last quarter of the period covered by this report.

     The following trademarks are mentioned in this Annual Report on Form 10-K:
HemaSure r/LS and LeukoNet.

                                      F/A-16

                                 HEMASURE INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                              ------
Report of Independent Accountants...........................  F/A-18
Consolidated Balance Sheets at December 31, 2000 and 1999...  F/A-19
Consolidated Statements of Operations for the Years Ended
  December 31, 2000, 1999 and 1998..........................  F/A-20
Consolidated Statements of Stockholders' Equity (Deficit)
  for the Years Ended December 31, 2000, 1999 and 1998......  F/A-21
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2000, 1999 and 1998..........................  F/A-22
Notes to Consolidated Financial Statements..................  F/A-23

                                      F/A-17

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of HemaSure Inc.:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of HemaSure Inc. and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred losses from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A, under the heading "Sale of the non-cash assets of the Company". The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 20, 2001

                                      F/A-18

                                 HEMASURE INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 2000           1999
                                                              -----------    ----------
                                                              (IN THOUSANDS, EXCEPT PAR
                                                                   VALUE AMOUNTS)
ASSETS
Current assets:
  Cash and cash equivalents (Note B)........................   $   3,215      $  5,243
  Marketable securities (Note B)............................       5,463            --
  Accounts receivable (Note C)..............................         121           443
  Inventories (Note D)......................................       2,285           806
  Deferred financing costs (Note H).........................          --           725
  Prepaid expenses and other current assets.................         184           276
                                                               ---------      --------
          Total current assets..............................      11,268         7,493
Property and equipment, net (Note E)........................       1,850         1,547
Other assets................................................          40            50
                                                               ---------      --------
          Total assets......................................   $  13,158      $  9,090
                                                               =========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $     611      $  1,199
  Accrued expenses (Note F).................................       1,389         1,520
  Current portion of notes payable (Note H).................          34         5,030
  Current portion of capital lease obligations (Note G).....          --            71
                                                               ---------      --------
          Total current liabilities.........................       2,034         7,820
Notes payable (Note H)......................................           9            43
          Total liabilities.................................       2,043         7,863
                                                               =========      ========
Commitments and contingencies (Notes F and G)
Stockholders' equity (Notes J and K):
  Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued or outstanding
  Common stock, $0.01 par value, 35,000 shares authorized,
     19,904 and 15,823 shares issued and outstanding at
     December 31, 2000 and December 31, 1999 respectively...         199           158
  Additional paid-in capital................................     112,311        86,241
  Accumulated deficit.......................................    (101,395)      (85,172)
                                                               ---------      --------
          Total stockholders' equity........................      11,115         1,227
                                                               ---------      --------
          Total liabilities and stockholders' equity........   $  13,158      $  9,090
                                                               =========      ========

    The accompanying notes are an integral part of the financial statements.
                                      F/A-19

                                 HEMASURE INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------
                                                                2000           1999           1998
                                                             -----------    -----------    -----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue....................................................   $  3,219       $    805       $     25
Costs and expenses:
  Cost of products sold....................................      9,095          2,408            657
  Research and development.................................      4,450          2,681          3,794
  Legal expense related to patents.........................      1,134          1,361          3,340
  Selling, general and administrative......................      4,191          3,728          4,201
  Other operating..........................................        425             --             --
                                                              --------       --------       --------
          Total costs and expenses.........................     19,295         10,178         11,992
                                                              --------       --------       --------
Loss from operations.......................................    (16,076)        (9,373)       (11,967)
Other income (expense):
  Interest income..........................................        935            201            169
  Interest expense.........................................     (1,056)        (1,493)          (372)
  Other expense............................................        (26)            --             --
                                                              --------       --------       --------
Net loss...................................................   $(16,223)      $(10,665)      $(12,170)
                                                              ========       ========       ========
Net loss per share -- basic and diluted:...................   $  (0.85)      $  (0.77)      $  (1.35)
                                                              ========       ========       ========
Weighted average number of shares of common stock
  Outstanding -- basic and diluted.........................     19,046         13,766          9,025

    The accompanying notes are an integral part of the financial statements.
                                      F/A-20

                                 HEMASURE INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  YEAR ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                                                                TOTAL
                                         COMMON STOCK     ADDITIONAL                                        STOCKHOLDERS'
                                        ---------------    PAID-IN       UNEARNED             ACCUMULATED      EQUITY
                                        SHARES   AMOUNT    CAPITAL     COMPENSATION   OTHER     DEFICIT       (DEFICIT)
                                        ------   ------   ----------   ------------   -----   -----------   -------------
                                                                         (IN THOUSANDS)
Balance at December 31, 1997..........   8,164    $ 82     $ 60,878        $(89)      $ (1)    $ (62,337)     $ (1,467)
Issuance of common stock to employees
  under stock plans...................      97       1           89                                                 90
Issuance of common stock for debt.....     827       8        8,679                                              8,687
Issuance of warrants..................                        1,938                                              1,938
Unearned compensation amortization....                                       89                                     89
Other.................................                                                   1                           1
Net loss..............................                                                           (12,170)      (12,170)
                                        ------    ----     --------        ----       ----     ---------      --------
Balance at December 31, 1998..........   9,088      91       71,584          --         --       (74,507)       (2,832)
Issuance of common stock to employees
  under stock plans...................     404       4          813                                                817
Issuance of common stock in private
  placements, net of issuance costs of
  $93.................................   6,331      63       13,844                                             13,907
Net loss..............................                                                           (10,665)      (10,665)
                                        ------    ----     --------        ----       ----     ---------      --------
Balance at December 31, 1999..........  15,823     158       86,241          --         --       (85,172)        1,227
Issuance of common stock to employees
  under stock plans...................     351       4          316                                                320
Issuance of common stock in private
  placements, net of issuance costs of
  $2,184..............................   3,730      37       25,754                                             25,791
Net loss..............................                                                           (16,223)      (16,223)
                                        ------    ----     --------        ----       ----     ---------      --------
Balance at December 31, 2000..........  19,904    $199     $112,311        $ --       $ --     $(101,395)     $ 11,115
                                        ======    ====     ========        ====       ====     =========      ========

    The accompanying notes are an integral part of the financial statements.
                                      F/A-21

                                 HEMASURE INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2000        1999        1998
                                                             --------    --------    --------
                                                                      (IN THOUSANDS)
Cash flows from operating activities:
  Net loss.................................................  $(16,223)   $(10,665)   $(12,170)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Financing costs related to warrants...................       725       1,024         189
     Write-down of fixed assets............................       425          --          --
     Depreciation and amortization.........................       636         475         479
     Accretion of marketable securities discount...........       (61)         --          20
     Loss on disposal of equipment.........................        56          --           5
     Write-down in inventories.............................     1,944          --          --
  Changes in operating assets and liabilities:
     Accounts receivable...................................       322        (443)        436
     Inventories...........................................    (3,423)       (600)        (48)
     Prepaid expenses and other current assets.............        92          50          21
     Accounts payable......................................      (588)       (343)        666
     Accrued expenses......................................      (131)        (29)       (297)
     Other assets..........................................        10          (8)        (10)
                                                             --------    --------    --------
  Net cash used in operating activities....................   (16,216)    (10,539)    (10,709)
                                                             --------    --------    --------
  Cash flows from investing activities:
     Purchases of marketable securities....................   (31,402)         --     (20,255)
     Maturities of marketable securities...................    26,000          --      27,117
     Unrealized holding loss of available for sale
       marketable securities...............................        --          --           1
     Additions to property and equipment...................    (1,420)       (517)       (422)
                                                             --------    --------    --------
  Net cash provided by (used in) investing activities......    (6,822)       (517)      6,441
                                                             --------    --------    --------
  Cash flows from financing activities:
     Net proceeds from issuance of common stock............    26,111      14,724          90
     Borrowing from notes payable arrangements.............        --          --       5,000
     Repayment of notes payable............................    (5,030)        (27)         (9)
     Repayments of capital lease obligations...............       (71)       (225)       (260)
                                                             --------    --------    --------
  Net cash provided by financing activities................    21,010      14,472       4,821
                                                             --------    --------    --------
  Net (decrease) increase in cash and cash equivalents.....    (2,028)      3,416         553
  Cash and cash equivalents at beginning of period.........     5,243       1,827       1,274
                                                             --------    --------    --------
  Cash and cash equivalents at end of period...............  $  3,215    $  5,243    $  1,827
                                                             ========    ========    ========
  Supplemental schedule of cash flow information:
     Cash paid during the year for interest................  $    372    $    453    $    503
  Noncash investing and financing activities:
     Common stock issued for convertible subordinated
       note................................................  $     --    $     --    $  8,687
     Value of warrants issued for guaranteed line of
       credit..............................................  $     --    $     --    $  1,938

    The accompanying notes are an integral part of the financial statements.
                                      F/A-22

                                 HEMASURE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A. THE COMPANY:

NATURE OF THE BUSINESS

     HemaSure Inc. (the "Company") is utilizing its proprietary filtration technologies to develop products to increase the safety of donated blood and to improve certain blood transfusion procedures. The Company's current blood filtration product ("r/LS System") is designed for use by blood centers and hospital blood banks worldwide.

     From the Company's inception through the first quarter of fiscal 1996, HemaSure had sold non-blood related filter products primarily to Sepracor Inc. ("Sepracor"), a related party, for use in chemical processing applications. Subsequently and throughout 1997, the Company's revenue was derived from the commercial sales of its LeukoNet System, a medical device designed for the removal of contaminating leukocytes from donated blood. In February 1998, the Company determined to discontinue manufacturing the LeukoNet System and focus on the completion of development and market introduction of its next generation red cell filtration product. In May 1999, the Company received 510(k) clearance from the U.S. Food and Drug Administration ("FDA") to market its r/LS System in the United States.

     The Company initiated sales of the r/LS System in the United States in the third quarter 1999. In April 2000, the Company was notified that the American Red Cross ("ARC"), the Company's largest customer, was suspending use of the Company's r/LS System pending the outcome of an investigation of a small number of non-critical adverse reactions in patients who had received a transfusion of blood filtered with the r/LS. In September 2000, the Company was notified that the ARC terminated its supply contract for the r/LS System based on the extended period of time taken to prove product improvements resolved these reactions. In March 2001, the Company signed a termination and release agreement with Gambro BCT, effective November 2000, which ended their exclusive distribution rights of the r/LS.

     The Company is subject to risks common to companies in the medical technology industry, including, but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and compliance with regulations of the FDA and similar foreign regulatory authorities and agencies.

     Since its inception, the Company has suffered recurring losses from operations and, as of December 31, 2000, had an accumulated deficit of $101.4 million. Other than the Company's r/LS System, all of its planned blood-related products are in the research and development stage, and certain of these products that may require pre-clinical and clinical testing prior to submission of any regulatory application for commercial use.

     The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The termination and cancellation of the Company's distribution and sales agreements respectively and the losses from operations raise substantial doubt with respect to the Company's ability to continue as a going concern. Management's plans with regard to these matters include the sale of the non-cash assets of the Company as described below. Although management continues to pursue this plan, there is no assurance that the Company will be successful in obtaining shareholder approval. The financial statements do not include any adjustments that might result from the outcome of these uncertainties

SALE OF THE NON-CASH ASSETS OF THE COMPANY

     On February 3, 2001, the Company agreed to sell substantially all of the Company's non-cash assets to Whatman Bioscience Inc., a Massachusetts corporation ("Whatman"), a wholly owned subsidiary of

                                      F/A-23

                                 HEMASURE INC.

Whatman plc, an English corporation ("Whatman plc") pursuant to the terms of an Asset Purchase Agreement ("Purchase Agreement") executed by the two companies.

     Following approval and adoption of the Purchase Agreement by the Stockholders of the Company and the satisfaction or waiver of certain other conditions, the Company will sell substantially all of its non-cash assets to Whatman. Under the terms of the Purchase Agreement, the consideration to be received by the Company for the Asset Sale (the "Consideration") will consist of
(1) $10 million in cash, which will be paid to the Company at the Closing; (2) an additional payment by Whatman, in cash or common stock of Whatman plc at Whatman's option, which effectively reimburses the Company for its net operating costs and expenses incurred in connection with the Company's business during the period beginning on November 1, 2000 and ending on the Closing Date, which amount is currently anticipated to be approximately $4 million and is expected to be paid to the Company in the second quarter of 2001; and (3) a royalty of 4% on sales by Whatman, Whatman plc or their affiliates of certain filtration products, including products that utilize the Company's technology, up to a total royalty of $12 million, subject to certain reductions described in the Royalty Agreement, which include the offset of certain potential liabilities associated with the Company's patent litigation with Pall Corporation that Whatman will assume. Accordingly, the total amount of the Consideration to be paid by Whatman to the Company will be approximately $13 million to $25 million in cash or cash and common stock of Whatman plc.

     Under the terms of the Purchase Agreement, Whatman will assume and be legally responsible for certain liabilities of the Company, and Whatman plc will guarantee Whatman's obligation to pay the Consideration to the Company. In addition, in the event that Whatman elects to pay the approximately $4 million reimbursement portion of the Consideration in shares of Whatman plc's common stock, the Purchase Agreement provides that Whatman plc will guarantee a minimum per share price to the Company of $4.3864 with respect to any share of Whatman plc's common stock resold by the Company within 60 days after such shares are issued to the Company. The Company currently anticipates that any share of Whatman plc's common stock issued to the Company will be resold by the Company within 60 days of the issuance to the Company of such share.

     The Company has the right to terminate the Purchase Agreement under certain circumstances, including if the Board of Directors determines, upon the written opinion of the Company's counsel, that the failure to terminate the Purchase Agreement could be expected to be a breach of, or be inconsistent with, the fiduciary duties of the Board of Directors under applicable law. In the event of termination for the foregoing reason, the Company is required to pay Whatman a fee of $500,000 upon the termination of the Purchase Agreement.

     The obligations of the Company, Whatman and Whatman plc to consummate the Asset Sale are subject to a number of customary conditions, including, among others, approval and adoption of the Purchase Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon.

     It is currently anticipated that the Closing Date will occur on or as promptly as practicable following the approval and adoption of the Purchase Agreement by the Stockholders of the Company and the satisfaction or waiver of all of the other conditions set forth in the Purchase Agreement. Either party may terminate the Purchase Agreement if the closing does not occur by May 31, 2001. Accordingly, there can be no assurance as to if or when the Asset Sale will be consummated.

     Upon closing of the Purchase Agreement with Whatman, the Company is expected to have approximately $17 million in a combination of cash, cash equivalents, marketable securities and Whatman plc stock (based on current cash and marketable securities levels, the Company's expected "burn rate" through closing and the terms of the Purchase Agreement). In that regard, the Company is in the preliminary stages of considering various strategic business combinations and other transactions with a view

                                      F/A-24

                                 HEMASURE INC.

toward further enhancing stockholder value following the consummation of the sale of its assets and business to Whatman.

     In the event that the Asset Sale does not occur, the Company will consider other business alternatives, including but not limited to other business combinations and a liquidation of the Company's assets. Given that any proceeds from any such liquidation and any other cash on hand would be first used to pay the Company's creditors and outstanding payables, and given certain legal requirements that the Company maintain certain cash on hand for certain mandated time periods, there is no assurance as to when, if ever, any proceeds from a liquidation would be distributed to the Company's Stockholders. In certain instances, if the Purchase Agreement is terminated, the Company will pay Buyer certain fees.

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

     The consolidation financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated. Certain reclassifications have been made to the prior years consolidated financial statements to conform to current presentation. These reclassifications have no effect on the Company's financial position or results of operations.

CASH AND CASH EQUIVALENTS

     The Company considers all demand deposits, money market instruments and repurchase agreements to be cash and cash equivalents. Cash equivalents of $1,221,000 and $4,743,000 and at December 31, 2000 and 1999, respectively, consist of repurchase agreements with a commercial bank. The carrying amount approximates fair value because of the short maturity of those instruments.

MARKETABLE SECURITIES

     Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase. At December 31, 2000, all marketable securities were classified as available for sale and carried at fair value, with the unrealized gains and losses, if any, reported as a separate component of stockholders' equity. The Company held no marketable securities at December 31, 1999 and 1998.

     The amortized cost of debt securities classified as available for sales is adjusted for accretion of discounts to maturity. Such accretion is included in interest income. Realized gains and losses are included in other income or expense. The cost of securities sold is based on the specific identification method.

     The fair value of available for sale marketable securities at December 31, 2000 was $5,463,000 and represented Commercial Paper and United State Government Agency Obligations of $2,488,000 and $2,975,000, respectively.

     The Company's policy when applicable is to diversify the investment portfolio to reduce exposure of principal to credit and investment sector risk. At December 31, 2000, investments were placed with a variety of high credit quality financial institutions or other issuers.

INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market.

                                      F/A-25

                                 HEMASURE INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Costs of major additions and betterments are capitalized; maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to operations. On disposal, the related cost and accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is included in the results of operations. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. All laboratory, manufacturing and office equipment have estimated useful lives of three to 10 years.

REVENUE RECOGNITION

     Revenues from product sales are recognized as defined by GAAP and in accordance with SEC Staff Accounting Bulletin No. 101, when persuasive evidence of the arrangement exist, delivery has occurred, the price is fixed or determinable, and collectibility is reasonably assured. Revenue from product sales is recognized either when the goods are shipped and title and risk of loss have transferred to the customer, or in instances where title and risk of loss does not transfer to the customer upon shipment, the Company recognizes revenue upon delivery. The Company accrues for estimated warranty costs and other allowances when revenue is recognized based on its experience.

RESEARCH AND DEVELOPMENT

     Research and development costs are expensed in the year incurred.

NET LOSS PER SHARE

     The Company follows Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), which established standards for computing and presenting earnings per share ("EPS"). Net loss per common share is based on the weighted average number of shares of common stock outstanding during each period. Potential common stock has not been included because the effect would be antidilutive. The potential common stock of the Company consist of common stock warrants (see Notes M and H), stock options (see Note K). The Company had 4,920,000, 4,757,000 and 4,214,000 potential common stock shares as of December 31, 2000, 1999, and 1998, respectively.

INCOME TAXES

     Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities reflect the estimated future tax consequences attributable to tax benefit carryforwards and to "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. A valuation reserve is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized.

     Net operating losses of the Company incurred while operating as a division of Sepracor are not available for carryforward because the Company's results for those periods were included in the tax returns of Sepracor. Additionally, based upon the Internal Revenue Code and changes in company ownership, utilization of the Company's net operating loss may be subject to an annual limitation.

COMPREHENSIVE INCOME

     For all periods presented, net income and comprehensive income are the same due to the realization of all previously unrealized gains and losses in the statement of operations.

                                      F/A-26

                                 HEMASURE INC.

NEW ACCOUNTING STANDARDS

     In December 1999, the Securities and Exchange Commission ("SEC") issued SAB No. 101, "Revenue Recognition in Financial Statements," as amended by SAB 101A and 101B, which is effective no later than the quarter ended December 31, 2000. SAB No. 101 clarifies the SEC's views regarding the recognition of revenue. The Company adopted SAB No. 101 in fiscal 2000. The adoption of SAB No. 101 did not have a significant impact on the Company's financial position or results of operations.

     In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- a replacement of FASB Statement No. 125" ("SFAS 140"). SFAS 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This Statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Company is currently analyzing this new standard.

     In March 2000, the FASB issued FASB Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB Opinion No. 25." FIN No. 44 primarily clarifies (a) the definition of an employee for purposes of applying APB Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of previously fixed stock option awards and (d) the accounting for an exchange of stock compensation awards in a business combination. The adoption of FIN No. 44 did not have a significant impact on the Company's financial position or results of operations.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138, which establishes accounting and reporting standards for derivative instruments and hedging activities. The standard requires that the Company recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The Company, to date, has not engaged in derivative and hedging activities, and accordingly does not believe that the adoption of SFAS No. 133 will have a material impact on its financial statements and related disclosures. The Company will adopt SFAS No. 133 as amended by SFAS No. 137 and SFAS No. 138 in fiscal year 2001.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at December 31, 2000 and 1999 and the reported amounts of revenues and expenses during the years ended December 31, 2000, 1999 and 1998. Actual results could differ from those estimates.

C. ACCOUNTS RECEIVABLE:

     The Company's 2000 and 1999 trade receivables primarily represent amounts due for product sales. The allowance for doubtful accounts was $0 and $5,000 at December 31, 2000 and 1999, respectively.

     The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

                                      F/A-27

                                 HEMASURE INC.

D. INVENTORIES:

     Inventories consist of the following at December 31:

                                                               2000     1999
                                                              ------    ----
                                                              (IN THOUSANDS)
Raw materials...............................................  $2,200    $393
Work in Progress............................................      78     401
Finished goods..............................................       7      12
                                                              ------    ----
                                                              $2,285    $806
                                                              ======    ====

E. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following at December 31:

                                                               2000       1999
                                                              -------    -------
                                                                (IN THOUSANDS)
Laboratory and manufacturing equipment......................  $ 1,430    $ 1,835
Leased laboratory and manufacturing equipment...............       --        149
Office equipment............................................      704        858
Leasehold improvements......................................      858        772
                                                              -------    -------
                                                                2,992      3,614
Accumulated depreciation and amortization...................   (1,759)    (2,324)
                                                              -------    -------
                                                                1,233      1,290
Construction in progress....................................      617        257
                                                              -------    -------
                                                              $ 1,850    $ 1,547
                                                              =======    =======

     Depreciation and amortization expense was $636,000, $475,000 and $391,000, in 2000, 1999 and 1998, respectively. In 2000, the Company recorded to other operating expense a $425,000 charge related to the fixed asset write-down of two production units to their net scrap value, as they will no longer be used in the manufacturing process.

     Accumulated amortization of assets under lease was $106,000 for the period ended December 31, 1999.

F. ACCRUED EXPENSES AND COMMITMENTS AND CONTINGENCIES:

     Accrued expenses consist of the following at December 31:

                                                               2000      1999
                                                              ------    ------
                                                               (IN THOUSANDS)
Employee Compensation.......................................  $   91    $  189
Professional fees...........................................     428       155
Interest on notes payable...................................      --        41
Customer refunds............................................     664       175
Services....................................................      12       678
Miscellaneous...............................................     194       282
                                                              ------    ------
                                                              $1,389    $1,520
                                                              ======    ======

                                      F/A-28

                                 HEMASURE INC.

     In the event of a termination of the Purchase Agreement with Whatman, the Company is required to pay Whatman a fee of $500,000.

     In January 1997, the Company entered into a Restructuring Agreement with respect to the indebtedness incurred by the Company in connection with its acquisition of the plasma pharmaceutical business unit of Novo Nordisk. Pursuant to the Restructuring Agreement, approximately $23,000,000 of indebtedness owed to Novo Nordisk was restructured by way of issuance by the Company to Novo Nordisk of a 12% convertible subordinated promissory note for a net amount, after certain reductions and the forgiveness of a $3,000,000 amount, of $8,687,000. On January 6, 1998, the Company converted the note, pursuant to its terms, into shares of Common Stock at a conversion price of $10.50 per share, or 827,375 shares. The holder of the note initially contested the conversion of the note, however, in March 2001, the holder surrendered the note consistent with the terms of the Restructuring Agreement.

G. LEASE OBLIGATIONS:

     The Company leased certain laboratory, research and office space from Sepracor through 1995. In 1995, the Company executed a lease for these facility requirements, which commenced in February 1996 and extends through February 2004. The lease provides for two five-year renewal options. Under the terms of the lease, the Company is required to pay its allocated share of taxes and operating costs in addition to the base annual rent.

     The Company leased various laboratory, manufacturing and computer equipment under noncancelable capital leases. Terms of arrangements with the leasing company contain bargain purchase provisions at the expiration of the lease term, which range from 36 months to 42 months. In some instances, the Company was required to make a deposit of 20% of the original equipment cost, which earned interest at an annual rate of 4%. As of December 31, 2000, all lease agreements have expired and there are no amounts outstanding under the Lease Agreements. Under certain circumstances, Sepracor was the guarantor of debt incurred to acquire equipment under the leasing facilities. The interest rate charged on the Company's capital leases ranges from 14% to 21%.

     Future minimum payments under all noncancelable leases in effect at December 31, 2000 are as follows:

                                                           OPERATING
YEAR                                                         LEASES
----                                                       ---------
                                                         (IN THOUSANDS)
2001...................................................       $295
2002...................................................        306
2003...................................................        306
2004...................................................         26
2005 and thereafter....................................         --
                                                              ----
Total minimum lease payments...........................       $933
                                                              ====

     The total charged to rent expense for all noncancelable leases including amounts for building maintenance, utilities and other operating costs was $872,000, $660,000, and $833,000, in 2000, 1999, and 1998, respectively.

     In December 1999, the Company entered into an exclusive five-year manufacturing and supply agreement with a major supplier of a component to the Company's product. The Company completed two amendments to this agreement in both September and December 2000 in which it agreed to pay Filtertek a total of $705,000. No commitments have been made to make such payments in the future. The agreement contains minimum purchase requirements in future years, which if not met could require the

                                      F/A-29

                                 HEMASURE INC.

Company to purchase certain production equipment of the supplier as defined in the agreement. The supplier, under certain conditions, will acquire such equipment during fiscal years 2000 and 2001. The agreement also contains provisions under which the agreement could become non-exclusive under certain conditions as defined in the agreement and for extensions of the term of the agreement.

H. NOTES PAYABLE:

     Notes payable consist of the following at December 31:

                                                       2000     1999
                                                       ----    ------
                                                       (IN THOUSANDS)
Leasehold improvements financing.....................  $43     $   73
Revolving line of credit.............................   --      5,000
                                                       ---     ------
                                                        43      5,073
Less current portion.................................   34      5,030
                                                       ---     ------
                                                       $ 9     $   43
                                                       ===     ======

     In March 1997, the Company exercised its right, under the lease, to have a portion of its leasehold improvements financed and received $140,000 in connection with this arrangement. This amount will be repaid in 60 equal monthly installments with an interest rate of 12% per annum.

     In September 1998, the Company completed a $5 million revolving line of credit arrangement with a commercial bank. In September 2000, the revolving line of credit expired and was repaid by the Company in accordance with the agreement. The revolving line of credit was being used to help finance the Company's working capital requirements and for general corporate purposes. Amounts borrowed under the line bear interest at the bank's prime lending rate plus 1/2% payable monthly in arrears. For the year ended December 31, 2000, the Company recorded interest expense related to borrowings under the line of $322,000.

     Sepracor guaranteed to repay amounts borrowed under the line of credit. In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 1,700,000 shares of the Company's common stock at a price of $0.69 per share. The warrants will expire in the year 2003 and have certain registration rights associated with them. HemaSure placed a value of $1,938,000 on the 1,700,000 warrants as of the date of the final agreement and amortized this deferred financing charge on a monthly basis over the term of the line of credit. For the periods ended December 31, 2000 and 1999 the Company amortized $725,000 and $1,024,000, respectively, of this deferred finance charge and recorded it as interest expense in the Statement of Operations.

I. SEGMENT INFORMATION:

     The Company operates exclusively in the blood filtration business, which the Company considers to be one business segment.

     Revenue from significant customers are as follows:

YEAR ENDED DECEMBER 31:                                       2000    1999    1998
-----------------------                                       ----    ----    ----
American Red Cross..........................................   50%     66%     53%
Gambro, Inc.................................................   49%     33%     --
Other.......................................................   --      --      10%

                                      F/A-30

                                 HEMASURE INC.

J. STOCKHOLDERS' EQUITY:

     In March 2000, the Company completed a private placement financing yielding gross proceeds of $27,975,000 in which institutional investors purchased 3,730,000 shares of its common stock at a purchase price of $7.50 per share. The Company has registered 2,551,320 of such shares for resale. The Company has used the majority of the net proceeds of such financing, which aggregated $25,791,000, for working capital, capital equipment and general corporate purposes.

     In March 1999, the Company completed a private placement financing with Sepracor in which the Company received $2,000,000 in exchange for 1,333,334 shares of the Company's common stock and warrants to purchase an additional 667,000 shares of common stock at $1.50 per share. The warrants will expire in the year 2004 and have certain registration rights associated with them. In certain circumstances, the Company is entitled to require Sepracor to exercise these warrants.

     On May 3, 1999, the Company completed a private placement financing with Gambro Inc. ("Gambro"). The stock subscription agreement, which the Company entered into with Gambro in connection with this financing, provided for an initial investment of $9,000,000 in exchange for 4,500,000 shares of the Company common stock. The stock subscription agreement also provided Gambro with an option to purchase additional shares of the Company's common stock for up to an aggregate purchase price of $3,000,000 at any time between August 3, 1999 and May 3, 2000 with the price per share of common stock to be based upon the market price of the Company's common stock. In October 1999, Gambro exercised this option in full. In connection with the exercise of this option, Gambro purchased 498,355 shares at a price of $6.02 per share. The price and number of shares reflected the average price of the Company's stock in the 30 days prior to the exercise date of October 5, 1999. In March 2001, the Company signed a termination and release agreement with Gambro, effective November 2000, which ended the distribution and development agreement. In consideration for the Company's inventory (net book value at December 31, 2000 of $332,000) of products bearing Gambro's company name, and by way of complete resolution of all issues now outstanding between the Company and Gambro, Gambro agreed to return 1,011,692 shares of common stock with a fair market value at closing of $332,000.

K. STOCK OPTION PLANS:

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

     The Company has two stock options plans currently in effect under which future grants may be issued: The 1994 Stock Option Plan, as amended, and the 1994 Director Option Plan, as amended (collectively, the "Plans"). A total of 3,528,400 shares have been authorized by the Company for grants of options or shares, of which 410,400 are still available for grant. Stock options granted during 2000 and 1999 generally have a maximum term of ten years and vest ratably over a period of two to five years.

                                      F/A-31

                                 HEMASURE INC.

     A summary of the Company's stock option activity for the years ended December 31 follows:

                                                              NUMBER OF OPTIONS    WEIGHTED AVERAGE
                                                               (IN THOUSANDS)       EXERCISE PRICE
                                                              -----------------    ----------------
Outstanding at December 31, 1997............................        2,019               $3.25
Granted.....................................................        2,029               $0.72
Exercised...................................................           --                  --
Terminated..................................................       (1,534)              $3.06
                                                                   ------               -----

Outstanding at December 31, 1998............................        2,514               $1.31
Granted.....................................................          302               $5.27
Exercised...................................................         (363)              $2.02
Terminated..................................................          (63)              $0.94
                                                                   ------               -----

Outstanding at December 31, 1999............................        2,390               $1.72
Granted.....................................................          357               $4.62
Exercised...................................................         (110)              $1.45
Terminated..................................................          (84)              $5.22
                                                                   ------               -----

Outstanding at December 31, 2000............................        2,553               $2.03
                                                                   ======               =====

     The following table summarizes the status of the Company's stock options at December 31, 2000:

                           OPTIONS OUTSTANDING                                         OPTIONS EXERCISABLE
--------------------------------------------------------------------------    --------------------------------------
                                                                WEIGHTED                      NUMBER
                                                 NUMBER          AVERAGE      WEIGHTED     EXERCISABLE      WEIGHTED
                                             OUTSTANDING AS     REMAINING     AVERAGE         AS OF         AVERAGE
                                              OF 12/31/00      CONTRACTUAL    EXERCISE       12/31/00       EXERCISE
         RANGE OF EXERCISE PRICES            (IN THOUSANDS)       LIFE         PRICE      (IN THOUSANDS)     PRICE
         ------------------------            --------------    -----------    --------    --------------    --------
$  .63 -- $  .94...........................      1,490             7.1         $  .64            727         $  .64
$ 1.25 -- $ 1.75...........................        288             7.5         $ 1.27            118         $ 1.29
$ 2.00 -- $ 2.12...........................        157             5.1         $ 2.04            107         $ 2.00
$ 3.22 -- $ 4.88...........................         57             6.7         $ 3.77             38         $ 3.75
$ 5.00 -- $ 5.94...........................        523             9.0         $ 5.30             53         $ 5.60
$12.38 -- $16.25...........................         38             5.3         $14.35             34         $14.57
                                                 -----             ---         ------         ------         ------
                                                 2,553             7.4         $ 2.03          1,077         $ 1.65

     The weighted average grant date fair value for options granted during 2000, 1999 and 1998 was $3.12, $3.57 and $0.49 per option, respectively. The fair value of these options at date of grant was estimated using the Black-Scholes model with the following weighted average assumptions for 2000, 1999 and 1998: risk-free interest rate of 5.5%; dividend yields of 0%; volatility factor of the market price of the Company's common stock of 75%; and a weighted average expected life of the options of 5.5 years.

     During 1994 and prior to the Company's initial public offering, options to purchase 482,000 shares of common stock were granted under the Plans at an exercise price of $2.00 per share. The estimated fair market value on the date of grant was $4.00 per share. The Company recorded compensation expense from 1994 through 1998, which expense was $89,000 in 1998.

     In 1995, the Company adopted the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, an aggregate of 500,000 shares of common stock may be purchased by employees at 85% of market value on the first or last day of each six-month offering period, whichever is lower, through accumulation of payroll deductions ranging from 1% to 10% of compensation

                                      F/A-32

                                 HEMASURE INC.

as defined, subject to certain limitations. Options were exercised to purchase 240,117 shares for a total of $159,000 during the year ended December 31, 2000 and 41,071 shares for a total of $117,000 during the year ended December 31, 1999. At December 31, 2000, 51,280 shares of common stock were reserved for future issuance under the plan.

     Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards in 2000, 1999 and 1998 consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per share would have been reduced to the pro forma amounts indicated below. The application of SFAS No. 123 to the employee stock purchase plan would not result in a significant difference from reported net income and earnings per share.

                                                                2000           1999           1998
                                                             -----------    -----------    -----------
                                                             (IN THOUSANDS; EXCEPT PER SHARE AMOUNTS)
Net loss -- as reported....................................   $(16,223)      $(10,665)      $(12,170)
Net loss -- pro forma......................................   $(17,062)      $(11,274)      $(12,610)
Net loss per share -- as reported -- basic and diluted.....   $  (0.85)      $  (0.77)      $  (1.35)
Net loss per share -- pro forma -- basic and diluted.......   $  (0.90)      $  (0.82)      $  (1.40)

     The pro forma effect on net income for 2000, 1999 and 1998 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995 or anticipated future option activity.

     In connection with the initial public offering, the Company granted to the underwriter an option to purchase 217,500 shares of common stock at an exercise price equal to 150% of the initial public offering price or $10.50 and subject to adjustment in certain circumstances. The option was exercisable at any time or from time to time after April 14, 1995 and before April 14, 1999. The option was not exercised.

L. INCOME TAXES:

     The components of the Company's deferred tax assets and liabilities are as follows at December 31:

                                                                2000        1999
                                                              --------    --------
                                                                 (IN THOUSANDS)
Deferred taxes:
  Net operating loss carryforwards..........................  $ 35,747    $ 31,315
  Research and development expense capitalization...........     5,180       4,392
  Tax credit carryforwards..................................     1,632       1,235
  Inventory reserves........................................       803          20
  Deferred compensation.....................................       285         285
  Accrued charges not paid..................................       527         512
  Other.....................................................        --           7
  Property and equipment....................................       214           1
                                                              --------    --------
                                                                44,388      37,767
Valuation allowance.........................................   (44,388)    (37,767)
                                                              --------    --------
Net deferred taxes..........................................  $     --    $     --
                                                              ========    ========

     Due to the uncertainty surrounding the realization of the favorable tax attributes in future tax returns, the Company has placed a valuation allowance against its otherwise recognizable net deferred tax assets.

     The Company's statutory and effective tax rates were 34% and 0%, respectively, for 2000 and 1999. The effective tax rate was 0% due to a net operating loss and the non-recognition of any net deferred tax

                                      F/A-33

                                 HEMASURE INC.

asset. At December 31, 2000, the Company had federal and state tax net operating loss carryforwards ("NOLs") of approximately $85,000,000 and $73,000,000, respectively, to offset future regular taxable earnings. The federal and state NOLs begin to expire in 2009 and 2001. Approximately $7,000,000 of state NOLs expired in 2000. The Company has federal and state research and development tax credits of approximately $890,000 and $680,000, respectively, which both begin to expire in 2009. The Company has a state investment tax credit carryforward of approximately $50,000, of which approximately $6,900 expired in 2000.

M. AGREEMENTS:

     In January 2000, the Company entered into a non-exclusive agreement with Command Medical Products, Inc. ("Command"), to (i) act as its manufacturer and supplier of dry bags used in its r/LS System and (ii) assemble the filters used in its r/LS System, subject to certain terms and conditions. In December 2000, the Company agreed to pay Command $600,000 in connection with the termination of its supply and assembly agreement and release.

     In December 1999, the Company entered into an exclusive five-year manufacturing and supply agreement with Filtertek, Inc. ("Filtertek"), a major supplier of a component to the Company's product. The Company completed two amendments to this agreement in both September and December 2000 in which it agreed to pay Filtertek a total of $705,000. No commitments have been made to make such payments in the future. The agreement contains minimum purchase requirements in future years, which if not met could require the Company to purchase certain production equipment of the supplier as defined in the agreement. The supplier, under certain conditions, will acquire such equipment during fiscal years 2000 and 2001. The agreement also contains provisions under which the agreement could become non-exclusive under certain conditions as defined in the agreement and for extensions of the term of the agreement.

     In July 1999, the Company entered into a master purchase agreement with the ARC that provides for the sale of the r/LS System by the Company to the ARC on specified terms. In April 2000, the Company was notified that the ARC, the Company's largest customer, was suspending use of the Company's r/LS System pending the outcome of an investigation of a small number of non-critical adverse reactions in patients who had received a transfusion of blood filtered with the r/LS. In September 2000, the Company was notified that the ARC terminated its supply contract for the r/LS System based on the extended period of time taken to prove product improvements resolved these reactions. The Company and the American Red Cross are currently negotiating a termination of the purchase contract and a release of any and all claims that either party may have against the other, with certain exceptions.

     In August 1998, the Company completed an amended and restated Master Strategic Alliance Agreement with the ARC BioMedical Services, which provides for, among other things, the development and enhancement of a number of filtration products, based on the Company's core technology. The agreement has a term of five years, unless previously terminated, and can be renewed or extended. In connection with this agreement, the ARC is eligible to receive warrants to purchase common stock of the Company up to a maximum of 400,000 shares based on certain milestones and at a price of $1.51 per share, as determined at the date of this agreement. As of December 31, 2000 no warrants have been issued under this Agreement.

     In 1998, the Company completed a distribution and development agreement, which was amended in May 1999, with Gambro to act as the Company's exclusive distributor of the Company's r/LS System worldwide, except for sales to the ARC. In March 2001, the Company signed a termination and release agreement with Gambro BCT, effective November 2000, which ended the distribution and development agreement. In March 2001, the Company signed a termination and release agreement with Gambro, effective November 2000, which ended the distribution and development agreement. In consideration for the Company's inventory (net book value at December 31, 2000 of $332,000) of products bearing
                                      F/A-34

                                 HEMASURE INC.

Gambro's company name, and by way of complete resolution of all issues now outstanding between the Company and Gambro, Gambro agreed to return 1,011,692 shares of common stock with a fair market value at closing of $332,000.

     As of March 2, 2001, Gambro owned 31% of the Company's issued and outstanding Common Stock. Effective with the return of 1,011,692 shares of common stock by Gambro in connection with the termination and release of the supply and development agreement between the Company and Gambro, Gambro will own 27% of the issued and outstanding common stock of the Company.

     Under a Technology Transfer and License Agreement, Sepracor transferred to the Company all technology owned or controlled by Sepracor, including trade secrets, patents and patent applications, that relates to and is used in researching, developing or manufacturing products in the Company Field as defined in the agreement. Further, Sepracor granted an exclusive license to the Company for any improvements to the transferred technology, which were developed, or otherwise acquired, by Sepracor during the period beginning on the date of the Technology Transfer and License Agreement and terminating on the earlier of January 1, 1998 or the acquisition of Sepracor or the Company (the "Effective Period"). The Company granted to Sepracor an exclusive license to the transferred technology for the development, manufacture, use or sale of any products within the field of chiral synthesis, chiral separations and the development, manufacture, use or sale of chiral drugs and chiral drug intermediates, as well as a non-exclusive license to the transferred technology for the development, manufacture, use or sale of any products outside of the Company Field. All licenses were royalty-free. Sepracor also granted the Company a right of first refusal to any product, which Sepracor proposed to sell, or license a third party to sell during the Effective Period, for use within the Company Field.

     In addition, beginning in April 1998, Sepracor was entitled to certain rights with respect to the registration under the Securities Act of 1933, as amended, of a total of 3,000,000 shares of common stock related to the technology transfer and establishment of the Company in 1993. These rights provide that Sepracor may require the Company, on two occasions, to register shares having an aggregate offering price of at least $5,000,000, subject to certain conditions and limitations.

     In September 1998, the Company obtained a $5 million revolving line of credit arrangement with a commercial bank. Sepracor guaranteed repayment of amounts borrowed under the line of credit. In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 1,700,000 shares of the Company's common stock at a price of $0.69 per share. The warrants will expire in the year 2003 and have certain registration rights associated with them. In September 2000, the revolving line of credit expired and the $5 million outstanding was repaid by the Company in accordance with the agreement. (See Note H.)

     In March 1999, the Company completed a private placement financing with Sepracor in which the Company received $2,000,000 in exchange for 1,333,334 shares of the Company's common stock and warrants to purchase an additional 667,000 shares of common stock at $1.50 per share. The warrants will expire in the year 2004 and have certain registration rights associated with them. In certain circumstances, the Company is entitled to require Sepracor to exercise these warrants.

     As of March 2, 2001, Sepracor owned 22% of the Company's issued and outstanding Common Stock. Effective with the return of 1,011,692 shares of common stock by Gambro in connection with the termination and release of the supply and development agreement between the Company and Gambro, Sepracor will own 23% of the issued and outstanding common stock of the Company.

N. EMPLOYEES' SAVINGS PLAN:

     The Company has a 401(k) plan for all employees. Under the provisions of the plan, employees may voluntarily contribute up to 15% of their compensation subject to statutory limitations. In addition, the
                                      F/A-35

                                 HEMASURE INC.

Company can make a matching contribution at its discretion. In 1999 the Company provided approximately $40,000 of matching contributions. There were no employer contributions to the plan in 2000.

O. LITIGATION:


     The Company is a defendant in a lawsuit brought by Pall Corporation ("Pall") regarding the Company's LeukoNet System, which is no longer made or sold by the Company. In a complaint filed in November 1996, Pall alleged that the manufacture, use and/or sale of the LeukoNet System infringed upon two patents held by Pall. Pall dropped its allegations concerning infringement of one of the patents and alleges only that the LeukoNet System infringed Pall's U.S. Patent No. 4,952,572 (the " '572 Patent").


     With respect to the allegations concerning the '572 Patent, the Company answered the complaint stating that the LeukoNet System does not infringe any claim of the asserted patents. Further, the Company counterclaimed for declaratory judgment of invalidity, noninfringement and unenforceability of the '572 Patent. Pall amended its complaint to add Lydall, Inc., whose subsidiary supplied the filter media for the LeukoNet System, as a co-defendant. The Company filed for summary judgment of non-infringement, and Pall cross-filed for summary judgement of infringement at the same time. Lydall, Inc. supported the Company's motion for summary judgment of non-infringement, and filed a motion for summary judgment that the asserted claims of the '572 patent are invalid as a matter of law. Discovery has been completed in the action. The Court held a hearing on the summary judgment motions on April 18, 2000. No decision has been made on the motions.

     The Company and Gambro BCT, Inc. filed a complaint for declaratory relief against Pall in the United States District Court of Colorado. The Company and Gambro BCT seek declaratory relief that the '572 Patent, Pall's U.S. Patent No. 5,451,321 (the "321 Patent") and Pall's U.S. Patent No.'s 5,229,012, 5,344,561,
5,501,795 and 5,863,436 are invalid and not infringed by the Company's r/LS System and methods of using the r/LS System. Pall moved to dismiss or transfer to the Eastern District of New York or, in the alternative, to stay this action. The Company and Gambro BCT opposed Pall's motion. On July 16, 1999, the United States District Court of Colorado denied Pall's motion to transfer or, in the alternative, to stay the action. On September 30, 1999, the Court denied Pall's motion to dismiss the action. On October 20, 1999, Pall submitted a counterclaim alleging that the Company's r/LS System infringes its patents that are the subject of the lawsuit and that the Company and Gambro BCT tortiously interfered and unfairly competed with Pall's business. The Company and Gambro BCT replied to Pall's counterclaim and denied Pall's allegations of tortious interference, unfair competition and patent infringement.

     On July 13, 2000, Pall filed a Complaint in the United States District Court for the District of Colorado against the Company, Gambro BCT, Inc. and Gambro AB alleging that the Company's r/LS system infringes Pall's U.S. Patent No. 6,086,770 (the "770 Patent"). On August 11, 2000, this action was consolidated with the earlier declaratory relief action in the United States District Court for the District of Colorado. The Company, Gambro BCT, Inc. and Gambro AB answered the complaint, denied the allegations of infringement and submitted a counterclaim alleging that Pall's '770 patent is invalid, not infringed and unenforceable. In September 2000, Pall answered the counterclaim and denied the allegations of noninfringement, invalidity and unenforceability. Discovery is proceeding.

     On December 15, 2000, Pall filed a complaint against Filtertek, Inc. ("Filtertek") alleging that Filtertek, a manufacturer of the r/LS filter, infringes the seven above-mentioned Pall patents. Filtertek answered the complaint on January 31, 2001, denied Pall's allegations of infringement and asserted that the claims of the Pall patents are invalid and/or unenforceable and that Pall is estopped from asserting

                                      F/A-36

                                 HEMASURE INC.

infringement against Filtertek by reason of Pall's prior conduct with Filtertek. This action has been consolidated with the other actions pending in Colorado. Discovery is now ongoing.

     On December 22, 2000, Gambro AB and Gambro BCT moved to dismiss the consolidated actions based on a settlement agreement with Pall Corporation. On January 10, 2001, the Court dismissed the action with respect to all claims between Pall, Gambro BCT, and Gambro AB.

     On April 23, 1999, Pall filed a complaint against the Company and Gambro BCT in the Eastern District of New York alleging that the Company's r/LS System infringes Pall's '572 Patent and that the Company and Gambro BCT tortiously interfered and unfairly competed with Pall's business. On May 19, 1999, Pall amended its complaint and added Gambro, Gambro A.B. and Sepracor as defendants. The Company and Gambro BCT have moved to dismiss, transfer or stay the action and Pall has opposed the motion. On April 18, 2000, Pall moved, without opposition from the defendants, to dismiss the action and the Court granted Pall's motion.

     A prior lawsuit brought by Pall in February 1996 has concluded. In June 1999, the United States Court of Appeals for the Federal Circuit determined that the LeukoNet System did not infringe claim 39 of the '321 Patent and Pall has not appealed that decision.

     The Company has engaged patent counsel to investigate the pending litigations. The Company believes, based upon its review of these matters, that a properly informed court should conclude that the manufacture, use and/or sale by the Company or its customers of the LeukoNet System and the r/LS System do not infringe any valid enforceable claim of the Pall patents. However, there can be no assurance that the Company will prevail in the pending litigations, and an adverse outcome in a patent infringement action would have a material and adverse effect on the Company's financial condition and future business and operations, including the possibility of significant damages in the litigations and an injunction against the sale of the r/LS System if the Company does not prevail in the litigations.

P. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

                                                      Q1 2000    Q2 2000    Q3 2000    Q4 2000
                                                      -------    -------    -------    -------
                                                      (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
Total revenues......................................  $ 1,816    $   643    $   288    $   472
Loss from operations................................   (3,091)    (3,293)    (4,735)    (4,957)
Net Loss............................................  $(3,319)   $(3,346)   $(4,709)   $(4,849)
Net loss per share basic and diluted................  $ (0.19)   $ (0.17)   $ (0.24)   $ (0.25)
Weighted average number of shares of common stock
  Outstanding -- basic and diluted..................   17,039     19,652     19,704     19,773

                                                      Q1 1999    Q2 1999    Q3 1999    Q4 1999
                                                      -------    -------    -------    -------
Total revenues......................................  $     4    $     9    $   119    $   673
Loss from operations................................   (2,544)    (2,173)    (2,236)    (2,420)
Net Loss............................................  $(2,918)   $(2,473)   $(2,543)   $(2,731)
Net loss per share basic and diluted................  $ (0.32)   $ (0.17)   $ (0.17)   $ (0.17)
Weighted average number of shares of common stock
  Outstanding -- basic and diluted..................    9,221     14,830     15,145     15,782

Q. SUBSEQUENT EVENTS:

     In March 2001, the Company signed a termination and release agreement with Gambro, effective November 2000, which ended the distribution and development agreement. Gambro cited the termination of the Company's supply contract with ARC and other recent business conditions as the reasons for

                                      F/A-37

                                 HEMASURE INC.

terminating the agreement. In consideration for the Company's inventory (net book value at December 31, 2000 of $332,000) of products bearing Gambro's company name, and by way of complete resolution of all issues now outstanding between the Company and Gambro, Gambro agreed to return 1,011,692 shares of common stock with a fair market value at closing of $332,000.

     On February 3, 2001, the Company agreed to sell substantially all of the Company's non-cash assets to Whatman Bioscience Inc., a Massachusetts corporation ("Whatman"), a wholly owned subsidiary of Whatman plc, an English corporation ("Whatman plc") pursuant to the terms of an Asset Purchase Agreement ("Purchase Agreement") executed by the two companies.

     Following approval and adoption of the Purchase Agreement by the Stockholders of the Company and the satisfaction or waiver of certain other conditions, the Company will sell substantially all of its non-cash assets to Whatman. Under the terms of the Purchase Agreement, the consideration to be received by the Company for the Asset Sale (the "Consideration") will consist of
(1) $10 million in cash, which will be paid to the Company at the Closing; (2) an additional payment by Whatman, in cash or common stock of Whatman plc at Whatman's option, which effectively reimburses the Company for its net operating costs and expenses incurred in connection with the Company's business during the period beginning on November 1, 2000 and ending on the Closing Date (the "Reimbursement Portion"), which amount is currently anticipated to be approximately $4 million and is expected to be paid to the Company in the second quarter of 2001; and (3) a royalty of 4% on sales by Whatman, Whatman plc or their affiliates of certain filtration products, including products that utilize the Company's technology, up to a total royalty of $12 million, subject to certain reductions described in the Royalty Agreement, which include the offset of certain potential liabilities associated with the Company's patent litigation with Pall Corporation that Whatman will assume. Accordingly, the total amount of the Consideration to be paid by Whatman to the Company will be approximately $14 million to $26 million in cash or cash and common stock of Whatman plc.

     Under the terms of the Purchase Agreement, Whatman will assume and be legally responsible for certain liabilities of the Company, and Whatman plc will guarantee Whatman's obligation to pay the Consideration to the Company. In addition, in the event that Whatman elects to pay the approximately $4 million reimbursement portion of the Consideration in shares of Whatman plc's common stock, the Purchase Agreement provides that Whatman plc will guarantee a minimum per share price to the Company of $4.3864 with respect to any share of Whatman plc's common stock resold by the Company within 60 days after such shares are issued to the Company. The Company currently anticipates that any share of Whatman plc's common stock issued to the Company will be resold by the Company within 60 days of the issuance to the Company of such share.

     The Company has the right to terminate the Purchase Agreement under certain circumstances, including if the Board of Directors determines, upon the written opinion of the Company's counsel, that the failure to terminate the Purchase Agreement could be expected to be a breach of, or be inconsistent with, the fiduciary duties of the Board of Directors under applicable law. In the event of termination for the foregoing reason, the Company is required to pay Whatman a fee of $500,000 upon the termination of the Purchase Agreement.

     The obligations of the Company, Whatman and Whatman plc to consummate the Asset Sale are subject to a number of customary conditions, including, among others, approval and adoption of the Purchase Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon.

     It is currently anticipated that the Closing Date will occur on or as promptly as practicable following the approval and adoption of the Purchase Agreement by the Stockholders of the Company and the satisfaction or waiver of all of the other conditions set forth in the Purchase Agreement. Either party may

                                      F/A-38

                                 HEMASURE INC.

terminate the Purchase Agreement if the closing does not occur by May 31, 2001. Accordingly, there can be no assurance as to if or when the Asset Sale will be consummated.

     Upon closing of the Purchase Agreement with Whatman, the Company is expected to have approximately $17 million in a combination of cash, cash equivalents, marketable securities and Whatman plc stock (based on current cash and marketable securities levels, the Company's expected "burn rate" through closing and the terms of the Purchase Agreement). In that regard, the Company is in the preliminary stages of considering various strategic business combinations and other transactions with a view toward further enhancing stockholder value following the consummation of the sale of its assets and business to Whatman.

     In the event that the Asset Sale does not occur, the Company will consider other business alternatives, including but not limited to other business combinations and a liquidation of the Company's assets. Given that any proceeds from any such liquidation and any other cash on hand would be first used to pay the Company's creditors and outstanding payables, and given certain legal requirements that the Company maintain certain cash on hand for certain mandated time periods, there is no assurance as to when, if ever, any proceeds from a liquidation would be distributed to the Company's Stockholders.

                                      F/A-39

                                                                         ANNEX G

                               ASSUMED CONTRACTS

COMPANY                              DATED         EXPIRES                CONTRACT TYPE
-------                            ----------   -------------             -------------
Ahlstrom.........................  07-13-2000                   Indemnification Agree
BVQI.............................  09-08-1998                   Contract System Reg.
BVQI.............................  08-15-1997                   Reg. Assess. Cont.
Center for Blood Research........  07-20-2000      07-20-2003   Consulting Agreement
CoreSep..........................  06-23-1998      06-30-2005   Tech. License Agree.
                                   06-23-1998                   Bill of Sale
Duplitron, Inc. .................  05-25-1999      08-25-2002   Copier Equip. Contract
Dzik, Walter.....................  09-01-1997                   Consulting Agreement
Filtertek........................  12-22-1999      12-22-2002   Manufacturing & supply agreement
Filtertek........................                  09-29-2000   Amendment 1
Filtertek........................  12-22-2000                   Amendment 2
First Marlboro Develop Trust.....  02-01-1996      03-01-2004   Lease
Freidman, Leonard ScD............  02-07-2000      02-07-2003   Retainer Agreement
Kimbell, Jeff....................  03-01-2000      03-01-2001   Ext. Consultant Agr.
MDCI.............................  03-28-2000   30 day notice   Agreement for Services
MDCI.............................  04-30-2000      03-31-2001   Fee for Serv. Agreement
Pitney Bowes.....................  02-01-2000          03-Aug   Mail meter lease
Sepracor.........................  01-01-1994                   Technology Transfer and License
                                                                Agreement
United States Post Office........  08-20-1997                   Postage meter license
Whatman Inc. ....................  03-14-2000                   Supply Agreement
Whatman Inc. ....................  08-22-2000                   Distribution Agr.
Zuk Inc. ........................  03-26-1993                   License Agreement
Cobe BCT.........................  11-12-1997                   Confidentiality Agreement
Cobe BCT.........................  12-24-1997                   Confidentiality Agreement

                                                                         ANNEX G

                  INTANGIBLE PROPERTY BEING ASSIGNED TO BUYER

HemaSure Inc.
140 Locke Dr.
Marlborough, MA 01752

Telephone            508-490-9500
Telefax              508-485-6045
Web Site            www.HemaSure.com

                                                                         ANNEX G

                                EXCLUDED ASSETS

The Company's interest in any Contracts with:

ARCBS
American Red Cross (or American National Red Cross)
DRK
John F. McGuire
James B. Murphy
Novo Nordisk A/S
Peter Sutcliffe
Sepracor (except for 1994 Technology Transfer License Agreement)
Warburg Dillon Read
COBE BCT (except for any confidentiality agreements, including the November 12, 1997 and
  December 24, 1997 confidentiality agreements)
Gambro Inc. (Gambro BCT)
Command Medical
Vinson & Elkins
Edward Wood
Pharmacia & Upjohn

                                                                         ANNEX G

                               REQUIRED CONSENTS

1. Technology Transfer and License Agreement, dated as of January 1, 1994, between Sepracor Inc., a Delaware corporation, and HemaSure Inc.

2. Indemnification Agreement, dated as of July 13, 2000, by and between Ahlstrom Technical Specialties LLC, a Delaware limited liability company, and HemaSure, Inc.

3. Agreement for Services as Authorized EC Representative, made the 27th day of February 1998, effective April 1, 1998, between Medical Device Consultants International Limited (Company No. 330 4546), whose registered office is at Independent House, The Birches, Imberhorne Lane, East Grinstead, West Sussex, United Kingdom, and HemaSure Inc.

4. Manufacturing and Supply Agreement entered into and effective as of the 22nd day of December, 1999, by and between Filtertek Inc., a Delaware corporation with an office and principal place of business at 11411 Price Road, Hebron, IL 60034, and HemaSure Inc.

5. Lease Agreement for 140 Locke Drive, Marlborough, MA, dated as of November 1995, between HemaSure Inc. and First Marlboro Development Trust.

                                 HEMASURE INC.


                SPECIAL MEETING OF STOCKHOLDERS -- MAY 21, 2001


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned, having received the Notice of Special Meeting of Stockholders and the Proxy Statement furnished therewith, hereby appoints John
F. McGuire, III and Timothy J. Barberich, or each or any of them, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of HemaSure Inc. held of record by the undersigned on April 5, 2001, at the Special Meeting of Stockholders to be held on Monday, May 21, 2001 at 10:00 a.m., local time, at Swissotel, One Avenue de Lafayette, Boston, Massachusetts 02111, and at any adjournments or postponements thereof.


1. Proposal to sell substantially all of the Company's non-cash assets to Whatman Bioscience Inc., a Massachusetts corporation and a subsidiary of Whatman plc, an English corporation, pursuant to the terms of the Asset Purchase Agreement.

                     For [ ]    Against [ ]    Abstain [ ]

2. Proposal to amend the Company's Certificate of Incorporation to change the Company's name to HMSR Inc. pursuant to the Certificate of Amendment of the Certificate of Incorporation.

                     For [ ]    Against [ ]    Abstain [ ]

3. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

                     For [ ]    Against [ ]    Abstain [ ]

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ABOVE.

Dated ________________________, 2001        ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Signature if jointly held

                                            (Where stock is registered jointly
                                            in the names of two or more persons,
                                            all should sign. Signatures should
                                            correspond exactly with the name(s)
                                            on the stock certificate. Persons
                                            signing in a representative capacity
                                            should indicate that capacity).

                                            I DO [ ] / DO NOT [ ] PLAN TO ATTEND
                                            THE SPECIAL MEETING IN PERSON